Filed pursuant to Rule 424(b)(3)
File No. 333-274687
Blue Owl Credit Income Corp.
Supplement No. 2 dated August 8, 2025
To
Prospectus dated April 15, 2025
This supplement contains information that amends, supplements or modifies certain information contained in the accompanying prospectus of Blue Owl Credit Income Corp. dated April 15, 2025, as amended and supplemented (the “Prospectus”), and is part of, and should be read in conjunction with, the Prospectus. The Prospectus has been filed with the U.S. Securities and Exchange Commission, and is available free of charge at www.sec.gov or by calling (212) 419-3000. Capitalized terms used in this supplement have the same meanings as in the Prospectus, unless otherwise stated herein.
Before investing in shares of our common stock, you should read carefully the Prospectus and this supplement and consider carefully our investment objective, risks, charges and expenses. You should also carefully consider the “Risk Factors” beginning on page 45 of the Prospectus before you decide to invest in our common stock.
UPDATES TO PROSPECTUS|

The following replaces the paragraph under “New Mexico” in the “Suitability Standards” section of the Prospectus:

New Mexico — New Mexico investors may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

The following replaces the paragraph under “Oregon” in the “Suitability Standards” section of the Prospectus:

Oregon - In addition to general suitability standards, non-accredited Oregon investors may not invest more than 10% of their liquid net worth in us. For purposes of Oregon’s suitability standard, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph.

The following paragraphs replace “Other” in the “Regulation” section of the Prospectus:

Other

We have adopted an investment policy that mirrors the requirements applicable to us as a BDC under the 1940 Act.

We are subject to periodic examination by the SEC for compliance with the Exchange Act and the 1940 Act.

We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We and the Adviser have adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws, and will review these policies and procedures annually for their adequacy and the effectiveness of their implementation. We and the Adviser have designated a chief compliance officer to be responsible for administering the policies and procedures.

We intend to operate as a non-diversified management investment company; however, we may, from time to time, in the future, be considered a diversified management investment company pursuant to the definitions set forth in the 1940 Act.

Our internet address is www.ocic.com. We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

RECENT DEVELOPMENTS
Quarterly Report on Form 10-Q
On August 7, 2025, we filed our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission. The Form 10-Q, excluding the exhibits thereto, is attached to this supplement as Annex A, and incorporated herein by reference.

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2025
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from___to
Commission File Number: 814-01369
BLUE OWL CREDIT INCOME CORP.
(Exact name of Registrant as specified in its Charter)

Maryland	85-1187564
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
399 Park Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 419-3000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒
As of August 7, 2025, the registrant had 632,551,232 shares of Class S common stock, 58,328,823 shares of Class D common stock, and 1,228,086,500 shares of Class I common stock, $0.01, par value per share, outstanding.

i

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blue Owl Credit Income Corp. (the “Company,” “we” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;
•an economic downturn could disproportionately impact the companies that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;
•the impact of elevated inflation rates, fluctuating interest rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, uncertainties related to the new Presidential administration, including the impact of tariff enactment and tax reductions, trade disputes with other countries, and the risk of recession or a shutdown of government services could impact our business prospects and the prospects of our portfolio companies;
•an economic downturn could also impact availability and pricing of our financing and our ability to access the debt and equity capital markets;
•a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;
•changes in base interest rates and significant market volatility on our business and our portfolio companies (including our business prospects and the prospects of our portfolio companies including the ability to achieve our and their business objectives), our industry and the global economy including as a result of ongoing supply chain disruptions;
•interest rate volatility could adversely affect our results, particularly because we use leverage as part of our investment strategy;
•currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;
•our future operating results;
•our contractual arrangements and relationships with third parties;
•the ability of our portfolio companies to achieve their objectives;
•competition with other entities and our affiliates for investment opportunities;
•risks related to the uncertainty of the value of our portfolio investments, particularly those having no liquid trading market;
•the use of borrowed money to finance a portion of our investments as well as any estimates regarding potential use of leverage;
•the adequacy of our financing sources and working capital;
•the loss of key personnel;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of Blue Owl Credit Advisors LLC (“the Adviser” or “our Adviser”) to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Adviser to attract and retain highly talented professionals;
•our ability to qualify for and maintain our tax treatment as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”);
•the impact that environmental, social and governance matters could have on our brand and reputation and our portfolio companies;
•the effect of legal, tax and regulatory changes;
•the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks, and the increasing use of artificial intelligence and machine learning technology;
•the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine, as well as political and social unrest in the Middle East and North Africa regions, uncertainty with respect to immigration and general uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas; and
•other risks, uncertainties and other factors previously identified in the reports and other documents we have filed with the Securities and Exchange Commission (“SEC”).
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Part I. FINANCIAL INFORMATION
Item 1. Financial Statements

Blue Owl Credit Income Corp.
Consolidated Statements of Assets and Liabilities
(Amounts in thousands, except share and per share amounts)

	June 30, 2025 (Unaudited)	December 31, 2024
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $31,011,642 and $25,422,365, respectively)	$30,935,348	$25,384,902
Non-controlled, affiliated investments (amortized cost of $7,774 and $8,305, respectively)	7,346	8,248
Controlled, affiliated investments (amortized cost of $1,019,791 and $952,995, respectively)	1,061,460	985,744
Total investments at fair value (amortized cost of $32,039,207 and $26,383,665, respectively)	32,004,154	26,378,894
Cash (restricted cash of $45,860 and $182,030, respectively)	531,517	1,003,117
Foreign cash (cost of $5,823 and $3,554, respectively)	6,114	3,366
Interest and dividend receivable	192,102	180,178
Receivable from controlled affiliates	23,639	16,299
Receivable for investments sold	426,259	473,053
Prepaid expenses and other assets	150,738	8,974
Total Assets	$33,334,523	$28,063,881
Liabilities
Debt (net of unamortized debt issuance costs of $190,819 and $178,732, respectively)	$14,671,718	$12,681,822
Distribution payable	186,242	152,477
Payable for investments purchased	233,792	129,625
Payables to affiliates	78,576	73,430
Tender offer payable	464,234	193,203
Accrued expenses and other liabilities	204,915	311,722
Total Liabilities	15,839,477	13,542,279
Commitments and contingencies (Note 7)
Net Assets
Class S Common shares $0.01 par value, 1,500,000,000 shares authorized; 615,947,390 and 515,664,737 shares issued and outstanding, respectively	6,159	5,157
Class D Common shares $0.01 par value, 1,000,000,000 shares authorized; 57,044,599 and 51,059,824 shares issued and outstanding, respectively	570	511
Class I Common shares $0.01 par value, 2,000,000,000 shares authorized; 1,180,086,396 and 952,454,240 shares issued and outstanding, respectively	11,801	9,525
Additional paid-in-capital	17,365,194	14,191,257
Accumulated undistributed (overdistributed) earnings	111,322	315,152
Total Net Assets	17,495,046	14,521,602
Total Liabilities and Net Assets	$33,334,523	$28,063,881
Net Asset Value Per Class S Share	$9.42	$9.54
Net Asset Value Per Class D Share	$9.43	$9.55
Net Asset Value Per Class I Share	$9.45	$9.57

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Credit Income Corp.
Consolidated Statements of Operations
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$698,256	$545,607	$1,326,288	$1,006,142
Payment-in-kind (“PIK”) interest income	32,187	31,284	60,907	57,742
Dividend income	738	2,293	2,347	4,397
Payment-in-kind (“PIK”) dividend income	14,341	14,767	27,685	32,018
Other income	13,023	7,471	20,852	12,922
Total investment income from non-controlled, non-affiliated investments	758,545	601,422	1,438,079	1,113,221
Investment income from non-controlled, affiliated investments:
Interest income	15	—	37	—
Payment-in-kind (“PIK”) interest income	50	—	92	—
Dividend income	343	272	343	417
Other income	2	—	2	—
Total investment income from non-controlled, affiliated investments	410	272	474	417
Investment income from controlled, affiliated investments:
Interest income	3,289	2,279	6,054	3,796
Payment-in-kind (“PIK”) interest income	—	—	—	1,104
Dividend income	19,854	22,070	44,741	35,662
Total investment income from controlled, affiliated investments	23,143	24,349	50,795	40,562
Total Investment Income	782,098	626,043	1,489,348	1,154,200
Operating Expenses
Offering costs	1,580	1,443	3,542	2,694
Interest expense	249,963	182,950	466,523	352,366
Management fees, net(1)	51,511	32,969	97,908	61,488
Performance based incentive fees	56,824	45,485	109,499	84,395
Professional fees	7,258	5,085	12,854	10,701
Directors’ fees	320	320	640	646
Shareholder servicing fees	12,532	8,607	23,940	16,019
Other general and administrative	3,997	2,903	7,383	4,685
Total Operating Expenses	383,985	279,762	722,289	532,994
Net Investment Income (Loss) Before Taxes	398,113	346,281	767,059	621,206
Income tax expense (benefit), including excise tax expense (benefit)	341	2,464	561	3,263
Net Investment Income (Loss) After Taxes	$397,772	$343,817	$766,498	$617,943

Blue Owl Credit Income Corp.
Consolidated Statements of Operations - Continued
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(54,241)	$(28,617)	$(108,694)	$(32,688)
Non-controlled, affiliated investments	(289)	1,391	(371)	2,734
Controlled, affiliated investments	15,195	2,334	8,920	6,960
Translation of assets and liabilities in foreign currencies	(2,578)	582	4,950	291
Income tax (provision) benefit	(1,235)	—	(1,066)	8
Total Net Change in Unrealized Gain (Loss)	(43,148)	(24,310)	(96,261)	(22,695)
Net realized gain (loss):
Non-controlled, non-affiliated investments	8,319	(14)	(49,546)	(3,434)
Foreign currency transactions	5,241	(1,103)	(774)	(1,054)
Total Net Realized Gain (Loss)	13,560	(1,117)	(50,320)	(4,488)
Total Net Realized and Change in Unrealized Gain (Loss)	(29,588)	(25,427)	(146,581)	(27,183)
Total Net Increase (Decrease) in Net Assets Resulting from Operations	$368,184	$318,390	$619,917	$590,760
Net Increase (Decrease) in Net Assets Resulting from Operations - Class S Common Stock	$114,113	$104,763	$191,514	$194,413
Net Increase (Decrease) in Net Assets Resulting from Operations - Class D Common Stock	$11,606	$11,958	$19,942	$23,365
Net Increase (Decrease) in Net Assets Resulting from Operations - Class I Common Stock	$242,465	$201,669	$408,461	$372,982
Earnings Per Share - Basic and Diluted of Class S Common Stock	$0.19	$0.25	$0.33	$0.51
Weighted Average Shares of Class S Common Stock Outstanding - Basic and Diluted	607,882,907	413,208,224	580,809,758	384,667,787
Earnings Per Share - Basic and Diluted of Class D Common Stock	$0.20	$0.27	$0.35	$0.53
Weighted Average Shares of Class D Common Stock Outstanding - Basic and Diluted	58,468,742	44,636,862	56,573,122	43,768,118
Earnings Per Share - Basic and Diluted of Class I Common Stock	$0.21	$0.27	$0.37	$0.55
Weighted Average Shares of Class I Common Stock Outstanding - Basic and Diluted	1,172,654,549	736,786,949	1,108,266,084	683,495,105

(1)Refer to Note 3 “Agreements and Related Party Transactions” for additional details on management fee waiver.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Non-controlled/non-affiliated portfolio company investments
Debt Investments(5)
Advertising and media
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))(6)	First lien senior secured loan	S+	4.50%		12/2029	237,388	$237,304	$237,388
Monotype Imaging Holdings Inc.(7)(18)	First lien senior secured loan	S+	5.50%		2/2031	170,253	169,114	170,253
Project Boost Purchaser, LLC (dba J.D. Power)(7)(21)	First lien senior secured loan	S+	3.00%		7/2031	45,940	45,883	45,999
Project Boost Purchaser, LLC (dba J.D. Power)(7)(21)	Second lien senior secured loan	S+	5.25%		7/2032	11,250	11,199	11,315
							463,500	464,955	2.7%
Aerospace and defense
ManTech International Corporation(7)	First lien senior secured loan	S+	5.00%		9/2029	14,532	14,532	14,532
Novaria Holdings, LLC(6)(21)	First lien senior secured loan	S+	3.25%		6/2031	19,123	19,117	19,075
Peraton Corp.(6)(21)	First lien senior secured loan	S+	3.75%		2/2028	51,000	51,026	44,895
Peraton Corp.(7)(21)	Second lien senior secured loan	S+	7.75%		2/2029	4,831	4,793	3,358
STS PARENT, LLC (dba STS Aviation Group)(7)	First lien senior secured loan	S+	5.00%		10/2031	134,842	134,228	134,168
STS PARENT, LLC (dba STS Aviation Group)(7)(18)	First lien senior secured revolving loan	S+	5.00%		10/2030	9,951	9,887	9,876
							233,583	225,904	1.3%
Asset based lending and fund finance
Hg Genesis 9 SumoCo Limited(12)(22)	Unsecured facility	E+		6.25%	3/2029	€132,180	139,927	155,160
Hg Saturn Luchaco Limited(15)(22)	Unsecured facility	SA+		8.25%	3/2027	£680	865	932
							140,792	156,092	0.9%
Automotive aftermarket
OAC Holdings I Corp. (dba Omega Holdings)(7)	First lien senior secured loan	S+	4.75%		3/2029	8,361	8,258	8,298
OAC Holdings I Corp. (dba Omega Holdings)(6)(18)	First lien senior secured revolving loan	S+	4.75%		3/2028	1,360	1,336	1,340
Power Stop, LLC(7)	First lien senior secured loan	S+	4.75%		1/2029	29,018	28,849	21,619
							38,443	31,257	0.2%
Automotive services
Mavis Tire Express Services Topco Corp.(7)(21)	First lien senior secured loan	S+	3.00%		5/2028	43,934	43,749	43,886
Spotless Brands, LLC(7)	First lien senior secured loan	S+	5.75%		7/2028	81,301	80,688	81,301
Spotless Brands, LLC(6)(18)	First lien senior secured revolving loan	S+	5.75%		7/2028	1,347	1,332	1,347
Wand Newco 3, Inc. (dba Caliber )(6)(21)	First lien senior secured loan	S+	2.50%		1/2031	21,874	21,714	21,762
							147,483	148,296	0.8%
Buildings and real estate
Associations Finance, Inc.(17)	Unsecured notes	N/A		14.25%	5/2030	176,538	175,522	176,538
Associations, Inc.(7)(18)	First lien senior secured loan	S+	6.50%		7/2028	438,452	438,069	438,452
Beacon Roofing Supply, Inc. (dba QXO)(7)(21)	First lien senior secured loan	S+	3.00%		4/2032	13,222	13,092	13,302
CoreLogic Inc.(6)(20)(21)	First lien senior secured loan	S+	3.50%		6/2028	23,717	23,323	23,441
Dodge Construction Network LLC(7)(21)	First lien senior secured loan	S+	4.75%		2/2029	10,432	8,578	8,519
Dodge Construction Network LLC(7)	First lien senior secured loan	S+	6.25%		1/2029	7,523	7,391	7,466
RealPage, Inc.(7)(21)	First lien senior secured loan	S+	3.00%		4/2028	38,714	38,573	38,416
RealPage, Inc.(7)(21)	First lien senior secured loan	S+	3.75%		4/2028	25,785	25,655	25,785
Wrench Group LLC(7)(21)	First lien senior secured loan	S+	4.00%		10/2028	14,393	14,378	14,325
							744,581	746,244	4.3%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Business services
Access CIG, LLC(8)(21)	First lien senior secured loan	S+	4.25%		8/2028	78,600	78,600	78,883
Accommodations Plus Technologies LLC(7)	First lien senior secured loan	S+	4.50%		5/2032	8,125	8,045	8,044
Aurelia Netherlands B.V.(12)(22)	First lien senior secured EUR term loan	E+	4.75%		5/2031	€55,027	62,192	64,593
Boxer Parent Company Inc. (f/k/a BMC)(7)(21)	First lien senior secured loan	S+	3.00%		7/2031	73,067	72,824	72,563
Capstone Acquisition Holdings, Inc.(6)	First lien senior secured loan	S+	4.50%		11/2029	84,928	84,393	84,503
ConnectWise, LLC(7)(21)	First lien senior secured loan	S+	3.50%		9/2028	50,837	50,860	51,051
CoolSys, Inc.(8)(21)	First lien senior secured loan	S+	4.75%		8/2028	13,666	13,000	11,248
CoreTrust Purchasing Group LLC(6)	First lien senior secured loan	S+	5.25%		10/2029	112,049	111,192	112,049
Denali BuyerCo, LLC (dba Summit Companies)(7)(18)	First lien senior secured loan	S+	5.25%		9/2028	228,391	226,224	228,391
Diamondback Acquisition, Inc. (dba Sphera)(6)	First lien senior secured loan	S+	5.50%		9/2028	46,149	45,657	46,149
Fullsteam Operations, LLC(7)(18)	First lien senior secured loan	S+	8.25%		11/2029	13,251	12,924	13,251
Fullsteam Operations, LLC(7)(18)	First lien senior secured delayed draw term loan	S+	7.00%		11/2029	4,339	4,273	4,339
Hercules Borrower, LLC (dba The Vincit Group)(7)	First lien senior secured loan	S+	5.50%		12/2026	15,693	15,642	15,693
Hercules Buyer, LLC (dba The Vincit Group)(17)(27)	Unsecured notes	N/A		0.48%	12/2029	24	24	28
Kaseya Inc.(6)(21)	First lien senior secured loan	S+	3.25%		3/2032	79,800	79,413	80,071
Kaseya Inc.(6)(21)	Second lien senior secured loan	S+	5.00%		3/2033	22,154	22,014	22,160
KPSKY Acquisition, Inc. (dba BluSky)(7)	First lien senior secured loan	S+	5.50%		10/2028	100,660	99,589	95,628
KPSKY Acquisition, Inc. (dba BluSky)(7)(18)	First lien senior secured delayed draw term loan	S+	5.75%		10/2028	72	31	(143)
DuraServ LLC(6)(18)	First lien senior secured loan	S+	4.75%		6/2031	181,044	179,910	180,139
Ping Identity Holding Corp.(7)	First lien senior secured loan	S+	4.75%		10/2029	65,479	65,376	65,479
Plano HoldCo, Inc. (dba Perficient)(7)	First lien senior secured loan	S+	3.50%		10/2031	24,938	24,825	23,628
Plusgrade Inc.(6)(22)	First lien senior secured loan	S+	3.50%		3/2031	23,707	23,707	23,529
Tecta America Corp.(6)(21)	First lien senior secured loan	S+	3.00%		2/2032	37,333	37,244	37,367
Pye-Barker Fire & Safety, LLC(7)(18)	First lien senior secured loan	S+	4.50%		5/2031	245,189	243,943	244,575
Pye-Barker Fire & Safety, LLC(7)(18)	First lien senior secured revolving loan	S+	4.50%		5/2030	4,213	4,075	4,128
XPLOR T1, LLC(7)	First lien senior secured loan	S+	3.50%		6/2031	49,625	49,625	49,625
CMG HoldCo, LLC (dba Crete United)(8)(18)	First lien senior secured loan	S+	4.75%		5/2028	59,116	58,428	58,401
							1,674,030	1,675,372	9.6%
Chemicals
Advancion Holdings, LLC (fka Aruba Investments Holdings, LLC)(6)	First lien senior secured loan	S+	4.00%		11/2027	18,966	18,785	17,733
Advancion Holdings, LLC (fka Aruba Investments Holdings, LLC)(6)	Second lien senior secured loan	S+	7.75%		11/2028	40,137	40,129	37,528
DCG ACQUISITION CORP. (dba DuBois Chemical)(6)	First lien senior secured loan	S+	4.50%		6/2031	95,076	94,233	94,600
DCG ACQUISITION CORP. (dba DuBois Chemical)(7)(18)	First lien senior secured delayed draw term loan	S+	4.50%		6/2031	9,539	9,426	9,492
Gaylord Chemical Company, L.L.C.(7)(18)	First lien senior secured loan	S+	5.50%		12/2027	187,191	186,256	187,191
Rocket BidCo, Inc. (dba Recochem)(7)(22)	First lien senior secured loan	S+	5.75%		11/2030	350,613	344,457	350,613
Velocity HoldCo III Inc. (dba VelocityEHS)(7)	First lien senior secured loan	S+	5.50%		4/2027	2,264	2,246	2,264
Nouryon Finance B.V.(7)(21)(22)	First lien senior secured loan	S+	3.25%		4/2028	12,423	12,423	12,470
Derby Buyer LLC (dba Delrin)(6)(21)	First lien senior secured loan	S+	3.00%		11/2030	57,259	57,259	56,979
							765,214	768,870	4.4%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Consumer products
Beach Acquisition Bidco, LLC (dba Skechers)(6)(20)	First lien senior secured loan	S+	3.25%		7/2032	35,000	34,913	34,913
BEP Intermediate Holdco, LLC (dba Buyers Edge Platform)(6)(21)	First lien senior secured loan	S+	3.25%		4/2031	15,713	15,713	15,734
Conair Holdings LLC(6)(21)	First lien senior secured loan	S+	3.75%		5/2028	44,685	44,399	32,473
Conair Holdings LLC(6)	Second lien senior secured loan	S+	7.50%		5/2029	22,591	22,377	16,887
Foundation Consumer Brands, LLC(7)	First lien senior secured loan	S+	5.50%		2/2029	125,633	124,498	125,004
Lignetics Investment Corp.(7)	First lien senior secured loan	S+	5.00%		11/2027	95,729	95,539	95,250
Lignetics Investment Corp.(7)(18)	First lien senior secured revolving loan	S+	5.50%		10/2026	10,324	10,305	10,266
Olaplex, Inc.(6)(21)(22)	First lien senior secured loan	S+	3.50%		2/2029	20,457	20,262	19,675
SWK BUYER, Inc. (dba Stonewall Kitchen)(7)	First lien senior secured loan	S+	5.25%		3/2029	58,174	57,482	57,302
SWK BUYER, Inc. (dba Stonewall Kitchen)(8)(18)	First lien senior secured revolving loan	S+	5.25%		3/2029	1,674	1,615	1,590
WU Holdco, Inc. (dba PurposeBuilt Brands)(7)	First lien senior secured loan	S+	4.75%		4/2032	189,644	189,180	189,170
							616,283	598,264	3.4%
Containers and packaging
Anchor Packaging, LLC(6)(21)	First lien senior secured loan	S+	3.25%		7/2029	47,505	47,505	47,733
Arctic Holdco, LLC (dba Novvia Group)(7)(18)	First lien senior secured loan	S+	5.25%		1/2032	166,434	165,694	165,602
Arctic Holdco, LLC (dba Novvia Group)(7)(18)	First lien senior secured revolving loan	S+	5.25%		1/2031	4,261	4,206	4,202
Ascend Buyer, LLC (dba PPC Flexible Packaging)(7)	First lien senior secured loan	S+	5.75%		9/2028	82,197	81,541	82,197
Ascend Buyer, LLC (dba PPC Flexible Packaging)(7)	First lien senior secured loan	S+	6.00%		9/2028	8,775	8,662	8,775
Berlin Packaging(6)(21)	First lien senior secured loan	S+	3.50%		6/2031	84,438	84,438	84,716
Clydesdale Acquisition Holdings, Inc. (dba Novolex)(6)(18)(21)	First lien senior secured loan	S+	3.25%		3/2032	113,083	112,220	112,586
Charter NEX US, Inc.(6)(21)	First lien senior secured loan	S+	2.75%		11/2030	25,559	25,559	25,639
Fortis Solutions Group, LLC(7)	First lien senior secured loan	S+	5.50%		10/2028	65,937	65,205	64,618
Fortis Solutions Group, LLC(7)(18)	First lien senior secured revolving loan	S+	5.50%		10/2027	1,687	1,635	1,552
Indigo Buyer, Inc. (dba Inovar Packaging Group)(7)(18)	First lien senior secured loan	S+	5.25%		5/2028	125,415	124,675	125,415
Pregis Topco LLC(6)	Second lien senior secured loan	S+	7.75%		8/2029	2,500	2,500	2,500
Pregis Topco LLC(6)(21)	First lien senior secured loan	S+	4.00%		2/2029	16,653	16,613	16,686
Pregis Topco LLC(6)	Second lien senior secured loan	S+	6.75%		8/2029	30,000	30,000	30,000
ProAmpac PG Borrower LLC(7)(21)	First lien senior secured loan	S+	4.00%		9/2028	51,854	51,856	51,974
Tricorbraun Holdings, Inc.(6)(21)	First lien senior secured loan	S+	3.25%		3/2028	56,821	56,417	56,730
							878,726	880,925	5.0%
Distribution
ABB/Con-cise Optical Group LLC(7)	First lien senior secured loan	S+	7.50%		2/2028	33,306	33,045	32,807
AI Aqua Merger Sub, Inc. (dba Culligan)(6)(21)	First lien senior secured loan	S+	3.00%		7/2028	56,125	56,079	56,007
Aramsco, Inc.(7)	First lien senior secured loan	S+	4.75%		10/2030	49,842	49,084	40,123
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(6)(21)	First lien senior secured loan	S+	3.25%		12/2030	92,937	92,931	92,315
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(6)(20)	Second lien senior secured loan	S+	5.25%		12/2031	285,000	282,919	282,863
BradyPLUS Holdings, LLC (f/k/a BradyIFS Holdings, LLC)(7)(18)	First lien senior secured loan	S+	5.00%		10/2029	176,090	174,653	176,090
Dealer Tire Financial, LLC(17)(20)(21)	Unsecured notes	N/A	8.00%		2/2028	56,120	55,445	53,595
Dealer Tire Financial, LLC(6)	First lien senior secured loan	S+	3.00%		7/2031	30,187	30,187	29,961
Endries Acquisition, Inc.(6)	First lien senior secured loan	S+	5.50%		12/2028	108,269	107,679	106,917
Formerra, LLC(7)	First lien senior secured loan	S+	7.25%		11/2028	5,338	5,228	5,311

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Foundation Building Materials, Inc.(7)(21)	First lien senior secured loan	S+	4.00%		1/2031	19,787	19,698	19,334
White Cap Supply Holdings, LLC(6)(21)	First lien senior secured loan	S+	3.25%		10/2029	48,117	47,929	47,780
							954,877	943,103	5.4%
Education
Ellucian Holdings Inc. (f/k/a Sophia, L.P.)(6)	Second lien senior secured loan	S+	4.75%		11/2032	10,000	9,976	10,200
Ellucian Holdings Inc. (f/k/a Sophia, L.P.)(6)(21)	First lien senior secured loan	S+	3.00%		10/2029	19,680	19,680	19,717
Icon Parent I Inc. (dba Instructure Holdings)(8)(20)(21)	First lien senior secured loan	S+	3.00%		11/2031	19,950	19,607	19,966
Learning Care Group (US) No. 2 Inc.(7)(21)	First lien senior secured loan	S+	4.00%		8/2028	42,007	41,990	41,914
Renaissance Learning, Inc.(7)(21)	First lien senior secured loan	S+	4.00%		4/2030	55,190	54,613	49,991
Severin Acquisition, LLC (dba PowerSchool)(6)(18)	First lien senior secured loan	S+	2.75%	2.25%	10/2031	134,397	133,078	132,540
Severin Acquisition, LLC (dba PowerSchool)(6)(18)	First lien senior secured revolving loan	S+	4.75%		10/2031	7,074	6,929	6,870
Spring Education Group, Inc. (fka SSH Group Holdings, Inc.)(7)(21)	First lien senior secured loan	S+	4.00%		10/2030	15,107	15,107	15,154
							300,980	296,352	1.7%
Energy equipment and services
Dresser Utility Solutions, LLC(6)	First lien senior secured loan	S+	5.25%		3/2029	89,411	88,705	89,411
							88,705	89,411	0.5%
Financial services
Ascensus Holdings, Inc.(6)(21)	First lien senior secured loan	S+	3.00%		8/2028	21,759	21,759	21,780
Baker Tilly Advisory Group, LP(6)	First lien senior secured loan	S+	4.75%		6/2031	113,430	111,926	113,430
Baker Tilly Advisory Group, LP(6)	First lien senior secured loan	S+	4.50%		6/2031	157,600	156,820	156,812
BCPE Pequod Buyer, Inc. (dba Envestnet)(6)(21)	First lien senior secured loan	S+	3.25%		11/2031	113,053	110,919	113,166
Blackhawk Network Holdings, Inc.(6)(21)	First lien senior secured loan	S+	4.00%		3/2029	122,759	122,759	123,336
BTRS Holdings Inc. (dba Billtrust)(7)(18)	First lien senior secured loan	S+	5.50%		12/2028	31,936	31,651	31,851
Citrin Cooperman Advisors LLC(7)(21)	First lien senior secured loan	S+	3.00%		4/2032	16,439	16,359	16,411
Cohnreznick Advisory LLC(7)	First lien senior secured loan	S+	4.00%		3/2032	40,195	40,017	39,995
Continental Finance Company, LLC(6)	First lien senior secured loan	S+	8.00%		3/2029	13,250	13,126	13,118
Computer Services, Inc. (dba CSI)(7)	First lien senior secured loan	S+	5.25%		11/2029	52,250	51,718	52,250
Computer Services, Inc. (dba CSI)(7)	First lien senior secured loan	S+	4.75%		11/2029	18,371	18,287	18,371
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)(6)(18)	First lien senior secured loan	S+	5.00%		6/2030	25,142	24,916	25,142
Deerfield Dakota Holdings(7)(21)	First lien senior secured loan	S+	3.75%		4/2027	96,705	96,222	93,813
Deerfield Dakota Holdings(7)(21)	Second lien senior secured loan	S+	6.75%		4/2028	21,476	21,496	20,455
Finastra USA, Inc.(8)(22)	First lien senior secured loan	S+	7.25%		9/2029	162,704	161,233	162,704
Finastra USA, Inc.(7)(18)(22)	First lien senior secured revolving loan	S+	7.25%		9/2029	3,393	3,222	3,393
First Eagle Holdings, Inc.(6)(21)	First lien senior secured loan	S+	3.50%		6/2032	42,708	42,068	41,910
Klarna Holding AB(7)(22)	Subordinated Floating Rate Notes	S+	7.00%		4/2034	1,000	1,000	1,000
KRIV Acquisition Inc. (dba Riveron)(7)(18)	First lien senior secured loan	S+	5.75%		7/2029	82,012	80,034	82,012
Minotaur Acquisition, Inc. (dba Inspira Financial)(6)	First lien senior secured loan	S+	5.00%		6/2030	290,155	287,483	290,155
NMI Acquisitionco, Inc. (dba Network Merchants)(6)	First lien senior secured loan	S+	5.00%		9/2028	12,115	12,085	12,115
OneDigital Borrower LLC(6)(21)	Second lien senior secured loan	S+	5.25%		7/2032	33,800	33,648	33,759
OneDigital Borrower LLC(6)(21)	First lien senior secured loan	S+	3.00%		7/2031	54,034	54,034	53,882
Orion US Finco Inc. (dba OSTTRA)(6)(21)(22)	First lien senior secured loan	S+	3.50%		5/2032	17,500	17,413	17,553

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units		Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

PPI Holding US INC. (dba Nuvei)(6)(21)(22)	First lien senior secured loan	S+	3.00%		7/2031		19,950	19,906	19,974
Pushpay USA Inc(7)(22)	First lien senior secured loan	S+	4.00%		8/2031		14,925	14,925	15,000
Saphilux S.a.r.L. (dba IQ-EQ)(8)(21)(22)	First lien senior secured loan	S+	3.50%		7/2028		47,716	47,716	47,935
Smarsh Inc.(7)(18)	First lien senior secured loan	S+	4.75%		2/2029		112,983	112,307	112,685
								1,725,049	1,734,007	9.9%
Food and beverage
Balrog Acquisition, Inc. (dba Bakemark)(6)(21)	First lien senior secured loan	S+	4.00%		9/2028		13,510	13,437	13,148
Balrog Acquisition, Inc. (dba Bakemark)(6)	Second lien senior secured loan	S+	7.00%		9/2029		6,000	5,969	5,880
Blast Bidco Inc. (dba Bazooka Candy Brands)(7)	First lien senior secured loan	S+	6.00%		10/2030		35,373	34,651	35,373
Dessert Holdings(6)(20)(21)	First lien senior secured loan	S+	4.00%		6/2028		23,278	23,199	22,929
Eagle Family Foods Group LLC(8)	First lien senior secured loan	S+	5.00%		8/2030		173,827	172,250	173,827
Fiesta Purchaser, Inc. (dba Shearer's Foods)(6)(21)	First lien senior secured loan	S+	3.25%		2/2031		54,451	54,451	54,554
Gehl Foods, LLC(7)	First lien senior secured loan	S+	6.25%		6/2030		126,789	125,644	126,789
Hissho Parent, LLC(7)	First lien senior secured loan	S+	4.50%		5/2029		122,633	121,974	122,633
Innovation Ventures HoldCo, LLC (dba 5 Hour Energy)(6)	First lien senior secured loan	S+	6.25%		3/2027		170,702	169,505	168,142
KBP Brands, LLC(6)	First lien senior secured loan	S+	5.50%		5/2027		55,796	55,460	54,820
Ole Smoky Distillery, LLC(6)	First lien senior secured loan	S+	5.50%		3/2028		30,013	29,684	29,788
Savor Acquisition, Inc. (dba Sauer Brands)(6)(21)	First lien senior secured loan	S+	3.25%		2/2032		63,966	63,813	64,305
Rushmore Investment III LLC (dba Winland Foods)(6)	First lien senior secured loan	S+	5.00%		10/2030		509,456	505,019	509,456
Tacala, LLC(6)(21)	First lien senior secured loan	S+	3.50%		1/2031		55,225	55,092	55,429
Vital Bidco AB (dba Vitamin Well)(7)(22)	First lien senior secured loan	S+	4.50%		10/2031		225,476	221,545	225,476
								1,651,693	1,662,549	9.5%
Healthcare equipment and services
Azalea TopCo, Inc. (dba Press Ganey)(6)(21)	First lien senior secured loan	S+	3.25%		4/2031		57,019	56,980	57,093
Bamboo US BidCo LLC(7)(18)	First lien senior secured loan	S+	5.25%		9/2030		114,845	114,634	114,845
Bamboo US BidCo LLC(12)	First lien senior secured EUR term loan	E+	5.25%		9/2030		€61,293	64,483	71,949
Canadian Hospital Specialties Limited(10)(22)	First lien senior secured loan	C+	4.50%		4/2028	CAD	4,808	3,810	3,454
Canadian Hospital Specialties Limited(10)(18)(22)	First lien senior secured revolving loan	C+	4.50%		4/2027	CAD	366	290	259
Cambrex Corporation(6)	First lien senior secured loan	S+	4.75%		3/2032		223,073	220,917	222,515
Confluent Medical Technologies, Inc.(7)(21)	First lien senior secured loan	S+	3.25%		2/2029		74,174	74,174	74,085
Creek Parent, Inc. (dba Catalent)(6)	First lien senior secured loan	S+	5.25%		12/2031		293,842	288,989	293,842
CSC MKG Topco LLC (dba Medical Knowledge Group)(6)	First lien senior secured loan	S+	5.50%		2/2029		98,263	97,071	97,772
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.(12)	First lien senior secured EUR term loan	E+	5.50%		3/2031		€55,356	59,169	63,680
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.(11)(18)	First lien senior secured EUR revolving loan	E+	5.50%		3/2031		€264	287	215
Nelipak Holding Company(7)	First lien senior secured loan	S+	5.50%		3/2031		30,229	29,836	29,625
Nelipak Holding Company(6)(18)	First lien senior secured revolving loan	S+	5.50%		3/2031		5,190	5,082	5,014
Packaging Coordinators Midco, Inc.(7)	First lien senior secured loan	S+	4.75%		1/2032		446,206	440,215	440,629
Patriot Acquisition TopCo S.A.R.L (dba Corza Health, Inc.)(7)(18)(22)	First lien senior secured loan	S+	4.75%		1/2028		157,948	157,417	157,535
PerkinElmer U.S. LLC(6)	First lien senior secured loan	S+	4.75%		3/2029		167,512	167,193	165,837
Resonetics, LLC(7)(21)	First lien senior secured loan	S+	3.25%		6/2031		74,438	74,438	74,438
Rhea Parent, Inc.(7)	First lien senior secured loan	S+	4.75%		12/2030		202,293	201,745	201,787

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

TBRS, Inc. (dba TEAM Technologies)(7)	First lien senior secured loan	S+	4.75%		11/2031	152,008	151,211	151,248
TBRS, Inc. (dba TEAM Technologies)(7)(18)	First lien senior secured revolving loan	S+	4.75%		11/2030	1,295	1,190	1,190
Zest Acquisition Corp.(7)(21)	First lien senior secured loan	S+	5.25%		2/2028	19,435	19,435	19,338
							2,228,566	2,246,350	12.8%
Healthcare providers and services
Allied Benefit Systems Intermediate LLC(6)	First lien senior secured loan	S+	5.25%		10/2030	17,531	17,316	17,531
Allied Benefit Systems Intermediate LLC(7)	First lien senior secured delayed draw term loan	S+	5.25%		10/2030	3,215	3,176	3,215
Anesthesia Consulting & Management, LP(6)(18)	First lien senior secured loan	S+	5.50%		12/2027	38,164	37,900	37,882
Belmont Buyer, Inc. (dba Valenz)(7)(18)	First lien senior secured loan	S+	6.50%		6/2029	71,819	70,711	71,819
Belmont Buyer, Inc. (dba Valenz)(8)	First lien senior secured loan	S+	5.25%		6/2029	42,835	42,564	42,514
Commander Buyer, Inc. (dba CenExel)(7)	First lien senior secured loan	S+	4.75%		6/2032	123,800	123,126	123,124
Confluent Health, LLC(6)	First lien senior secured loan	S+	5.00%		11/2028	19,750	19,302	19,009
Covetrus, Inc.(7)(21)	First lien senior secured loan	S+	5.00%		10/2029	35,127	33,992	31,561
Covetrus, Inc.(7)	Second lien senior secured loan	S+	9.25%		10/2030	160,000	157,477	151,200
D4C Dental Brands, Inc.(7)(18)(20)	First lien senior secured loan	S+	4.50%		11/2029	137,554	136,352	137,181
Engage Debtco Limited(7)(20)(22)	First lien senior secured loan	S+	3.03%	4.00%	7/2029	32,687	32,044	32,033
Engage Debtco Limited(7)(22)	First lien senior secured loan	S+	3.33%	2.75%	7/2029	63,765	62,767	61,055
Engage Debtco Limited(7)(22)	First lien senior secured delayed draw term loan	S+	3.18%	2.54%	7/2029	20,702	20,415	19,822
EresearchTechnology, Inc. (dba Clario)(6)(18)	First lien senior secured loan	S+	4.75%		1/2032	210,617	208,483	208,367
Ex Vivo Parent Inc. (dba OB Hospitalist)(6)	First lien senior secured loan	S+		9.85%	9/2028	45,221	44,870	45,221
KABAFUSION Parent, LLC(7)	First lien senior secured loan	S+	5.00%		11/2031	71,044	70,379	70,689
KABAFUSION Parent, LLC(6)	First lien senior secured loan	S+	5.00%		11/2031	40,804	40,398	40,600
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)(7)	First lien senior secured loan	S+	4.75%		12/2029	172,766	170,217	172,766
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)(8)(18)	First lien senior secured loan	S+	4.00%		9/2030	79,636	79,275	79,237
Maple Acquisition, LLC (dba Medicus)(8)	First lien senior secured loan	S+	5.00%		5/2031	101,901	101,226	101,901
MED ParentCo, LP(7)(21)	First lien senior secured loan	S+	3.25%		4/2031	24,813	24,813	24,884
MJH Healthcare Holdings, LLC(6)(20)(21)	First lien senior secured loan	S+	3.25%		1/2029	14,392	14,392	14,428
Natural Partners, LLC(7)(22)	First lien senior secured loan	S+	4.50%		11/2030	163,414	161,763	162,597
Neptune Holdings, Inc. (dba NexTech)(7)	First lien senior secured loan	S+	4.50%		8/2030	30,419	30,279	30,419
OB Hospitalist Group, Inc.(6)	First lien senior secured loan	S+	5.25%		9/2027	68,076	67,400	68,076
OneOncology, LLC(7)(18)	First lien senior secured loan	S+	4.75%		6/2030	133,741	133,076	133,071
OneOncology, LLC(7)	First lien senior secured delayed draw term loan	S+	5.00%		6/2030	124,342	123,519	124,342
Pacific BidCo Inc.(8)(22)	First lien senior secured loan	S+	4.12%	1.88%	8/2029	172,505	169,793	170,349
Pacific BidCo Inc.(8)(22)	First lien senior secured delayed draw term loan	S+	5.75%		8/2029	17,905	17,596	17,682
Pediatric Associates Holding Company, LLC(7)(21)	First lien senior secured loan	S+	3.25%		12/2028	32,062	31,215	28,496
Pediatric Associates Holding Company, LLC(7)	First lien senior secured loan	S+	4.50%		12/2028	27,277	26,460	24,959
PetVet Care Centers, LLC(6)	First lien senior secured loan	S+	6.00%		11/2030	239,321	237,345	226,158
Valeris, Inc. (fka Phantom Purchaser, Inc.)(7)	First lien senior secured loan	S+	5.00%		9/2031	88,972	88,158	88,750
Physician Partners, LLC(7)	First lien senior secured loan	S+	6.00%		12/2029	177,214	167,797	160,378
Physician Partners, LLC(7)(21)	First lien senior secured loan	S+	1.50%	2.50%	12/2029	17,879	11,209	8,850
Physician Partners, LLC(7)	First lien senior secured loan	S+	3.00%	2.50%	12/2029	81,840	54,780	43,785

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units		Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Plasma Buyer LLC (dba PathGroup)(7)	First lien senior secured loan	S+	5.75%		5/2029	107,103		105,745	103,623
Plasma Buyer LLC (dba PathGroup)(7)	First lien senior secured delayed draw term loan	S+	6.25%		5/2029	4,042		3,986	3,911
Plasma Buyer LLC (dba PathGroup)(7)	First lien senior secured revolving loan	S+	5.75%		5/2028	12,182		12,066	11,786
PPV Intermediate Holdings, LLC(7)	First lien senior secured loan	S+	5.75%		8/2029	161,763		159,579	161,763
PPV Intermediate Holdings, LLC(7)	First lien senior secured delayed draw term loan	S+	6.00%		8/2029	9,997		9,921	9,997
Premise Health Holding Corp.(6)	First lien senior secured loan	S+	5.25%		3/2031	69,776		68,878	69,776
Premise Health Holding Corp.(6)(18)	First lien senior secured revolving loan	S+	5.25%		2/2030	546		451	546
Quva Pharma, Inc.(7)	First lien senior secured loan	S+	5.50%		4/2028	5,875		5,790	5,816
Quva Pharma, Inc.(7)	First lien senior secured loan	S+	5.50%		4/2026	1,362		1,347	1,348
SimonMed, Inc.(7)(18)	First lien senior secured loan	S+	4.75%		2/2032	253,062		251,737	251,798
SimonMed, Inc.(6)(18)	First lien senior secured revolving loan	S+	4.75%		2/2031	7,672		7,528	7,519
Soliant Lower Intermediate, LLC (dba Soliant)(8)(21)	First lien senior secured loan	S+	3.75%		7/2031	65,794		63,325	65,136
Soleo Holdings, Inc.(7)	First lien senior secured loan	S+	4.50%		2/2032	112,324		111,787	112,324
Tivity Health, Inc.(6)	First lien senior secured loan	S+	5.00%		6/2029	74,640		74,641	74,640
Unified Women's Healthcare, LP(7)	First lien senior secured loan	S+	5.50%		6/2029	81,615		81,223	81,615
Unified Women's Healthcare, LP(6)	First lien senior secured delayed draw term loan	S+	5.25%		6/2029	71,444		71,011	71,444
Unified Women's Healthcare, LP(6)	First lien senior secured loan	S+	5.50%		6/2029	68,027		67,612	68,027
Unified Women's Healthcare, LP(6)(18)	First lien senior secured delayed draw term loan	S+	5.00%		6/2029	36,392		36,089	36,189
Valeris, Inc. (fka Phantom Purchaser, Inc.)(7)	First lien senior secured loan	S+	4.75%		9/2031	184,510		182,690	182,665
Vermont Aus Pty Ltd(14)(22)	First lien senior secured AUD term loan	B+	5.75%		3/2028	A$	70,350	47,791	45,874
WCG Intermediate Corp. (f/k/a Da Vinci Purchaser Corp.) (dba WCG)(6)(21)	First lien senior secured loan	S+	3.00%		2/2032	30,000		29,873	29,634
								4,224,655	4,189,382	23.9%
Healthcare technology
Athenahealth Group Inc.(6)(21)	First lien senior secured loan	S+	2.75%		2/2029	25,994		25,994	25,953
BCPE Osprey Buyer, Inc. (dba PartsSource)(7)	First lien senior secured loan	S+	5.75%		8/2028	52,409		51,969	51,885
BCPE Osprey Buyer, Inc. (dba PartsSource)(6)(18)	First lien senior secured delayed draw term loan	S+	5.75%		8/2028	22,742		22,296	22,515
BCPE Osprey Buyer, Inc. (dba PartsSource)(6)(18)	First lien senior secured revolving loan	S+	5.75%		8/2026	2,328		2,311	2,281
Bracket Intermediate Holding Corp.(7)(21)	First lien senior secured loan	S+	4.25%		5/2028	49,005		49,005	49,117
Color Intermediate, LLC (dba ClaimsXten)(6)	First lien senior secured loan	S+	4.75%		10/2029	9,028		9,028	9,005
Cotiviti, Inc.(6)(21)	First lien senior secured loan	S+	2.75%		5/2031	35,040		34,342	34,844
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(6)	First lien senior secured loan	S+	5.00%		8/2031	349,085		347,257	349,085
Ensemble RCM, LLC(7)(21)	First lien senior secured loan	S+	3.00%		8/2029	33,552		33,377	33,673
GI Ranger Intermediate, LLC (dba Rectangle Health)(6)	First lien senior secured loan	S+	5.75%		10/2028	24,454		24,189	23,965
Imprivata, Inc.(7)(21)	First lien senior secured loan	S+	3.00%		12/2027	10,319		10,319	10,351
Indikami Bidco, LLC (dba IntegriChain)(6)	First lien senior secured loan	S+	4.00%	2.50%	12/2030	48,478		47,585	47,993
Indikami Bidco, LLC (dba IntegriChain)(6)(18)	First lien senior secured delayed draw term loan	S+	6.00%		12/2030	751		698	743
Indikami Bidco, LLC (dba IntegriChain)(6)(18)	First lien senior secured revolving loan	S+	6.00%		6/2030	3,566		3,486	3,519
Inovalon Holdings, Inc.(7)	First lien senior secured loan	S+	3.00%	2.75%	11/2028	305,124		304,679	305,124
Inovalon Holdings, Inc.(7)	Second lien senior secured loan	S+		8.50%	11/2033	113,685		113,685	113,685

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Intelerad Medical Systems Incorporated (fka 11849573 Canada Inc.)(7)(22)	First lien senior secured loan	S+	6.50%		8/2026	31,371	31,263	30,743
Interoperability Bidco, Inc. (dba Lyniate)(7)(18)	First lien senior secured loan	S+	5.75%		3/2028	77,433	77,235	75,981
Modernizing Medicine, Inc. (dba ModMed)(7)	First lien senior secured loan	S+	2.50%	2.75%	4/2032	114,452	113,335	113,308
PointClickCare Technologies, Inc.(8)(21)(22)	First lien senior secured loan	S+	3.25%		11/2031	46,753	46,638	46,897
Project Ruby Ultimate Parent Corp. (dba Wellsky)(6)(21)	First lien senior secured loan	S+	3.00%		3/2028	53,121	53,121	53,163
Raven Acquisition Holdings, LLC (dba R1 RCM)(6)(21)	First lien senior secured loan	S+	3.25%		11/2031	58,649	58,412	58,578
RL Datix Holdings (USA), Inc.(8)	First lien senior secured loan	S+	5.25%		4/2031	66,094	65,518	65,763
RL Datix Holdings (USA), Inc.(15)	First lien senior secured GBP term loan	SA+	5.25%		4/2031	£30,608	37,897	41,733
RL Datix Holdings (USA), Inc.(8)(18)	First lien senior secured revolving loan	S+	5.25%		10/2030	2,869	2,762	2,804
Salinger Bidco Inc. (dba Surgical Information Systems)(7)	First lien senior secured loan	S+	5.75%		8/2031	59,336	58,528	59,336
Salinger Bidco Inc. (dba Surgical Information Systems)(7)(18)	First lien senior secured revolving loan	S+	5.75%		5/2031	1,148	1,074	1,148
Southern Veterinary Partners, LLC(7)(21)	First lien senior secured loan	S+	3.25%		12/2031	39,900	39,762	39,916
Zelis Cost Management Buyer, Inc.(6)(21)	First lien senior secured loan	S+	2.75%		9/2029	4,938	4,918	4,901
Zelis Cost Management Buyer, Inc.(6)(21)	First lien senior secured loan	S+	3.25%		11/2031	70,607	70,281	70,155
							1,740,964	1,748,164	10.0%
Household products
Home Service TopCo IV, Inc.(6)	First lien senior secured loan	S+	4.50%		12/2027	35,740	35,740	35,740
Home Service TopCo IV, Inc.(7)	First lien senior secured delayed draw term loan	S+	4.50%		12/2027	2,792	2,754	2,792
Mario Midco Holdings, Inc. (dba Len the Plumber)(6)	Unsecured facility	S+		10.75%	4/2032	35,357	34,822	34,119
Mario Purchaser, LLC (dba Len the Plumber)(6)	First lien senior secured loan	S+	5.75%		4/2029	116,049	114,617	112,858
Mario Purchaser, LLC (dba Len the Plumber)(6)(18)	First lien senior secured revolving loan	S+	5.75%		4/2028	1,340	1,264	1,119
SimpliSafe Holding Corporation(6)	First lien senior secured loan	S+	6.25%		5/2028	140,389	138,850	140,389
Southern Air & Heat Holdings, LLC(7)(18)	First lien senior secured loan	S+	4.75%		10/2027	2,240	2,226	2,240
Southern Air & Heat Holdings, LLC(7)(18)	First lien senior secured delayed draw term loan	S+	5.25%		10/2027	10,473	9,799	10,473
Walker Edison Furniture Company LLC(7)(25)(31)	First lien senior secured loan	S+		6.75%	3/2027	6,272	4,955	350
Walker Edison Furniture Company LLC(6)(18)(25)(31)	First lien senior secured delayed draw term loan	S+		6.75%	3/2027	604	587	604
							345,614	340,684	1.9%
Human resource support services
AQ Carver Buyer, Inc. (dba CoAdvantage)(7)(21)	First lien senior secured loan	S+	5.50%		8/2029	22,106	21,762	21,755
Cornerstone OnDemand, Inc.(6)(20)(21)	First lien senior secured loan	S+	3.75%		10/2028	19,350	19,298	18,110
Cornerstone OnDemand, Inc.(6)	Second lien senior secured loan	S+	6.50%		10/2029	44,583	44,163	41,017
IG Investments Holdings, LLC (dba Insight Global)(7)	First lien senior secured loan	S+	5.00%		9/2028	47,478	47,480	47,478
iSolved, Inc.(6)(21)	First lien senior secured loan	S+	3.00%		10/2030	20,954	20,945	21,013
UKG Inc. (dba Ultimate Software)(6)(21)	First lien senior secured loan	S+	3.00%		2/2031	19,885	19,851	19,955
							173,499	169,328	1.0%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Infrastructure and environmental services
AWP Group Holdings, Inc.(6)(18)	First lien senior secured loan	S+	4.75%		12/2030	43,979	43,980	43,503
Azuria Water Solutions, Inc. (f/k/a Aegion Corporation)(6)(20)(21)	First lien senior secured loan	S+	3.00%		5/2028	36,664	36,664	36,741
CHA Vision Holdings, Inc. (fka FR Vision Holdings, Inc.)(7)(18)	First lien senior secured loan	S+	5.00%		1/2031	54,106	53,588	54,106
GI Apple Midco LLC (dba Atlas Technical Consultants)(6)	First lien senior secured loan	S+	6.75%		4/2030	92,945	91,773	92,016
GI Apple Midco LLC (dba Atlas Technical Consultants)(6)(18)	First lien senior secured revolving loan	S+	6.75%		4/2029	237	97	127
KENE Acquisition, Inc. (dba Entrust Solutions Group)(7)(18)	First lien senior secured loan	S+	5.25%		2/2031	17,491	17,140	17,447
Osmose Utilities Services, Inc.(6)(21)	First lien senior secured loan	S+	3.25%		6/2028	3,670	3,642	3,436
Tamarack Intermediate, L.L.C. (dba Verisk 3E)(7)	First lien senior secured loan	S+	5.75%		3/2029	6,617	6,531	6,617
Tamarack Intermediate, L.L.C. (dba Verisk 3E)(7)(18)	First lien senior secured loan	S+	5.75%		3/2028	32,310	31,932	32,310
USIC Holdings, Inc.(7)(18)	First lien senior secured loan	S+	5.50%		9/2031	38,501	38,156	37,401
USIC Holdings, Inc.(7)(18)	First lien senior secured revolving loan	S+	5.25%		9/2031	2,207	2,164	2,074
Vessco Midco Holdings, LLC(6)(18)	First lien senior secured loan	S+	4.75%		7/2031	80,969	80,192	80,564
W.A. Kendall and Company, LLC(6)	First lien senior secured loan	S+	5.75%		4/2030	39,540	39,146	39,144
W.A. Kendall and Company, LLC(6)(18)	First lien senior secured revolving loan	S+	5.88%		4/2030	2,529	2,447	2,447
							447,452	447,933	2.6%
Insurance
Acrisure, LLC(17)(21)(22)	Unsecured notes	N/A	8.50%		6/2029	18,375	18,375	19,156
Acrisure, LLC(6)(21)	First lien senior secured loan	S+	3.00%		11/2030	58,890	58,890	58,678
Acrisure, LLC(6)(21)	First lien senior secured loan	S+	3.25%		11/2032	9,654	9,630	9,643
Alera Group, Inc.(6)(21)	First lien senior secured loan	S+	3.25%		5/2032	75,000	74,628	75,210
Alera Group, Inc.(6)(21)	Second lien senior secured loan	S+	5.50%		5/2033	125,000	124,379	127,288
AmeriLife Holdings LLC(8)	First lien senior secured loan	S+	4.75%		8/2029	287,610	284,584	286,172
AmeriLife Holdings LLC(7)(18)	First lien senior secured delayed draw term loan	S+	4.84%		8/2029	27,219	27,094	27,070
AmeriLife Holdings LLC(7)(18)	First lien senior secured revolving loan	S+	4.75%		8/2028	2,783	2,534	2,616
Ardonagh Midco 3 PLC(7)(21)(22)	First lien senior secured loan	S+	2.75%		2/2031	57,356	57,295	56,857
AssuredPartners, Inc.(6)(21)	First lien senior secured loan	S+	3.50%		2/2031	59,551	59,461	59,688
Asurion, LLC(6)(21)	First lien senior secured loan	S+	3.25%		7/2027	9,974	9,961	9,959
Asurion, LLC(6)(21)	First lien senior secured loan	S+	4.25%		9/2030	10,770	10,413	10,453
Asurion, LLC(6)(21)	Second lien senior secured loan	S+	5.25%		1/2029	104,017	100,227	96,299
Asurion, LLC(6)(21)	Second lien senior secured loan	S+	5.25%		1/2028	42,700	40,832	40,727
Atlas US Finco, Inc. (dba Nearmap)(7)(22)	First lien senior secured loan	S+	5.00%		12/2029	73,470	73,108	73,102
Brightway Holdings, LLC(7)	First lien senior secured loan	S+	5.75%		12/2027	20,437	20,309	20,437
Brightway Holdings, LLC(6)(18)	First lien senior secured revolving loan	S+	5.75%		12/2027	1,011	1,001	1,011
Broadstreet Partners, Inc.(6)(21)	First lien senior secured loan	S+	3.00%		6/2031	13,532	13,532	13,546
CFC USA 2025 LLC (dba CFC Insurance)(6)(22)	First lien senior secured loan	S+	3.75%		7/2032	80,000	79,200	79,200
Diamond Mezzanine 24 LLC (dba United Risk)(7)	First lien senior secured loan	S+	5.00%		10/2030	124,164	123,550	124,164
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(6)	First lien senior secured loan	S+	7.00%		3/2029	1,064	1,045	1,064
Evolution BuyerCo, Inc. (dba SIAA)(7)	First lien senior secured loan	S+	4.75%		4/2030	209,276	208,657	209,276
Evolution BuyerCo, Inc. (dba SIAA)(6)(18)	First lien senior secured delayed draw term loan	S+	4.75%		4/2030	4,627	4,464	4,627
Galway Borrower LLC(7)(18)	First lien senior secured delayed draw term loan	S+	4.50%		9/2028	10,032	9,955	10,032

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Hyperion Refinance S.à r.l (dba Howden Group)(6)(21)(22)	First lien senior secured loan	S+	3.50%		4/2030	16,957	16,873	17,036
Hyperion Refinance S.à r.l (dba Howden Group)(6)(21)(22)	First lien senior secured loan	S+	3.00%		2/2031	55,925	55,925	56,070
IMA Financial Group, Inc.(6)(21)	First lien senior secured loan	S+	3.00%		11/2028	43,833	43,808	43,798
Integrated Specialty Coverages, LLC(6)	First lien senior secured loan	S+	4.75%		7/2030	100,935	100,523	100,935
Integrity Marketing Acquisition, LLC(7)	First lien senior secured loan	S+	5.00%		8/2028	374,975	373,318	374,975
KUSRP Intermediate, Inc. (dba U.S. Retirement and Benefits Partners)(6)	First lien senior secured loan	S+		10.60%	7/2030	17,842	17,729	17,842
KWOR Acquisition, Inc. (dba Alacrity Solutions)(7)	First lien senior secured loan	S+	1.00%	5.25%	2/2030	17,815	17,733	17,726
KWOR Intermediate I, Inc. (dba Alacrity Solutions)(7)	First lien senior secured loan	S+		8.00%	2/2030	5,959	5,904	5,900
Mitchell International, Inc.(6)(21)	First lien senior secured loan	S+	3.25%		6/2031	66,695	66,408	66,589
Mitchell International, Inc.(6)(21)	Second lien senior secured loan	S+	5.25%		6/2032	32,700	32,552	32,039
Simplicity Financial Marketing Group Holdings, Inc.(6)	First lien senior secured loan	S+	5.00%		12/2031	150,516	149,089	149,010
Simplicity Financial Marketing Group Holdings, Inc.(8)(18)	First lien senior secured delayed draw term loan	S+	5.00%		12/2031	8,931	8,701	8,685
Summit Acquisition Inc. (dba K2 Insurance Services)(6)(21)	First lien senior secured loan	S+	3.75%		10/2031	19,950	19,858	19,926
THG Acquisition, LLC (dba Hilb)(6)(18)	First lien senior secured loan	S+	4.50%		10/2031	93,355	92,433	92,321
THG Acquisition, LLC (dba Hilb)(6)(18)	First lien senior secured revolving loan	S+	4.75%		10/2031	769	680	666
Trucordia Insurance Holdings, LLC(6)	First lien senior secured loan	S+	3.25%		6/2032	104,000	103,741	103,740
Trucordia Insurance Holdings, LLC(6)	Second lien senior secured loan	S+	5.75%		6/2033	275,750	273,001	272,993
Truist Insurance Holdings, LLC(7)(21)	First lien senior secured loan	S+	2.75%		5/2031	3,500	3,491	3,499
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)(6)(18)	First lien senior secured loan	S+	5.00%		12/2029	37,304	37,082	37,304
							2,831,973	2,837,329	16.2%
Internet software and services
Activate Holdings (US) Corp. (dba Absolute Software)(7)(22)	First lien senior secured loan	S+	5.50%		7/2030	5,682	5,662	5,682
AI Titan Parent, Inc. (dba Prometheus Group)(6)	First lien senior secured loan	S+	4.50%		8/2031	33,962	33,654	33,623
AlphaSense, Inc.(7)	First lien senior secured loan	S+	6.25%		6/2029	3,533	3,504	3,507
Anaplan, Inc.(7)	First lien senior secured loan	S+	4.50%		6/2029	230,240	230,240	230,240
Appfire Technologies, LLC(7)	First lien senior secured loan	S+	5.00%		3/2028	13,919	13,859	13,919
Aptean Acquiror, Inc. (dba Aptean)(7)(18)	First lien senior secured loan	S+	4.75%		1/2031	120,646	119,601	120,646
Armstrong Bidco Limited(15)(22)	First lien senior secured GBP term loan	SA+	5.00%		6/2029	£40,433	48,964	55,131
Artifact Bidco, Inc. (dba Avetta)(7)	First lien senior secured loan	S+	4.25%		7/2031	15,498	15,429	15,498
Avalara, Inc.(7)(21)	First lien senior secured loan	S+	3.25%		3/2032	66,250	65,882	66,489
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(6)	First lien senior secured loan	S+	6.00%		3/2031	17,955	17,726	17,955
Barracuda Parent, LLC(7)(21)	First lien senior secured loan	S+	4.50%		8/2029	14,082	13,803	11,650
Barracuda Parent, LLC(7)	Second lien senior secured loan	S+	7.00%		8/2030	93,250	91,176	69,005
Barracuda Parent, LLC(7)	First lien senior secured loan	S+	6.50%		8/2029	34,116	33,192	30,875
Bayshore Intermediate #2, L.P. (dba Boomi)(6)	First lien senior secured loan	S+	2.88%	3.38%	10/2028	216,379	216,347	216,379
Bayshore Intermediate #2, L.P. (dba Boomi)(7)(18)	First lien senior secured revolving loan	S+	5.75%		10/2027	2,200	2,142	2,200
BCTO BSI Buyer, Inc. (dba Buildertrend)(7)	First lien senior secured loan	S+	6.50%		12/2026	1,196	1,192	1,196
Catalis Intermediate, Inc. (fka GovBrands Intermediate, Inc.)(7)(18)	First lien senior secured loan	S+	5.50%		8/2027	10,168	10,066	9,900
CivicPlus, LLC(7)	First lien senior secured loan	S+	5.50%		8/2030	39,078	38,886	38,980

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Cloud Software Group, Inc.(7)(21)	First lien senior secured loan	S+	3.75%		3/2031	79,612	79,612	79,731
Cloud Software Group, Inc.(6)(21)	First lien senior secured loan	S+	3.50%		3/2029	55,018	55,018	55,057
Clover Holdings 2, LLC (dba Cohesity)(7)(21)	First lien senior secured loan	S+	4.00%		12/2031	76,196	75,409	76,219
Coupa Holdings, LLC(7)	First lien senior secured loan	S+	5.25%		2/2030	24,101	24,101	24,101
CP PIK DEBT ISSUER, LLC (dba CivicPlus, LLC)(8)	Unsecured notes	S+		11.75%	6/2034	11,486	11,375	11,486
Crewline Buyer, Inc. (dba New Relic)(6)	First lien senior secured loan	S+	6.75%		11/2030	171,701	169,558	169,984
Databricks, Inc.(6)	First lien senior secured loan	S+	4.50%		1/2031	73,469	73,127	73,286
Delta TopCo, Inc. (dba Infoblox, Inc.)(7)(21)	Second lien senior secured loan	S+	5.25%		11/2030	33,000	32,851	33,053
Diamond Insure Bidco (dba Acturis)(13)(22)	First lien senior secured EUR term loan	E+	4.25%		7/2031	€3,123	3,293	3,648
Diamond Insure Bidco (dba Acturis)(15)(22)	First lien senior secured GBP term loan	SA+	4.50%		7/2031	£10,210	12,679	13,921
EET Buyer, Inc. (dba e-Emphasys)(7)	First lien senior secured loan	S+	4.75%		11/2027	39,966	39,659	39,966
Einstein Parent, Inc. (dba Smartsheet)(7)	First lien senior secured loan	S+	6.50%		1/2031	76,841	76,058	76,073
Entrata, Inc.(6)	First lien senior secured loan	S+	5.75%		7/2030	4,420	4,368	4,420
Forescout Technologies, Inc.(7)	First lien senior secured loan	S+	5.00%		5/2031	9,190	9,149	9,190
Granicus, Inc.(7)	First lien senior secured loan	S+	3.50%	2.25%	1/2031	33,340	33,069	33,340
Granicus, Inc.(7)	First lien senior secured delayed draw term loan	S+	3.00%	2.25%	1/2031	4,939	4,898	4,914
Granicus, Inc.(16)(18)	First lien senior secured revolving loan	P+	4.25%		1/2031	649	612	649
GS Acquisitionco, Inc. (dba insightsoftware)(7)(18)	First lien senior secured loan	S+	5.25%		5/2028	9,558	9,544	9,509
Hyland Software, Inc.(6)	First lien senior secured loan	S+	5.00%		9/2030	145,027	145,027	145,027
Icefall Parent, Inc. (dba EngageSmart)(7)	First lien senior secured loan	S+	5.75%		1/2030	28,869	28,400	28,869
JS Parent, Inc. (dba Jama Software)(7)	First lien senior secured loan	S+	4.75%		4/2031	905	901	905
Litera Bidco LLC(6)(18)	First lien senior secured loan	S+	5.00%		5/2028	42,738	42,576	42,632
Magnet Forensics, LLC (f/k/a Grayshift, LLC)(6)(22)	First lien senior secured loan	S+	4.50%		7/2028	167,248	167,087	167,248
Ministry Brands Holdings, LLC(6)	First lien senior secured loan	S+	5.50%		12/2028	52,665	52,071	52,270
Ministry Brands Holdings, LLC(16)(18)	First lien senior secured revolving loan	P+	4.50%		12/2027	395	356	360
Mitnick Corporate Purchaser, Inc.(7)(18)(20)	First lien senior secured revolving loan	S+	3.00%		5/2027	438	442	(2,563)
Oranje Holdco, Inc. (dba KnowBe4)(7)	First lien senior secured loan	S+	7.75%		2/2029	81,182	80,353	81,182
Oranje Holdco, Inc. (dba KnowBe4)(7)	First lien senior secured loan	S+	7.25%		2/2029	34,017	33,745	33,932
PDI TA Holdings, Inc.(7)(18)	First lien senior secured loan	S+	5.50%		2/2031	81,384	80,308	80,530
Perforce Software, Inc.(6)(21)	First lien senior secured loan	S+	4.75%		3/2031	4,950	4,929	4,734
Perforce Software, Inc.(6)(21)	First lien senior secured loan	S+	4.75%		6/2029	14,589	14,391	14,025
Project Alpha Intermediate Holding, Inc. (dba Qlik)(7)(21)	First lien senior secured loan	S+	3.25%		10/2030	24,564	24,508	24,670
Proofpoint, Inc.(6)(21)	First lien senior secured term loan	S+	3.00%		8/2028	58,911	58,625	58,917
QAD, Inc.(6)	First lien senior secured loan	S+	4.75%		11/2027	46,049	46,049	46,049
Starlight Parent, LLC (dba SolarWinds)(7)(21)	First lien senior secured loan	S+	4.00%		3/2032	11,500	11,157	11,227
Sophos Holdings, LLC(6)(21)(22)	First lien senior secured loan	S+	3.50%		3/2027	38,305	38,140	38,431
Securonix, Inc.(7)	First lien senior secured loan	S+	4.00%	3.75%	4/2029	30,226	30,067	27,128
Securonix, Inc.(7)(18)	First lien senior secured revolving loan	S+	7.00%		4/2029	120	96	(427)
Sedgwick Claims Management Services, Inc.(7)(21)	First lien senior secured loan	S+	3.00%		7/2031	44,638	44,498	44,777
Sitecore Holding III A/S(12)	First lien senior secured EUR term loan	E+	3.25%	4.00%	3/2029	€25,715	27,009	30,186
Sitecore Holding III A/S(7)	First lien senior secured loan	S+	3.25%	4.00%	3/2029	4,432	4,409	4,432

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Sitecore USA, Inc.(7)	First lien senior secured loan	S+	3.25%	4.00%	3/2029	26,722	26,585	26,722
Storable, Inc.(6)(21)	First lien senior secured loan	S+	3.25%		4/2031	69,501	69,383	69,369
Storable Intermediate Holdings, LLC(6)	First lien senior secured loan	S+		6.00%	4/2032	28,614	28,473	28,471
Spaceship Purchaser, Inc. (dba Squarespace)(7)	First lien senior secured loan	S+	5.00%		10/2031	125,388	124,808	125,388
Tricentis Operations Holdings, Inc.(6)	First lien senior secured loan	S+	1.38%	4.88%	2/2032	50,887	50,407	50,378
Thunder Purchaser, Inc. (dba Vector Solutions)(7)(18)	First lien senior secured loan	S+	5.25%		6/2028	31,935	31,794	31,935
Thunder Purchaser, Inc. (dba Vector Solutions)(7)	First lien senior secured loan	S+	5.50%		6/2028	12,616	12,553	12,616
VIRTUSA CORPORATION(6)(21)	First lien senior secured loan	S+	3.25%		2/2029	29,527	29,547	29,513
When I Work, Inc.(7)	First lien senior secured loan	S+	5.50%		11/2027	26,835	26,735	26,165
Zendesk, Inc.(7)(18)	First lien senior secured loan	S+	5.00%		11/2028	155,417	153,055	155,417
							3,164,189	3,151,937	18.0%
Leisure and entertainment
Aerosmith Bidco 1 Limited (dba Audiotonix)(8)(22)	First lien senior secured loan	S+	5.25%		7/2031	341,349	337,400	341,349
Cirque du Soleil Canada, Inc.(7)(20)(21)(22)	First lien senior secured loan	S+	3.75%		3/2030	33,381	33,346	32,407
Eternal Buyer, LLC (dba Wedgewood Weddings)(7)	First lien senior secured loan	S+	4.75%		6/2032	77,054	76,670	76,668
Pretzel Parent, Inc.(6)(21)	First lien senior secured loan	S+	4.50%		8/2031	14,774	14,570	14,601
Troon Golf, L.L.C.(7)(18)	First lien senior secured loan	S+	4.75%		8/2028	380,734	380,511	380,734
							842,497	845,759	4.8%
Manufacturing
ACR Group Borrower, LLC(7)	First lien senior secured loan	S+	4.75%		3/2028	1,886	1,872	1,886
ACR Group Borrower, LLC(7)	First lien senior secured loan	S+	4.25%		3/2028	3,960	3,934	3,960
ACR Group Borrower, LLC(7)	First lien senior secured loan	S+	5.75%		3/2028	851	844	851
Chariot Buyer LLC (dba Chamberlain Group)(6)(21)	First lien senior secured loan	S+	3.25%		11/2028	28,766	28,790	28,795
CPM Holdings, Inc.(6)(20)(21)	First lien senior secured loan	S+	4.50%		9/2028	13,785	13,449	13,448
EMRLD Borrower LP (dba Emerson)(7)(21)	First lien senior secured loan	S+	2.50%		5/2030	5,985	5,844	5,976
Engineered Machinery Holdings, Inc. (dba Duravant)(7)(20)	Second lien senior secured loan	S+	6.50%		5/2029	37,181	37,074	37,181
Engineered Machinery Holdings, Inc. (dba Duravant)(7)(20)	Second lien senior secured loan	S+	6.00%		5/2029	19,160	19,129	19,112
Engineered Machinery Holdings, Inc. (dba Duravant)(7)(21)	First lien senior secured loan	S+	3.50%		5/2028	9,042	8,900	9,091
Faraday Buyer, LLC (dba MacLean Power Systems)(6)	First lien senior secured loan	S+	6.00%		10/2028	134,245	132,308	133,238
Filtration Group Corporation(6)(21)	First lien senior secured loan	S+	3.00%		10/2028	17,589	17,589	17,649
FR Flow Control CB LLC (dba Trillium Flow Technologies)(7)(22)	First lien senior secured loan	S+	5.00%		12/2029	140,826	139,862	139,769
FR Flow Control CB LLC (dba Trillium Flow Technologies)(6)(18)(22)	First lien senior secured revolving loan	S+	5.00%		12/2029	2,573	2,418	2,400
Gloves Buyer, Inc. (dba Protective Industrial Products)(6)(21)	First lien senior secured loan	S+	4.00%		5/2032	148,000	147,268	144,862
Helix Acquisition Holdings, Inc. (dba MW Industries)(6)	First lien senior secured loan	S+	7.00%		3/2030	61,484	60,078	61,023
Madison IAQ LLC(7)(21)	First lien senior secured loan	S+	3.25%		4/2032	40,000	39,607	40,084
MHE Intermediate Holdings, LLC (dba OnPoint Group)(7)(18)	First lien senior secured loan	S+	6.00%		7/2027	61,199	60,942	59,772
MHE Intermediate Holdings, LLC (dba OnPoint Group)(7)	First lien senior secured loan	S+	6.25%		7/2027	4,620	4,575	4,539
Pro Mach Group, Inc.(6)(21)	First lien senior secured loan	S+	2.75%		8/2028	53,643	53,643	53,734
Sonny's Enterprises, LLC(7)(18)	First lien senior secured loan	S+	5.50%		8/2028	165,629	163,991	164,387
Sonny's Enterprises, LLC(7)(18)	First lien senior secured delayed draw term loan	S+	6.50%		8/2028	6,238	6,100	6,238

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Sonny's Enterprises, LLC(7)(18)	First lien senior secured revolving loan	S+	5.50%		8/2027	13,134	12,948	12,940
							961,165	960,935	5.5%
Pharmaceuticals
Opal US LLC(8)(21)(22)	First lien senior secured loan	S+	3.25%		4/2032	22,500	22,385	22,577
Puma Buyer, LLC (dba PANTHERx)(7)	First lien senior secured loan	S+	4.25%		3/2032	130,344	129,394	130,344
							151,779	152,921	0.9%
Professional services
AmSpec Parent, LLC(6)	First lien senior secured loan	S+	3.50%		12/2031	34,667	34,667	34,753
Apex Group Treasury LLC(6)(21)(22)	First lien senior secured loan	S+	3.50%		2/2032	132,942	132,597	132,357
Certinia Inc.(7)	First lien senior secured loan	S+	5.25%		8/2030	44,118	43,559	44,118
DCCM, LLC(7)	First lien senior secured loan	S+	4.75%		6/2032	53,775	53,239	53,238
Element Materials Technology(7)(21)(22)	First lien senior secured loan	S+	3.75%		6/2029	27,249	27,249	27,270
EP Purchaser, LLC (dba Entertainment Partners)(7)(21)	First lien senior secured loan	S+	4.50%		11/2028	29,399	28,728	28,885
Essential Services Holding Corporation (dba Turnpoint)(7)(18)	First lien senior secured revolving loan	S+	5.00%		6/2030	523	487	468
Essential Services Holding Corporation (dba Turnpoint)(7)	First lien senior secured loan	S+	5.00%		6/2031	35,548	35,232	35,104
Gerson Lehrman Group, Inc.(7)	First lien senior secured loan	S+	5.00%		12/2027	165,599	164,613	165,599
Guidehouse Inc.(6)	First lien senior secured loan	S+	3.00%	2.00%	12/2030	107,955	107,955	107,415
Paris US Holdco, Inc. (dba Precinmac)(6)(18)	First lien senior secured loan	S+	4.75%		12/2031	70,181	69,446	69,787
Relativity ODA LLC(6)	First lien senior secured loan	S+	4.50%		5/2029	32,738	32,626	32,738
Sensor Technology Topco, Inc. (dba Humanetics)(7)(18)	First lien senior secured loan	S+	7.00%		5/2028	254,023	253,352	254,023
Sensor Technology Topco, Inc. (dba Humanetics)(12)(18)	First lien senior secured EUR term loan	E+	7.25%		5/2028	€43,474	47,105	51,033
Sovos Compliance, LLC(6)(21)	First lien senior secured loan	S+	4.00%		8/2029	48,504	48,533	48,717
Thevelia (US) LLC (dba Tricor)(7)(21)(22)	First lien senior secured loan	S+	3.00%		6/2029	10,991	10,991	10,993
Vensure Employer Services, Inc.(6)	First lien senior secured loan	S+	4.76%		9/2031	180,959	179,303	179,149
Vistage International, Inc.(7)	First lien senior secured loan	S+	3.75%		7/2029	29,688	29,688	29,614
							1,299,370	1,305,261	7.5%
Specialty retail
Galls, LLC(7)(18)	First lien senior secured loan	S+	5.00%	1.50%	3/2030	130,275	128,494	130,275
Galls, LLC(7)(18)	First lien senior secured revolving loan	S+	6.00%		3/2030	4,317	4,132	4,317
Ideal Image Development, LLC(7)(18)(25)(31)	First lien senior secured loan	S+		6.50%	2/2029	3,371	3,259	2,553
Ideal Image Development, LLC(7)(18)(25)(31)	First lien senior secured revolving loan	S+	6.00%		2/2029	796	796	760
Milan Laser Holdings LLC(7)	First lien senior secured loan	S+	5.00%		4/2027	19,906	19,836	19,607
Notorious Topco, LLC (dba Beauty Industry Group)(7)	First lien senior secured loan	S+	4.75%	2.50%	11/2027	232,327	230,669	163,791
Notorious Topco, LLC (dba Beauty Industry Group)(7)	First lien senior secured revolving loan	S+	6.75%		5/2027	5,282	5,254	3,724
The Shade Store, LLC(7)	First lien senior secured loan	S+	6.00%		10/2029	104,630	102,725	99,137
The Shade Store, LLC(7)	First lien senior secured loan	S+	7.00%		10/2029	13,827	13,662	13,377
The Shade Store, LLC(7)(18)	First lien senior secured revolving loan	S+	6.00%		10/2028	2,808	2,683	2,241
							511,510	439,782	2.5%
Telecommunications
CCI BUYER, INC. (dba Consumer Cellular)(7)	First lien senior secured loan	S+	5.00%		5/2032	497,022	492,121	492,052
EOS Finco S.A.R.L(7)(21)(22)(25)(31)	First lien senior secured loan	S+		6.00%	10/2029	83,675	68,015	21,747
Infobip Inc.(7)(22)	First lien senior secured loan	S+	5.75%		6/2029	12,968	12,775	12,773
Level 3 Financing, Inc.(6)(21)(22)	First lien senior secured loan	S+	4.25%		3/2032	130,000	128,097	131,326

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Park Place Technologies, LLC(7)(18)	First lien senior secured loan	S+	5.25%		3/2031	92,529	91,702	92,297
Park Place Technologies, LLC(7)(18)	First lien senior secured revolving loan	S+	5.25%		3/2030	2,968	2,888	2,942
PPT Holdings III, LLC (dba Park Place Technologies)(17)	First lien senior secured loan	N/A		12.75%	3/2034	32,304	31,663	32,304
							827,261	785,441	4.5%
Transportation
Lightbeam Bidco, Inc. (dba Lazer Spot)(6)	First lien senior secured loan	S+	5.00%		5/2030	119,043	119,051	119,043
Lightbeam Bidco, Inc. (dba Lazer Spot)(7)	First lien senior secured delayed draw term loan	S+	5.00%		5/2030	19,509	19,509	19,509
Lightbeam Bidco, Inc. (dba Lazer Spot)(6)(18)	First lien senior secured revolving loan	S+	5.00%		5/2029	5,258	5,183	5,258
Motus Group, LLC(7)(21)	First lien senior secured loan	S+	3.75%		12/2028	32,280	32,280	32,219
							176,023	176,029	1.0%
Total non-controlled/non-affiliated debt investments							$30,350,456	$30,218,836	172.7%
Total non-controlled/non-affiliated misc. debt commitments(18)(33)(Note 7)							$(15,430)	$(10,298)	(0.1)%
Total non-controlled/non-affiliated portfolio company debt investments							$30,335,026	$30,208,538	172.7%

Equity Investments
Asset based lending and fund finance
Amergin Asset Management, LLC(23)(25)	Class A Units	N/A			N/A	50,000,000	$1	$2,165
							1	2,165	—%
Automotive
CD&R Value Building Partners I, L.P. (dba Belron)(22)(23)(25)(32)	LP Interest	N/A			N/A	37,081	35,998	44,424
Metis HoldCo, Inc. (dba Mavis Tire Express Services)(17)(23)	Series A Convertible Preferred Stock	N/A		7.00%	N/A	10,769	14,168	14,373
							50,166	58,797	0.3%
Buildings and real estate
Dodge Construction Network Holdings, L.P.(23)(25)	Class A-2 Common Units	N/A			N/A	—	123	20
Dodge Construction Network Holdings, L.P.(7)(23)	Series A Preferred Units	S+		8.25%	N/A	143,963	3	2
							126	22	—%
Business services
Denali Holding, LP (dba Summit Companies)(23)(25)	Class A Units	N/A			N/A	686,513	7,077	14,490
Hercules Buyer, LLC (dba The Vincit Group)(23)(25)(27)	Common Units	N/A			N/A	10,000	12	12
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(8)(23)	Perpetual Preferred Stock	S+		11.00%	N/A	33,768	49,865	50,349
							56,954	64,851	0.4%
Consumer products
ASP Conair Holdings LP(23)(25)	Class A Units	N/A			N/A	9,286	929	697
							929	697	—%
Containers and packaging
TCB Holdings I LLC (dba TricorBraun)(17)(23)	Class A Preferred Units	N/A		14.00%	N/A	87,500	89,997	90,289
							89,997	90,289	0.5%
Financial services
Vestwell Holdings, Inc.(23)(25)	Series D Preferred Stock	N/A			N/A	50,726	1,007	1,075
							1,007	1,075	—%
Food and beverage
Hissho Sushi Holdings, LLC(23)(25)	Class A Units	N/A			N/A	941,780	7,536	13,359
							7,536	13,359	0.1%
Healthcare equipment and services
KPCI Holdings, L.P.(23)(25)	Class A Units	N/A			N/A	1,781	2,313	5,096

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Maia Aggregator, LP(23)(25)	Class A-2 Units	N/A			N/A	12,921,348	12,921	12,069
Patriot Holdings SCSp (dba Corza Health, Inc.)(22)(23)(25)	Class B Units	N/A			N/A	17,221	180	40
Patriot Holdings SCSp (dba Corza Health, Inc.)(17)(22)(23)	Class A Units	N/A		8.00%	N/A	1,251	1,609	1,593
Rhea Acquisition Holdings, LP(23)(25)	Series A-2 Units	N/A			N/A	11,964,286	11,964	14,493
							28,987	33,291	0.2%
Healthcare providers and services
Baypine Commander Co-Invest, LP(22)(23)(25)	LP Interest	N/A			N/A	6,753	6,753	6,753
KOBHG Holdings, L.P. (dba OB Hospitalist)(23)(25)	Class A Interests	N/A			N/A	3,520	3,520	3,423
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)(23)(25)	Class A Interest	N/A			N/A	1,205	12,048	16,276
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)(23)(25)	Common Equity	N/A			N/A	1,329	3,563	3,500
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)(17)(23)	Series A Preferred Stock	N/A		15.00%	N/A	27,355	33,705	31,302
XOMA Corporation(23)(25)	Warrants	N/A			N/A	54,000	369	530
							59,958	61,784	0.4%
Healthcare technology
BEHP Co-Investor II, L.P.(22)(23)(25)	LP Interest	N/A			N/A	1,269,969	822	1,670
Minerva Holdco, Inc.(17)(23)	Senior A Preferred Stock	N/A		10.75%	N/A	100,000	142,419	142,333
ModMed Software Midco Holdings, Inc. (dba ModMed)(17)(23)	Series A Preferred Units	N/A		13.00%	N/A	25,474	24,837	24,837
Orange Blossom Parent, Inc.(23)(25)	Common Units	N/A			N/A	16,667	1,667	1,720
WP Irving Co-Invest, L.P.(22)(23)(25)	Partnership Units	N/A			N/A	1,250,000	737	1,644
							170,482	172,204	1.0%
Household products
Walker Edison Holdco LLC(23)(25)	Common Units	N/A			N/A	29,167	2,821	—
							2,821	—	—%
Human resource support services
Sunshine Software Holdings, Inc. (dba Cornerstone OnDemand, Inc.)(17)(23)	Series A Preferred Stock	N/A		10.50%	N/A	12,750	18,439	16,173
							18,439	16,173	0.1%
Insurance
Accelerate Topco Holdings, LLC(23)(25)	Common Units	N/A			N/A	91,806	2,535	4,379
Evolution Parent, LP (dba SIAA)(23)(25)	LP Interest	N/A			N/A	2,703	270	333
GrowthCurve Capital Sunrise Co-Invest LP (dba Brightway)(23)(25)	LP Interest	N/A			N/A	42,053	427	420
Hockey Parent Holdings, L.P.(23)(25)	Class A Common Units	N/A			N/A	25,000	25,000	30,000
KWOR Intermediate I, Inc. (dba Alacrity Solutions)(23)(25)	Class A-1 Common Stock	N/A			N/A	3,605	1,726	1,726
KWOR Intermediate I, Inc. (dba Alacrity Solutions)(7)(23)	Preferred Stock	S+		8.00%	N/A	3,856	3,977	3,975
PCF Holdco, LLC (dba Trucordia)(23)(25)	Warrants	N/A			N/A	1,503,286	5,129	3,953
PCF Holdco, LLC (dba Trucordia)(17)(23)	Preferred equity	N/A		14.00%	N/A	26,824	19,860	26,824
							58,924	71,610	0.4%
Internet software and services
AlphaSense, LLC(23)(25)	Series E Preferred Shares	N/A			N/A	16,929	765	827
BCTO WIW Holdings, Inc. (dba When I Work)(23)(25)	Class A Common Stock	N/A			N/A	57,000	5,700	3,072
Brooklyn Lender Co-Invest 2, L.P. (dba Boomi)(23)(25)	Common Units	N/A			N/A	1,729,439	1,729	2,805
Chrome Investors LP(17)(18)(22)(23)(25)	LP Interest	N/A			N/A	7,339	7,341	7,339

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Elliott Alto Co-Investor Aggregator L.P.(22)(23)(25)	LP Interest	N/A			N/A	6,530	6,572	11,842
Insight CP (Blocker) Holdings, L.P. (dba CivicPlus, LLC)(22)(23)(25)	LP Interest	N/A			N/A	989	989	1,239
Bird Holding B.V. (fka MessageBird Holding B.V.)(22)(23)(25)	Extended Series C Warrants	N/A			N/A	7,980	49	12
Project Alpine Co-Invest Fund, LP(22)(23)(25)	LP Interest	N/A			N/A	17,000	17,012	22,325
Project Hotel California Co-Invest Fund, L.P.(21)(22)(23)(25)	LP Interest	N/A			N/A	3,522	3,507	6,479
Thunder Topco L.P. (dba Vector Solutions)(23)(25)	Common Units	N/A			N/A	712,884	713	848
WMC Bidco, Inc. (dba West Monroe)(17)(23)	Senior Preferred Stock	N/A		11.25%	N/A	33,385	49,770	49,523
Zoro TopCo, Inc.(7)(23)	Series A Preferred Equity	S+		9.50%	N/A	16,562	16,079	16,388
Zoro TopCo, L.P.(23)(25)	Class A Common Units	N/A			N/A	1,380,129	13,801	15,491
							124,027	138,190	0.8%
Manufacturing
Gloves Holdings, LP (dba Protective Industrial Products)(23)(25)	LP Interest	N/A			N/A	1,218	134	189
							134	189	—%
Specialty retail
Ideal Topco, L.P.(23)(25)	Class A-2 Common Units	N/A			N/A	3,109,756	—	—
Ideal Topco, L.P.(23)(25)	Class A-1 Preferred Units	N/A			N/A	6,128,049	6,128	2,114
							6,128	2,114	—%
Total non-controlled/non-affiliated portfolio company equity investments							$676,616	$726,810	4.2%
Total non-controlled/non-affiliated portfolio company investments							$31,011,642	$30,935,348	176.8%

Non-controlled/affiliated portfolio company investments
Debt Investments(5)
Education
Pluralsight, LLC(7)(29)	First lien senior secured loan	S+		7.50%	8/2029	1,306,000	$1,306	$1,306
Pluralsight, LLC(7)(29)	First lien senior secured loan	S+	3.00%	1.50%	8/2029	1,204,000	1,204	1,204
							2,510	2,510	—%
Total non-controlled/affiliated portfolio company debt investments							$2,510	$2,510	—%

Equity Investments
Education
Paradigmatic Holdco LLC (dba Pluralsight)(23)(25)(29)	Common stock	N/A			N/A	396,827	$1,053	$1,009
							1,053	1,009	—%
Pharmaceuticals
LSI Financing 1 DAC(22)(23)(29)	Preferred equity	N/A			N/A	4,161	4,211	3,827
							4,211	3,827	—%
Total non-controlled/affiliated portfolio company equity investments							$5,264	$4,836	—%
Total non-controlled/affiliated portfolio company investments							$7,774	$7,346	—%

Controlled/affiliated portfolio company investments
Debt Investments(5)
Asset based lending and fund finance
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(17)(22)(30)	First lien senior secured loan	N/A		12.00%	7/2030	54,916	$54,916	$54,916
AAM Series 2.1 Aviation Feeder, LLC(17)(22)(30)	First lien senior secured loan	N/A		12.00%	11/2030	58,374	58,374	58,374
							113,290	113,290	0.6%
Total controlled/affiliated portfolio company debt investments							$113,290	$113,290	0.6%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(2)(3)(19)(28)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(4)(24)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK

Equity Investments
Asset based lending and fund finance
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(18)(22)(23)(25)(30)	LLC Interest	N/A			N/A	26,517	$26,557	$35,768
AAM Series 2.1 Aviation Feeder, LLC(18)(22)(23)(25)(30)	LLC Interest	N/A			N/A	23,469	23,509	40,519
							50,066	76,287	0.4%
Insurance
Fifth Season Investments LLC(23)(26)(30)	Class A Units	N/A			N/A	28	265,459	292,566
							265,459	292,566	1.7%
Joint ventures
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)(22)(23)(30)(32)	LLC Interest	N/A			N/A	314,800	314,808	291,803
Blue Owl Credit SLF LLC(22)(23)(30)(32)	LLC Interest	N/A			N/A	25,900	25,920	25,733
							340,728	317,536	1.8%
Pharmaceuticals
LSI Financing LLC(18)(22)(23)(30)(32)	Common Equity	N/A			N/A	250,248	250,248	261,781
							250,248	261,781	1.5%
Total controlled/affiliated portfolio company equity investments							$906,501	$948,170	5.4%
Total controlled/affiliated portfolio company investments							$1,019,791	$1,061,460	6.1%
Total Investments							$32,039,207	$32,004,154	182.9%

	Interest Rate and Cross-currency Swaps as of June 30, 2025
	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Value	Upfront Payments/Receipts	Change in Unrealized Appreciation / (Depreciation)	Hedged Instrument	Footnote Reference
Interest rate swap(a)(b)(c)	7.75%	S + 3.84%	9/16/2027	$600,000	$7,272	$—	$7,975	September 2027 Notes	Note 5
Cross-currency swap(a)(b)(c)(f)	6.50%	S + 2.67%	10/23/2027	253,779	(1,172)	—	19,463	AUD 2027 Notes	Note 5
Interest rate swap(b)(c)(e)	6.50%	B + 2.72%	10/23/2027	46,562	579	—	626	AUD 2027 Notes	Note 5
Interest rate swap(a)(b)(d)	5.90%	S + 2.18%	5/23/2028	500,000	3,574	—	3,574	May 2028 Notes	Note 5
Interest rate swap(a)(b)(c)	7.95%	S + 3.79%	5/13/2028	650,000	11,536	—	11,034	June 2028 Notes	Note 5
Interest rate swap(a)(b)(c)	7.75%	S + 3.65%	1/15/2029	550,000	10,568	—	10,967	January 2029 Notes	Note 5
Interest rate swap(a)(b)(c)	6.60%	S + 2.39%	8/15/2029	900,000	25,988	—	22,243	September 2029 Notes	Note 5
Interest rate swap(a)(b)(c)	5.80%	S + 2.62%	2/15/2030	1,000,000	(13,668)	—	30,851	March 2030 Notes	Note 5
Interest rate swap(a)(b)(c)	6.65%	S + 2.90%	1/15/2031	750,000	8,386	—	22,625	March 2031 Notes	Note 5
Total				$5,250,341	$53,063	$—	$129,358
________
(a) Contains a variable rate structure. Bears interest at a rate determined by SOFR.
(b) Instrument is used in a hedge accounting relationship. The associated change in fair value is recorded along with the change in fair value of the hedging item within interest expense.
(c) The Company has an International Swaps and Derivatives Association (“ISDA”) agreement with Goldman Sachs Bank USA.
(d) The Company has an International Swaps and Derivatives Association (“ISDA”) agreement with Deutsche Bank AG.
(e) Contains a variable rate structure. Bears interest at a rate determined by BBSY.
(f) The associated change in foreign exchange rate of derivative is recorded along with the change in foreign exchange rate of the note within translation of assets and liabilities in foreign currencies.

(1)Certain portfolio company investments are subject to contractual restrictions on sales.
(2)Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company.
(3)Unless otherwise indicated, all investments are considered Level 3 investments.

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

(4)The amortized cost represents the original cost adjusted for the amortization and accretion of premiums and discounts, as applicable, on debt investments using the effective interest method.
(5)Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, six- or twelve-month SOFR), Euro Interbank Offered Rate (“EURIBOR”or “E”) (which can include one-, three- or six-month EURIBOR), Canadian Overnight Repo Rate Average (“CORRA” or “C”) (which can include one- or three-month CORRA), Australian Bank Bill Swap Bid Rate (“BBSY” or “B”) (which can include one-, three-, or six-month BBSY), Sterling (SP) Overnight Interbank Average Rate (“SONIA” or “SA”) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate (“Prime” or “P”), at the borrower’s option, and which reset periodically based on the terms of the loan agreement.
(6)The interest rate on these investments is subject to 1 month SOFR, which as of June 30, 2025 was 4.32%.
(7)The interest rate on these investments is subject to 3 month SOFR, which as of June 30, 2025 was 4.29%.
(8)The interest rate on these investments is subject to 6 month SOFR, which as of June 30, 2025 was 4.15%.
(9)The interest rate on these investments is subject to 12 month SOFR, which as of June 30, 2025 was 3.88%.
(10)The interest rate on these investments is subject to 3 month CORRA, which as of June 30, 2025 was 2.68%.
(11)The interest rate on these investments is subject to 1 month EURIBOR, which as of June 30, 2025 was 1.93%.
(12)The interest rate on these investments is subject to 3 month EURIBOR, which as of June 30, 2025 was 1.94%.
(13)The interest rate on these investments is subject to 6 month EURIBOR, which as of June 30, 2025 was 2.05%.
(14)The interest rate on these investments is subject to 3 month BBSY, which as of June 30, 2025 was 3.60%.
(15)The interest rate on these investments is subject to SONIA, which as of June 30, 2025 was 4.22%.
(16)The interest rate on these investments is subject to Prime, which as of June 30, 2025 was 7.50%.
(17)Investment does not contain a variable rate structure.
(18)Position or portion thereof is a partially unfunded debt or equity commitment. See Note 7 “Commitments and Contingencies”.

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(33)
Non-controlled/non-affiliated - debt commitments
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured delayed draw term loan	7/2027	$—	$108,341	$—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured delayed draw term loan	9/2026	—	6,792	(34)
AlphaSense, Inc.	First lien senior secured delayed draw term loan	6/2029	—	716	(5)
AlphaSense, Inc.	First lien senior secured delayed draw term loan	12/2025	—	707	(5)
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	2/2027	—	34,240	(86)
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	6/2026	27,219	5,127	—
AmSpec Parent, LLC	First lien senior secured delayed draw term loan	12/2026	—	5,333	—
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	12/2025	—	4,215	—
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	6/2026	—	2,688	—
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured delayed draw term loan	2/2027	114	11,504	—
Arctic Holdco, LLC (dba Novvia Group)	First lien senior secured delayed draw term loan	1/2027	10,980	6,747	—
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured delayed draw term loan	7/2027	—	3,793	—
Associations, Inc.	First lien senior secured delayed draw term loan	7/2028	10,397	21,230	—
Baker Tilly Advisory Group, LP	First lien senior secured delayed draw term loan	6/2027	—	68,151	(170)
Bamboo US BidCo LLC	First lien senior secured delayed draw term loan	11/2026	1,259	25,652	—
BCPE Osprey Buyer, Inc. (dba PartsSource)	First lien senior secured delayed draw term loan	10/2025	16,399	10,042	—
Belmont Buyer, Inc. (dba Valenz)	First lien senior secured delayed draw term loan	1/2026	—	11,083	—
BradyPLUS Holdings, LLC (f/k/a BradyIFS Holdings, LLC)	First lien senior secured delayed draw term loan	10/2025	1,693	3,458	—
Cambrex Corporation	First lien senior secured delayed draw term loan	3/2027	—	33,294	—
Capstone Acquisition Holdings, Inc.	First lien senior secured delayed draw term loan	8/2026	—	1,789	(2)
CHA Vision Holdings, Inc. (fka FR Vision Holdings, Inc.)	First lien senior secured delayed draw term loan	1/2026	8,892	5,812	—
Citrin Cooperman Advisors LLC	First lien senior secured delayed draw term loan	4/2027	—	1,061	—
CivicPlus, LLC	First lien senior secured delayed draw term loan	5/2027	—	9,178	—
Cohnreznick Advisory LLC	First lien senior secured delayed draw term loan	3/2027	—	9,305	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(33)
Commander Buyer, Inc. (dba CenExel)	First lien senior secured delayed draw term loan	6/2027	—	33,764	(84)
Clydesdale Acquisition Holdings, Inc. (dba Novolex)	First lien senior secured delayed draw term loan	12/2025	59	1,917	—
CMG HoldCo, LLC (dba Crete United)	First lien senior secured delayed draw term loan	10/2026	—	10,141	(101)
CMG HoldCo, LLC (dba Crete United)	First lien senior secured delayed draw term loan	11/2025	18,765	6,498	—
Computer Services, Inc. (dba CSI)	First lien senior secured delayed draw term loan	2/2026	—	25,566	—
CoreTrust Purchasing Group LLC	First lien senior secured delayed draw term loan	5/2026	—	23,639	—
Coupa Holdings, LLC	First lien senior secured delayed draw term loan	6/2027	—	2,174	—
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured delayed draw term loan	6/2026	2,015	2,463	—
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	8/2026	—	12,046	—
Databricks, Inc.	First lien senior secured delayed draw term loan	7/2026	—	16,531	—
DCCM, LLC	First lien senior secured delayed draw term loan	6/2027	—	26,232	(131)
DCG ACQUISITION CORP. (dba DuBois Chemical)	First lien senior secured delayed draw term loan	6/2026	9,539	6,360	—
Diamond Mezzanine 24 LLC (dba United Risk)	First lien senior secured delayed draw term loan	10/2026	—	4,101	—
Denali BuyerCo, LLC (dba Summit Companies)	First lien senior secured delayed draw term loan	1/2027	33,670	36,736	—
DuraServ LLC	First lien senior secured delayed draw term loan	3/2027	2,835	69,582	—
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured delayed draw term loan	4/2026	—	8,523	—
EresearchTechnology, Inc. (dba Clario)	First lien senior secured delayed draw term loan	1/2027	4,666	28,660	—
Essential Services Holding Corporation (dba Turnpoint)	First lien senior secured delayed draw term loan	6/2026	—	6,970	(52)
Eternal Buyer, LLC (dba Wedgewood Weddings)	First lien senior secured delayed draw term loan	6/2027	—	15,411	(39)
Evolution BuyerCo, Inc. (dba SIAA)	First lien senior secured delayed draw term loan	12/2025	4,627	21,421	—
Faraday Buyer, LLC (dba MacLean Power Systems)	First lien senior secured delayed draw term loan	11/2025	—	14,307	—
First Eagle Holdings, Inc.	First lien senior secured delayed draw term loan	6/2027	—	7,292	(136)
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured delayed draw term loan	6/2026	—	28,307	—
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	8/2025	3,089	1,911	—
Galls, LLC	First lien senior secured delayed draw term loan	3/2026	11,985	27,229	—
Galway Borrower LLC	First lien senior secured delayed draw term loan	7/2026	8,066	41,658	—
Gehl Foods, LLC	First lien senior secured delayed draw term loan	12/2026	—	9,097	—
GS Acquisitionco, Inc. (dba insightsoftware)	First lien senior secured delayed draw term loan	3/2026	121	204	—
GS Acquisitionco, Inc. (dba insightsoftware)	First lien senior secured delayed draw term loan	5/2027	—	888	(2)
Indigo Buyer, Inc. (dba Inovar Packaging Group)	First lien senior secured delayed draw term loan	7/2026	1,072	12,359	—
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured delayed draw term loan	12/2025	751	5,819	—
Integrity Marketing Acquisition, LLC	First lien senior secured delayed draw term loan	8/2026	—	29,968	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured delayed draw term loan	6/2026	—	5,079	(89)
Integrated Specialty Coverages, LLC	First lien senior secured delayed draw term loan	2/2027	—	6,577	—
KENE Acquisition, Inc. (dba Entrust Solutions Group)	First lien senior secured delayed draw term loan	2/2026	773	6,695	—
KPSKY Acquisition, Inc. (dba BluSky)	First lien senior secured delayed draw term loan	11/2025	72	6,054	—
KWOR Acquisition, Inc. (dba Alacrity Solutions)	First lien senior secured delayed draw term loan	2/2027	—	3,857	(19)
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)	First lien senior secured delayed draw term loan	9/2026	7,084	44,505	—
Litera Bidco LLC	First lien senior secured delayed draw term loan	11/2026	8,741	767	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(33)
Litera Bidco LLC	First lien senior secured delayed draw term loan	5/2027	—	3,981	(10)
ManTech International Corporation	First lien senior secured delayed draw term loan	12/2025	—	672	—
Maple Acquisition, LLC (dba Medicus)	First lien senior secured delayed draw term loan	5/2026	—	20,448	—
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured delayed draw term loan	5/2026	—	41,960	—
Monotype Imaging Holdings Inc.	First lien senior secured delayed draw term loan	2/2026	3,608	10,394	—
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.	First lien senior secured EUR delayed draw term loan	3/2027	—	25,338	(317)
Nelipak Holding Company	First lien senior secured delayed draw term loan	3/2027	—	11,787	(147)
OneOncology, LLC	First lien senior secured delayed draw term loan	3/2027	29,125	92,229	—
Packaging Coordinators Midco, Inc.	First lien senior secured delayed draw term loan	4/2026	—	236,996	(1,185)
Paris US Holdco, Inc. (dba Precinmac)	First lien senior secured delayed draw term loan	12/2026	—	18,063	—
Park Place Technologies, LLC	First lien senior secured delayed draw term loan	9/2025	7,000	6,455	—
Patriot Acquisition TopCo S.A.R.L (dba Corza Health, Inc.)	First lien senior secured delayed draw term loan	1/2026	6,555	6,941	—
PetVet Care Centers, LLC	First lien senior secured delayed draw term loan	11/2025	—	31,691	(1,426)
Pye-Barker Fire & Safety, LLC	First lien senior secured delayed draw term loan	5/2026	70,485	89,115	—
Raven Acquisition Holdings, LLC (dba R1 RCM)	First lien senior secured delayed draw term loan	10/2026	—	4,200	—
RL Datix Holdings (USA), Inc.	First lien senior secured delayed draw term loan	4/2027	—	14,908	—
Savor Acquisition, Inc. (dba Sauer Brands)	First lien senior secured delayed draw term loan	3/2027	—	6,034	—
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured delayed draw term loan	8/2026	—	5,742	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured EUR delayed draw term loan	9/2025	760	380	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured delayed draw term loan	9/2025	3,217	1,561	—
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured delayed draw term loan	10/2027	3,587	23,629	—
SimonMed, Inc.	First lien senior secured delayed draw term loan	2/2027	13,689	32,344	—
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured delayed draw term loan	12/2026	8,931	31,285	—
Smarsh Inc.	First lien senior secured delayed draw term loan	1/2027	—	20,347	—
Soleo Holdings, Inc.	First lien senior secured delayed draw term loan	2/2027	—	15,932	—
Sonny's Enterprises, LLC	First lien senior secured delayed draw term loan	6/2026	3,574	41,416	—
Sonny's Enterprises, LLC	First lien senior secured delayed draw term loan	6/2027	6,238	12,476	—
Southern Air & Heat Holdings, LLC	First lien senior secured delayed draw term loan	7/2025	10,473	20,889	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured delayed draw term loan	10/2026	—	7,482	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured delayed draw term loan	10/2027	—	17,957	—
STS PARENT, LLC (dba STS Aviation Group)	First lien senior secured delayed draw term loan	10/2026	—	37,550	—
TBRS, Inc. (dba TEAM Technologies)	First lien senior secured delayed draw term loan	11/2026	—	23,009	(45)
THG Acquisition, LLC (dba Hilb)	First lien senior secured delayed draw term loan	10/2026	661	20,053	—
Thunder Purchaser, Inc. (dba Vector Solutions)	First lien senior secured delayed draw term loan	10/2026	20,471	6,858	—
Troon Golf, L.L.C.	First lien senior secured delayed draw term loan	9/2026	27,312	27,449	—
Tricentis Operations Holdings, Inc.	First lien senior secured delayed draw term loan	2/2027	—	10,055	(50)
Unified Women's Healthcare, LP	First lien senior secured delayed draw term loan	10/2026	36,392	16,917	—
USIC Holdings, Inc.	First lien senior secured delayed draw term loan	9/2026	756	1,478	—
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)	First lien senior secured delayed draw term loan	8/2026	258	13,712	—
Vensure Employer Services, Inc.	First lien senior secured delayed draw term loan	9/2026	—	18,231	(91)
Vessco Midco Holdings, LLC	First lien senior secured delayed draw term loan	7/2026	9,315	14,570	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(33)
Walker Edison Furniture Company LLC	First lien senior secured delayed draw term loan	3/2027	292	131	—
W.A. Kendall and Company, LLC	First lien senior secured delayed draw term loan	6/2026	—	2,414	(24)
W.A. Kendall and Company, LLC	First lien senior secured delayed draw term loan	12/2026	—	59,282	(593)
WU Holdco, Inc. (dba PurposeBuilt Brands)	First lien senior secured delayed draw term loan	4/2027	—	46,130	(58)
Zendesk, Inc.	First lien senior secured delayed draw term loan	11/2025	11,089	24,308	—
ACR Group Borrower, LLC	First lien senior secured revolving loan	3/2026	—	875	—
Accommodations Plus Technologies LLC	First lien senior secured revolving loan	5/2032	—	1,250	(13)
Activate Holdings (US) Corp. (dba Absolute Software)	First lien senior secured revolving loan	7/2029	—	352	—
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured revolving loan	7/2030	—	44,919	—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured revolving loan	8/2031	—	4,245	(42)
Alera Group, Inc.	First lien senior secured revolving loan	5/2030	—	12,500	—
AmeriLife Holdings LLC	First lien senior secured revolving loan	8/2028	2,783	30,610	—
Anaplan, Inc.	First lien senior secured revolving loan	6/2028	—	16,528	—
Anesthesia Consulting & Management, LP	First lien senior secured revolving loan	12/2027	492	2,459	—
Appfire Technologies, LLC	First lien senior secured revolving loan	3/2028	—	1,633	—
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured revolving loan	1/2031	—	8,497	—
Arctic Holdco, LLC (dba Novvia Group)	First lien senior secured revolving loan	1/2031	4,261	7,575	—
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured revolving loan	7/2030	—	2,710	—
Ascend Buyer, LLC (dba PPC Flexible Packaging)	First lien senior secured revolving loan	9/2028	—	8,187	—
Associations, Inc.	First lien senior secured revolving loan	7/2028	22,282	3,108	—
Atlas US Finco, Inc. (dba Nearmap)	First lien senior secured revolving loan	12/2028	—	7,697	(38)
AWP Group Holdings, Inc.	First lien senior secured revolving loan	12/2030	2,177	3,628	—
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)	First lien senior secured revolving loan	3/2031	—	1,995	—
Baker Tilly Advisory Group, LP	First lien senior secured revolving loan	6/2030	—	43,084	—
Bamboo US BidCo LLC	First lien senior secured revolving loan	10/2029	—	20,128	—
Bayshore Intermediate #2, L.P. (dba Boomi)	First lien senior secured revolving loan	10/2027	2,200	16,136	—
BCPE Pequod Buyer, Inc. (dba Envestnet)	First lien senior secured revolving loan	11/2029	—	16,634	(166)
BCPE Osprey Buyer, Inc. (dba PartsSource)	First lien senior secured revolving loan	8/2026	2,328	2,328	—
BCTO BSI Buyer, Inc. (dba Buildertrend)	First lien senior secured revolving loan	12/2026	—	161	—
Belmont Buyer, Inc. (dba Valenz)	First lien senior secured revolving loan	6/2029	3,547	3,103	—
Blast Bidco Inc. (dba Bazooka Candy Brands)	First lien senior secured revolving loan	10/2029	—	4,179	—
Brightway Holdings, LLC	First lien senior secured revolving loan	12/2027	1,011	1,094	—
BTRS Holdings Inc. (dba Billtrust)	First lien senior secured revolving loan	12/2028	2,531	2,531	—
Cambrex Corporation	First lien senior secured revolving loan	3/2032	—	29,133	(73)
Canadian Hospital Specialties Limited	First lien senior secured revolving loan	4/2027	268	167	—
Catalis Intermediate, Inc. (fka GovBrands Intermediate, Inc.)	First lien senior secured revolving loan	8/2027	303	577	—
CCI BUYER, INC. (dba Consumer Cellular)	First lien senior secured revolving loan	5/2032	—	29,023	(290)
Certinia Inc.	First lien senior secured revolving loan	8/2030	—	4,412	—
CHA Vision Holdings, Inc. (fka FR Vision Holdings, Inc.)	First lien senior secured revolving loan	1/2030	—	3,692	—
CivicPlus, LLC	First lien senior secured revolving loan	8/2030	—	2,894	(7)

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(33)
CMG HoldCo, LLC (dba Crete United)	First lien senior secured revolving loan	5/2028	2,668	5,985	—
Commander Buyer, Inc. (dba CenExel)	First lien senior secured revolving loan	6/2032	—	22,509	(113)
CoreTrust Purchasing Group LLC	First lien senior secured revolving loan	10/2029	—	14,183	—
Coupa Holdings, LLC	First lien senior secured revolving loan	2/2029	—	1,664	—
CPM Holdings, Inc.	First lien senior secured revolving loan	6/2028	—	5,000	(123)
Creek Parent, Inc. (dba Catalent)	First lien senior secured revolving loan	12/2031	—	42,297	—
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured revolving loan	6/2029	—	2,239	—
Crewline Buyer, Inc. (dba New Relic)	First lien senior secured revolving loan	11/2030	—	17,226	(172)
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured revolving loan	8/2031	—	30,115	—
D4C Dental Brands, Inc.	First lien senior secured revolving loan	11/2029	1,310	11,791	—
DCG ACQUISITION CORP. (dba DuBois Chemical)	First lien senior secured revolving loan	6/2031	—	15,899	(79)
DCCM, LLC	First lien senior secured revolving loan	6/2032	—	10,493	(105)
Denali BuyerCo, LLC (dba Summit Companies)	First lien senior secured revolving loan	9/2027	—	9,963	—
Diamond Mezzanine 24 LLC (dba United Risk)	First lien senior secured revolving loan	10/2030	—	6,175	—
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)	First lien senior secured revolving loan	3/2029	—	91	—
Dresser Utility Solutions, LLC	First lien senior secured revolving loan	3/2029	—	10,552	—
DuraServ LLC	First lien senior secured revolving loan	6/2030	—	24,256	(121)
Eagle Family Foods Group LLC	First lien senior secured revolving loan	8/2030	—	20,344	—
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured revolving loan	11/2027	—	3,387	—
Einstein Parent, Inc. (dba Smartsheet)	First lien senior secured revolving loan	1/2031	—	7,949	(79)
Entrata, Inc.	First lien senior secured revolving loan	7/2028	—	513	—
Essential Services Holding Corporation (dba Turnpoint)	First lien senior secured revolving loan	6/2030	523	3,834	—
EresearchTechnology, Inc. (dba Clario)	First lien senior secured revolving loan	10/2031	—	16,663	(167)
Eternal Buyer, LLC (dba Wedgewood Weddings)	First lien senior secured revolving loan	6/2032	—	15,411	(77)
Evolution BuyerCo, Inc. (dba SIAA)	First lien senior secured revolving loan	4/2030	—	12,968	—
Fiesta Purchaser, Inc. (dba Shearer's Foods)	First lien senior secured revolving loan	2/2029	—	16,615	—
Finastra USA, Inc.	First lien senior secured revolving loan	9/2029	3,393	13,699	—
Forescout Technologies, Inc.	First lien senior secured revolving loan	5/2030	—	1,320	—
Formerra, LLC	First lien senior secured revolving loan	11/2028	—	526	(3)
Fortis Solutions Group, LLC	First lien senior secured revolving loan	10/2027	1,687	5,060	—
Foundation Consumer Brands, LLC	First lien senior secured revolving loan	2/2029	—	3,411	(17)
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured revolving loan	12/2029	2,573	20,587	—
Fullsteam Operations, LLC	First lien senior secured revolving loan	11/2029	250	250	—
Galls, LLC	First lien senior secured revolving loan	3/2030	4,317	11,380	—
Galway Borrower LLC	First lien senior secured revolving loan	9/2028	1,966	4,301	—
Gaylord Chemical Company, L.L.C.	First lien senior secured revolving loan	12/2027	1,112	2,860	—
Gerson Lehrman Group, Inc.	First lien senior secured revolving loan	12/2027	—	8,404	—
GI Apple Midco LLC (dba Atlas Technical Consultants)	First lien senior secured revolving loan	4/2029	237	10,844	—
GI Ranger Intermediate, LLC (dba Rectangle Health)	First lien senior secured revolving loan	10/2027	—	1,673	(33)
Granicus, Inc.	First lien senior secured revolving loan	1/2031	649	3,984	—
GS Acquisitionco, Inc. (dba insightsoftware)	First lien senior secured revolving loan	5/2028	18	229	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(33)
Hercules Borrower, LLC (dba The Vincit Group)	First lien senior secured revolving loan	12/2026	—	96	—
Hissho Parent, LLC	First lien senior secured revolving loan	5/2029	—	11,009	—
Home Service TopCo IV, Inc.	First lien senior secured revolving loan	12/2027	—	3,359	—
Hyland Software, Inc.	First lien senior secured revolving loan	9/2029	—	6,978	—
Icefall Parent, Inc. (dba EngageSmart)	First lien senior secured revolving loan	1/2030	—	2,749	—
Ideal Image Development, LLC	First lien senior secured revolving loan	2/2029	1,528	484	—
Ideal Image Development, LLC*	First lien senior secured revolving loan	2/2029	103	—	—
IG Investments Holdings, LLC (dba Insight Global)	First lien senior secured revolving loan	9/2028	—	4,866	—
Indigo Buyer, Inc. (dba Inovar Packaging Group)	First lien senior secured revolving loan	5/2028	—	12,700	—
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured revolving loan	6/2030	3,566	1,126	—
Integrated Specialty Coverages, LLC	First lien senior secured revolving loan	7/2029	—	5,934	—
Integrity Marketing Acquisition, LLC	First lien senior secured revolving loan	8/2028	—	17,886	—
Intelerad Medical Systems Incorporated (fka 11849573 Canada Inc.)*	First lien senior secured revolving loan	8/2026	2,049	—	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured revolving loan	3/2028	481	5,537	—
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))	First lien senior secured revolving loan	12/2028	—	23,738	—
JS Parent, Inc. (dba Jama Software)	First lien senior secured revolving loan	4/2031	—	88	—
KABAFUSION Parent, LLC	First lien senior secured revolving loan	11/2031	—	8,903	(45)
KENE Acquisition, Inc. (dba Entrust Solutions Group)	First lien senior secured revolving loan	2/2031	—	2,242	(6)
KRIV Acquisition Inc. (dba Riveron)	First lien senior secured revolving loan	7/2029	2,736	8,208	—
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)	First lien senior secured revolving loan	12/2029	—	23,755	—
KWOR Acquisition, Inc. (dba Alacrity Solutions)	First lien senior secured revolving loan	2/2030	—	2,877	(14)
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)	First lien senior secured revolving loan	9/2029	—	8,600	(43)
Lightbeam Bidco, Inc. (dba Lazer Spot)	First lien senior secured revolving loan	5/2029	5,258	6,426	—
Lignetics Investment Corp.	First lien senior secured revolving loan	10/2026	10,324	1,147	—
Litera Bidco LLC	First lien senior secured revolving loan	5/2028	—	2,266	(6)
Magnet Forensics, LLC (f/k/a Grayshift, LLC)	First lien senior secured revolving loan	7/2028	—	2,419	—
ManTech International Corporation	First lien senior secured revolving loan	9/2028	—	1,806	—
Maple Acquisition, LLC (dba Medicus)	First lien senior secured revolving loan	5/2030	—	15,336	—
Mario Purchaser, LLC (dba Len the Plumber)	First lien senior secured revolving loan	4/2028	1,340	6,698	—
MHE Intermediate Holdings, LLC (dba OnPoint Group)	First lien senior secured revolving loan	7/2027	1,429	2,143	—
Milan Laser Holdings LLC	First lien senior secured revolving loan	4/2026	—	2,553	(38)
Ministry Brands Holdings, LLC	First lien senior secured revolving loan	12/2027	395	4,350	—
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured revolving loan	6/2030	—	25,814	—
Mitnick Corporate Purchaser, Inc.	First lien senior secured revolving loan	5/2027	438	8,938	—
Modernizing Medicine, Inc. (dba ModMed)	First lien senior secured revolving loan	4/2032	—	10,683	(107)
Monotype Imaging Holdings Inc.	First lien senior secured revolving loan	2/2030	—	21,041	—
Natural Partners, LLC	First lien senior secured revolving loan	11/2030	—	11,814	(59)
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.	First lien senior secured EUR revolving loan	3/2031	310	4,417	—
Nelipak Holding Company	First lien senior secured revolving loan	3/2031	5,190	3,607	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(33)
Neptune Holdings, Inc. (dba NexTech)	First lien senior secured revolving loan	8/2029	—	4,118	—
NMI Acquisitionco, Inc. (dba Network Merchants)	First lien senior secured revolving loan	9/2028	—	558	—
Notorious Topco, LLC (dba Beauty Industry Group)*	First lien senior secured revolving loan	5/2027	5,282	—	—
OAC Holdings I Corp. (dba Omega Holdings)	First lien senior secured revolving loan	3/2028	1,360	1,213	—
OB Hospitalist Group, Inc.	First lien senior secured revolving loan	9/2027	—	7,993	—
Ole Smoky Distillery, LLC	First lien senior secured revolving loan	3/2028	—	3,302	(25)
OneOncology, LLC	First lien senior secured revolving loan	6/2029	—	41,243	(206)
Oranje Holdco, Inc. (dba KnowBe4)	First lien senior secured revolving loan	2/2029	—	10,148	—
Packaging Coordinators Midco, Inc.	First lien senior secured revolving loan	1/2032	—	44,948	(562)
Paris US Holdco, Inc. (dba Precinmac)	First lien senior secured revolving loan	12/2031	361	8,670	—
Park Place Technologies, LLC	First lien senior secured revolving loan	3/2030	2,968	7,150	—
Patriot Acquisition TopCo S.A.R.L (dba Corza Health, Inc.)	First lien senior secured revolving loan	1/2028	554	7,206	—
PDI TA Holdings, Inc.	First lien senior secured revolving loan	2/2031	2,624	3,936	—
PetVet Care Centers, LLC	First lien senior secured revolving loan	11/2029	—	33,258	(1,829)
Valeris, Inc. (fka Phantom Purchaser, Inc.)	First lien senior secured revolving loan	9/2031	—	33,898	(85)
Ping Identity Holding Corp.	First lien senior secured revolving loan	10/2028	—	6,597	—
Plasma Buyer LLC (dba PathGroup)*	First lien senior secured revolving loan	5/2028	12,182	—	—
PPV Intermediate Holdings, LLC	First lien senior secured revolving loan	8/2029	—	11,854	—
Premise Health Holding Corp.	First lien senior secured revolving loan	2/2030	546	7,645	—
Pye-Barker Fire & Safety, LLC	First lien senior secured revolving loan	5/2030	4,213	29,489	—
Puma Buyer, LLC (dba PANTHERx)	First lien senior secured revolving loan	3/2032	—	21,023	—
QAD, Inc.	First lien senior secured revolving loan	11/2027	—	6,000	—
Quva Pharma, Inc.*	First lien senior secured revolving loan	4/2026	455	—	—
Relativity ODA LLC	First lien senior secured revolving loan	5/2029	—	2,797	—
Rhea Parent, Inc.	First lien senior secured revolving loan	12/2030	—	21,596	(54)
RL Datix Holdings (USA), Inc.	First lien senior secured revolving loan	10/2030	2,869	10,184	—
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured revolving loan	5/2031	1,148	4,594	—
Soleo Holdings, Inc.	First lien senior secured revolving loan	2/2032	—	15,932	—
Securonix, Inc.	First lien senior secured revolving loan	4/2029	120	5,219	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured revolving loan	5/2028	—	20,562	—
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured revolving loan	10/2031	7,074	9,251	—
SimonMed, Inc.	First lien senior secured revolving loan	2/2031	7,672	23,017	—
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured revolving loan	12/2031	—	20,119	(201)
Smarsh Inc.	First lien senior secured revolving loan	2/2029	4,606	6,190	—
Soliant Lower Intermediate, LLC (dba Soliant)	First lien senior secured revolving loan	6/2031	—	15,556	(156)
Sonny's Enterprises, LLC	First lien senior secured revolving loan	8/2027	13,134	12,768	—
Southern Air & Heat Holdings, LLC	First lien senior secured revolving loan	10/2027	90	192	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured revolving loan	10/2031	—	14,965	—
Spotless Brands, LLC	First lien senior secured revolving loan	7/2028	1,347	898	—
STS PARENT, LLC (dba STS Aviation Group)	First lien senior secured revolving loan	10/2030	9,951	5,069	—
SWK BUYER, Inc. (dba Stonewall Kitchen)	First lien senior secured revolving loan	3/2029	1,674	3,905	—
Tamarack Intermediate, L.L.C. (dba Verisk 3E)	First lien senior secured revolving loan	3/2028	678	4,659	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(33)
TBRS, Inc. (dba TEAM Technologies)	First lien senior secured revolving loan	11/2030	1,295	19,623	—
The Shade Store, LLC	First lien senior secured revolving loan	10/2028	2,808	7,993	—
THG Acquisition, LLC (dba Hilb)	First lien senior secured revolving loan	10/2031	769	9,589	—
Thunder Purchaser, Inc. (dba Vector Solutions)	First lien senior secured revolving loan	6/2027	—	1,021	—
Tricentis Operations Holdings, Inc.	First lien senior secured revolving loan	2/2032	—	6,284	(63)
Troon Golf, L.L.C.	First lien senior secured revolving loan	8/2028	—	27,449	—
Truist Insurance Holdings, LLC	First lien senior secured revolving loan	5/2029	—	7,019	—
Unified Women's Healthcare, LP	First lien senior secured revolving loan	6/2029	—	8,120	—
USIC Holdings, Inc.	First lien senior secured revolving loan	9/2031	2,207	2,621	—
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)	First lien senior secured revolving loan	12/2029	—	4,975	—
Velocity HoldCo III Inc. (dba VelocityEHS)	First lien senior secured revolving loan	4/2027	—	142	—
Vessco Midco Holdings, LLC	First lien senior secured revolving loan	7/2031	—	7,962	(40)
Vital Bidco AB (dba Vitamin Well)	First lien senior secured revolving loan	10/2030	—	52,912	—
Walker Edison Furniture Company LLC*	First lien senior secured revolving loan	3/2027	1,333	—	—
W.A. Kendall and Company, LLC	First lien senior secured revolving loan	4/2030	2,529	5,611	—
When I Work, Inc.	First lien senior secured revolving loan	11/2027	—	4,164	(104)
WU Holdco, Inc. (dba PurposeBuilt Brands)	First lien senior secured revolving loan	4/2032	—	14,351	(36)
Zendesk, Inc.	First lien senior secured revolving loan	11/2028	—	14,587	—
Proofpoint, Inc.	Second lien senior secured term loan	5/2033	—	35,963	—
Proofpoint, Inc.	Second lien senior secured term loan	5/2033	—	35,748	—
Total non-controlled/non-affiliated - debt commitments			$660,553	$3,967,508	$(10,298)
Non-controlled/affiliated - debt commitments
Pluralsight, LLC	First lien senior secured delayed draw term loan	8/2029	$—	$496	$—
Pluralsight, LLC	First lien senior secured revolving loan	8/2029	—	198	—
Total non-controlled/affiliated - debt commitments			$—	$694	$—
Non-controlled/affiliated - equity commitments
Chrome Investors LP	LP Interest	N/A	$7,339	$1,835	$—
Total non-controlled/affiliated - equity commitments			$7,339	$1,835	$—
Controlled/affiliated - equity commitments
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC	LLC Interest	N/A	$26,517	$49,659	$—
AAM Series 2.1 Aviation Feeder, LLC	LLC Interest	N/A	23,469	14,700	—
LSI Financing LLC	Common Equity	N/A	250,248	122,625	—
Total controlled/affiliated - equity commitments			$300,234	$186,984	$—
Total Portfolio Company Commitments			$968,126	$4,157,021	$(10,298)
*Fully funded
(19)Unless otherwise indicated, represents a co-investment made with the Company’s affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission. See Note 3 “Agreements and Related Party Transactions”.
(20)This portfolio company was not a co-investment made with the Company’s affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission.
(21)Level 2 Investment.
(22)This portfolio company is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. As of June 30, 2025, non-qualifying assets represented 12.7% of total assets as calculated in accordance with the regulatory requirements.
(23)Security acquired in transaction exempt from registration under the Securities Act of 1933, and may be deemed to be “restricted security” under the Securities Act. As of June 30, 2025, the aggregate fair value of these securities is $1.68 billion, or 9.6% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Portfolio Company	Investment	Acquisition Date
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC**	LLC Interest	July 1, 2022
AAM Series 2.1 Aviation Feeder, LLC**	LLC Interest	July 1, 2022
Accelerate Topco Holdings, LLC	Common Units	September 1, 2022
Amergin Asset Management, LLC	Class A Units	July 1, 2022
AlphaSense, LLC	Series E Preferred Shares	June 27, 2024
ASP Conair Holdings LP	Class A Units	May 17, 2021
Baypine Commander Co-Invest, LP	LP Interest	June 6, 2025
BCTO WIW Holdings, Inc. (dba When I Work)	Class A Common Stock	November 2, 2021
BEHP Co-Investor II, L.P.	LP Interest	May 6, 2022
Blue Owl Credit SLF LLC*	LLC Interest	August 1, 2024
Brooklyn Lender Co-Invest 2, L.P. (dba Boomi)	Common Units	October 1, 2021
CD&R Value Building Partners I, L.P. (dba Belron)	LP Interest	December 2, 2021
Chrome Investors LP	LP Interest	January 25, 2025
Denali Holding, LP (dba Summit Companies)	Class A Units	September 14, 2021
Dodge Construction Network Holdings, L.P.	Class A-2 Common Units	March 16, 2022
Dodge Construction Network Holdings, L.P.	Series A Preferred Units	March 16, 2022
Elliott Alto Co-Investor Aggregator L.P.	LP Interest	September 28, 2022
Evolution Parent, LP (dba SIAA)	LP Interest	April 30, 2021
Fifth Season Investments LLC**	Class A Units	October 17, 2022
Gloves Holdings, LP (dba Protective Industrial Products)	LP Interest	December 28, 2020
GrowthCurve Capital Sunrise Co-Invest LP (dba Brightway)	LP Interest	December 16, 2021
Hercules Buyer, LLC (dba The Vincit Group)	Common Units	December 15, 2020
Hissho Sushi Holdings, LLC	Class A Units	May 17, 2022
Hockey Parent Holdings, L.P.	Class A Common Units	September 14, 2023
Ideal Topco, L.P.	Class A-1 Preferred Units	February 20, 2024
Ideal Topco, L.P.	Class A-2 Common Units	February 20, 2024
Insight CP (Blocker) Holdings, L.P. (dba CivicPlus, LLC)	LP Interest	June 8, 2022
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)	Perpetual Preferred Stock	June 22, 2022
KWOR Intermediate I, Inc. (dba Alacrity Solutions)	Preferred Stock	February 28, 2025
KWOR Intermediate I, Inc. (dba Alacrity Solutions)	Class A-1 Common Stock	February 28, 2025
KOBHG Holdings, L.P. (dba OB Hospitalist)	Class A Interests	September 27, 2021
KPCI Holdings, L.P.	Class A Units	November 25, 2020
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)	Class A Interest	December 12, 2023
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)	Common Equity	January 8, 2025
LSI Financing 1 DAC**	Preferred equity	December 14, 2022
LSI Financing LLC**	Common Equity	November 25, 2024
Maia Aggregator, LP	Class A-2 Units	February 1, 2022
ModMed Software Midco Holdings, Inc. (dba ModMed)	Series A Preferred Units	April 30, 2025
Bird Holding B.V. (fka MessageBird Holding B.V.)	Extended Series C Warrants	May 5, 2021
Metis HoldCo, Inc. (dba Mavis Tire Express Services)	Series A Convertible Preferred Stock	May 3, 2021
Minerva Holdco, Inc.	Senior A Preferred Stock	February 14, 2022
Orange Blossom Parent, Inc.	Common Units	July 29, 2022
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)*	LLC Interest	November 2, 2022
Patriot Holdings SCSp (dba Corza Health, Inc.)	Class A Units	January 29, 2021
Patriot Holdings SCSp (dba Corza Health, Inc.)	Class B Units	January 29, 2021
PCF Holdco, LLC (dba Trucordia)	Preferred equity	February 16, 2023

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

Portfolio Company	Investment	Acquisition Date
PCF Holdco, LLC (dba Trucordia)	Warrants	February 16, 2023
Paradigmatic Holdco LLC (dba Pluralsight)	Common stock	August 22, 2024
Project Alpine Co-Invest Fund, LP	LP Interest	June 13, 2022
Project Hotel California Co-Invest Fund, L.P.	LP Interest	August 9, 2022
Rhea Acquisition Holdings, LP	Series A-2 Units	February 18, 2022
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)	Series A Preferred Stock	November 15, 2023
Sunshine Software Holdings, Inc. (dba Cornerstone OnDemand, Inc.)	Series A Preferred Stock	October 14, 2021
TCB Holdings I LLC (dba TricorBraun)	Class A Preferred Units	January 31, 2025
Thunder Topco L.P. (dba Vector Solutions)	Common Units	June 30, 2021
Vestwell Holdings, Inc.	Series D Preferred Stock	December 20, 2023
Walker Edison Holdco LLC	Common Units	March 1, 2023
WMC Bidco, Inc. (dba West Monroe)	Senior Preferred Stock	November 9, 2021
WP Irving Co-Invest, L.P.	Partnership Units	May 18, 2022
XOMA Corporation	Warrants	December 15, 2023
Zoro TopCo, L.P.	Class A Common Units	November 22, 2022
Zoro TopCo, Inc.	Series A Preferred Equity	November 22, 2022
*Refer to Note 4 “Investments - OCIC SLF LLC” and “Investments - Blue Owl Credit SLF LLC”, for further information.
** Refer to Note 3 “Agreements and Related Party Transactions - Controlled/Affiliated Portfolio Companies”.

(24)As of June 30, 2025, the net estimated unrealized gain on investments for U.S. federal income tax purposes was $0.2 million based on a tax cost basis of $32.0 billion. As of June 30, 2025, the estimated aggregate gross unrealized loss for U.S. federal income tax purposes was $317.4 million. As of June 30, 2025, the estimated aggregate gross unrealized gain for U.S. federal income tax purposes was $317.6 million.
(25)Investment is non-income producing.
(26)Investment is not pledged as collateral under the Company’s Amended and Restated Senior Secured Revolving Credit Agreement (the “Revolving Credit Facility”, credit facilities to which certain of our subsidiaries are parties (the “SPV Asset Facilities”) and collateral loan obligation transactions (“CLOs”).
(27)We invest in this portfolio company through underlying blocker entities Hercules Blocker 1 LLC, Hercules Blocker 2 LLC, Hercules Blocker 3 LLC, Hercules Blocker 4 LLC, and Hercules Blocker 5 LLC.
(28)Unless otherwise indicated, the Company’s portfolio companies are pledged as collateral supporting the amounts outstanding under the Revolving Credit Facility, SPV Asset Facilities and CLOs. See Note 5 “Debt”.
(29)As defined in the 1940 Act, the Company is deemed to be an “affiliated person” of this portfolio company as the Company owns more than 5% but less than 25% of the portfolio company’s voting securities (“non-controlled affiliate”). Transactions related to investments in non-controlled affiliates for the period ended June 30, 2025 were as follows:

Company	Fair value as of December 31, 2024	Gross Additions(a)	Gross Reductions(b)	Net Change in Unrealized Gain/(Loss)	Realized Gain/(Loss)	Fair value as of June 30, 2025	Dividend Income	Interest and PIK Income	Other Income
LSI Financing 1 DAC	$4,771	$1	$(618)	$(327)	$—	$3,827	$343	$—	$—
Pluralsight, LLC	3,477	86	—	(44)	—	3,519	—	129	2
Total	$8,248	$87	$(618)	$(371)	$—	$7,346	$343	$129	$2

________
(a) Gross additions may include increases in the cost basis of investments resulting from new investments, amounts related to payment-in-kind (“PIK”) interest capitalized and added to the principal balance of the respective loans, the accretion of discounts, the exchange of one or more existing investments for one or more new investments and the movement at fair value of an existing portfolio company into this controlled affiliated category from a different category.
(b) Gross reductions may include decreases in the cost basis of investments resulting from principal collections related to investment repayments and sales, return of capital, the amortization of premiums and the exchange of one or more existing securities for one or more new securities.

(30)As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of June 30, 2025
(Amounts in thousands, except share amounts)
(Unaudited)

has the power to exercise control over management or policies of such portfolio company, including through a management agreement (“controlled affiliate”). The Company’s investments in controlled affiliates for the period ended June 30, 2025 were as follows:

Company	Fair value as of December 31, 2024	Gross Additions(a)	Gross Reductions(b)	Net Change in Unrealized Gain/(Loss)	Realized Gain/(Loss)	Fair value as of June 30, 2025	Dividend Income	Interest and PIK Income	Other Income
AAM Series 2.1 Aviation Feeder, LLC(c)	$77,680	$12,745	$(2,132)	$10,600	$—	$98,893	$—	$3,152	$—
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(c)	75,112	9,991	(86)	5,667	—	90,684	—	2,902	—
Blue Owl Credit SLF LLC	4,294	21,649	—	(210)	—	25,733	496	—	—
Fifth Season Investments LLC	223,274	63,084	—	6,208	—	292,566	15,421	—	—
LSI Financing LLC	293,775	49,860	(88,315)	6,461	—	261,781	9,835	—	—
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)	311,609	—	—	(19,806)	—	291,803	18,989	—	—
Total	$985,744	$157,329	$(90,533)	$8,920	$—	$1,061,460	$44,741	$6,054	$—
________
(a) Gross additions may include increases in the cost basis of investments resulting from new investments, amounts related to payment-in-kind (“PIK”) interest capitalized and added to the principal balance of the respective loans, the accretion of discounts, the exchange of one or more existing investments for one or more new investments and the movement at fair value of an existing portfolio company into this controlled affiliated category from a different category.
(b) Gross reductions may include decreases in the cost basis of investments resulting from principal collections related to investment repayments and sales, return of capital, the amortization of premiums and the exchange of one or more existing securities for one or more new securities.
(c) In connection with its investment in AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC and AAM Series 2.1 Aviation Feeder, LLC (collectively, “Amergin AssetCo”) the Company made a minority investment in Amergin Asset Management, LLC which has entered into a Servicing Agreement with Amergin AssetCo.

(31)Investment was on non-accrual status as of June 30, 2025.
(32)Investment measured at net asset value (“NAV”).
(33)The negative cost and fair value results from unamortized fees, which are capitalized to the investment cost of unfunded commitments.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Non-controlled/non-affiliated portfolio company investments
Debt Investments(5)
Advertising and media
Broadcast Music, Inc. (fka Otis Merger Sub, Inc.)(6)	First lien senior secured loan	S+	5.75%	02/2030	34,318	$33,558	$34,060	0.2%
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))(6)	First lien senior secured loan	S+	5.00%	12/2028	229,533	229,533	229,533	1.6%
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))(7)(18)	First lien senior secured revolving loan	S+	5.00%	12/2027	2,517	2,517	2,517	—%
Monotype Imaging Holdings Inc.(7)(18)	First lien senior secured loan	S+	5.50%	02/2031	170,754	169,537	170,327	1.2%
Project Boost Purchaser, LLC (dba J.D. Power)(6)(22)	First lien senior secured loan	S+	3.50%	07/2031	23,750	23,750	23,890	0.2%
Project Boost Purchaser, LLC (dba J.D. Power)(7)(22)	Second lien senior secured loan	S+	5.25%	07/2032	11,250	11,196	11,462	0.1%
						470,091	471,789	3.3%
Aerospace and defense
ManTech International Corporation(7)	First lien senior secured loan	S+	5.00%	09/2029	14,674	$14,674	$14,674	0.1%
Novaria Holdings, LLC(6)(22)	First lien senior secured loan	S+	4.00%	06/2031	16,958	16,887	17,042	0.1%
Peraton Corp.(6)(22)	First lien senior secured loan	S+	3.75%	02/2028	51,272	51,303	47,606	0.3%
Peraton Corp.(7)(22)	Second lien senior secured loan	S+	7.75%	02/2029	4,831	4,787	3,894	—%
STS PARENT, LLC (dba STS Aviation Group)(6)	First lien senior secured loan	S+	5.00%	10/2031	135,180	134,526	134,504	0.9%
STS PARENT, LLC (dba STS Aviation Group)(6)(18)	First lien senior secured revolving loan	S+	5.00%	10/2030	6,947	6,872	6,872	—%
						229,049	224,592	1.4%
Automotive aftermarket
OAC Holdings I Corp. (dba Omega Holdings)(6)	First lien senior secured loan	S+	5.00%	03/2029	8,958	$8,836	$8,891	0.1%
Power Stop, LLC(7)	First lien senior secured loan	S+	4.75%	01/2029	29,170	28,980	27,639	0.2%
						37,816	36,530	0.3%
Automotive services
Mavis Tire Express Services Topco Corp.(6)(22)	First lien senior secured loan	S+	3.50%	05/2028	29,044	$29,044	$29,207	0.2%
Spotless Brands, LLC(8)(18)	First lien senior secured loan	S+	5.75%	07/2028	81,719	81,017	81,515	0.6%
Wand Newco 3, Inc. (dba Caliber )(6)(22)	First lien senior secured loan	S+	3.25%	01/2031	12,257	12,257	12,295	0.1%
						122,318	123,017	0.9%
Asset based lending and fund finance
Hg Genesis 9 SumoCo Limited(12)(23)	Unsecured facility	E+	6.25% PIK	03/2029	€143,280	$156,905	$148,366	1.0%
Hg Saturn Luchaco Limited(15)(23)	Unsecured facility	SA+	7.50% PIK	03/2026	£640	811	801	—%
						157,716	149,167	1.0%
Buildings and real estate
Associations Finance, Inc.(17)	Unsecured notes		14.25% PIK	05/2030	164,538	$163,452	$164,538	1.1%
Associations, Inc.(7)(18)	First lien senior secured loan	S+	6.50%	07/2028	425,811	425,388	425,811	2.9%
CoreLogic Inc.(6)(21)(22)	First lien senior secured loan	S+	3.50%	06/2028	23,840	23,388	23,508	0.2%
Dodge Construction Network LLC(7)	First lien senior secured loan	S+	4.75%	02/2029	10,485	8,435	8,388	0.1%
Dodge Construction Network LLC(7)	First lien senior secured loan	S+	6.25%	01/2029	7,560	7,413	7,409	0.1%
RealPage, Inc.(7)(22)	First lien senior secured loan	S+	3.00%	04/2028	13,915	13,905	13,875	0.1%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

RealPage, Inc.(7)(22)	First lien senior secured loan	S+	3.75%	04/2028	18,250	18,159	18,296	0.1%
Wrench Group LLC(7)(22)	First lien senior secured loan	S+	4.00%	10/2028	27,146	27,103	25,992	0.2%
						687,243	687,817	4.8%
Business services
Access CIG, LLC(7)(22)	First lien senior secured loan	S+	5.00%	08/2028	79,000	$77,472	$79,695	0.5%
Aurelia Netherlands B.V.(12)(23)	First lien senior secured EUR term loan	E+	5.75%	05/2031	€55,027	57,700	56,695	0.4%
Boxer Parent Company Inc. (f/k/a BMC)(7)(22)	First lien senior secured loan	S+	3.75%	07/2031	63,250	63,094	63,718	0.4%
Capstone Acquisition Holdings, Inc.(6)	First lien senior secured loan	S+	4.50%	11/2029	85,324	84,736	85,110	0.6%
ConnectWise, LLC(7)(22)	First lien senior secured loan	S+	3.50%	09/2028	29,397	29,440	29,550	0.2%
CoolSys, Inc.(7)	First lien senior secured loan	S+	4.75%	08/2028	13,737	12,976	13,359	0.1%
CoreTrust Purchasing Group LLC(6)	First lien senior secured loan	S+	5.25%	10/2029	112,617	111,675	112,617	0.8%
Denali BuyerCo, LLC (dba Summit Companies)(7)(18)	First lien senior secured loan	S+	5.75%	09/2028	195,728	193,780	195,728	1.3%
Diamondback Acquisition, Inc. (dba Sphera)(6)	First lien senior secured loan	S+	5.50%	09/2028	46,389	45,829	46,157	0.3%
Fullsteam Operations, LLC(7)(18)	First lien senior secured loan	S+	8.25%	11/2029	13,001	12,658	13,001	0.1%
Fullsteam Operations, LLC(7)(18)(19)	First lien senior secured delayed draw term loan	S+	7.00%	11/2029	818	771	811	—%
Hercules Borrower, LLC (dba The Vincit Group)(7)(18)	First lien senior secured loan	S+	5.50%	12/2026	15,774	15,707	15,774	0.1%
Hercules Buyer, LLC (dba The Vincit Group)(17)(28)	Unsecured notes		0.48% PIK	12/2029	24	24	28	—%
Kaseya Inc.(6)	First lien senior secured loan	S+	5.50%	06/2029	72,874	71,860	72,874	0.5%
Kaseya Inc.(7)(18)(19)	First lien senior secured delayed draw term loan	S+	5.50%	06/2029	2,213	2,120	2,213	—%
KPSKY Acquisition, Inc. (dba BluSky)(7)(18)	First lien senior secured loan	S+	5.50%	10/2028	101,182	99,963	92,834	0.6%
KPSKY Acquisition, Inc. (dba BluSky)(7)(18)(19)	First lien senior secured delayed draw term loan	S+	5.75%	10/2028	73	25	(342)	—%
DuraServ LLC(6)(18)	First lien senior secured loan	S+	4.50%	06/2031	154,689	153,846	153,915	1.1%
Ping Identity Holding Corp.(7)	First lien senior secured loan	S+	4.75%	10/2029	65,809	65,695	65,809	0.5%
Plano HoldCo, Inc. (dba Perficient)(7)	First lien senior secured loan	S+	3.50%	10/2031	25,000	24,881	25,188	0.2%
POLARIS PURCHASER, INC. (dba Plusgrade)(7)(23)	First lien senior secured loan	S+	4.00%	03/2031	25,863	25,863	25,992	0.2%
Pye-Barker Fire & Safety, LLC(7)(18)	First lien senior secured loan	S+	4.50%	05/2031	231,569	230,305	230,990	1.6%
Pye-Barker Fire & Safety, LLC(7)(18)	First lien senior secured revolving loan	S+	4.50%	05/2030	4,213	4,061	4,128	—%
XPLOR T1, LLC(7)	First lien senior secured loan	S+	3.50%	06/2031	49,963	49,963	50,337	0.3%
CMG HoldCo, LLC (dba Crete United)(7)(18)	First lien senior secured loan	S+	4.75%	05/2028	53,738	52,990	53,021	0.4%
						1,487,434	1,489,202	10.2%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Chemicals
Advancion Holdings, LLC (fka Aruba Investments Holdings, LLC)(6)(22)	First lien senior secured loan	S+	4.00%	11/2027	19,064	$18,849	$19,064	0.1%
Advancion Holdings, LLC (fka Aruba Investments Holdings, LLC)(6)(22)	Second lien senior secured loan	S+	7.75%	11/2028	40,137	40,129	39,118	0.3%
DCG ACQUISITION CORP. (dba DuBois Chemical)(6)	First lien senior secured loan	S+	4.50%	06/2031	95,076	94,180	94,600	0.7%
Gaylord Chemical Company, L.L.C.(7)(18)	First lien senior secured loan	S+	5.25%	12/2027	98,138	97,921	98,138	0.7%
Rocket BidCo, Inc. (dba Recochem)(7)(23)	First lien senior secured loan	S+	5.75%	11/2030	352,375	345,760	348,851	2.4%
Velocity HoldCo III Inc. (dba VelocityEHS)(7)	First lien senior secured loan	S+	5.50%	04/2027	2,276	2,253	2,276	—%
Nouryon Finance B.V.(7)(22)(23)	First lien senior secured loan	S+	3.25%	04/2028	12,605	12,605	12,679	0.1%
Derby Buyer LLC (dba Delrin)(6)(22)	First lien senior secured loan	S+	3.00%	11/2030	57,548	57,548	57,691	0.4%
Gaylord Chemical Company, L.L.C.(7)	First lien senior secured loan	S+	5.50%	12/2027	91,000	90,099	91,000	0.6%
						759,344	763,417	5.3%
Consumer products
BEP Intermediate Holdco, LLC (dba Buyers Edge Platform)(6)(22)	First lien senior secured loan	S+	3.25%	04/2031	31,833	$31,833	$32,011	0.2%
Conair Holdings LLC(6)(22)	First lien senior secured loan	S+	3.75%	05/2028	44,917	44,587	40,223	0.3%
Conair Holdings LLC(6)	Second lien senior secured loan	S+	7.50%	05/2029	22,591	22,354	20,728	0.1%
Foundation Consumer Brands, LLC(6)(18)	First lien senior secured loan	S+	6.25%	02/2027	96,846	95,839	96,846	0.7%
Lignetics Investment Corp.(7)(18)	First lien senior secured loan	S+	5.50%	11/2027	96,223	95,996	95,743	0.7%
Lignetics Investment Corp.(7)(18)	First lien senior secured revolving loan	S+	5.50%	10/2026	8,412	8,386	8,354	0.1%
Olaplex, Inc.(6)(22)(23)	First lien senior secured loan	S+	3.50%	02/2029	37,853	37,426	35,749	0.2%
SWK BUYER, Inc. (dba Stonewall Kitchen)(7)	First lien senior secured loan	S+	5.25%	03/2029	58,474	57,702	56,720	0.4%
						394,123	386,374	2.7%
Containers and packaging
Anchor Packaging, LLC(6)(22)	First lien senior secured loan	S+	3.25%	07/2029	49,750	$49,750	$49,959	0.3%
Arctic Holdco, LLC (dba Novvia Group)(6)(18)	First lien senior secured loan	S+	6.00%	12/2026	20,610	20,335	20,610	0.1%
Ascend Buyer, LLC (dba PPC Flexible Packaging)(7)(18)	First lien senior secured loan	S+	5.75%	09/2028	78,779	78,057	78,779	0.5%
Ascend Buyer, LLC (dba PPC Flexible Packaging)(7)	First lien senior secured loan	S+	6.00%	09/2028	8,820	8,692	8,820	0.1%
Ascend Buyer, LLC (dba PPC Flexible Packaging)(7)(18)	First lien senior secured revolving loan	S+	5.75%	09/2027	1,702	1,679	1,702	—%
Berlin Packaging(7)(22)	First lien senior secured loan	S+	3.50%	06/2031	100,887	100,887	101,391	0.7%
BW Holding, Inc.(7)(22)	First lien senior secured loan	S+	4.00%	12/2028	21,506	20,835	19,104	0.1%
Charter NEX US, Inc.(6)(22)	First lien senior secured loan	S+	3.00%	11/2030	25,693	25,693	25,806	0.2%
Fortis Solutions Group, LLC(7)(18)	First lien senior secured loan	S+	5.50%	10/2028	66,278	65,449	65,284	0.4%
Fortis Solutions Group, LLC(7)(18)	First lien senior secured revolving loan	S+	5.50%	10/2027	2,361	2,299	2,260	—%
Indigo Buyer, Inc. (dba Inovar Packaging Group)(7)(18)	First lien senior secured loan	S+	6.25%	05/2028	111,601	110,891	111,601	0.8%
Indigo Buyer, Inc. (dba Inovar Packaging Group)(6)	First lien senior secured loan	S+	5.25%	05/2028	13,366	13,276	13,300	0.1%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Pregis Topco LLC(6)	Second lien senior secured loan	S+	7.75%	08/2029	2,500	2,500	2,500	—%
Pregis Topco LLC(6)(22)	First lien senior secured loan	S+	4.00%	07/2026	16,739	16,620	16,823	0.1%
Pregis Topco LLC(6)	Second lien senior secured loan	S+	6.75%	08/2029	30,000	30,000	30,000	0.2%
ProAmpac PG Borrower LLC(7)(22)	First lien senior secured loan	S+	4.00%	09/2028	39,117	39,117	39,195	0.3%
Tricorbraun Holdings, Inc.(6)(22)	First lien senior secured loan	S+	3.25%	03/2028	50,892	50,288	50,811	0.3%
						636,368	637,945	4.2%
Distribution
ABB/Con-cise Optical Group LLC(7)	First lien senior secured loan	S+	7.50%	02/2028	33,306	$33,004	$32,640	0.2%
AI Aqua Merger Sub, Inc. (dba Culligan)(6)(21)(22)	First lien senior secured loan	S+	3.00%	07/2028	46,266	46,266	46,266	0.3%
Aramsco, Inc.(7)	First lien senior secured loan	S+	4.75%	10/2030	45,405	44,587	41,999	0.3%
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(6)(22)	First lien senior secured loan	S+	3.50%	12/2028	63,564	63,564	63,831	0.4%
BradyPLUS Holdings, LLC (f/k/a BradyIFS Holdings, LLC)(7)(18)	First lien senior secured loan	S+	5.00%	10/2029	176,385	174,813	176,385	1.2%
Dealer Tire Financial, LLC(17)(21)(22)	Unsecured notes		8.00%	02/2028	56,120	55,332	55,014	0.4%
Dealer Tire Financial, LLC(6)(22)	First lien senior secured loan	S+	3.00%	07/2031	30,339	30,339	30,339	0.2%
Endries Acquisition, Inc.(6)(18)	First lien senior secured loan	S+	5.25%	12/2028	100,770	100,149	100,014	0.7%
Formerra, LLC(6)(18)	First lien senior secured loan	S+	7.25%	11/2028	5,366	5,240	5,298	—%
Foundation Building Materials, Inc.(7)(22)	First lien senior secured loan	S+	4.00%	01/2031	19,887	19,792	19,547	0.1%
White Cap Supply Holdings, LLC(6)(22)	First lien senior secured loan	S+	3.25%	10/2029	38,321	38,116	38,352	0.3%
						611,202	609,685	4.1%
Education
Ellucian Holdings Inc. (f/k/a Sophia, L.P.)(6)(22)	First lien senior secured loan	S+	4.75%	11/2032	10,000	$9,975	$10,167	0.1%
Ellucian Holdings Inc. (f/k/a Sophia, L.P.)(6)(22)	First lien senior secured loan	S+	3.00%	10/2029	14,729	14,729	14,813	0.1%
Learning Care Group (US) No. 2 Inc.(7)(22)	First lien senior secured loan	S+	4.00%	08/2028	22,220	22,220	22,406	0.2%
Renaissance Learning, Inc.(6)(22)	First lien senior secured loan	S+	4.00%	04/2030	31,126	31,126	31,026	0.2%
Severin Acquisition, LLC (dba PowerSchool)(6)	First lien senior secured loan	S+	5.00% (2.25% PIK)	10/2031	129,981	128,724	128,681	0.9%
Spring Education Group, Inc. (fka SSH Group Holdings, Inc.)(7)(22)	First lien senior secured loan	S+	4.00%	10/2030	15,184	15,184	15,260	0.1%
						221,958	222,353	1.6%
Energy equipment and services
Dresser Utility Solutions, LLC(6)	First lien senior secured loan	S+	5.25%	03/2029	82,289	$81,576	$82,083	0.6%
						81,576	82,083	0.6%
Financial services
Ascensus Holdings, Inc.(6)	First lien senior secured loan	S+	3.00%	08/2028	11,874	$11,874	$11,963	0.1%
Baker Tilly Advisory Group, L.P.(6)	First lien senior secured loan	S+	4.75%	06/2031	99,002	97,612	98,507	0.7%
BCPE Pequod Buyer, Inc. (dba Envestnet)(6)(22)	First lien senior secured loan	S+	3.50%	11/2031	113,336	111,064	114,164	0.8%
Blackhawk Network Holdings, Inc.(6)(22)	First lien senior secured loan	S+	5.00%	03/2029	74,625	73,256	75,453	0.5%
BTRS HOLDINGS INC. (dba Billtrust)(7)(18)(19)	First lien senior secured loan	S+	7.25%	12/2028	12,197	11,933	12,165	0.1%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Chrysaor Bidco s.à r.l. (dba AlterDomus)(6)(22)(23)	First lien senior secured loan	S+	3.50%	05/2031	9,311	9,311	9,375	0.1%
Computer Services, Inc. (dba CSI)(7)(18)	First lien senior secured loan	S+	5.25%	11/2029	52,518	51,935	52,518	0.4%
Computer Services, Inc. (dba CSI)(7)	First lien senior secured loan	S+	4.75%	11/2029	18,464	18,374	18,371	0.1%
Cresset Capital Management, LLC(6)	First lien senior secured loan	S+	5.00%	06/2030	15,593	15,449	15,593	0.1%
Deerfield Dakota Holdings(7)(22)	First lien senior secured loan	S+	3.75%	04/2027	97,214	96,606	94,900	0.7%
Deerfield Dakota Holdings(7)(22)	Second lien senior secured loan	S+	6.75%	04/2028	21,476	21,499	20,430	0.1%
Finastra USA, Inc.(7)(18)(23)	First lien senior secured loan	S+	7.25%	09/2029	174,158	172,484	174,158	1.2%
Klarna Holding AB(7)(23)	Subordinated Floating Rate Notes	S+	7.00%	04/2034	1,000	1,000	1,000	—%
KRIV Acquisition Inc. (dba Riveron)(7)(18)	First lien senior secured loan	S+	5.75%	07/2029	79,678	77,731	79,678	0.5%
Minotaur Acquisition, Inc. (dba Inspira Financial)(6)(18)	First lien senior secured loan	S+	5.00%	06/2030	293,093	290,183	291,628	2.0%
NMI Acquisitionco, Inc. (dba Network Merchants)(6)(18)	First lien senior secured loan	S+	5.00%	09/2028	12,178	12,137	12,178	0.1%
OneDigital Borrower LLC(6)(22)	First lien senior secured loan	S+	3.25%	07/2031	74,307	74,068	74,403	0.5%
OneDigital Borrower LLC(6)(22)	Second lien senior secured loan	S+	5.25%	07/2032	33,800	33,639	33,611	0.2%
PPI Holding US Inc. (dba Nuvei)(6)(22)(23)	First lien senior secured loan	S+	3.00%	07/2031	20,000	19,950	20,018	0.1%
PUSHPAY USA INC(7)	First lien senior secured loan	S+	4.50%	08/2031	15,000	14,856	15,075	0.1%
Saphilux S.a.r.L. (dba IQ-EQ)(8)(22)(23)	First lien senior secured loan	S+	3.50%	07/2028	32,378	32,378	32,581	0.2%
Smarsh Inc.(7)(18)	First lien senior secured loan	S+	5.75%	02/2029	93,429	92,742	93,429	0.6%
Smarsh Inc.(6)(18)	First lien senior secured revolving loan	S+	5.75%	02/2029	332	327	332	—%
						1,340,408	1,351,530	9.2%
Food and beverage
Balrog Acquisition, Inc. (dba Bakemark)(7)(22)	First lien senior secured loan	S+	4.00%	09/2028	13,580	$13,497	$13,600	0.1%
Balrog Acquisition, Inc. (dba Bakemark)(7)	Second lien senior secured loan	S+	7.00%	09/2029	6,000	5,966	6,000	—%
Blast Bidco Inc. (dba Bazooka Candy Brands)(7)	First lien senior secured loan	S+	6.00%	10/2030	35,552	34,776	35,552	0.2%
Dessert Holdings(6)(21)(22)	First lien senior secured loan	S+	4.00%	06/2028	19,399	19,341	18,613	0.1%
EAGLE FAMILY FOODS GROUP LLC(6)	First lien senior secured loan	S+	5.00%	08/2030	175,862	174,190	174,982	1.2%
Fiesta Purchaser, Inc. (dba Shearer's Foods)(6)(22)	First lien senior secured loan	S+	3.25%	02/2031	74,625	74,625	74,611	0.5%
Gehl Foods, LLC(6)	First lien senior secured loan	S+	6.25%	06/2030	118,258	117,151	117,667	0.8%
Gehl Foods, LLC(7)(18)(19)	First lien senior secured delayed draw term loan	S+	6.25%	06/2030	3,639	3,562	3,621	—%
Hissho Parent, LLC(7)(18)	First lien senior secured loan	S+	4.75%	05/2029	123,263	122,506	123,263	0.8%
Innovation Ventures HoldCo, LLC (dba 5 Hour Energy)(6)(18)	First lien senior secured loan	S+	6.25%	03/2027	198,087	196,311	195,117	1.3%
KBP Brands, LLC(7)(18)	First lien senior secured loan	S+	5.50%	05/2027	56,020	55,601	54,900	0.4%
Ole Smoky Distillery, LLC(6)(18)	First lien senior secured loan	S+	5.50%	03/2028	30,167	29,786	29,941	0.2%
Par Technology Corporation(6)(23)	First lien senior secured loan	S+	5.00%	07/2029	1,286	1,267	1,273	—%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units		Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Pegasus BidCo B.V.(7)(22)(23)	First lien senior secured loan	S+	3.25%	07/2029		13,486	13,486	13,596	0.1%
Rushmore Investment III LLC (dba Winland Foods)(7)(18)	First lien senior secured loan	S+	5.00%	10/2030		512,036	507,281	512,037	3.5%
Tacala, LLC(6)(22)	First lien senior secured loan	S+	3.50%	01/2031		40,466	40,466	40,700	0.3%
Vital Bidco AB (dba Vitamin Well)(7)(23)	First lien senior secured loan	S+	4.50%	10/2031		226,609	222,966	223,437	1.5%
Vital Bidco AB (dba Vitamin Well)(6)(18)(23)	First lien senior secured revolving loan	S+	4.50%	10/2030		12,908	12,241	12,222	0.1%
							1,645,019	1,651,132	11.1%
Healthcare equipment and services
Azalea TopCo, Inc. (dba Press Ganey)(6)(22)	First lien senior secured loan	S+	3.25%	04/2031		61,122	$61,122	$61,238	0.4%
Bamboo US BidCo LLC(7)(18)	First lien senior secured loan	S+	5.25%	09/2030		107,931	107,931	107,931	0.7%
Bamboo US BidCo LLC(12)	First lien senior secured EUR term loan	E+	5.25%	09/2030		€61,594	64,801	63,781	0.4%
Canadian Hospital Specialties Limited(10)(18)(23)	First lien senior secured loan	C+	4.50%	04/2028	C$	4,834	3,826	3,261	—%
Canadian Hospital Specialties Limited(10)(18)(23)	First lien senior secured revolving loan	C+	4.50%	04/2027	C$	367	290	242	—%
Confluent Medical Technologies, Inc.(7)(22)	First lien senior secured loan	S+	3.25%	02/2029		78,803	78,803	79,095	0.5%
Creek Parent, Inc. (dba Catalent)(6)	First lien senior secured loan	S+	5.25%	12/2031		294,578	289,444	289,423	2.0%
CSC MKG Topco LLC (dba Medical Knowledge Group)(6)(18)	First lien senior secured loan	S+	5.75%	02/2029		98,770	97,435	97,782	0.7%
Natus Medical Incorporated(6)	First lien senior secured loan	S+	5.50%	07/2029		490	465	478	—%
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.(11)(18)	First lien senior secured EUR revolving loan	E+	5.50%	03/2031		€56,931	60,760	57,717	0.4%
Nelipak Holding Company(6)(18)	First lien senior secured loan	S+	5.50%	03/2031		34,077	33,539	33,294	0.2%
Packaging Coordinators Midco, Inc.(7)(22)	First lien senior secured loan	S+	3.25%	11/2027		61,905	61,905	62,121	0.4%
Patriot Acquisition TopCo S.A.R.L (dba Corza Health, Inc.)(7)(18)(23)	First lien senior secured loan	S+	5.25%	01/2028		54,203	53,658	54,203	0.4%
PerkinElmer U.S. LLC(6)(18)	First lien senior secured loan	S+	5.00%	03/2029		161,204	160,898	160,801	1.1%
Resonetics, LLC(7)(22)	First lien senior secured loan	S+	3.25%	06/2031		74,813	74,813	75,209	0.5%
Rhea Parent, Inc.(7)	First lien senior secured loan	S+	4.75%	12/2030		251,638	250,910	250,858	1.7%
TBRS, Inc. (dba TEAM Technologies)(7)	First lien senior secured loan	S+	4.75%	11/2031		138,056	137,366	137,366	0.9%
TBRS, Inc. (dba TEAM Technologies)(7)(18)	First lien senior secured revolving loan	S+	4.75%	11/2030		1,255	1,150	1,150	—%
Zest Acquisition Corp.(7)	First lien senior secured loan	S+	5.25%	02/2028		19,535	19,535	19,730	0.1%
							1,558,651	1,555,680	10.4%
Healthcare providers and services
Allied Benefit Systems Intermediate LLC(6)	First lien senior secured loan	S+	5.25%	10/2030		20,850	$20,577	$20,850	0.1%
Belmont Buyer, Inc. (dba Valenz)(7)(18)	First lien senior secured loan	S+	6.50%	06/2029		68,619	67,489	68,619	0.5%
Belmont Buyer, Inc. (dba Valenz)(7)	First lien senior secured loan	S+	5.25%	06/2029		43,051	42,751	42,728	0.3%
Belmont Buyer, Inc. (dba Valenz)(8)(18)	First lien senior secured revolving loan	S+	6.50%	06/2029		2,217	2,118	2,217	—%
Confluent Health, LLC(6)	First lien senior secured loan	S+	5.00%	11/2028		19,850	19,344	19,652	0.1%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Covetrus, Inc.(7)(22)	First lien senior secured loan	S+	5.00%	10/2029	10,306	9,879	9,888	0.1%
Covetrus, Inc.(7)	Second lien senior secured loan	S+	9.25%	10/2030	160,000	157,317	155,600	1.1%
D4C Dental Brands, Inc.(7)(21)	First lien senior secured loan	S+	4.50%	11/2029	118,000	116,839	116,820	0.8%
Engage Debtco Limited(7)(21)(23)	First lien senior secured loan	S+	7.25% (4.00% PIK)	07/2029	31,996	31,291	31,836	0.2%
Engage Debtco Limited(7)(18)(23)	First lien senior secured loan	S+	5.93% (2.75% PIK)	07/2029	83,305	81,884	81,223	0.6%
Ex Vivo Parent Inc. (dba OB Hospitalist)(7)	First lien senior secured loan	S+	9.75% PIK	09/2028	41,612	41,220	41,508	0.3%
KABAFUSION Parent, LLC(7)(18)	First lien senior secured revolving loan	S+	5.00%	11/2031	71,222	70,518	70,510	0.5%
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)(7)	First lien senior secured loan	S+	4.75%	12/2029	172,278	169,481	172,278	1.2%
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)(6)(18)	First lien senior secured loan	S+	4.00%	09/2030	73,261	72,907	72,895	0.5%
Maple Acquisition, LLC (dba Medicus)(8)	First lien senior secured loan	S+	5.25%	05/2031	107,353	106,598	107,353	0.7%
MED ParentCo, LP(6)(22)	First lien senior secured loan	S+	3.50%	04/2031	24,938	24,938	25,110	0.2%
MJH Healthcare Holdings, LLC(6)(22)	First lien senior secured loan	S+	3.25%	01/2029	14,465	14,465	14,528	0.1%
Natural Partners, LLC(7)(18)(23)	First lien senior secured loan	S+	4.50%	11/2027	91,538	90,429	91,081	0.6%
Neptune Holdings, Inc. (dba NexTech)(7)	First lien senior secured loan	S+	4.75%	08/2030	30,574	30,422	30,574	0.2%
OB Hospitalist Group, Inc.(6)(18)	First lien senior secured loan	S+	5.25%	09/2027	68,429	67,616	68,257	0.5%
OneOncology, LLC(7)(18)	First lien senior secured loan	S+	6.25%	06/2030	97,074	95,768	97,074	0.7%
OneOncology, LLC(7)(18)	First lien senior secured delayed draw term loan	S+	5.00%	06/2030	89,226	88,508	88,468	0.6%
Pacific BidCo Inc.(8)(18)(23)	First lien senior secured loan	S+	6.00% (2.05% PIK)	08/2029	187,673	184,357	182,982	1.3%
Pediatric Associates Holding Company, LLC(7)(22)	First lien senior secured loan	S+	3.25%	12/2028	32,227	31,275	31,277	0.2%
Pediatric Associates Holding Company, LLC(7)	First lien senior secured loan	S+	4.50%	12/2028	27,417	26,498	27,417	0.2%
PetVet Care Centers, LLC(6)	First lien senior secured loan	S+	6.00%	11/2030	240,536	238,412	230,313	1.6%
Phantom Purchaser, Inc.(7)	First lien senior secured loan	S+	5.00%	09/2031	89,419	88,552	88,749	0.6%
Phoenix Newco, Inc. (dba Parexel)(6)(22)	First lien senior secured loan	S+	3.00%	11/2028	41,338	41,338	41,577	0.3%
Physician Partners, LLC(7)	First lien senior secured loan	S+	5.50%	12/2028	123,750	118,360	86,625	0.6%
Physician Partners, LLC(7)	First lien senior secured loan	S+	4.00%	12/2028	27,034	26,329	17,978	0.1%
Plasma Buyer LLC (dba PathGroup)(7)	First lien senior secured loan	S+	5.75%	05/2029	107,654	106,146	106,308	0.7%
Plasma Buyer LLC (dba PathGroup)(7)(18)(19)	First lien senior secured delayed draw term loan	S+	6.25%	05/2029	3,247	3,191	3,204	—%
Plasma Buyer LLC (dba PathGroup)(7)(18)	First lien senior secured revolving loan	S+	5.75%	05/2028	6,853	6,716	6,700	—%
PPV Intermediate Holdings, LLC(7)	First lien senior secured loan	S+	5.75%	08/2029	162,580	160,174	162,580	1.1%
PPV Intermediate Holdings, LLC(7)	First lien senior secured delayed draw term loan	S+	6.00%	08/2029	10,047	9,962	10,047	0.1%
Premise Health Holding Corp.(7)	First lien senior secured loan	S+	5.50%	03/2031	70,129	69,168	69,954	0.5%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units		Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Quva Pharma, Inc.(8)(18)	First lien senior secured loan	S+	5.50%	04/2028	5,906		5,806	5,846	—%
Quva Pharma, Inc.(8)(18)	First lien senior secured revolving loan	S+	5.50%	04/2026	382		378	377	—%
Soliant Lower Intermediate, LLC (dba Soliant)(6)(22)	First lien senior secured loan	S+	3.75%	07/2031	67,000		64,321	66,330	0.5%
TC Holdings, LLC (dba TrialCard)(7)(18)	First lien senior secured loan	S+	5.00%	04/2027	209,684		208,881	209,684	1.4%
Tivity Health, Inc.(6)	First lien senior secured loan	S+	5.00%	06/2029	75,017		75,018	75,017	0.5%
Unified Women's Healthcare, LP(7)	First lien senior secured loan	S+	5.25%	06/2029	82,035		81,600	82,035	0.6%
Unified Women's Healthcare, LP(6)(18)(19)	First lien senior secured delayed draw term loan	S+	5.25%	06/2029	62,572		62,118	62,572	0.4%
Unified Women's Healthcare, LP(7)	First lien senior secured loan	S+	5.50%	06/2029	68,372		67,922	68,372	0.5%
Vermont Aus Pty Ltd(14)(23)	First lien senior secured AUD term loan	B+	5.75%	03/2028	A$	70,715	47,947	43,564	0.3%
WCG Intermediate Corp. (f/k/a Da Vinci Purchaser Corp.) (dba WCG)(6)(21)(22)	First lien senior secured loan	S+	3.50%	01/2027	2,232		2,232	2,240	—%
							3,149,060	3,110,817	21.4%
Healthcare technology
Athenahealth Group Inc.(6)(22)	First lien senior secured loan	S+	3.25%	02/2029	26,059		$25,911	$26,088	0.2%
BCPE Osprey Buyer, Inc. (dba PartsSource)(7)	First lien senior secured loan	S+	5.75%	08/2028	52,681		52,180	52,023	0.4%
BCPE Osprey Buyer, Inc. (dba PartsSource)(6)(18)(19)	First lien senior secured delayed draw term loan	S+	5.75%	08/2028	10,943		10,634	10,752	0.1%
BCPE Osprey Buyer, Inc. (dba PartsSource)(6)(18)	First lien senior secured revolving loan	S+	5.75%	08/2026	3,103		3,079	3,045	—%
Bracket Intermediate Holding Corp.(7)(22)	First lien senior secured loan	S+	4.25%	05/2028	49,252		49,252	49,621	0.3%
Color Intermediate, LLC (dba ClaimsXten)(7)	First lien senior secured loan	S+	4.75%	10/2029	9,073		9,073	9,073	0.1%
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(6)	First lien senior secured loan	S+	5.00%	08/2031	350,839		348,894	349,962	2.4%
Ensemble RCM, LLC(7)(22)	First lien senior secured loan	S+	3.00%	08/2029	12,419		12,339	12,498	0.1%
GI Ranger Intermediate, LLC (dba Rectangle Health)(7)(18)	First lien senior secured loan	S+	6.00%	10/2028	24,580		24,278	24,150	0.2%
GI Ranger Intermediate, LLC (dba Rectangle Health)(7)(18)	First lien senior secured revolving loan	S+	6.00%	10/2027	195		179	166	—%
Imprivata, Inc.(7)(22)	First lien senior secured loan	S+	3.50%	12/2027	10,345		10,345	10,396	0.1%
Indikami Bidco, LLC (dba IntegriChain)(6)	First lien senior secured loan	S+	6.50% (2.50% PIK)	12/2030	47,874		46,920	47,635	0.3%
Indikami Bidco, LLC (dba IntegriChain)(6)(18)(19)	First lien senior secured delayed draw term loan	S+	6.00%	12/2030	375		324	373	—%
Indikami Bidco, LLC (dba IntegriChain)(6)(18)	First lien senior secured revolving loan	S+	6.00%	06/2030	1,689		1,601	1,666	—%
Inovalon Holdings, Inc.(7)(18)	First lien senior secured loan	S+	5.75%	11/2028	92,539		91,163	91,382	0.6%
Inovalon Holdings, Inc.(7)	Second lien senior secured loan	S+	10.50% PIK	11/2033	57,826		57,165	57,248	0.4%
Intelerad Medical Systems Incorporated (fka 11849573 Canada Inc.)(7)(18)(23)	First lien senior secured loan	S+	6.50%	08/2026	31,522		31,369	30,735	0.2%
Interoperability Bidco, Inc. (dba Lyniate)(7)(18)	First lien senior secured loan	S+	6.25%	03/2028	77,348		77,128	75,415	0.5%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Interoperability Bidco, Inc. (dba Lyniate)(6)(18)	First lien senior secured revolving loan	S+	6.25%	03/2028	313	277	162	—%
PointClickCare Technologies, Inc.(7)(22)(23)	First lien senior secured loan	S+	3.25%	11/2031	52,000	51,870	52,260	0.4%
Project Ruby Ultimate Parent Corp. (dba Wellsky)(6)(22)	First lien senior secured loan	S+	3.00%	03/2028	91,938	91,938	92,260	0.6%
Raven Acquisition Holdings, LLC (dba R1 RCM)(6)(22)	First lien senior secured loan	S+	3.25%	11/2031	79,333	78,945	79,460	0.5%
RL Datix Holdings (USA), Inc.(8)	First lien senior secured loan	S+	5.50%	04/2031	66,094	65,481	65,763	0.5%
RL Datix Holdings (USA), Inc.(7)(18)	First lien senior secured revolving loan	S+	5.50%	10/2030	1,650	1,533	1,584	—%
RL Datix Holdings (USA), Inc.(15)	First lien senior secured GBP term loan	SA+	5.50%	04/2031	£30,608	37,875	38,141	0.3%
Salinger Bidco Inc. (dba Surgical Information Systems)(6)	First lien senior secured loan	S+	5.75%	08/2031	59,336	58,479	59,188	0.4%
Southern Veterinary Partners, LLC(7)(22)	First lien senior secured loan	S+	3.25%	12/2031	30,000	29,848	30,180	0.2%
Zelis Cost Management Buyer, Inc.(6)(22)	First lien senior secured loan	S+	2.75%	09/2029	4,963	4,941	4,965	—%
Zelis Cost Management Buyer, Inc.(6)(22)	First lien senior secured loan	S+	3.25%	11/2031	100,000	99,510	100,250	0.7%
						1,372,531	1,376,441	9.5%
Household products
Home Service TopCo IV, Inc.(7)	First lien senior secured loan	S+	6.00%	12/2027	35,923	$35,668	$35,923	0.2%
Mario Midco Holdings, Inc. (dba Len the Plumber)(6)	Unsecured facility	S+	10.75% PIK	04/2032	32,775	32,218	31,628	0.2%
Mario Purchaser, LLC (dba Len the Plumber)(6)(18)	First lien senior secured loan	S+	5.75%	04/2029	116,644	114,810	113,014	0.8%
Mario Purchaser, LLC (dba Len the Plumber)(6)(18)	First lien senior secured revolving loan	S+	5.75%	04/2028	2,411	2,323	2,190	—%
SimpliSafe Holding Corporation(6)(18)	First lien senior secured loan	S+	6.25%	05/2028	141,111	139,328	141,111	1.0%
Southern Air & Heat Holdings, LLC(7)(18)(19)	First lien senior secured delayed draw term loan	S+	5.45%	10/2027	10,526	9,702	10,526	0.1%
Southern Air & Heat Holdings, LLC(7)(18)	First lien senior secured loan	S+	4.75%	10/2027	2,223	2,205	2,223	—%
Walker Edison Furniture Company LLC(7)(18)(26)(32)	First lien senior secured loan	S+	6.75% PIK	03/2027	4,674	3,705	615	—%
Walker Edison Furniture Company LLC(7)(26)(32)	First lien senior secured revolving loan	S+	6.25%	03/2027	1,333	1,333	857	—%
						341,292	338,087	2.3%
Human resource support services
AQ Carver Buyer, Inc. (dba CoAdvantage)(7)(22)	First lien senior secured loan	S+	5.50%	08/2029	22,219	$21,839	$22,163	0.2%
Cast & Crew Payroll, LLC(6)(22)	First lien senior secured loan	S+	3.75%	12/2028	29,795	29,611	28,833	0.2%
Cornerstone OnDemand, Inc.(6)(21)(22)	First lien senior secured loan	S+	3.75%	10/2028	19,450	19,391	17,028	0.1%
Cornerstone OnDemand, Inc.(6)	Second lien senior secured loan	S+	6.50%	10/2029	44,583	44,125	38,007	0.3%
IG Investments Holdings, LLC (dba Insight Global)(7)	First lien senior secured loan	S+	5.00%	09/2028	47,716	47,718	47,716	0.3%
iSolved, Inc.(6)(22)	First lien senior secured loan	S+	3.25%	10/2030	19,807	19,807	20,031	0.1%
UKG Inc. (dba Ultimate Software)(6)(22)	First lien senior secured loan	S+	3.00%	02/2031	18,680	18,680	18,797	0.1%
						201,171	192,575	1.3%
Infrastructure and environmental services
AWP Group Holdings, Inc.(6)(18)	First lien senior secured loan	S+	4.75%	12/2030	42,302	$42,303	$41,824	0.3%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Azuria Water Solutions, Inc. (f/k/a Aegion Corporation)(6)(21)(22)	First lien senior secured loan	S+	3.75%	05/2028	36,848	36,848	37,069	0.3%
CHA Vision Holdings, Inc. (fka FR Vision Holdings, Inc.)(7)(18)	First lien senior secured loan	S+	5.50%	01/2031	51,648	51,119	51,648	0.4%
Geosyntec Consultants, Inc.(6)(22)	First lien senior secured loan	S+	3.75%	07/2031	5,000	4,974	5,032	—%
GI Apple Midco LLC (dba Atlas Technical Consultants)(6)(18)	First lien senior secured loan	S+	6.75%	04/2030	82,859	81,566	82,031	0.6%
GI Apple Midco LLC (dba Atlas Technical Consultants)(6)(18)	First lien senior secured revolving loan	S+	6.75%	04/2029	4,274	4,116	4,164	—%
KENE Acquisition, Inc. (dba Entrust Solutions Group)(7)	First lien senior secured loan	S+	5.25%	02/2031	16,802	16,499	16,592	0.1%
KENE Acquisition, Inc. (dba Entrust Solutions Group)(6)(18)(19)	First lien senior secured delayed draw term loan	S+	5.25%	02/2031	777	704	751	—%
Osmose Utilities Services, Inc.(6)(22)	First lien senior secured loan	S+	3.25%	06/2028	4,803	4,761	4,806	—%
Tamarack Intermediate, L.L.C. (dba Verisk 3E)(7)(18)	First lien senior secured loan	S+	5.75%	03/2028	38,446	37,961	38,253	0.3%
USIC Holdings, Inc.(7)(18)	First lien senior secured loan	S+	5.50%	09/2031	38,083	37,716	37,279	0.3%
USIC Holdings, Inc.(7)(18)	First lien senior secured revolving loan	S+	5.25%	09/2031	1,104	1,057	1,007	—%
Vessco Midco Holdings, LLC(6)	First lien senior secured loan	S+	4.75%	07/2031	71,654	70,970	71,296	0.5%
Vessco Midco Holdings, LLC(8)(18)(19)	First lien senior secured delayed draw term loan	S+	4.75%	07/2031	6,290	6,147	6,258	—%
						396,741	398,010	2.8%
Insurance
Acrisure, LLC(17)(22)(23)	Unsecured notes		8.50%	06/2029	18,375	$18,375	$19,123	0.1%
Acrisure, LLC(6)(22)	First lien senior secured loan	S+	3.00%	11/2030	92,186	92,186	92,158	0.6%
Alera Group, Inc.(6)(18)	First lien senior secured loan	S+	5.25%	10/2028	146,960	146,960	146,960	1.0%
Alera Group, Inc.(6)(18)(19)	First lien senior secured delayed draw term loan	S+	5.75%	10/2028	43,250	42,913	43,250	0.3%
AmeriLife Holdings LLC(7)(18)	First lien senior secured loan	S+	5.00%	08/2029	202,085	199,167	201,032	1.4%
Ardonagh Midco 3 PLC(7)(23)	First lien senior secured loan	S+	3.75%	02/2031	55,000	54,741	55,275	0.4%
AssuredPartners, Inc.(6)(22)	First lien senior secured loan	S+	3.50%	02/2031	59,853	59,755	59,931	0.4%
Asurion, LLC(6)(22)	Second lien senior secured loan	S+	5.25%	01/2029	104,017	99,785	100,148	0.7%
Asurion, LLC(6)(22)	Second lien senior secured loan	S+	5.25%	01/2028	42,700	40,511	41,602	0.3%
Brightway Holdings, LLC(7)(18)	First lien senior secured loan	S+	6.50%	12/2027	19,487	19,347	19,390	0.1%
Brightway Holdings, LLC(6)(18)	First lien senior secured revolving loan	S+	6.50%	12/2027	842	829	832	—%
Broadstreet Partners, Inc.(6)(22)	First lien senior secured loan	S+	3.00%	06/2031	13,600	13,600	13,634	0.1%
Diamond Mezzanine 24 LLC (dba United Risk)(7)	First lien senior secured loan	S+	5.00%	10/2030	92,625	92,162	92,162	0.6%
Diamond Mezzanine 24 LLC (dba United Risk)(16)	First lien senior secured revolving loan	P+	4.00%	10/2030	6,175	6,144	6,144	—%
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(7)	First lien senior secured loan	S+	7.50%	03/2029	1,064	1,043	1,056	—%
Evolution BuyerCo, Inc. (dba SIAA)(7)(18)	First lien senior secured loan	S+	6.25%	04/2028	25,805	25,630	25,805	0.2%
Evolution BuyerCo, Inc. (dba SIAA)(7)	First lien senior secured delayed draw term loan	S+	6.75%	04/2028	1,570	1,570	1,570	—%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Evolution BuyerCo, Inc. (dba SIAA)(7)(18)(19)	First lien senior secured delayed draw term loan	S+	6.00%	04/2028	727	702	727	—%
Galway Borrower LLC(7)(18)(19)	First lien senior secured delayed draw term loan	S+	4.50%	09/2028	1,419	1,368	1,419	—%
Hub International(6)(22)	First lien senior secured loan	S+	2.75%	06/2030	12,382	12,382	12,444	0.1%
Hyperion Refinance S.à r.l (dba Howden Group)(6)(22)(23)	First lien senior secured loan	S+	3.00%	02/2031	30,133	30,133	30,305	0.2%
IMA Financial Group, Inc.(6)(22)	First lien senior secured loan	S+	3.00%	11/2028	59,092	59,092	59,092	0.4%
Integrated Specialty Coverages, LLC(6)	First lien senior secured loan	S+	4.75%	07/2030	65,430	65,271	65,430	0.5%
Integrity Marketing Acquisition, LLC(7)	First lien senior secured loan	S+	5.00%	08/2028	353,327	351,624	353,327	2.4%
KUSRP Intermediate, Inc. (dba U.S. Retirement and Benefits Partners)(6)	First lien senior secured loan	S+	10.50% PIK	07/2030	16,559	16,432	16,559	0.1%
KWOR Acquisition, Inc. (dba Alacrity Solutions)(16)(18)(26)(32)	First lien senior secured loan	P+	4.25%	12/2028	34,615	34,215	27,345	0.2%
KWOR Acquisition, Inc. (dba Alacrity Solutions)(16)(26)(32)	First lien senior secured revolving loan	P+	4.25%	12/2027	3,415	3,363	2,698	—%
Mitchell International, Inc.(6)(22)	First lien senior secured loan	S+	3.25%	06/2031	82,094	81,709	82,029	0.6%
Mitchell International, Inc.(6)(22)	Second lien senior secured loan	S+	5.25%	06/2032	32,700	32,544	32,272	0.2%
PCF Midco II, LLC (dba PCF Insurance Services)(17)	First lien senior secured loan		9.00% PIK	10/2031	59,009	55,702	56,206	0.4%
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(7)(18)	First lien senior secured loan	S+	5.50%	11/2028	155,045	155,045	155,045	1.1%
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(6)	First lien senior secured loan	S+	5.50%	11/2028	27,965	27,965	27,965	0.2%
Simplicity Financial Marketing Group Holdings, Inc.(7)	First lien senior secured loan	S+	5.00%	12/2031	150,893	149,385	149,384	1.0%
Summit Acquisition Inc. (dba K2 Insurance Services)(7)	First lien senior secured loan	S+	3.75%	10/2031	20,000	19,902	19,900	0.1%
Tempo Buyer Corp. (dba Global Claims Services)(7)	First lien senior secured loan	S+	4.75%	08/2028	35,428	35,004	35,428	0.2%
THG Acquisition, LLC (dba Hilb)(6)(18)	First lien senior secured loan	S+	4.75%	10/2031	93,695	92,691	92,663	0.6%
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)(6)	First lien senior secured loan	S+	5.00%	12/2029	37,238	37,061	37,238	0.3%

						2,176,308	2,177,548	14.8%
Internet software and services
Activate Holdings (US) Corp. (dba Absolute Software)(7)(18)(23)	First lien senior secured loan	S+	5.25%	07/2030	5,711	$5,689	$5,711	—%
AI Titan Parent, Inc. (dba Prometheus Group)(6)	First lien senior secured loan	S+	4.75%	08/2031	33,962	33,635	33,623	0.2%
AlphaSense, Inc.(7)	First lien senior secured loan	S+	6.25%	06/2029	3,533	3,501	3,498	—%
Anaplan, Inc.(7)(18)	First lien senior secured loan	S+	5.25%	06/2029	231,397	231,337	231,397	1.6%
Appfire Technologies, LLC(7)(18)	First lien senior secured loan	S+	5.00%	03/2028	12,761	12,710	12,761	0.1%
Aptean Acquiror, Inc. (dba Aptean)(7)(18)	First lien senior secured loan	S+	5.00%	01/2031	88,349	87,533	88,128	0.6%
Armstrong Bidco Limited(15)(18)(23)	First lien senior secured GBP delayed draw term loan	SA+	5.25%	06/2029	£40,434	48,874	50,385	0.3%
Artifact Bidco, Inc. (dba Avetta)(7)	First lien senior secured loan	S+	4.50%	07/2031	15,498	15,425	15,420	0.1%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Avalara, Inc.(7)	First lien senior secured loan	S+	6.25%	10/2028	70,455	69,706	70,455	0.5%
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(6)(18)	First lien senior secured loan	S+	6.50%	03/2031	17,955	17,658	17,820	0.1%
Barracuda Networks, Inc.(7)(22)	First lien senior secured loan	S+	4.50%	08/2029	14,154	13,839	13,058	0.1%
Barracuda Networks, Inc.(7)	Second lien senior secured loan	S+	7.00%	08/2030	93,250	91,030	74,600	0.5%
Bayshore Intermediate #2, L.P. (dba Boomi)(7)	First lien senior secured loan	S+	6.25% (3.38% PIK)	10/2028	212,779	212,742	212,779	1.5%
BCTO BSI Buyer, Inc. (dba Buildertrend)(7)	First lien senior secured loan	S+	6.50%	12/2026	1,201	1,196	1,201	—%
Catalis Intermediate, Inc. (fka GovBrands Intermediate, Inc.)(7)(18)	First lien senior secured loan	S+	5.50%	08/2027	10,219	10,094	9,922	0.1%
Central Parent Inc. (dba CDK Global Inc.)(7)(22)	First lien senior secured loan	S+	3.25%	07/2029	9,306	9,306	9,168	0.1%
CivicPlus, LLC(7)(18)	First lien senior secured loan	S+	5.75%	08/2027	28,605	28,458	28,605	0.2%
Cloud Software Group, Inc.(7)(22)	First lien senior secured loan	S+	3.75%	03/2031	80,012	80,012	80,180	0.6%
Cloud Software Group, Inc.(7)(22)	First lien senior secured loan	S+	3.50%	03/2029	55,295	55,295	55,416	0.4%
Clover Holdings 2, LLC (dba Cohesity)(7)	First lien senior secured loan	S+	4.00%	12/2031	69,821	69,136	69,123	0.5%
Coupa Holdings, LLC(7)	First lien senior secured loan	S+	5.25%	02/2030	24,222	24,222	24,222	0.2%
CP PIK DEBT ISSUER, LLC (dba CivicPlus, LLC)(8)	Unsecured notes	S+	11.75% PIK	06/2034	20,135	19,813	20,135	0.1%
Crewline Buyer, Inc. (dba New Relic)(6)	First lien senior secured loan	S+	6.75%	11/2030	171,701	169,413	169,555	1.2%
Databricks, Inc.(6)	First lien senior secured loan	S+	4.50%	01/2031	73,469	73,102	73,102	0.5%
Delta TopCo, Inc. (dba Infoblox, Inc.)(7)(22)	First lien senior secured loan	S+	3.50%	11/2029	28,824	28,755	29,035	0.2%
Delta TopCo, Inc. (dba Infoblox, Inc.)(8)(22)	Second lien senior secured loan	S+	5.25%	11/2030	33,000	32,840	33,429	0.2%
Diamond Insure Bidco (dba Acturis)(13)(23)	First lien senior secured EUR term loan	E+	4.25%	07/2031	€3,123	3,289	3,178	—%
Diamond Insure Bidco (dba Acturis)(15)(23)	First lien senior secured GBP term loan	SA+	4.50%	07/2031	£10,209	12,665	12,563	0.1%
E2open, LLC(6)(22)	First lien senior secured loan	S+	3.50%	02/2028	5,134	5,128	5,153	—%
EET Buyer, Inc. (dba e-Emphasys)(7)(18)	First lien senior secured loan	S+	4.75%	11/2027	40,171	39,806	40,171	0.3%
Entrata, Inc.(6)	First lien senior secured loan	S+	5.75%	07/2030	4,442	4,386	4,442	—%
Forescout Technologies, Inc.(7)	First lien senior secured loan	S+	5.00%	05/2031	9,236	9,193	9,190	0.1%
Granicus, Inc.(7)	First lien senior secured loan	S+	5.75% (2.25% PIK)	01/2031	33,127	32,836	33,127	0.2%
Granicus, Inc.(7)	First lien senior secured delayed draw term loan	S+	5.25% (2.25% PIK)	01/2031	4,908	4,863	4,859	—%
GS Acquisitionco, Inc. (dba insightsoftware)(7)(18)	First lien senior secured loan	S+	5.25%	05/2028	9,540	9,523	9,468	0.1%
Hyland Software, Inc.(6)	First lien senior secured loan	S+	6.00%	09/2030	145,743	143,848	145,743	1.0%
Icefall Parent, Inc. (dba EngageSmart)(6)	First lien senior secured loan	S+	6.50%	01/2030	28,869	28,360	28,869	0.2%
Ivanti Software, Inc.(7)	Second lien senior secured loan	S+	7.25%	12/2028	19,000	18,943	10,450	0.1%
Ivanti Software, Inc.(6)(22)	First lien senior secured loan	S+	4.25%	12/2027	12,835	12,100	8,792	0.1%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Javelin Buyer, Inc. (dba JAGGAER)(7)(22)	First lien senior secured loan	S+	3.25%	10/2031	15,000	14,963	15,104	0.1%
JS Parent, Inc. (dba Jama Software)(7)	First lien senior secured loan	S+	5.00%	04/2031	909	905	909	—%
Litera Bidco LLC(6)(18)	First lien senior secured loan	S+	5.00%	05/2028	38,654	38,477	38,558	0.3%
Magnet Forensics, LLC (f/k/a Grayshift, LLC)(6)(23)	First lien senior secured loan	S+	5.00%	07/2028	168,082	167,898	168,082	1.2%
Ministry Brands Holdings, LLC(6)(18)	First lien senior secured loan	S+	5.50%	12/2028	52,937	52,269	52,540	0.4%
Mitnick Corporate Purchaser, Inc.(8)(18)	First lien senior secured revolving loan	S+	3.00%	05/2027	1,700	1,705	1,044	—%
Oranje Holdco, Inc. (dba KnowBe4)(7)	First lien senior secured loan	S+	7.75%	02/2029	81,182	80,262	81,182	0.6%
Oranje Holdco, Inc. (dba KnowBe4)(7)	First lien senior secured loan	S+	7.25%	02/2029	34,017	33,715	33,762	0.2%
PDI TA Holdings, Inc.(7)	First lien senior secured loan	S+	5.00%	02/2031	64,206	63,371	63,564	0.4%
PDI TA Holdings, Inc.(7)(18)(19)	First lien senior secured delayed draw term loan	S+	5.50%	02/2031	8,328	8,125	8,211	0.1%
Perforce Software, Inc.(6)(22)	First lien senior secured loan	S+	4.75%	03/2031	4,975	4,952	4,903	—%
Perforce Software, Inc.(6)	First lien senior secured loan	S+	4.75%	06/2029	14,663	14,443	14,443	0.1%
Project Alpha Intermediate Holding, Inc. (dba Qlik)(7)(22)	First lien senior secured loan	S+	3.25%	10/2030	24,626	24,562	24,768	0.2%
Proofpoint, Inc.(6)(22)	First lien senior secured loan	S+	3.00%	08/2028	64,197	64,197	64,460	0.4%
QAD, Inc.(6)	First lien senior secured loan	S+	4.75%	11/2027	46,287	46,287	46,172	0.3%
SailPoint Technologies Holdings, Inc.(7)	First lien senior secured loan	S+	6.00%	08/2029	39,167	38,556	39,167	0.3%
Securonix, Inc.(7)	First lien senior secured loan	S+	7.75% (3.75% PIK)	04/2028	29,661	29,478	25,731	0.2%
Securonix, Inc.(7)(18)	First lien senior secured revolving loan	S+	7.00%	04/2028	120	91	(587)	—%
Sedgwick Claims Management Services, Inc.(7)(22)	First lien senior secured loan	S+	3.00%	07/2031	24,813	24,758	24,937	0.2%
Sitecore Holding III A/S(12)	First lien senior secured EUR term loan	E+	7.75% (4.25% PIK)	03/2029	€25,001	26,219	25,889	0.2%
Sitecore Holding III A/S(7)	First lien senior secured loan	S+	7.75% (4.25% PIK)	03/2029	4,290	4,265	4,290	—%
Sitecore USA, Inc.(7)	First lien senior secured loan	S+	7.75% (4.25% PIK)	03/2029	25,865	25,713	25,865	0.2%
Sophos Holdings, LLC(6)(22)(23)	First lien senior secured loan	S+	3.50%	03/2027	19,722	19,691	19,830	0.1%
Spaceship Purchaser, Inc. (dba Squarespace)(7)	First lien senior secured loan	S+	5.00%	10/2031	125,702	125,087	125,074	0.9%
Storable, Inc.(6)(22)	First lien senior secured loan	S+	3.50%	04/2028	64,476	64,077	64,856	0.4%
Thunder Purchaser, Inc. (dba Vector Solutions)(7)	First lien senior secured loan	S+	5.25%	06/2028	11,522	11,466	11,464	0.1%
Thunder Purchaser, Inc. (dba Vector Solutions)(7)	First lien senior secured loan	S+	5.50%	06/2028	12,680	12,607	12,680	0.1%
VIRTUSA CORPORATION(6)(22)	First lien senior secured loan	S+	3.25%	02/2029	9,677	9,677	9,734	0.1%
When I Work, Inc.(7)	First lien senior secured loan	S+	5.50%	11/2027	26,946	26,827	26,003	0.2%
Zendesk, Inc.(7)	First lien senior secured loan	S+	5.00%	11/2028	145,037	143,231	145,037	1.0%
						2,948,135	2,926,405	20.4%
Leisure and entertainment

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Aerosmith Bidco 1 Limited (dba Audiotonix)(6)(23)	First lien senior secured loan	S+	5.25%	07/2031	341,349	$337,162	$340,496	2.3%
Cirque du Soleil Canada, Inc.(7)(21)(22)(23)	First lien senior secured loan	S+	3.75%	03/2030	37,072	36,989	36,423	0.3%
Pretzel Parent, Inc.(6)(22)	First lien senior secured loan	S+	4.50%	08/2031	37,500	36,959	37,736	0.3%
Troon Golf, L.L.C.(7)(18)	First lien senior secured loan	S+	4.50%	08/2028	382,656	382,396	382,656	2.6%
						793,506	797,311	5.5%
Manufacturing
ACR Group Borrower, LLC(7)(18)	First lien senior secured loan	S+	4.75%	03/2028	1,896	$1,879	$1,886	—%
ACR Group Borrower, LLC(7)	First lien senior secured loan	S+	4.25%	03/2028	3,981	3,950	3,911	—%
ACR Group Borrower, LLC(7)	First lien senior secured loan	S+	5.75%	03/2028	855	847	855	—%
Chariot Buyer LLC (dba Chamberlain Group)(6)(22)	First lien senior secured loan	S+	3.25%	11/2028	3,915	3,915	3,934	—%
CPM Holdings, Inc.(6)(21)(22)	First lien senior secured loan	S+	4.50%	09/2028	49,500	48,402	47,906	0.3%
Engineered Machinery Holdings, Inc. (dba Duravant)(7)(21)	Second lien senior secured loan	S+	6.50%	05/2029	37,181	37,063	37,181	0.3%
Engineered Machinery Holdings, Inc. (dba Duravant)(7)(21)	Second lien senior secured loan	S+	6.00%	05/2029	19,160	19,126	19,112	0.1%
Engineered Machinery Holdings, Inc. (dba Duravant)(7)(22)	First lien senior secured loan	S+	3.75%	05/2028	13,179	12,937	13,253	0.1%
Faraday Buyer, LLC (dba MacLean Power Systems)(7)	First lien senior secured loan	S+	6.00%	10/2028	134,913	132,723	133,564	0.9%
Filtration Group Corporation(6)(22)	First lien senior secured loan	S+	3.50%	10/2028	25,385	25,357	25,558	0.2%
FR Flow Control CB LLC (dba Trillium Flow Technologies)(7)(23)	First lien senior secured loan	S+	5.25%	12/2029	141,533	140,478	140,472	1.0%
Gloves Buyer, Inc. (dba Protective Industrial Products)(6)(18)	First lien senior secured loan	S+	4.00%	12/2027	38,296	38,036	38,296	0.3%
Helix Acquisition Holdings, Inc. (dba MW Industries)(6)	First lien senior secured loan	S+	7.00%	03/2030	61,484	59,969	61,023	0.4%
Ideal Tridon Holdings, Inc.(7)	First lien senior secured loan	S+	6.75%	04/2028	89,866	87,937	89,866	0.6%
MHE Intermediate Holdings, LLC (dba OnPoint Group)(7)(18)	First lien senior secured loan	S+	6.00%	07/2027	60,717	60,400	60,717	0.4%
MHE Intermediate Holdings, LLC (dba OnPoint Group)(7)	First lien senior secured loan	S+	6.25%	07/2027	4,620	4,566	4,620	—%
Pro Mach Group, Inc.(6)(22)	First lien senior secured loan	S+	3.50%	08/2028	68,777	68,777	69,279	0.5%
Sonny's Enterprises, LLC(7)(18)	First lien senior secured loan	S+	5.50%	08/2028	162,893	161,184	162,078	1.1%
Sonny's Enterprises, LLC(7)(18)(19)	First lien senior secured delayed draw term loan	S+	5.50%	08/2028	3,592	3,423	3,574	—%
Sonny's Enterprises, LLC(7)(18)	First lien senior secured revolving loan	S+	5.50%	08/2027	6,475	6,245	6,346	—%
						917,214	923,431	6.2%
Professional services
AmSpec Parent, LLC(6)	First lien senior secured loan	S+	4.25%	12/2031	34,667	$34,493	$34,493	0.2%
Apex Group Treasury LLC(7)(22)(23)	First lien senior secured loan	S+	4.00%	07/2028	123,250	123,081	124,224	0.9%
Certinia Inc.(7)	First lien senior secured loan	S+	5.25%	08/2030	44,118	43,517	44,118	0.3%
Element Materials Technology(7)(21)(22)(23)	First lien senior secured loan	S+	3.75%	06/2029	27,388	27,388	27,509	0.2%
EP Purchaser, LLC (dba Entertainment Partners)(7)(22)	First lien senior secured loan	S+	4.50%	11/2028	29,596	28,834	29,670	0.2%
Essential Services Holding Corporation (dba Turnpoint)(6)	First lien senior secured loan	S+	5.00%	06/2031	35,548	35,213	35,193	0.2%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Gerson Lehrman Group, Inc.(7)	First lien senior secured loan	S+	5.25%	12/2027	166,014	164,851	165,599	1.1%
Guidehouse Inc.(6)	First lien senior secured loan	S+	5.75% (2.00% PIK)	12/2030	107,401	107,401	106,864	0.7%
Paris US Holdco, Inc. (dba Precinmac)(6)	First lien senior secured loan	S+	5.00%	12/2031	69,995	69,301	69,295	0.5%
Relativity ODA LLC(6)	First lien senior secured loan	S+	4.50%	05/2029	32,738	32,614	32,656	0.2%
Sensor Technology Topco, Inc. (dba Humanetics)(7)(18)	First lien senior secured loan	S+	7.00%	05/2028	237,888	237,032	239,078	1.6%
Sensor Technology Topco, Inc. (dba Humanetics)(12)(18)	First lien senior secured EUR term loan	E+	7.25%	05/2028	€42,993	46,532	44,736	0.3%
Sensor Technology Topco, Inc. (dba Humanetics)(6)(18)	First lien senior secured revolving loan	S+	6.50%	05/2028	13,312	13,242	13,368	0.1%
Sovos Compliance, LLC(6)(22)	First lien senior secured loan	S+	4.50%	08/2028	28,748	28,379	28,920	0.2%
Thevelia (US) LLC (dba Tricor)(7)(22)(23)	First lien senior secured loan	S+	3.25%	06/2029	22,820	22,820	22,934	0.2%
Vensure Employer Services, Inc.(7)	First lien senior secured loan	S+	5.00%	09/2031	165,612	164,019	163,956	1.1%
Vistage International, Inc.(7)(22)	First lien senior secured loan	S+	4.75%	07/2029	29,841	29,632	29,823	0.2%
						1,208,349	1,212,436	8.2%
Specialty retail
Galls, LLC(7)(18)	First lien senior secured loan	S+	6.50% (1.50% PIK)	03/2030	122,212	$120,371	$122,212	0.8%
Ideal Image Development, LLC(7)	First lien senior secured loan	S+	6.50% PIK	02/2029	2,397	2,378	2,337	—%
Ideal Image Development, LLC(6)	First lien senior secured loan	S+	6.00%	05/2026	637	637	637	—%
Ideal Image Development, LLC(9)(18)	First lien senior secured revolving loan	S+	6.50% PIK	02/2029	765	765	741	—%
Milan Laser Holdings LLC(7)	First lien senior secured loan	S+	5.00%	04/2027	20,010	19,921	20,010	0.1%
Notorious Topco, LLC (dba Beauty Industry Group)(7)(18)	First lien senior secured loan	S+	7.25% (2.50% PIK)	11/2027	229,991	228,021	204,692	1.4%
The Shade Store, LLC(7)	First lien senior secured loan	S+	6.00%	10/2029	104,777	102,639	102,158	0.7%
The Shade Store, LLC(6)	First lien senior secured delayed draw term loan	S+	7.00%	10/2029	10,580	10,395	10,580	0.1%
The Shade Store, LLC(7)(18)	First lien senior secured revolving loan	S+	6.00%	10/2028	2,592	2,419	2,322	—%
						487,546	465,689	3.1%
Telecommunications
CCI BUYER, INC. (dba Consumer Cellular)(7)(21)(22)	First lien senior secured loan	S+	4.00%	12/2027	39,589	$39,331	$39,573	0.3%
EOS Finco S.A.R.L(8)(23)	First lien senior secured loan	S+	6.00%	10/2029	66,435	63,444	44,512	0.3%
Level 3 Financing, Inc.(6)(22)(23)	First lien senior secured loan	S+	6.56%	04/2029	39,096	38,475	39,811	0.3%
Level 3 Financing, Inc.(6)(22)(23)	First lien senior secured loan	S+	6.56%	04/2030	39,096	38,382	39,800	0.3%
Park Place Technologies, LLC(6)	First lien senior secured loan	S+	5.25%	03/2031	85,961	85,170	85,531	0.6%
Park Place Technologies, LLC(6)(18)	First lien senior secured revolving loan	S+	5.25%	03/2030	2,900	2,812	2,850	—%
PPT Holdings III, LLC (dba Park Place Technologies)(17)	First lien senior secured loan		12.75% PIK	03/2034	30,329	29,669	29,950	0.2%
						297,283	282,027	2.0%
Transportation
Lightbeam Bidco, Inc. (dba Lazer Spot)(7)(18)	First lien senior secured loan	S+	5.00%	05/2030	139,256	$139,264	$139,256	1.0%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Motus Group, LLC(7)(22)	First lien senior secured loan	S+	4.00%	12/2028	7,443	7,443	7,498	0.1%
						146,707	146,754	1.1%
Total non-controlled/non-affiliated portfolio company debt investments						$24,876,159	$24,789,844	169.7%

Equity Investments
Asset based lending and fund finance
Amergin Asset Management, LLC(24)(26)	Class A Units		N/A	N/A	50,000,000	$1	$1,555	—%
						1	1,555	—%
Automotive services
CD&R Value Building Partners I, L.P. (dba Belron)(23)(24)(26)(33)	LP Interest		N/A	N/A	33,000	$31,934	$38,072	0.3%
Metis HoldCo, Inc. (dba Mavis Tire Express Services)(17)(24)	Series A Convertible Preferred Stock		7.00% PIK	N/A	12,951	13,662	13,887	0.1%
						45,596	51,959	0.4%
Buildings and real estate
Dodge Construction Network Holdings, L.P.(24)(26)	Class A-2 Common Units		N/A	N/A	143,963	$123	$20	—%
Dodge Construction Network Holdings, L.P.(7)(24)	Series A Preferred Units	S+	8.25%	N/A	—	3	2	—%
						126	22	—%
Business services
Denali Holding, LP (dba Summit Companies)(24)(26)	Class A Units		N/A	N/A	686,513	$7,076	$12,122	0.1%
Hercules Buyer, LLC (dba The Vincit Group)(24)(26)(28)	Common Units		N/A	N/A	10,000	12	12	—%
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(8)(24)	Perpetual Preferred Stock	S+	10.75% PIK	N/A	53,600	73,370	74,361	0.5%
						80,458	86,495	0.6%
Consumer products
ASP Conair Holdings LP(24)(26)	Class A Units		N/A	N/A	9,286	$929	$1,009	—%
						929	1,009	—%
Financial services
Vestwell Holdings, Inc.(24)(26)	Series D Preferred Stock		N/A	N/A	50,726	$1,007	$1,000	—%
						1,007	1,000	—%
Food and beverage
Hissho Sushi Holdings, LLC(24)(26)	Class A Units		N/A	N/A	941,780	$7,536	$12,153	0.1%
						7,536	12,153	0.1%
Healthcare equipment and services
KPCI Holdings, L.P.(24)(26)	Class A Units		N/A	N/A	1,781	$2,313	$4,977	—%
Maia Aggregator, LP(24)(26)	Class A-2 Units		N/A	N/A	12,921,348	12,921	11,687	0.1%
Patriot Holdings SCSp (dba Corza Health, Inc.)(23)(24)(26)	Class B Units		N/A	N/A	17,221	180	71	—%
Patriot Holdings SCSp (dba Corza Health, Inc.)(17)(23)(24)	Class A Units		8.00% PIK	N/A	1,251	1,547	1,539	—%
Rhea Acquisition Holdings, LP(24)(26)	Series A-2 Units		N/A	N/A	11,964,286	11,964	14,493	0.1%
						28,925	32,767	0.2%
Healthcare providers and services
KOBHG Holdings, L.P. (dba OB Hospitalist)(24)(26)	Class A Interests		N/A	N/A	3,520	$3,520	$3,220	—%
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)(24)(26)	Class A Interest		N/A	N/A	1,205	12,048	13,657	0.1%
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)(17)(24)	Series A Preferred Stock		15.00% PIK	N/A	27,355	31,238	29,397	0.2%
XOMA Corporation(24)(26)	Warrants		N/A	N/A	54,000	369	629	—%
						47,175	46,903	0.3%
Healthcare technology

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

BEHP Co-Investor II, L.P.(23)(24)(26)	LP Interest		N/A	N/A	1,269,969	$1,042	$1,297	—%
Minerva Holdco, Inc.(17)(24)	Senior A Preferred Stock		10.75% PIK	N/A	100,000	134,843	131,874	0.9%
Orange Blossom Parent, Inc.(24)(26)	Common Units		N/A	N/A	16,667	1,667	1,664	—%
WP Irving Co-Invest, L.P.(23)(24)(26)	Partnership Units		N/A	N/A	1,250,000	960	1,276	—%
						138,512	136,111	0.9%
Household products
Walker Edison Holdco LLC(24)(26)	Common Units		N/A	N/A	29,167	$2,818	$—	—%
						2,818	—	—%
Human resource support services
Sunshine Software Holdings, Inc. (dba Cornerstone OnDemand, Inc.)(17)(24)	Series A Preferred Stock		10.50% PIK	N/A	12,750	$17,499	$13,999	0.1%
						17,499	13,999	0.1%
Insurance
Accelerate Topco Holdings, LLC(24)(26)	Common Units		N/A	N/A	91,805	$2,535	$4,379	—%
Evolution Parent, LP (dba SIAA)(24)(26)	LP Interest		N/A	N/A	2,703	270	307	—%
GrowthCurve Capital Sunrise Co-Invest LP (dba Brightway)(24)(26)	LP Interest		N/A	N/A	42,053	427	420	—%
Hockey Parent Holdings, L.P.(24)(26)	Class A Common Units		N/A	N/A	25,000	25,000	27,932	0.2%
PCF Holdco, LLC (dba PCF Insurance Services)(24)(26)	Class A Units		N/A	N/A	6,047,390	15,336	28,252	0.2%
PCF Holdco, LLC (dba PCF Insurance Services)(24)(26)	Warrants		N/A	N/A	1,503,286	5,129	4,744	—%
PCF Holdco, LLC (dba PCF Insurance Services)(17)(24)	Preferred equity		15.00% PIK	N/A	24,943	17,979	22,262	0.2%
						66,676	88,296	0.6%
Internet software and services
AlphaSense, LLC(24)(26)	Series E Preferred Shares		N/A	N/A	16,929	$765	$760	—%
BCTO WIW Holdings, Inc. (dba When I Work)(24)(26)	Class A Common Stock		N/A	N/A	57,000	5,700	3,116	—%
Brooklyn Lender Co-Invest 2, L.P. (dba Boomi)(24)(26)	Common Units		N/A	N/A	1,729,439	1,729	2,596	—%
Elliott Alto Co-Investor Aggregator L.P.(23)(24)(26)	LP Interest		N/A	N/A	6,530	6,572	10,170	0.1%
Insight CP (Blocker) Holdings, L.P. (dba CivicPlus, LLC)(23)(24)(26)	LP Interest		N/A	N/A	989	989	1,239	—%
Bird Holding B.V. (fka MessageBird Holding B.V.)(23)(24)(26)	Extended Series C Warrants		N/A	N/A	7,980	49	12	—%
Project Alpine Co-Invest Fund, LP(23)(24)(26)	LP Interest		N/A	N/A	17,000	17,012	22,325	0.2%
Project Hotel California Co-Invest Fund, L.P.(23)(24)(26)	LP Interest		N/A	N/A	3,522	3,525	4,056	—%
Thunder Topco L.P. (dba Vector Solutions)(24)(26)	Common Units		N/A	N/A	712,884	713	848	—%
WMC Bidco, Inc. (dba West Monroe)(17)(24)	Senior Preferred Stock		11.25% PIK	N/A	33,385	46,982	46,480	0.3%
Zoro TopCo, Inc.(7)(24)	Series A Preferred Equity	S+	9.50% PIK	N/A	16,562	20,992	21,503	0.1%
Zoro TopCo, L.P.(24)(26)	Class A Common Units		N/A	N/A	1,380,129	13,801	15,027	0.1%
						118,829	128,132	0.8%
Manufacturing
Gloves Holdings, LP (dba Protective Industrial Products)(24)(26)	LP Interest		N/A	N/A	1,000	$100	$118	—%
						100	118	—%
Specialty retail
Ideal Topco, L.P.(24)(26)	Class A-1 Preferred Units		N/A	N/A	4,756,098	4,756	4,376	—%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest		Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Ideal Topco, L.P.(24)(26)	Class A-2 Common Units		N/A	N/A	3,109,754	—	—	—%
						4,756	4,376	—%
Total non-controlled/non-affiliated portfolio company equity investments						$560,943	$604,895	4.0%
Total non-controlled/non-affiliated portfolio company investments						$25,437,102	$25,394,739	173.7%
Non-controlled/affiliated portfolio company investments
Debt Investments(5)
Education
Pluralsight, LLC(7)(30)	First lien senior secured loan	S+	7.50% PIK	08/2029	1,229	$1,229	$1,229	—%
Pluralsight, LLC(7)(18)(30)	First lien senior secured loan	S+	4.50% (1.50% PIK)	08/2029	1,195	1,195	1,195	—%
						2,424	2,424	—%
Total non-controlled/affiliated portfolio company debt investments						$2,424	$2,424	—%
Equity Investments
Education
Paradigmatic Holdco LLC (dba Pluralsight)(24)(26)(30)	Common stock		N/A	N/A	396,827	$1,053	$1,053	—%
						1,053	1,053	—%
Pharmaceuticals
LSI Financing 1 DAC(23)(24)(30)	Preferred equity		N/A	N/A	4,778	$4,828	$4,771	—%
						4,828	4,771	—%
Total non-controlled/affiliated portfolio company equity investments						$5,881	$5,824	—%
Total non-controlled/affiliated portfolio company investments						$8,305	$8,248	—%

Controlled/affiliated portfolio company investments
Debt Investments(5)
Asset based lending and fund finance
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(17)(18)(23)(31)	First lien senior secured loan		12.00% PIK	07/2030	45,106	$44,801	$45,106	0.3%
AAM Series 2.1 Aviation Feeder, LLC(17)(18)(23)(31)	First lien senior secured loan		12.00% PIK	11/2030	45,630	45,630	45,630	0.3%
						90,431	90,736	0.6%
Total controlled/affiliated portfolio company debt investments						$90,431	$90,736	0.6%
Equity Investments
Asset based lending and fund finance
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(18)(19)(23)(24)(26)(31)	LLC Interest		N/A	N/A	26,763	$26,766	$30,006	0.2%
AAM Series 2.1 Aviation Feeder, LLC(18)(19)(23)(24)(26)(31)	LLC Interest		N/A	N/A	25,601	25,641	32,050	0.2%
						52,407	62,056	0.4%
Insurance
Fifth Season Investments LLC(24)(27)(31)	Class A Units		N/A	N/A	28	$202,375	$223,274	1.5%
						202,375	223,274	1.5%
Joint ventures
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)(23)(24)(31)(33)	LLC Interest		N/A	N/A	314,808	$314,808	$311,609	2.1%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company(1)(2)(3)(20)(29)	Investment	Interest	Maturity Date	Par/Units	Amortized Cost(4)(25)	Fair Value	Percentage of Net Assets

Blue Owl Credit SLF LLC(23)(24)(31)(33)	LLC Interest	N/A	N/A	4,270	4,270	4,294	—%
					319,078	315,903	2.1%
Pharmaceuticals
LSI Financing LLC(18)(19)(23)(24)(31)(33)	Common Equity	N/A	N/A	288,704	$288,704	$293,775	2.0%
					288,704	293,775	2.0%
Total controlled/affiliated portfolio company equity investments					$862,564	$895,008	6.0%
Total controlled/affiliated portfolio company investments					$952,995	$985,744	6.6%

Total non-controlled/non-affiliated misc. debt commitments(18)(34)(Note 7)					$(14,737)	$(9,837)	(0.1)%
Total Investments					$26,383,665	$26,378,894	180.2%

	Interest Rate Swaps as of December 31, 2024
	Company Receives	Company Pays(c)	Maturity Date	Notional Amount	Fair Value	Upfront Payments/Receipts	Change in Unrealized Appreciation/(Depreciation)	Hedged Instrument	Footnote Reference
Interest rate swap(a)(b)	7.75%	S + 3.84%	9/16/2027	$600,000	$(703)	$—	$(7,206)	September 2027 Notes	Note 5
Cross-currency swap(a)(b)(e)	6.50%	S + 2.67%	10/23/2027	251,508	(20,635)	—	(20,635)	AUD 2027 Notes	Note 5
Interest rate swap(b)(d)	6.50%	B + 2.72%	10/23/2027	43,960	(47)	—	(47)	AUD 2027 Notes	Note 5
Interest rate swap(a)(b)	7.95%	S + 3.79%	5/13/2028	650,000	502	—	502	June 2028 Notes	Note 5
Interest rate swap(a)(b)	7.75%	S + 3.65%	1/15/2029	550,000	(399)	—	(12,546)	January 2029 Notes	Note 5
Interest rate swap(a)(b)	6.60%	S + 2.34%	8/15/2029	500,000	3,745	—	3,745	September 2029 Notes	Note 5
Interest rate swap(a)(b)	5.80%	S + 2.62%	2/15/2030	1,000,000	(44,519)	—	(44,519)	March 2030 Notes	Note 5
Interest rate swap(a)(b)	6.65%	S + 2.90%	1/15/2031	750,000	(14,239)	—	(14,239)	March 2031 Notes	Note 5
Total				$4,345,468	$(76,295)	$—	$(94,945)
________
(a) Contains a variable rate structure. Bears interest at a rate determined by SOFR.
(b) Instrument is used in a hedge accounting relationship. The associated change in fair value is recorded along with the change in fair value of the hedging item within interest expense.
(c) The Company has an International Swaps and Derivatives Association (“ISDA”) agreement with Goldman Sachs Bank USA.
(d) Contains a variable rate structure. Bears interest at a rate determined by BBSY.
(e) The associated change in foreign exchange rate of derivative is recorded along with the change in foreign exchange rate of the note within translation of assets and liabilities in foreign currencies.

(1)Certain portfolio company investments are subject to contractual restrictions on sales.
(2)Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company.
(3)Unless otherwise indicated, all investments are considered Level 3 investments.
(4)The amortized cost represents the original cost adjusted for the amortization and accretion of premiums and discounts, as applicable, on debt investments using the effective interest method.
(5)Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, six- or twelve-month SOFR), Euro Interbank Offered Rate (“EURIBOR” or “E”), Canadian Overnight Repo Rate Average (“CORRA” or “C”) (which can include one- or three-month CORRA), Australian Bank Bill Swap Bid Rate (“BBSY” or “B”) (which can include one-, three-, or six-month BBSY), Sterling (SP) Overnight Interbank Average Rate (“SONIA” or “SA”) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate (“Prime” or “P”), at the borrower’s option, and which reset periodically based on the terms of the loan agreement.
(6)The interest rate on these investments is subject to 1 month SOFR, which as of December 31, 2024 was 4.33%.
(7)The interest rate on these investments is subject to 3 month SOFR, which as of December 31, 2024 was 4.31%.
(8)The interest rate on these investments is subject to 6 month SOFR, which as of December 31, 2024 was 4.25%.
(9)The interest rate on these investments is subject to 12 month SOFR, which as of December 31, 2024 was 4.18%.

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)
(10)The interest rate on these investments is subject to 3 month CORRA, which as of December 31, 2024 was 3.15%.
(11)The interest rate on these investments is subject to 1 month EURIBOR, which as of December 31, 2024 was 2.85%.
(12)The interest rate on these investments is subject to 3 month EURIBOR, which as of December 31, 2024 was 2.71%.
(13)The interest rate on these investments is subject to 6 month EURIBOR, which as of December 31, 2024 was 2.57%.
(14)The interest rate on these investments is subject to 3 month BBSY, which as of December 31, 2024 was 4.42%.
(15)The interest rate on these investments is subject to SONIA, which as of December 31, 2024 was 4.70%.
(16)The interest rate on these investments is subject to Prime, which as of December 31, 2024 was 7.50%.
(17)Investment does not contain a variable rate structure.
(18)Position or portion thereof is a partially unfunded debt or equity commitment. See Note 7 “Commitments and Contingencies”.

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(34)
Non-controlled/non-affiliated - delayed draw debt commitments
ACR Group Borrower, LLC	First lien senior secured delayed draw term loan	5/2025	$733	$100	$—
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured delayed draw term loan	7/2027	—	108,341	(85)
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured delayed draw term loan	9/2026	—	6,792	(34)
Alera Group, Inc.	First lien senior secured delayed draw term loan	11/2025	43,250	2,446	—
AlphaSense, Inc.	First lien senior secured delayed draw term loan	6/2029	—	716	(7)
AlphaSense, Inc.	First lien senior secured delayed draw term loan	12/2025	—	707	(7)
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	6/2026	15,740	16,715	—
AmSpec Parent, LLC	First lien senior secured delayed draw term loan	12/2027	—	5,333	(13)
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	3/2025	—	5,562	—
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	6/2026	—	2,688	—
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured delayed draw term loan	1/2026	1,419	3,974	—
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured delayed draw term loan	7/2027	—	3,793	—
Associations, Inc.	First lien senior secured delayed draw term loan	7/2028	5,288	26,398	—
Baker Tilly Advisory Group, L.P.	First lien senior secured delayed draw term loan	6/2026	—	14,940	—
Bamboo US BidCo LLC	First lien senior secured delayed draw term loan	11/2026	—	26,912	—
Bamboo US BidCo LLC	First lien senior secured delayed draw term loan	3/2025	8,941	6,173	—
BCPE Osprey Buyer, Inc. (dba PartsSource)	First lien senior secured delayed draw term loan	10/2025	4,568	21,926	—
Belmont Buyer, Inc. (dba Valenz)	First lien senior secured delayed draw term loan	1/2026	—	11,083	—
BradyPLUS Holdings, LLC (f/k/a BradyIFS Holdings, LLC)	First lien senior secured delayed draw term loan	10/2025	1,109	4,049	—
BTRS HOLDINGS INC. (dba Billtrust)	First lien senior secured delayed draw term loan	12/2028	913	4	—
Capstone Acquisition Holdings, Inc.	First lien senior secured delayed draw term loan	8/2026	—	1,789	—
CHA Vision Holdings, Inc. (fka FR Vision Holdings, Inc.)	First lien senior secured delayed draw term loan	1/2026	6,205	8,530	—
Chrysaor Bidco s.à r.l. (dba AlterDomus)	First lien senior secured delayed draw term loan	5/2026	—	689	—
CMG HoldCo, LLC (dba Crete United)	First lien senior secured delayed draw term loan	10/2026	—	10,141	(101)

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(34)
CMG HoldCo, LLC (dba Crete United)	First lien senior secured delayed draw term loan	11/2025	14,420	10,916	—
Computer Services, Inc. (dba CSI)	First lien senior secured delayed draw term loan	2/2026	—	25,566	—
CoreTrust Purchasing Group LLC	First lien senior secured delayed draw term loan	5/2026	—	23,639	—
Coupa Holdings, LLC	First lien senior secured delayed draw term loan	8/2025	—	2,174	—
Cresset Capital Management, LLC	First lien senior secured delayed draw term loan	9/2025	—	7,612	—
Cresset Capital Management, LLC	First lien senior secured delayed draw term loan	6/2026	—	4,478	—
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	8/2026	—	12,046	(30)
Databricks, Inc.	First lien senior secured delayed draw term loan	7/2026	—	16,531	(83)
DCG ACQUISITION CORP. (dba DuBois Chemical)	First lien senior secured delayed draw term loan	6/2026	—	15,899	—
Diamond Mezzanine 24 LLC (dba United Risk)	First lien senior secured delayed draw term loan	10/2026	—	24,700	—
Dresser Utility Solutions, LLC	First lien senior secured delayed draw term loan	9/2025	—	7,537	—
DuraServ LLC	First lien senior secured delayed draw term loan	6/2026	24,034	24,418	—
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured delayed draw term loan	4/2026	—	8,523	—
Endries Acquisition, Inc.	First lien senior secured delayed draw term loan	12/2025	—	8,048	(60)
Essential Services Holding Corporation (dba Turnpoint)	First lien senior secured delayed draw term loan	6/2026	—	6,970	(35)
Evolution BuyerCo, Inc. (dba SIAA)	First lien senior secured delayed draw term loan	12/2025	727	3,671	—
Faraday Buyer, LLC (dba MacLean Power Systems)	First lien senior secured delayed draw term loan	11/2025	—	14,307	—
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured delayed draw term loan	6/2026	—	28,307	—
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	8/2025	464	4,536	—
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	2/2026	354	896	—
Galls, LLC	First lien senior secured delayed draw term loan	3/2026	4,312	34,926	—
Galway Borrower LLC	First lien senior secured delayed draw term loan	7/2026	895	48,838	—
Gehl Foods, LLC	First lien senior secured delayed draw term loan	12/2025	3,639	5,458	—
GI Apple Midco LLC (dba Atlas Technical Consultants)	First lien senior secured delayed draw term loan	4/2025	1,724	14,090	—
GS Acquisitionco, Inc. (dba insightsoftware)	First lien senior secured delayed draw term loan	3/2026	72	254	—
Indigo Buyer, Inc. (dba Inovar Packaging Group)	First lien senior secured delayed draw term loan	7/2026	—	13,434	—
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured delayed draw term loan	12/2025	375	6,194	—
Integrated Specialty Coverages, LLC	First lien senior secured delayed draw term loan	1/2025	—	1,780	—
Integrated Specialty Coverages, LLC	First lien senior secured delayed draw term loan	4/2026	—	22,020	—
Integrity Marketing Acquisition, LLC	First lien senior secured delayed draw term loan	8/2026	—	53,446	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(34)
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured delayed draw term loan	6/2026	—	5,079	(127)
Kaseya Inc.	First lien senior secured delayed draw term loan	6/2025	847	3,230	—
KENE Acquisition, Inc. (dba Entrust Solutions Group)	First lien senior secured delayed draw term loan	2/2026	777	6,695	—
KPSKY Acquisition, Inc. (dba BluSky)	First lien senior secured delayed draw term loan	11/2025	73	6,054	—
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)	First lien senior secured delayed draw term loan	9/2026	344	51,256	—
Lightbeam Bidco, Inc. (dba Lazer Spot)	First lien senior secured delayed draw term loan	5/2025	19,608	27,285	—
Litera Bidco LLC	First lien senior secured delayed draw term loan	11/2026	4,485	5,067	—
Litera Bidco LLC	First lien senior secured delayed draw term loan	5/2027	—	3,981	(10)
ManTech International Corporation	First lien senior secured delayed draw term loan	6/2025	—	2,164	—
Maple Acquisition, LLC (dba Medicus)	First lien senior secured delayed draw term loan	5/2026	—	20,448	—
Mario Purchaser, LLC (dba Len the Plumber)	First lien senior secured delayed draw term loan	10/2025	2,659	24,114	—
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured delayed draw term loan	5/2026	—	41,960	—
Monotype Imaging Holdings Inc.	First lien senior secured delayed draw term loan	2/2026	3,268	10,759	—
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.	First lien senior secured EUR delayed draw term loan	3/2027	—	22,358	(279)
Nelipak Holding Company	First lien senior secured delayed draw term loan	3/2027	—	11,787	(147)
OneOncology, LLC	First lien senior secured delayed draw term loan	10/2026	35,851	35,494	—
Paris US Holdco, Inc. (dba Precinmac)	First lien senior secured delayed draw term loan	12/2026	—	18,063	(90)
Park Place Technologies, LLC	First lien senior secured delayed draw term loan	9/2025	—	13,490	—
Patriot Acquisition TopCo S.A.R.L (dba Corza Health, Inc.)	First lien senior secured delayed draw term loan	8/2025	13,680	3,429	—
PDI TA Holdings, Inc.	First lien senior secured delayed draw term loan	2/2026	8,328	6,584	—
PerkinElmer U.S. LLC	First lien senior secured delayed draw term loan	5/2026	21,371	7,141	—
PetVet Care Centers, LLC	First lien senior secured delayed draw term loan	11/2025	—	31,691	(1,030)
Plasma Buyer LLC (dba PathGroup)	First lien senior secured delayed draw term loan	9/2025	3,247	816	—
Pye-Barker Fire & Safety, LLC	First lien senior secured delayed draw term loan	5/2026	56,865	102,734	—
Raven Acquisition Holdings, LLC (dba R1 RCM)	First lien senior secured delayed draw term loan	10/2026	—	5,667	—
RL Datix Holdings (USA), Inc.	First lien senior secured delayed draw term loan	4/2027	—	14,908	—
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured delayed draw term loan	8/2026	—	5,742	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured EUR delayed draw term loan	9/2025	172	834	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured delayed draw term loan	9/2025	790	3,987	—
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured delayed draw term loan	10/2027	—	27,209	(136)

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(34)
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured delayed draw term loan	12/2026	—	40,238	(201)
Smarsh Inc.	First lien senior secured delayed draw term loan	2/2025	10,381	10,381	—
Sonny's Enterprises, LLC	First lien senior secured delayed draw term loan	6/2026	3,592	41,416	—
Southern Air & Heat Holdings, LLC	First lien senior secured delayed draw term loan	7/2025	10,526	20,889	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured delayed draw term loan	10/2026	—	7,482	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured delayed draw term loan	10/2027	—	17,957	(45)
STS PARENT, LLC (dba STS Aviation Group)	First lien senior secured delayed draw term loan	10/2026	—	37,550	(94)
TBRS, Inc. (dba TEAM Technologies)	First lien senior secured delayed draw term loan	11/2026	—	37,652	(94)
THG Acquisition, LLC (dba Hilb)	First lien senior secured delayed draw term loan	10/2026	—	20,716	(104)
Thunder Purchaser, Inc. (dba Vector Solutions)	First lien senior secured delayed draw term loan	10/2026	—	27,432	—
Troon Golf, L.L.C.	First lien senior secured delayed draw term loan	9/2026	27,449	27,449	—
Unified Women's Healthcare, LP	First lien senior secured delayed draw term loan	3/2026	62,572	9,208	—
Unified Women's Healthcare, LP	First lien senior secured delayed draw term loan	10/2026	—	53,400	(200)
USIC Holdings, Inc.	First lien senior secured delayed draw term loan	9/2026	148	2,089	—
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)	First lien senior secured delayed draw term loan	8/2026	—	13,971	—
Vensure Employer Services, Inc.	First lien senior secured delayed draw term loan	9/2031	—	34,388	(189)
Vessco Midco Holdings, LLC	First lien senior secured delayed draw term loan	7/2026	6,290	17,595	—
Walker Edison Furniture Company LLC	First lien senior secured delayed draw term loan	3/2027	966	216	—
Zendesk, Inc.	First lien senior secured delayed draw term loan	11/2025	—	35,425	—
Non-controlled/affiliated - delayed draw debt commitments
Pluralsight, LLC	First lien senior secured delayed draw term loan	8/2029	—	496	—
Non-controlled/non-affiliated - revolving debt commitments
ACR Group Borrower, LLC	First lien senior secured revolving loan	3/2026	—	875	(15)
Activate Holdings (US) Corp. (dba Absolute Software)	First lien senior secured revolving loan	7/2029	—	352	—
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured revolving loan	7/2030	—	44,919	(112)
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured revolving loan	8/2031	—	4,245	(42)
AmeriLife Holdings LLC	First lien senior secured revolving loan	8/2028	—	16,273	(81)
Anaplan, Inc.	First lien senior secured revolving loan	6/2028	—	16,528	—
Appfire Technologies, LLC	First lien senior secured revolving loan	3/2028	117	1,516	—
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured revolving loan	1/2031	—	7,282	(18)
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured revolving loan	7/2030	—	2,710	(14)
Ascend Buyer, LLC (dba PPC Flexible Packaging)	First lien senior secured revolving loan	9/2027	1,702	3,404	—
Associations, Inc.	First lien senior secured revolving loan	7/2028	12,695	12,695	—
Avalara, Inc.	First lien senior secured revolving loan	10/2028	—	7,045	—
AWP Group Holdings, Inc.	First lien senior secured revolving loan	12/2030	290	5,515	—
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)	First lien senior secured revolving loan	3/2031	—	1,995	(15)

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(34)
Baker Tilly Advisory Group, L.P.	First lien senior secured revolving loan	6/2030	—	20,935	(105)
Bamboo US BidCo LLC	First lien senior secured revolving loan	10/2029	—	20,128	—
Bayshore Intermediate #2, L.P. (dba Boomi)	First lien senior secured revolving loan	10/2027	—	18,336	—
BCPE Osprey Buyer, Inc. (dba PartsSource)	First lien senior secured revolving loan	8/2026	3,103	1,552	—
BCPE Pequod Buyer, Inc. (dba Envestnet)	First lien senior secured revolving loan	11/2029	—	16,634	(83)
BCTO BSI Buyer, Inc. (dba Buildertrend)	First lien senior secured revolving loan	12/2026	—	161	—
Belmont Buyer, Inc. (dba Valenz)	First lien senior secured revolving loan	6/2029	2,217	4,433	—
Blast Bidco Inc. (dba Bazooka Candy Brands)	First lien senior secured revolving loan	10/2029	—	4,179	—
Brightway Holdings, LLC	First lien senior secured revolving loan	12/2027	842	1,263	—
Broadcast Music, Inc. (fka Otis Merger Sub, Inc.)	First lien senior secured revolving loan	2/2030	—	6,271	(47)
BTRS HOLDINGS INC. (dba Billtrust)	First lien senior secured revolving loan	12/2028	434	723	—
Canadian Hospital Specialties Limited	First lien senior secured revolving loan	4/2027	255	158	—
Catalis Intermediate, Inc. (fka GovBrands Intermediate, Inc.)	First lien senior secured revolving loan	8/2027	303	577	—
Certinia Inc.	First lien senior secured revolving loan	8/2029	—	4,412	—
CHA Vision Holdings, Inc. (fka FR Vision Holdings, Inc.)	First lien senior secured revolving loan	1/2030	—	3,692	—
CivicPlus, LLC	First lien senior secured revolving loan	8/2027	—	2,244	—
CMG HoldCo, LLC (dba Crete United)	First lien senior secured revolving loan	5/2028	1,442	7,211	—
CoreTrust Purchasing Group LLC	First lien senior secured revolving loan	10/2029	—	14,183	—
Coupa Holdings, LLC	First lien senior secured revolving loan	2/2029	—	1,664	—
CPM Holdings, Inc.	First lien senior secured revolving loan	6/2028	—	5,000	(161)
Creek Parent, Inc. (dba Catalent)	First lien senior secured revolving loan	12/2031	—	42,297	(740)
Cresset Capital Management, LLC	First lien senior secured revolving loan	6/2029	—	2,239	—
Crewline Buyer, Inc. (dba New Relic)	First lien senior secured revolving loan	11/2030	—	17,226	(215)
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured revolving loan	8/2031	—	30,115	(75)
D4C Dental Brands, Inc.	First lien senior secured revolving loan	11/2029	—	11,346	(113)
DCG ACQUISITION CORP. (dba DuBois Chemical)	First lien senior secured revolving loan	6/2031	—	15,899	(79)
Denali BuyerCo, LLC (dba Summit Companies)	First lien senior secured revolving loan	9/2027	—	9,963	—
Diamond Mezzanine 24 LLC (dba United Risk)*	First lien senior secured revolving loan	10/2030	6,175	—	—
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)	First lien senior secured revolving loan	3/2029	—	91	(1)
Dresser Utility Solutions, LLC	First lien senior secured revolving loan	3/2029	—	10,552	(26)
DuraServ LLC	First lien senior secured revolving loan	6/2030	—	24,256	(121)
Eagle Family Foods Group LLC	First lien senior secured revolving loan	8/2030	—	20,344	(102)
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured revolving loan	11/2027	—	3,387	—
Entrata, Inc.	First lien senior secured revolving loan	7/2028	—	513	—
Essential Services Holding Corporation (dba Turnpoint)	First lien senior secured revolving loan	6/2030	—	4,357	(44)
Evolution BuyerCo, Inc. (dba SIAA)	First lien senior secured revolving loan	4/2027	—	676	—
Fiesta Purchaser, Inc. (dba Shearer's Foods)	First lien senior secured revolving loan	2/2029	—	16,615	(3)
Finastra USA, Inc.	First lien senior secured revolving loan	9/2029	10,631	6,461	—
Forescout Technologies, Inc.	First lien senior secured revolving loan	5/2030	—	1,320	(7)
Formerra, LLC	First lien senior secured revolving loan	11/2028	—	526	(7)
Fortis Solutions Group, LLC	First lien senior secured revolving loan	10/2027	2,361	4,385	—
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured revolving loan	12/2029	—	23,160	(174)
Fullsteam Operations, LLC	First lien senior secured revolving loan	11/2029	—	500	—
Galls, LLC	First lien senior secured revolving loan	3/2030	—	15,697	—
Galway Borrower LLC	First lien senior secured revolving loan	9/2028	524	5,742	—
Gaylord Chemical Company, L.L.C.	First lien senior secured revolving loan	12/2027	2,066	1,907	—
Gerson Lehrman Group, Inc.	First lien senior secured revolving loan	12/2027	—	8,404	(21)

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(34)
GI Apple Midco LLC (dba Atlas Technical Consultants)	First lien senior secured revolving loan	4/2029	4,274	6,807	—
GI Ranger Intermediate, LLC (dba Rectangle Health)	First lien senior secured revolving loan	10/2027	195	1,478	—
Granicus, Inc.	First lien senior secured revolving loan	1/2031	—	4,633	—
GS Acquisitionco, Inc. (dba insightsoftware)	First lien senior secured revolving loan	5/2028	—	247	(2)
Hercules Borrower, LLC (dba The Vincit Group)	First lien senior secured revolving loan	12/2026	—	96	—
Hissho Parent, LLC	First lien senior secured revolving loan	5/2029	—	11,009	—
Home Service TopCo IV, Inc.	First lien senior secured revolving loan	12/2027	—	3,359	—
Hyland Software, Inc.	First lien senior secured revolving loan	9/2029	—	6,978	—
Icefall Parent, Inc. (dba EngageSmart)	First lien senior secured revolving loan	1/2030	—	2,749	—
Ideal Image Development, LLC	First lien senior secured revolving loan	2/2029	732	183	—
Ideal Image Development, LLC*	First lien senior secured revolving loan	2/2029	33	—	—
Ideal Tridon Holdings, Inc.	First lien senior secured revolving loan	4/2028	—	8,630	—
IG Investments Holdings, LLC (dba Insight Global)	First lien senior secured revolving loan	9/2028	—	4,866	—
Indigo Buyer, Inc. (dba Inovar Packaging Group)	First lien senior secured revolving loan	5/2028	—	12,700	—
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured revolving loan	6/2030	1,689	3,003	—
Integrated Specialty Coverages, LLC	First lien senior secured revolving loan	7/2029	—	5,934	—
Integrity Marketing Acquisition, LLC	First lien senior secured revolving loan	8/2028	—	17,886	—
Intelerad Medical Systems Incorporated (fka 11849573 Canada Inc.)*	First lien senior secured revolving loan	8/2026	2,049	—	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured revolving loan	3/2028	313	5,705	—
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))	First lien senior secured revolving loan	12/2027	2,517	11,750	—
JS Parent, Inc. (dba Jama Software)	First lien senior secured revolving loan	4/2031	—	88	—
KABAFUSION Parent, LLC	First lien senior secured revolving loan	11/2031	—	8,903	(89)
Kaseya Inc.	First lien senior secured revolving loan	6/2029	1,097	3,256	—
KENE Acquisition, Inc. (dba Entrust Solutions Group)	First lien senior secured revolving loan	2/2031	—	2,242	(28)
KRIV Acquisition Inc. (dba Riveron)	First lien senior secured revolving loan	7/2029	—	10,944	—
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)	First lien senior secured revolving loan	12/2029	—	23,568	—
KWOR Acquisition, Inc. (dba Alacrity Solutions)*	First lien senior secured revolving loan	12/2027	3,415	—	—
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)	First lien senior secured revolving loan	9/2029	—	8,600	(43)
Lightbeam Bidco, Inc. (dba Lazer Spot)	First lien senior secured revolving loan	5/2029	—	11,685	—
Lignetics Investment Corp.	First lien senior secured revolving loan	11/2026	8,412	3,059	—
Litera Bidco LLC	First lien senior secured revolving loan	5/2028	—	2,266	(6)
Magnet Forensics, LLC (f/k/a Grayshift, LLC)	First lien senior secured revolving loan	7/2028	—	2,419	—
ManTech International Corporation	First lien senior secured revolving loan	9/2028	—	1,806	—
Maple Acquisition, LLC (dba Medicus)	First lien senior secured revolving loan	5/2030	—	15,336	—
Mario Purchaser, LLC (dba Len the Plumber)	First lien senior secured revolving loan	4/2028	2,411	5,627	—
MHE Intermediate Holdings, LLC (dba OnPoint Group)	First lien senior secured revolving loan	7/2027	714	2,857	—
Milan Laser Holdings LLC	First lien senior secured revolving loan	4/2026	—	2,553	—
Ministry Brands Holdings, LLC	First lien senior secured revolving loan	12/2027	—	4,746	(36)
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured revolving loan	6/2030	—	25,814	(129)
Mitnick Corporate Purchaser, Inc.	First lien senior secured revolving loan	5/2027	1,700	7,675	—
Monotype Imaging Holdings Inc.	First lien senior secured revolving loan	2/2030	—	21,041	(53)
Natural Partners, LLC	First lien senior secured revolving loan	11/2027	—	11,814	(59)
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.	First lien senior secured EUR revolving loan	3/2031	1,367	2,803	—
Nelipak Holding Company	First lien senior secured revolving loan	3/2031	3,695	5,102	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(34)
Neptune Holdings, Inc. (dba NexTech)	First lien senior secured revolving loan	8/2029	—	4,118	—
NMI Acquisitionco, Inc. (dba Network Merchants)	First lien senior secured revolving loan	9/2028	—	558	—
Notorious Topco, LLC (dba Beauty Industry Group)	First lien senior secured revolving loan	5/2027	—	5,282	(581)
OAC Holdings I Corp. (dba Omega Holdings)	First lien senior secured revolving loan	3/2028	—	2,572	(19)
OB Hospitalist Group, Inc.	First lien senior secured revolving loan	9/2027	—	7,993	(20)
Ole Smoky Distillery, LLC	First lien senior secured revolving loan	3/2028	—	3,302	(25)
OneOncology, LLC	First lien senior secured revolving loan	6/2029	—	14,269	—
Oranje Holdco, Inc. (dba KnowBe4)	First lien senior secured revolving loan	2/2029	—	10,148	—
Paris US Holdco, Inc. (dba Precinmac)	First lien senior secured revolving loan	12/2031	—	9,032	(90)
Park Place Technologies, LLC	First lien senior secured revolving loan	3/2030	2,900	7,217	—
Patriot Acquisition TopCo S.A.R.L (dba Corza Health, Inc.)	First lien senior secured revolving loan	1/2028	—	88	—
PDI TA Holdings, Inc.	First lien senior secured revolving loan	2/2031	—	6,560	(66)
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)	First lien senior secured revolving loan	11/2027	—	2,570	—
PetVet Care Centers, LLC	First lien senior secured revolving loan	11/2029	—	33,258	(1,413)
Phantom Purchaser, Inc.	First lien senior secured revolving loan	9/2031	—	11,437	(86)
Ping Identity Holding Corp.	First lien senior secured revolving loan	10/2028	—	6,597	—
Plasma Buyer LLC (dba PathGroup)	First lien senior secured revolving loan	5/2028	6,853	5,384	—
PPV Intermediate Holdings, LLC	First lien senior secured revolving loan	8/2029	—	11,854	—
Premise Health Holding Corp.	First lien senior secured revolving loan	2/2030	—	8,191	(20)
Pye-Barker Fire & Safety, LLC	First lien senior secured revolving loan	5/2030	4,213	29,489	—
QAD, Inc.	First lien senior secured revolving loan	11/2027	—	6,000	(15)
Quva Pharma, Inc.	First lien senior secured revolving loan	4/2026	382	73	—
Relativity ODA LLC	First lien senior secured revolving loan	5/2029	—	2,797	(7)
Rhea Parent, Inc.	First lien senior secured revolving loan	12/2030	—	43,315	(433)
RL Datix Holdings (USA), Inc.	First lien senior secured revolving loan	10/2030	1,650	11,403	—
SailPoint Technologies Holdings, Inc.	First lien senior secured revolving loan	8/2028	—	5,718	—
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured revolving loan	5/2031	—	5,742	(14)
Securonix, Inc.	First lien senior secured revolving loan	4/2028	120	5,219	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured revolving loan	5/2028	13,312	7,249	—
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured revolving loan	10/2031	—	16,326	(163)
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured revolving loan	12/2031	—	20,119	(201)
Smarsh Inc.	First lien senior secured revolving loan	2/2029	332	498	—
Soliant Lower Intermediate, LLC (dba Soliant)	First lien senior secured revolving loan	6/2031	—	15,556	(156)
Sonny's Enterprises, LLC	First lien senior secured revolving loan	8/2027	6,475	19,426	—
Southern Air & Heat Holdings, LLC	First lien senior secured revolving loan	10/2027	62	220	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured revolving loan	10/2031	—	14,965	(75)
Spotless Brands, LLC	First lien senior secured revolving loan	7/2028	—	2,244	(6)
STS PARENT, LLC (dba STS Aviation Group)	First lien senior secured revolving loan	10/2030	6,947	8,073	—
SWK BUYER, Inc. (dba Stonewall Kitchen)	First lien senior secured revolving loan	3/2029	—	5,579	(167)
Tamarack Intermediate, L.L.C. (dba Verisk 3E)	First lien senior secured revolving loan	3/2028	—	5,336	(27)
TBRS, Inc. (dba TEAM Technologies)	First lien senior secured revolving loan	11/2030	1,255	19,662	—
TC Holdings, LLC (dba TrialCard)	First lien senior secured revolving loan	4/2027	—	16,473	—
Tempo Buyer Corp. (dba Global Claims Services)	First lien senior secured revolving loan	8/2027	—	5,159	—
The Shade Store, LLC	First lien senior secured revolving loan	10/2028	2,592	8,209	—
THG Acquisition, LLC (dba Hilb)	First lien senior secured revolving loan	10/2031	769	9,589	—
Thunder Purchaser, Inc. (dba Vector Solutions)	First lien senior secured revolving loan	6/2027	—	1,021	—
Troon Golf, L.L.C.	First lien senior secured revolving loan	8/2028	—	27,449	—
Truist Insurance Holdings, LLC	First lien senior secured revolving loan	5/2029	—	7,019	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(34)
Unified Women's Healthcare, LP	First lien senior secured revolving loan	6/2029	—	8,120	—
USIC Holdings, Inc.	First lien senior secured revolving loan	9/2031	1,104	3,725	—
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)	First lien senior secured revolving loan	12/2029	—	4,975	—
Velocity HoldCo III Inc. (dba VelocityEHS)	First lien senior secured revolving loan	4/2026	—	142	—
Vessco Midco Holdings, LLC	First lien senior secured revolving loan	7/2031	—	7,962	(40)
Vital Bidco AB (dba Vitamin Well)	First lien senior secured revolving loan	10/2030	12,908	40,004	—
Walker Edison Furniture Company LLC*	First lien senior secured revolving loan	3/2027	1,333	—	—
When I Work, Inc.	First lien senior secured revolving loan	11/2027	—	4,164	(146)
Zendesk, Inc.	First lien senior secured revolving loan	11/2028	—	14,587	—
Non-controlled/affiliated - revolving debt commitments
Pluralsight, LLC	First lien senior secured revolving loan	8/2029	—	198	—
Controlled/affiliated - equity commitments
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC	LLC Interest	N/A	26,763	59,032	—
AAM Series 2.1 Aviation Feeder, LLC	LLC Interest	N/A	25,601	27,444	—
LSI Financing LLC	Common Equity	N/A	288,704	5,738	—
Total Portfolio Company Commitments			$917,516	$3,192,745	$(9,837)
*Fully Funded
(19)The date disclosed represents the commitment period of the unfunded term loan. Upon expiration of the commitment period, the funded portion of the term loan may be subject to a longer maturity date.
(20)Unless otherwise indicated, represents a co-investment made with the Company’s affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission. See Note 3 “Agreements and Related Party Transactions”.
(21)This portfolio company was not a co-investment made with the Company’s affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission.
(22)Level 2 Investment.
(23)This portfolio company is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. As of December 31, 2024, non-qualifying assets represented 13.2% of total assets as calculated in accordance with the regulatory requirements.
(24)Security acquired in transaction exempt from registration under the Securities Act of 1933, and may be deemed to be “restricted security” under the Securities Act. As of December 31, 2024, the aggregate fair value of these securities is $1.51 billion, or 10.4% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Portfolio Company	Investment	Acquisition Date
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC**	LLC Interest	July 1, 2022
AAM Series 2.1 Aviation Feeder, LLC**	LLC Interest	July 1, 2022
Accelerate Topco Holdings, LLC	Common Units	September 1, 2022
Amergin Asset Management, LLC	Class A Units	July 1, 2022
ASP Conair Holdings LP	Class A Units	May 17, 2021
AlphaSense, LLC	Series E Preferred Shares	June 27, 2024
BCTO WIW Holdings, Inc. (dba When I Work)	Class A Common Stock	November 2, 2021
BEHP Co-Investor II, L.P.	LP Interest	May 6, 2022
Blue Owl Credit SLF LLC*	LLC Interest	May 6, 2024
Brooklyn Lender Co-Invest 2, L.P. (dba Boomi)	Common Units	October 1, 2021
CD&R Value Building Partners I, L.P. (dba Belron)	LP Interest	December 2, 2021
Denali Holding, LP (dba Summit Companies)	Class A Units	September 14, 2021
Dodge Construction Network Holdings, L.P.	Class A-2 Common Units	February 23, 2022
Dodge Construction Network Holdings, L.P.	Series A Preferred Units	February 23, 2022
Elliott Alto Co-Investor Aggregator L.P.	LP Interest	September 28, 2022

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Portfolio Company	Investment	Acquisition Date
Evolution Parent, LP (dba SIAA)	LP Interest	April 30, 2021
Fifth Season Investments LLC**	Class A Units	October 17, 2022
Gloves Holdings, LP (dba Protective Industrial Products)	LP Interest	December 28, 2020
GrowthCurve Capital Sunrise Co-Invest LP (dba Brightway)	LP Interest	December 16, 2021
Hercules Buyer, LLC (dba The Vincit Group)	Common Units	December 15, 2020
Hissho Sushi Holdings, LLC	Class A Units	May 17, 2022
Hockey Parent Holdings, L.P.	Class A Units	September 14, 2023
Ideal Topco, L.P.	Class A-1 Preferred Units	February 20, 2024
Ideal Topco, L.P.	Class A-2 Common Units	February 20, 2024
Insight CP (Blocker) Holdings, L.P. (dba CivicPlus, LLC)	LP Interest	June 8, 2022
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)	Perpetual Preferred Stock	June 22, 2022
KOBHG Holdings, L.P. (dba OB Hospitalist)	Class A Interests	September 27, 2021
KPCI Holdings, L.P.	Class A Units	November 25, 2020
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)	Class A Interest	December 12, 2023
LSI Financing 1 DAC**	Preferred equity	December 14, 2022
LSI Financing LLC**	Common Equity	November 25, 2024
Maia Aggregator, LP	Class A-2 Units	February 1, 2022
Bird Holding B.V. (fka MessageBird Holding B.V.)	Extended Series C Warrants	May 5, 2021
Metis HoldCo, Inc. (dba Mavis Tire Express Services)	Series A Convertible Preferred Stock	May 3, 2021
Minerva Holdco, Inc.	Series A Preferred Stock	February 14, 2022
Orange Blossom Parent, Inc.	Common Equity	July 29, 2022
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)*	LLC Interest	November 2, 2022
Patriot Holdings SCSp (dba Corza Health, Inc.)	Class A Units	January 29, 2021
Patriot Holdings SCSp (dba Corza Health, Inc.)	Class B Units	January 29, 2021
PCF Holdco, LLC (dba PCF Insurance Services)	Series A Preferred Units	February 16, 2023
PCF Holdco, LLC (dba PCF Insurance Services)	Class A Units	November 1, 2021
PCF Holdco, LLC (dba PCF Insurance Services)	Class A Unit Warrants	February 16, 2023
Paradigmatic Holdco LLC (dba Pluralsight)	Common stock	August 22, 2024
Project Alpine Co-Invest Fund, LP	LP Interest	June 13, 2022
Project Hotel California Co-Invest Fund, L.P.	LP Interest	August 9, 2022
Rhea Acquisition Holdings, LP	Series A-2 Units	February 18, 2022
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)	Series A Preferred Stock	November 15, 2023
Sunshine Software Holdings, Inc. (dba Cornerstone OnDemand, Inc.)	Series A Preferred Stock	October 14, 2021
Thunder Topco L.P. (dba Vector Solutions)	Common Units	June 30, 2021
Vestwell Holdings, Inc.	Series D Preferred Stock	December 20, 2023
Walker Edison Holdco LLC	Common Equity	March 1, 2023
WMC Bidco, Inc. (dba West Monroe)	Senior Preferred Stock	November 9, 2021
WP Irving Co-Invest, L.P.	Partnership Units	May 18, 2022
XOMA Corporation	Warrants	December 15, 2023
Zoro TopCo, L.P.	Class A Common Units	November 22, 2022
Zoro TopCo, Inc.	Series A Preferred Stock	November 22, 2022
* Refer to Note 4 “Investments - OCIC SLF LLC” and “Investments - Blue Owl Credit SLF LLC”, for further information.
** Refer to Note 3 “Agreements and Related Party Transactions - Controlled/Affiliated Portfolio Companies”.

(25)As of December 31, 2024, the net estimated unrealized gain on investments for U.S. federal income tax purposes was $52.6 million based on a tax cost basis of $26.3 billion. As of December 31, 2024, the estimated aggregate gross unrealized loss for U.S. federal income tax purposes was $182.9 million. As of December 31, 2024, the estimated aggregate gross unrealized gain for U.S. federal income tax purposes was $235.5 million.

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)
(26)Investment is non-income producing.
(27)Investment is not pledged as collateral under the Company’s Amended and Restated Senior Secured Revolving Credit Agreement (the “Revolving Credit Facility”, credit facilities to which certain of our subsidiaries are parties (the “SPV Asset Facilities”) and collateral loan obligation transactions (“CLOs”).
(28)We invest in this portfolio company through underlying blocker entities Hercules Blocker 1 LLC, Hercules Blocker 2 LLC, Hercules Blocker 3 LLC, Hercules Blocker 4 LLC, and Hercules Blocker 5 LLC.
(29)Unless otherwise indicated, the Company’s portfolio companies are pledged as collateral supporting the amounts outstanding under the Revolving Credit Facility, SPV Asset Facilities and CLOs. See Note 5 “Debt”.
(30)As defined in the 1940 Act, the Company is deemed to be an “affiliated person” of this portfolio company as the Company owns more than 5% but less than 25% of the portfolio company’s voting securities (“non-controlled affiliate”). Transactions related to investments in non-controlled affiliates for the period ended December 31, 2024 were as follows:

Company	Fair value as of December 31, 2023	Gross Additions(a)	Gross Reductions(b)	Net Change in Unrealized Gain/(Loss)	Realized Gain/(Loss)	Fair value as of December 31, 2024	Dividend Income	Interest and PIK Income	Other Income
LSI Financing 1 DAC	$78,406	$22,288	$(100,694)	$(6,093)	$10,864	$4,771	$486	$74	$—
Pluralsight, LLC	—	3,477	—	—	—	3,477	—	96	—
Total	$78,406	$25,765	$(100,694)	$(6,093)	$10,864	$8,248	$486	$170	$—
________
(a) Gross additions may include increases in the cost basis of investments resulting from new investments, amounts related to payment-in-kind (“PIK”) interest capitalized and added to the principal balance of the respective loans, the accretion of discounts, the exchange of one or more existing investments for one or more new investments and the movement at fair value of an existing portfolio company into this controlled affiliated category from a different category.
(b) Gross reductions may include decreases in the cost basis of investments resulting from principal collections related to investment repayments and sales, return of capital, the amortization of premiums and the exchange of one or more existing securities for one or more new securities.

(31)As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company, including through a management agreement (“controlled affiliate”). The Company’s investments in controlled affiliates for the period ended December 31, 2024 were as follows:

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2024
(Amounts in thousands, except share amounts)

Company	Fair value as of December 31, 2023	Gross Additions(a)	Gross Reductions(b)	Net Change in Unrealized Gain/(Loss)	Realized Gain/(Loss)	Fair value as of December 31, 2024	Dividend Income	Interest and PIK Income	Other Income
AAM Series 2.1 Aviation Feeder, LLC(c)	$78,476	$50,774	$(57,983)	$6,413	$—	$77,680	$—	$4,970	$—
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(c)	64,839	10,236	(3,475)	3,512	—	75,112	—	5,035	—
Blue Owl Credit SLF LLC	—	11,781	(7,510)	23	—	4,294	80	—	—
Fifth Season Investments LLC	156,794	115,658	(70,093)	20,915	—	223,274	23,832	—	—
LSI Financing LLC	—	397,270	(108,567)	5,072	—	293,775	1,511	—	—
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)	273,441	53,375	—	(15,207)	—	311,609	53,039	—	—
Total	$573,550	$639,094	$(247,628)	$20,728	$—	$985,744	$78,462	$10,005	$—
________
(a) Gross additions may include increases in the cost basis of investments resulting from new investments, amounts related to PIK interest capitalized and added to the principal balance of the respective loans, the accretion of discounts, the exchange of one or more existing investments for one or more new investments and the movement at fair value of an existing portfolio company into this controlled affiliated category from a different category.
(b) Gross reductions may include decreases in the cost basis of investments resulting from principal collections related to investment repayments and sales, return of capital, the amortization of premiums and the exchange of one or more existing securities for one or more new securities.
(c) In connection with its investment in AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC and AAM Series 2.1 Aviation Feeder, LLC (collectively, “Amergin AssetCo”) the Company made a minority investment in Amergin Asset Management, LLC which has entered into a Servicing Agreement with Amergin AssetCo.

(32)Investment was on non-accrual status as of December 31, 2024.
(33)Investment measured at net asset value (“NAV”).
(34)The negative cost and fair value results from unamortized fees, which are capitalized to the investment cost of unfunded commitments.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Credit Income Corp.
Consolidated Statements of Changes in Net Assets
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Increase (Decrease) in Net Assets Resulting from Operations
Net investment income (loss)	$397,772	$343,817	$766,498	$617,943
Net change in unrealized gain (loss)	(43,148)	(24,310)	(96,261)	(22,695)
Net realized gain (loss) on investments	13,560	(1,117)	(50,320)	(4,488)
Net Increase (Decrease) in Net Assets Resulting from Operations	368,184	318,390	619,917	590,760
Distributions
Class S	(135,392)	(92,450)	(259,259)	(172,273)
Class D	(13,703)	(10,619)	(26,763)	(20,576)
Class I	(283,191)	(179,661)	(537,725)	(333,398)
Net Decrease in Net Assets Resulting from Shareholders’ Distributions	(432,286)	(282,730)	(823,747)	(526,247)
Capital Share Transactions
Class S:
Issuance of shares of common stock	487,762	562,850	1,028,900	1,000,446
Share transfers between classes(1)	(11,105)	(1,670)	(33,695)	(2,357)
Repurchase of common shares	(107,562)	(50,529)	(161,060)	(84,355)
Reinvestment of shareholders’ distributions	62,172	38,316	117,752	71,026
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class S	431,267	548,967	951,897	984,760
Class D:
Issuance of shares of common stock	14,349	47,198	71,026	81,889
Share transfers between classes(1)	(1,329)	—	(1,305)	(338,702)
Repurchase of common shares	(19,164)	(3,558)	(21,076)	(29,912)
Reinvestment of shareholders’ distributions	4,463	3,181	8,532	8,419
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class D	(1,681)	46,821	57,177	(278,306)
Class I:
Issuance of shares of common stock	1,068,761	1,059,009	2,397,188	1,886,024
Share transfers between classes(1)	12,434	1,670	35,000	341,059
Repurchase of common shares	(337,475)	(97,737)	(486,014)	(179,731)
Reinvestment of shareholders’ distributions	116,250	74,924	222,026	136,213
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class I	859,970	1,037,866	2,168,200	2,183,565
Total Increase (Decrease) in Net Assets	1,225,454	1,669,314	2,973,444	2,954,532
Net Assets, at beginning of period	16,269,592	10,177,764	14,521,602	8,892,546
Net Assets, at end of period	$17,495,046	$11,847,078	$17,495,046	$11,847,078

(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Credit Income Corp.
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2025	2024
Cash Flows from Operating Activities
Net Increase (Decrease) in Net Assets Resulting from Operations	$619,917	$590,760
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Purchases of investments, net	(8,418,782)	(7,563,881)
Proceeds from investments and investment repayments, net	2,851,462	2,171,746
Net change in unrealized (gain) loss on investments	100,145	22,994
Net change in unrealized gain (loss) on interest rate swap attributed to unsecured notes	122,724	(37,560)
Net change in unrealized (gain) loss on translation of assets and liabilities in foreign currencies	(4,950)	(291)
Net change in unrealized (gain) loss on income tax (provision) benefit	1,066	(8)
Net realized (gain) loss on investments	49,546	3,434
Net realized (gain) loss on foreign currency transactions relating to investments	858	163
Net realized (gain) loss on foreign currency transactions relating to debt	129	—
Paid-in-kind interest and dividends	(86,066)	(94,422)
Net amortization/accretion of premium/discount on investments	(52,560)	(73,508)
Amortization of debt issuance costs	24,965	13,333
Amortization of offering costs	3,542	2,694
Changes in operating assets and liabilities:
(Increase) decrease in interest receivable	(11,924)	(23,201)
(Increase) decrease in receivable from controlled affiliates	(7,340)	(7,340)
(Increase) decrease in receivable for investments sold	46,794	21,131
(Increase) decrease in prepaid expenses and other assets	(140,096)	(56,801)
Increase (decrease) in payable for investments purchased	104,167	310,702
Increase (decrease) in payables to affiliates	5,146	15,668
Increase (decrease) in accrued expenses and other liabilities	(108,656)	109,303
Net cash used in operating activities	(4,899,913)	(4,595,084)
Cash Flows from Financing Activities
Borrowings on debt	8,710,000	7,588,042
Repayments of debt	(6,895,000)	(5,258,000)
Deferred offering costs paid	(5,210)	(740)
Debt issuance costs paid	(37,052)	(42,217)
Repurchase of common stock	(397,119)	(256,057)
Proceeds from issuance of common shares	3,497,114	2,968,359
Distributions paid to shareholders	(441,672)	(279,999)
Net cash provided by financing activities	4,431,061	4,719,388
Net increase (decrease) in cash and restricted cash, including foreign cash (restricted cash of $(136,170) and $69,588, respectively)	(468,852)	124,304
Cash and restricted cash, including foreign cash, beginning of period (restricted cash of $182,030 and $40,872, respectively)	1,006,483	415,384
Cash and restricted cash, including foreign cash, end of period (restricted cash of $45,860 and $110,460, respectively)	$537,631	$539,688
Supplemental and Non-Cash Information
Interest paid during the period	$490,584	$274,136
Distributions declared during the period	$823,747	$526,247
Reinvestment of distributions during the period	$348,310	$215,658
Taxes, including excise tax, paid during the period	$10,028	$11
Distributions payable	$186,242	$124,520
The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements
(Unaudited)
Note 1. Organization and Principal Business

Blue Owl Credit Income Corp. (the “Company”) is a Maryland corporation formed on April 22, 2020. The Company was formed primarily to originate and make loans to, and make debt and equity investments in, U.S. middle-market companies. The Company’s investment objective is to generate current income and, to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns. The Company invests in senior secured or unsecured loans, subordinated loans or mezzanine loans and, to a lesser extent, equity and equity-related securities which include common and preferred stock, securities convertible into common stock, and warrants. The Company may make investments with shorter or longer maturities from time to time. The Company intends, under normal circumstances, to invest directly, or indirectly through its investment in OCIC SLF LLC (f/k/a Blue Owl Credit Income Senior Loan Fund LLC) (“OCIC SLF”) or any similarly situated companies, at least 80% of the value of its total assets in credit investments. The Company defines “credit” to mean debt investments made in exchange for regular interest payments. The target credit investments will typically have maturities between three and ten years and generally range in size between $20 million and $500 million, although the investment size will vary with the size of the Company’s capital base. The Company may on occasion invest in smaller or larger companies if an attractive opportunity presents itself, especially when there are dislocations in the capital markets, including the high yield and large syndicated loan markets, which are often referred to as “junk” investments.

The Company is an externally managed closed-end management investment company that has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company has elected to be treated for federal income tax purposes, and intends to qualify annually, as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). Because the Company has elected to be regulated as a BDC and as a RIC under the Code, the Company’s portfolio is subject to diversification and other requirements.

In November 2020, the Company commenced operations and made its first portfolio company investment. On October 23, 2020, the Company formed a wholly-owned subsidiary, OR Lending IC LLC, a Delaware limited liability company, which holds a California finance lenders license. OR Lending IC LLC makes loans to borrowers headquartered in California. From time to time the Company may form wholly-owned subsidiaries to facilitate the normal course of business.

Blue Owl Credit Advisors LLC (the “Adviser”) serves as the Company’s investment adviser. The Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies. The Adviser is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). Blue Owl consists of three product platforms: (1) Credit, (2) GP Strategic Capital, which primarily focuses on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit firms and (3) Real Assets, which primarily focuses on the strategies of net lease real estate, real estate credit and digital infrastructure, which focuses on acquiring, financing, developing and operating data centers and related digital infrastructure assets. Subject to the overall supervision of the Company’s board of directors (the “Board”), the Adviser manages the day-to-day operations of, and provides investment advisory and management services to, the Company.

The Company received an exemptive order that permits it to offer multiple classes of shares of common stock and to impose varying sales loads, asset-based servicing and/or distribution fees and early withdrawal fees. On November 12, 2020, the Company commenced its initial public offering pursuant to which it offered, on a continuous basis, up to $2,500,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. On February 14, 2022, the Company commenced its follow-on offering, pursuant to which it offered on a continuous basis, up to $13,500,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. On December 6, 2024, the Company commenced its current offering, pursuant to which it is offering on a continuous basis, up to $14,000,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. The share classes have different upfront selling commissions and ongoing servicing fees. Each class of common stock will be offered through Blue Owl Securities LLC (d/b/a Blue Owl Securities) (the “Dealer Manager” or “Blue Owl Securities”). The Dealer Manager is entitled to receive upfront selling commissions of up to 3.50% of the offering price of each Class S share sold in the offering and 1.50% of the offering price of each Class D share sold. Class I shares are not subject to upfront selling commissions. Any upfront selling commissions for the Class S shares and Class D shares sold in the offering will be deducted from the purchase price. Class S, Class D and Class I shares were offered at initial purchase prices per shares of $10.35, $10.15 and $10.00, respectively. Currently, the purchase price per share for each class of common stock varies, but will not be sold at a price below the Company’s net asset value per share of such class, as determined in accordance with the Company’s share pricing policy, plus applicable upfront selling commissions. The Company also engages in private placement offerings of its common stock.

Since meeting the minimum offering requirement and commencing its continuous public offering through June 30, 2025, the Company has issued 628,638,106 shares of Class S common stock, 97,439,821 shares of Class D common stock and 1,200,361,593 shares of Class I common stock, exclusive of any tender offers and shares issued pursuant to our distribution reinvestment plan, for gross proceeds of $5.94 billion, $0.91 billion and $11.29 billion, respectively, including $1,000 of seed capital contributed by its

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Adviser in September of 2020, $25.0 million in gross proceeds raised from an entity affiliated with the Adviser and 109,500,186 shares of Class I common stock issued in a private placement to feeder vehicles primarily created to hold the Company’s Class I shares for gross proceeds of approximately $1.04 billion.
Note 2. Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and, therefore, applies the specialized accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. In the opinion of management, all adjustments considered necessary for the fair presentation of the consolidated financial statements have been included.

Reclassifications
As a result of changes in presentations, certain prior year amounts have been reclassified to conform to the current presentation. These reclassifications had no effect on the reported results of operations.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual amounts could differ from those estimates and such differences could be material.
Cash and Restricted Cash
Cash consists of deposits held at a custodian bank and restricted cash pledged as collateral. Cash is carried at cost, which approximates fair value. The Company deposits its cash with highly-rated banking corporations and, at times, may exceed the insured limits under applicable law. Restricted cash primarily relates to cash held as collateral for interest rate swaps.
Consolidation
As provided under Regulation S-X and ASC Topic 946—Financial Services—Investment Companies, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company or controlled operating company whose business consists of providing services to the Company.
The Company does not consolidate its equity interests in AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC and AAM Series 2.1 Aviation Feeder, LLC (collectively, “Amergin AssetCo”), LSI Financing LLC (“LSI Financing LLC”), Fifth Season Investments LLC (“Fifth Season”), Blue Owl Credit SLF LLC (“Credit SLF”), and since November 2, 2022 has not consolidated its equity position in OCIC SLF. OCIC SLF was formed as a wholly-owned subsidiary of the Company and commenced operations on February 14, 2022. On November 2, 2022, the Company and State Teachers Retirement System of Ohio (“OSTRS” and together with the Company, the “Members” and each, a “Member”) entered into an Amended and Restated Limited Liability Company Agreement to co-manage OCIC SLF as a joint venture. See Note 3 “Agreements and Related Party Transactions - Controlled/Affiliated Portfolio Companies”.
Investments at Fair Value
Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period. Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, the Board designated the Adviser as the Company’s valuation designee to perform fair value determinations relating to the value of assets held by the Company for which market quotations are not readily available.
Investments for which market quotations are readily available are typically valued at the average bid price of those market quotations. To validate market quotations, the Company utilizes a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
market prices are not readily available are valued at fair value as determined in good faith by the Adviser, as the valuation designee, based on, among other things, the input of the independent third-party valuation firm(s) engaged at the direction of the Adviser.
As part of the valuation process, the Adviser, as the valuation designee, takes into account relevant factors in determining the fair value of the Company’s investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase or sale transaction, public offering or subsequent equity sale occurs, the Adviser, as the valuation designee, considers whether the pricing indicated by the external event corroborates its valuation.
The Adviser, as the valuation designee, undertakes a multi-step valuation process, which includes, among other procedures, the following:
•With respect to investments for which market quotations are readily available, those investments will typically be valued at the average bid price of those market quotations;
•With respect to investments for which market quotations are not readily available, the valuation process begins with the independent valuation firm(s) providing a preliminary valuation of each investment to the Adviser’s valuation committee;
•Preliminary valuation conclusions are documented and discussed with the Adviser’s valuation committee;
•The Adviser, as the valuation designee, reviews the recommended valuations and determines the fair value of each investment;
•Each quarter, the Adviser, as the valuation designee, will provide the Audit Committee a summary or description of material fair value matters that occurred in the prior quarter and on an annual basis, the Adviser, as the valuation designee, will provide the Audit Committee with a written assessment of the adequacy and effectiveness of its fair value process; and
•The Audit Committee oversees the valuation designee and will report to the Board on any valuation matters requiring the Board’s attention.

The Company conducts this valuation process on a quarterly basis.
The Company applies Financial Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the Company considers its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:
•Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
•Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occurs. In addition to using the above inputs in investment valuations, the Company applies the valuation policy approved by its Board that is consistent with ASC 820. Consistent with the valuation policy, the Adviser, as the valuation designee, evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (such as broker quotes), the Adviser, as the valuation designee, subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, the Adviser, as the valuation designee, or the independent valuation firm(s), reviews pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.
The Company applies the practical expedient provided by the ASC Topic 820 relating to investments in certain entities that calculate net asset value per share (or its equivalent). ASC Topic 820 permits an entity holding investments in certain entities that either are investment companies, or have attributes similar to an investment company, and calculate NAV per share or its equivalent for which the fair value is not readily determinable, to measure the fair value of such investments on the basis of that NAV per share,

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
or its equivalent, without adjustment. Investments which are valued using NAV per share as a practical expedient are not categorized within the fair value hierarchy as per ASC Topic 820.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If the Company were required to liquidate a portfolio investment in a forced or liquidation sale, it could realize amounts that are different from the amounts presented and such differences could be material.
In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.
Financial and Derivative Instruments
The Company follows the guidance in ASC 815 Derivatives and Hedging, when accounting for all derivative instruments. The Company designated certain interest rate swaps as hedging instruments, and as a result, the entire change in the fair value of the hedging instrument shall be recorded in the same line item of the Consolidated Statements of Operations as the hedged item. The Company’s interest rate swaps are used to hedge the Company’s fixed rate debt, and therefore both the periodic payment and the change in fair value for the effective hedge, if applicable, will be recognized as components of interest expense in the Consolidated Statements of Operations. Fair value is estimated by discounting remaining payments using applicable current market rates, or market quotes, if available. For all other derivatives, the Company does not utilize hedge accounting and values such derivatives at fair value with the unrealized gains or losses recorded in “net change in unrealized gains (losses) from foreign currency and other transactions” in the Company’s consolidated statement of operations.
Foreign Currency
Foreign currency amounts are translated into U.S. dollars on the following basis:
•cash, fair value of investments, outstanding debt, other assets and liabilities: at the spot exchange rate on the last business day of the period; and
•purchases and sales of investments, borrowings and repayments of such borrowings, income and expenses: at the rates of exchange prevailing on the respective dates of such transactions.
The Company includes net changes in fair values on investments held resulting from foreign exchange rate fluctuations with the change in unrealized gains (losses) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations. The Company’s current approach to hedging the foreign currency exposure in its non-U.S. dollar denominated investments is primarily to borrow the par amount in local currency under the Company’s credit facilities to fund these investments. Fluctuations arising from the translation of foreign currency borrowings are included with the net change in unrealized gains (losses) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations. The Company’s current approach to hedging the foreign currency exposure in its non-U.S. dollar denominated borrowings is to invest the par amount in local currency or enter into a cross-currency swap arrangement.
Investments denominated in foreign currencies and foreign currency transactions may involve certain considerations and risks not typically associated with those of domestic origin, including unanticipated movements in the value of the foreign currency relative to the U.S. dollar.
Interest and Dividend Income Recognition
Interest income is recorded on the accrual basis and includes accretion and amortization of discounts or premiums. Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends, the majority of which is structured at initial underwriting. PIK interest and dividends represent accrued interest or dividends that are added to the principal amount or liquidation amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a liquidation event.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
PIK interest and PIK dividend income consisted of the following for the periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
PIK Interest Income	$32,237	$31,284	$60,999	$58,846
PIK Interest Income as a % of Investment Income	4.1%	5.0%	4.1%	5.1%
PIK Dividend Income	$14,341	$14,767	$27,685	$32,018
PIK Dividend Income as a % of Investment Income	1.8%	2.4%	1.9%	2.8%
Total PIK Income	$46,578	$46,051	$88,684	$90,864
Total PIK Income as a % of Investment Income	6.0%	7.4%	6.0%	7.9%
Discounts and premiums to par value on securities purchased are amortized into interest income over the contractual life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the amortization and accretion of discounts or premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.
Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. If at any point the Company believes PIK interest is not expected to be realized, the investment generating PIK interest will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest income. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.
Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.
Other Income
From time to time, the Company may receive fees for services provided to portfolio companies. These fees are generally only available to the Company as a result of closing investments, are generally paid at the closing of the investments, are generally non-recurring and are recognized as revenue when earned upon closing of the investment. The services that the Adviser provides vary by investment, but can include closing, work, diligence or other similar fees and fees for providing managerial assistance to the Company’s portfolio companies.
Organization Expenses
Costs associated with the organization of the Company are expensed as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.
Offering Expenses
Costs associated with the offering of common shares of the Company are capitalized as deferred offering expenses and are included in prepaid expenses and other assets in the Consolidated Statements of Assets and Liabilities and are amortized over a twelve-month period from incurrence. Expenses for any additional offerings are deferred and amortized as incurred. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s share offerings, the preparation of the Company’s registration statement, and registration fees.
Debt Issuance Costs
The Company records origination and other expenses related to its debt obligations as debt issuance costs. These expenses are deferred and amortized utilizing the effective yield method, over the life of the related debt instrument. Debt issuance costs are presented on the Consolidated Statements of Assets and Liabilities as a direct deduction from the debt liability. In circumstances in which there is not an associated debt liability amount recorded in the consolidated financial statements when the debt issuance costs are incurred, such debt issuance costs will be reported on the Consolidated Statements of Assets and Liabilities as an asset until the debt liability is recorded.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Reimbursement of Transaction-Related Expenses
The Company may receive reimbursement for certain transaction-related expenses in pursuing investments. Transaction-related expenses, which are generally expected to be reimbursed by the Company’s portfolio companies, are typically deferred until the transaction is consummated and are recorded in prepaid expenses and other assets on the date incurred. The costs of successfully completed investments not otherwise reimbursed are borne by the Company and are included as a component of the investment’s cost basis.
Cash advances received in respect of transaction-related expenses are recorded as cash with an offset to accrued expenses and other liabilities. Accrued expenses and other liabilities are relieved as reimbursable expenses are incurred.
Income Taxes

The Company has elected to be treated as a RIC under the Code beginning with the taxable year ended December 31, 2020 and intends to qualify as a RIC annually. So long as the Company obtains and maintains its tax treatment as a RIC, it generally will not pay U.S. federal income taxes at corporate rates on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Instead, any tax liability related to income earned and distributed by the Company represents obligations of the Company’s investors and will not be reflected in the consolidated financial statements of the Company.

To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must generally distribute to its shareholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess of its realized net short-term capital gains over its realized net long-term capital losses. In order for the Company not to be subject to U.S. federal excise taxes, it must distribute annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. The Company, at its discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. federal excise tax on this income.

Certain of the Company’s consolidated subsidiaries are subject to U.S. federal and state corporate-level income taxes.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. There were no material uncertain income tax positions through December 31, 2024. As applicable, the Company’s prior three tax years remain subject to examination by U.S. federal, state and local tax authorities.

Income and Expense Allocations

Income and realized and unrealized capital gains and losses are allocated to each class of shares of the Company on the basis of the aggregate net asset value of that class in relation to the aggregate net asset value of the Company.

Expenses that are common to all share classes are borne by each class of shares based on the net assets of the Company attributable to each class. Expenses that are specific to a class of shares are allocated to such class either directly or through the servicing fees paid pursuant to the Company’s distribution plan. See Note 3. “Agreements and Related Party Transactions – Shareholder Servicing Plan.”

Distributions to Common Shareholders

Distributions to common shareholders are recorded on the record date. The amount to be distributed is determined by the Board and is generally based upon the earnings estimated by the Adviser. In addition, the Board may consider the level of undistributed taxable income carried forward from the prior year for distribution in the current year. Net realized long-term capital gains, if any, would be generally distributed at least annually although the Company may decide to retain such capital gains for investment.
Subject to the Company’s board of directors’ discretion and applicable legal restrictions, the Company intends to authorize and declare cash distributions to the Company’s shareholders on a monthly or quarterly basis and pay such distributions on a monthly basis. The per share amount of distributions for Class S, Class D, and Class I shares will differ because of different allocations of

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
class-specific expenses. Specifically, because the ongoing servicing fees are calculated based on the Company’s net asset value for the Company’s Class S and Class D shares, the ongoing service fees will reduce the net asset value or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under the Company’s distribution reinvestment plan. As a result, the distributions on Class S shares and Class D shares may be lower than the distributions on Class I shares.
The Company has adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for reinvestment of any cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of the Company’s common stock, rather than receiving the cash distribution. The Company expects to use newly issued shares to implement the distribution reinvestment plan.
Segment Reporting
In accordance with ASC Topic 280 – “Segment Reporting (ASC 280),” the Company has determined that it has a single operating and reporting segment. As a result, the Company’s segment accounting policies are the same as described herein and the Company does not have any intra-segment sales and transfers of assets.
The Company operates through a single operating and reporting segment with an investment objective to generate both current income, and to a lesser extent, capital appreciation through debt and equity investments. The chief operating decision maker (“CODM”) is comprised of the Company’s chief executive officer, president, and chief financial officer and chief operating officer and assesses the performance and makes operating decisions of the Company on a consolidated basis primarily based on the Company’s net increase in shareholder’s equity resulting from operations (“net income”). In addition to numerous other factors and metrics, the CODM utilizes net income as a key metric in determining the amount of dividends to be distributed to the Company’s stockholders. As the Company’s operations comprise of a single reporting segment, the segment assets are reflected on the accompanying consolidated balance sheet as “total assets” and the significant segment expenses are listed on the accompanying consolidated statement of operations.
New Accounting Pronouncements
In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740),” which updates annual income tax disclosure requirements related to rate reconciliation, income taxes paid and other disclosures. ASU 2023-09 is effective for public business entities for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the impact of adopting ASU No. 2023-09 on the consolidated annual financial statements.
In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 2200-40),” which requires disaggregated disclosure of certain costs and expenses, including purchases of inventory, employee compensation, depreciation, amortization and depletion, in each relevant expense caption. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption and retrospective application is permitted. The Company is currently assessing the impact of this guidance, however, the Company does not expect a material impact on its consolidated financial statements.
Other than the aforementioned guidance, the Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3. Agreements and Related Party Transactions

As of June 30, 2025, the Company had payables to affiliates of $78.6 million, comprised of $56.8 million of accrued performance based incentive fees, $17.6 million of management fees, and $4.2 million of costs and expenses reimbursable to the Adviser pursuant to the Administration Agreement. As of December 31, 2024, the Company had payables to affiliates of $73.4 million, comprised of $54.0 million of accrued performance based incentive fees, $14.6 million of management fees, and $4.8 million of costs and expenses reimbursable to the Adviser pursuant to the Administration Agreement.

Administration Agreement

The Company has entered into an amended and restated Administration Agreement (the “Administration Agreement”) with the Adviser. The Administration Agreement became effective on May 18, 2021. Under the terms of the Administration Agreement, the Adviser performs, or oversees the performance of, required administrative services, which include providing office space, equipment

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses, and the performance of administrative and professional services rendered by others.

The Administration Agreement also provides that the Company reimburses the Adviser for certain organization costs incurred prior to the commencement of the Company’s operations, and for certain offering costs.

The Company reimburses the Adviser for services performed for it pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Adviser for any services performed for it by such affiliate or third party.

Unless earlier terminated as described below, the Administration Agreement will remain in effect for two years from the date it first became effective, and will remain in effect and from year to year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent directors. On May 5, 2025, the Board approved the continuation of the Administration Agreement.

The Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company (as defined in the 1940 Act), or by the vote of a majority of the Board or by the Adviser.

No person who is an officer, director, or employee of the Adviser or its affiliates and who serves as a director of the Company receives any compensation from the Company for his or her services as a director. However, the Company reimburses the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser or its affiliates to the Company’s Chief Compliance Officer, Chief Financial Officer and their respective staffs (based on the percentage of time those individuals devote, on an estimated basis, to the business and affairs of the Company). Directors who are not affiliated with the Adviser receive compensation for their services and reimbursement of expenses incurred to attend meetings.

For the three and six months ended June 30, 2025 the Company incurred expenses of approximately $2.3 million and $4.3 million, respectively, for costs and expenses reimbursable to the Adviser under the terms of the Administration Agreement. For the three and six months ended June 30, 2024 the Company incurred expenses of approximately $1.4 million and $2.8 million, respectively, for costs and expenses reimbursable to the Adviser under the terms of the Administration Agreement.

Investment Advisory Agreement

The Company has entered into an amended and restated Investment Advisory Agreement (the “Investment Advisory Agreement”) with the Adviser. The Investment Advisory Agreement became effective on May 18, 2021. Under the terms of the Investment Advisory Agreement, the Adviser is responsible for managing the Company’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring its investments, and monitoring its portfolio companies on an ongoing basis through a team of investment professionals.

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and accordingly, the Adviser may provide similar services to others.

Under the terms of the Investment Advisory Agreement, the Company pays the Adviser a base management fee and may also pay a performance based incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the Company’s shareholders.

Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for two years from the date it first became effective, and will remain in effect and from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, by a majority of independent directors. On May 5, 2025, the Board approved the continuation of the Investment Advisory Agreement.

The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of penalty, the Company may terminate the Investment Advisory Agreement with the Adviser upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board of Directors or the shareholders holding a majority (as defined under the 1940 Act) of the outstanding shares of the Company’s common stock or the Adviser. In addition, without payment of any penalty, the Adviser may generally terminate the Investment Advisory Agreement upon 120 days’ written notice.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services, including the Board, and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms.

The base management fee is payable monthly in arrears. The base management fee is calculated at an annual rate of 1.25% based on the average value of the Company’s net assets at the end of the two most recently completed calendar months. All or part of the base management fee not taken as to any month will be deferred without interest and may be taken in any such month prior to the occurrence of a liquidity event. Base management fees for any partial month are prorated based on the number of days in the month. On September 30, 2020 and February 23, 2021, the Adviser agreed to waive 100% of the base management fee for the quarters ended December 31, 2020 and March 31, 2021, respectively. Any portion of management fees waived shall not be subject to recoupment.

For the three and six months ended June 30, 2025 management fees were $51.5 million, net of $0.2 million in management fee waivers and $97.9 million, net of $0.3 million in management fee waivers, respectively. For the three and six months ended June 30, 2024 management fees were $33.0 million and $61.5 million, respectively.

Pursuant to the Investment Advisory Agreement, the Adviser is entitled to an incentive fee. The incentive fee consists of two parts: (i) an incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.

The incentive fee on income will be calculated and payable quarterly in arrears and will be based upon the Company’s pre- incentive fee net investment income for the immediately preceding calendar quarter. In the case of a liquidation of the Company or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of the event.

The incentive fee on income for each calendar quarter will be calculated as follows:

•No incentive fee on income will be payable in any calendar quarter in which the pre-incentive fee net investment income does not exceed a quarterly return to investors of 1.25% of the Company’s net asset value for that immediately preceding calendar quarter. The Company refers to this as the quarterly preferred return.

•All of the Company’s pre-incentive fee net investment income, if any, that exceeds the quarterly preferred return, but is less than or equal to 1.43%, which the Company refers to as the upper level breakpoint, of the Company’s net asset value for that immediately preceding calendar quarter, will be payable to the Company’s Adviser. The Company refers to this portion of the incentive fee on income as the “catch-up.” It is intended to provide an incentive fee of 12.50% on all of the Company’s pre-incentive fee net investment income when the pre-incentive fee net investment income reaches 1.43% of the Company’s net asset value for that calendar quarter, measured as of the end of the immediately preceding calendar quarter. The quarterly preferred return of 1.25% and upper level breakpoint of 1.43% are also adjusted for the actual number of days each calendar quarter.

•For any quarter in which the Company’s pre-incentive fee net investment income exceeds the upper level break point of 1.43% of the Company’s net asset value for that immediately preceding calendar quarter, the incentive fee on income will equal 12.50% of the amount of the Company’s pre-incentive fee net investment income, because the quarterly preferred return and catch up will have been achieved.

•Pre-incentive fee net investment income is defined as investment income and any other income, accrued during the calendar quarter, minus operating expenses for the quarter, including the base management fee, expenses payable under the Investment Advisory Agreement and the Administration Agreement, any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee. Pre-incentive fee net investment income does not include any expense support payments or any reimbursement by the Company of expense support payments, or any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The second component of the incentive fee, the “Capital Gains Incentive Fee”, will be determined and payable in arrears as of the end of each calendar year during which the Investment Advisory Agreement is in effect. In the case of a liquidation, or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of such event. The annual fee will equal (i) 12.50% of the Company’s realized capital gains on a cumulative basis from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less (ii) the aggregate amount of any previously paid incentive fees on capital gains as calculated in accordance with U.S. GAAP. The Company will accrue but will not pay a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if the Company was to sell the relevant investment and realize a capital gain. In no event will the incentive fee on capital gains payable pursuant hereto be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
For the three and six months ended June 30, 2025, the Company incurred performance based incentive fees on net investment income of $56.8 million and $109.5 million, respectively. For the three and six months ended June 30, 2024, the Company incurred performance based incentive fees on net investment income of $48.7 million and $87.8 million, respectively.

For the three and six months ended June 30, 2025, the Company did not incur performance based incentive fees based on capital gains. For the three and six months ended June 30, 2024, the Company recorded a reversal of previously recorded performance based incentive fees based on capital gains of $3.2 million and $3.4 million, respectively, which was primarily related to a net change in unrealized depreciation on investments.

Under the terms of the Investment Advisory Agreement, the Adviser is entitled to receive up to 1.5% of gross offering proceeds raised in the continuous public offering until all organization and offering costs paid by the Adviser or its affiliates have been recovered. The Adviser is responsible for the payment of the Company’s organization and offering expenses to the extent that these expenses exceed 1.5% of the aggregate gross offering proceeds, without recourse against or reimbursement by the Company. The Company bears all other expenses of its operations and transactions including, without limitation, those relating to: expenses deemed to be “organization and offering expenses” for purposes of Financial Industry Regulatory Authority (“FINRA”) Conduct Rule 2310(a)(12) (exclusive of commissions, the dealer manager fee, any discounts and other similar expenses paid by investors at the time of sale of the Company’s stock); the cost of corporate and organizational expenses relating to offerings of shares of common stock, subject to limitations included in the Investment Advisory Agreement; the cost of calculating the Company’s net asset value, including the cost of any third-party valuation services; the cost of effecting any sales and repurchases of the common stock and other securities; fees and expenses payable under any dealer manager agreements, if any; debt service and other costs of borrowings or other financing arrangements; costs of hedging; expenses, including travel expense, incurred by the Adviser, or members of the Investment Team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing the Company’s rights; escrow agent, transfer agent and custodial fees and expenses; fees and expenses associated with marketing efforts; federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies; federal, state and local taxes; independent directors’ fees and expenses, including certain travel expenses; costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing; the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs); the costs of any shareholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters; commissions and other compensation payable to brokers or dealers; research and market data; fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone and staff; fees and expenses associated with independent audits, outside legal and consulting costs; costs of winding up; costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes; extraordinary expenses (such as litigation or indemnification); and costs associated with reporting and compliance obligations under the Advisers Act and applicable federal and state securities laws. Notwithstanding anything to the contrary contained herein, the Company shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company). Any such reimbursements will not exceed actual expenses incurred by the Adviser and its affiliates.

For the three and six months ended June 30, 2025, subject to the 1.5% organization and offering cost cap, the Company accrued approximately $0.1 million and $0.2 million, respectively, of offering expenses that are reimbursable to the Adviser.

For the three and six months ended June 30, 2024, subject to the 1.5% organization and offering cost cap, the Company accrued less than $0.1 million and $0.1 million, respectively, of initial organization and offering expenses that are reimbursable to the Adviser.

From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services, including the Board, and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms.

Affiliated Transactions

The Company may be prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the directors who are not interested persons, and in some cases, the prior approval of the SEC. The Company, the Adviser and certain of their affiliates were granted an order for exemptive relief that permitted co-investing with affiliates of the Company subject to various approvals of the Board and other conditions. On May 6, 2025, the Company, the Adviser and certain of their affiliates were granted a new order for exemptive relief that superseded the prior order for exemptive relief (the “Order”) by the SEC for the Company to co-invest with other funds managed by the Adviser or certain affiliates, in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
factors. Pursuant to such Order, the Company generally is permitted to co-invest with certain of its affiliates if such co-investments are done on the same terms and at the same time, as further detailed in the Order. The Order requires that a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board make certain findings (1) in most instances when the Company co-invests with its affiliates in an issuer where an affiliate of the Company has an existing investment in the issuer, and (2) if the Company disposes of an asset acquired in a transaction under the Order unless the disposition is done on a pro rata basis. Pursuant to the Order, the Board will oversee the Company’s participation in the co-investment program. As required by the Order, the Company has adopted, and the Board has approved, policies and procedures reasonably designed to ensure compliance with the terms of the Order, and the Adviser and the Company’s Chief Compliance Officer will provide reporting to the Board.

The Adviser is affiliated with Blue Owl Technology Credit Advisors LLC (“OTCA”), Blue Owl Technology Credit Advisors II LLC (“OTCA II”), Blue Owl Credit Private Fund Advisors LLC (“OPFA”) and Blue Owl Diversified Credit Advisors LLC (“ODCA” together with OTCA, OTCA II, OPFA and the Adviser, the “Blue Owl Credit Advisers”), which are also registered investment advisers. The Blue Owl Credit Advisers are indirect affiliates of Blue Owl and comprise part of Blue Owl’s Credit platform, which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies. The Blue Owl Credit Advisers’ allocation policy seeks to ensure equitable allocation of investment opportunities over time between the Company and other funds managed by the Adviser or its affiliates. As a result of the Order, there could be significant overlap in the Company’s investment portfolio and the investment portfolio of the BDCs, funds and separately managed accounts managed by the Blue Owl Credit Advisers (collectively the “Blue Owl Credit Clients”) and/or other funds managed by the Adviser or its affiliates that could avail themselves of the Order.

Dealer Manager Agreement

The Company has entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Blue Owl Securities, an affiliate of the Adviser, and participating broker-dealer agreements with certain broker-dealers. Under the terms of the Dealer Manager Agreement and the participating broker-dealer agreements, Blue Owl Securities serves as the dealer manager, and certain participating broker-dealers solicit capital, for the Company’s public offering of shares of Class S, Class D, and Class I common stock. Blue Owl Securities will be entitled to receive upfront selling commissions of up to 3.50% of the offering price of each Class S share sold in this offering. Blue Owl Securities will be entitled to receive upfront selling commissions of up to 1.50% of the offering price of each Class D share sold in this offering. Blue Owl Securities anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers. Blue Owl Securities will not receive upfront selling commissions with respect to any class of shares issued pursuant to the Company’s distribution reinvestment plan or with respect to purchases of Class I shares.

Upfront selling commissions for sales of Class S and Class D shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers.

Blue Owl Securities, an affiliate of Blue Owl, is registered as a broker-dealer with the SEC and is a member of the Financial Industry Regulatory Authority.

Shareholder Servicing Plan

Subject to FINRA limitations on underwriting compensation and pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company will pay Blue Owl Securities servicing fees for ongoing services as follows:

•with respect to the Company’s outstanding Class S shares equal to 0.85% per annum of the aggregate net asset value of the Company’s outstanding Class S shares; and

•with respect to the Company’s outstanding Class D shares equal to 0.25% per annum of the aggregate net asset value of the Company’s outstanding Class D shares.

The Company will not pay an ongoing servicing fee with respect to the Company’s outstanding Class I shares.

For the three and six months ended June 30, 2025, the Company accrued servicing fees with respect to Class D shares of $0.3 million and $0.7 million, respectively. For the three and six months ended June 30, 2025, the Company accrued servicing fees with respect to Class S shares of $12.2 million and $23.3 million, respectively.

For the three and six months ended June 30, 2024, the Company accrued servicing fees with respect to Class D shares of $0.3 million and $0.5 million, respectively. For the three and six months ended June 30, 2024, the Company accrued servicing fees with respect to Class S shares of $8.3 million and $15.5 million, respectively.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
The servicing fees are paid monthly in arrears. Blue Owl Securities will reallow (pay) all or a portion of the ongoing servicing fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will waive ongoing servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the ongoing servicing fees are calculated based on the Company’s net asset values for the Company’s Class S and Class D shares, they will reduce the net asset values or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under its distribution reinvestment plan. The Company will cease paying ongoing servicing fees at the date at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from its offering (excluding proceeds from issuances pursuant to its distribution reinvestment plan). This limitation is intended to ensure that the Company satisfies the requirements of FINRA Rule 2310, which provides that the maximum aggregate underwriting compensation from any source, including compensation paid from offering proceeds and in the form of “trail commissions,” payable to underwriters, broker-dealers, or affiliates thereof participating in an offering may not exceed 10% of gross offering proceeds, excluding proceeds received in connection with the issuance of shares through a distribution reinvestment plan.

Expense Support and Conditional Reimbursement Agreement

On September 30, 2020, the Company entered into the Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser, the purpose of which was to ensure that no portion of the Company’s distributions to shareholders represented a return of capital for U.S. federal income tax purposes. The Expense Support Agreement became effective as of the date that the Company met the minimum offering requirement and was terminated by the Adviser on March 7, 2023.

Pursuant to the Expense Support Agreement, prior to its termination on March 7, 2023, on a quarterly basis, the Adviser reimbursed the Company for “Operating Expenses” (as defined below) in an amount equal to the excess of the Company’s cumulative distributions paid to the Company’s shareholders in each quarter over “Available Operating Funds” (as defined below) received by the Company on account of its investment portfolio during such quarter. Any payments that the Adviser was required to make pursuant to the preceding sentence are referred to herein as an “Expense Payment”.

Under the Expense Support Agreement, “Operating Expenses” was defined as all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. “Available Operating Funds” was defined as the sum of (i) the Company’s estimated investment company taxable income (including realized net short-term capital gains reduced by realized net long-term capital losses), (ii) the Company’s realized net capital gains (including the excess of realized net long-term capital gains over realized net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies, if any (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Adviser’s obligation to make Expense Payments under the Expense Support Agreement automatically became a liability of the Adviser and the right to such Expense Payment was an asset of the Company’s on the last business day of the applicable quarter. The Expense Payment for any quarter was paid by the Adviser to the Company in any combination of cash or other immediately available funds, and/or offset against amounts due from the Company to the Adviser no later than the earlier of (i) the date on which the Company closes its books for such quarter, or (ii) forty-five days after the end of such quarter.

Following any quarter in which Available Operating Funds exceed the cumulative distributions paid by the Company in respect of such quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company is required to pay such Excess Operating Funds, or a portion thereof, in accordance with the stipulations below, as applicable, to the Adviser, until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such quarter have been reimbursed. Any payments required to be made by the Company are referred to as a “Reimbursement Payment”.

The amount of the Reimbursement Payment for any quarter shall equal the lesser of (i) the Excess Operating Funds in respect of such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such quarter that have not been previously reimbursed by the Company to the Adviser. The payment will be reduced to the extent that such Reimbursement Payments, together with all other Reimbursement Payments paid during the fiscal year, would cause Other Operating Expenses defined as the Company’s total Operating Expenses, excluding base management fees, incentive fees, organization and offering expenses, distribution and shareholder servicing fees, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses on an annualized basis and net of any Expense Payments received by the Company during the fiscal year to exceed the lesser of: (i) 1.75% of the Company’s average net assets attributable to the shares of the Company’s common stock for the fiscal year-to-date period after taking such Expense Payments into account; and (ii) the percentage of the Company’s average net assets attributable to shares of the Company’s common stock represented by Other Operating Expenses during the fiscal year in which such Expense Payment was made (provided, however, that this clause (ii) shall not apply to any Reimbursement Payment which relates to an Expense Payment made during the same fiscal year).

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
No Reimbursement Payment for any quarter will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Company’s “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by the Company’s net assets.

The specific amount of expenses reimbursed by the Adviser, if any, will be determined at the end of each quarter. The Company’s obligation to make Reimbursement Payments, subject to the conditions above, survives the termination of the Expense Support Agreement. There are no Reimbursement Payments conditionally due from the Company to the Adviser.

Prior to termination of the Expense Support Agreement, Expense Support Payments provided by the Adviser since inception was $9.4 million. All Expense Support Payments were repaid prior to termination.

License Agreement

On July 6, 2023, the Company entered into a license agreement (the “License Agreement”), with an affiliate of Blue Owl, pursuant to which the Company was granted a non-exclusive license to use the name “Blue Owl.” Under the License Agreement, the Company has a right to use the Blue Owl name for so long as the Adviser or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company will have no legal right to the “Blue Owl” name or logo.

Controlled/Affiliated Portfolio Companies

Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities as investments in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, “non-affiliated investments” are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the accompanying consolidated financial statements, including the consolidated schedule of investments.

The Company has made investments in controlled, affiliated companies, including OCIC SLF, Amergin AssetCo, Fifth Season Investments LLC (“Fifth Season”), LSI Financing LLC (“LSI Financing LLC”), and Blue Owl Credit SLF LLC (“Credit SLF”). For further description of OCIC SLF and Credit SLF see “Note 4 Investments”.

The Company has also made investments in non-controlled, affiliated companies, including LSI Financing 1 DAC (“LSI Financing DAC”).

Amergin was created to invest in a leasing platform focused on railcar and aviation assets. Amergin consists of Amergin AssetCo and Amergin Asset Management, LLC, which has entered into a Servicing Agreement with Amergin AssetCo. The Company made an initial equity commitment to Amergin AssetCo on July 1, 2022. As of June 30, 2025, the Company’s commitment to Amergin AssetCo is $227.6 million, of which $114.3 million is equity and $113.3 million is debt. As of June 30, 2025, the fair value of the Company’s investment in Amergin AssetCo was $189.6 million. The Company does not consolidate its equity interest in Amergin AssetCo.

Fifth Season is a portfolio company created to invest in life settlement assets. On July 18, 2022, the Company made an initial equity commitment to Fifth Season. As of June 30, 2025, the fair value of the Company’s investment in Fifth Season is $292.6 million. The Company does not consolidate its equity interest in Fifth Season.

LSI Financing DAC is a portfolio company formed to acquire contractual rights to revenue pursuant to earnout agreements generally in the life sciences space. On December 14, 2022, the Company made an initial equity commitment to LSI Financing DAC. As of June 30, 2025, the fair value of the Company’s investment in LSI Financing DAC is $3.8 million. The Company does not consolidate its equity interest in LSI Financing DAC.

LSI Financing LLC is a separately managed portfolio company formed to indirectly own royalty purchase agreements and loans in the life sciences space. The Adviser provides consulting services to a subsidiary of LSI Financing LLC in exchange for a fee. The

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Adviser has agreed to waive a portion of the management fee payable by the Company pursuant to the Investment Advisory Agreement equal to the Company’s pro rata amount of such consulting fee. On November 25, 2024, the Company made an initial equity commitment to LSI Financing LLC. As of June 30, 2025, the fair value of the Company’s investment in LSI Financing LLC is $261.8 million and the Company’s total commitment is $372.9 million. The Company does not consolidate its equity interest in LSI Financing LLC.
Note 4. Investments

Investments at fair value and amortized cost consisted of the below as of the following periods:

	June 30, 2025		December 31, 2024
($ in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First-lien senior secured debt investments(1)	$28,459,905	$28,361,820	$23,703,828	$23,665,142
Second-lien senior secured debt investments	1,553,566	1,510,504	802,519	767,392
Unsecured debt investments	437,355	452,014	447,930	440,633
Preferred equity investments(2)	475,230	474,211	367,924	364,672
Common equity investments(3)	772,423	888,069	742,386	825,152
Joint ventures(4)	340,728	317,536	319,078	315,903
Total Investments	$32,039,207	$32,004,154	$26,383,665	$26,378,894

(1)Includes debt investment in Amergin AssetCo.
(2)Includes equity investment in LSI Financing DAC.
(3)Includes equity investments in Amergin AssetCo, Fifth Season and LSI Financing LLC.
(4)Includes equity investments in OCIC SLF and Credit SLF. See below, within Note 4, for more information regarding OCIC SLF and Credit SLF.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
The industry composition of investments based on fair value consisted of the below as of the following periods:

	June 30, 2025	December 31, 2024
Advertising and media	1.5%	1.8%
Aerospace and defense	0.7	0.8
Asset based lending and fund finance(1)	1.1	1.1
Automotive services	0.6	0.7
Automotive aftermarket	0.1	0.1
Buildings and real estate	2.3	2.6
Business services	5.4	6.0
Chemicals	2.4	2.9
Consumer products	1.9	1.5
Containers and packaging	3.0	2.4
Distribution	3.0	2.3
Education	0.9	0.9
Energy equipment and services	0.3	0.3
Financial services	5.4	5.1
Food and beverage	5.2	6.3
Healthcare equipment and services	7.1	6.0
Healthcare providers and services	13.3	12.0
Healthcare technology	6.0	5.7
Household products	1.1	1.3
Human resource support services	0.6	0.8
Infrastructure and environmental services	1.4	1.5
Insurance(2)	10.0	9.4
Internet software and services	10.3	11.6
Joint ventures(3)	1.0	1.2
Leisure and entertainment	2.6	3.0
Manufacturing	3.0	3.5
Pharmaceuticals(4)	1.3	1.1
Professional services	4.1	4.6
Specialty retail	1.4	1.8
Telecommunications	2.4	1.1
Transportation	0.6	0.6
Total	100.0%	100.0%

(1)Includes investment in Amergin AssetCo.
(2)Includes equity investment in Fifth Season Investments LLC.
(3)Includes equity investments in OCIC SLF and Credit SLF. See below, within Note 4, for more information regarding OCIC SLF and Credit SLF.
(4)Includes equity investments in LSI Financing DAC and LSI Financing LLC.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
The geographic composition of investments based on fair value consisted of the below as of the following periods:

	June 30, 2025	December 31, 2024
United States:
Midwest	19.8%	20.6%
Northeast	21.7	20.1
South	31.7	32.7
West	17.4	16.2
International	9.4	10.4
Total	100.0%	100.0%

OCIC SLF LLC

OCIC SLF LLC (f/k/a Blue Owl Credit Income Senior Loan Fund LLC) (“OCIC SLF”), a Delaware limited liability company, was formed as a wholly-owned subsidiary of the Company and commenced operations on February 14, 2022. On November 2, 2022, the Company and State Teachers Retirement System of Ohio (“OSTRS” and together with the Company, the “Members” and each, a “Member”) entered into an Amended and Restated Limited Liability Company Agreement to co-manage OCIC SLF as a joint-venture. OCIC SLF’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. The Company and OSTRS have agreed to contribute $437.5 million and $62.5 million, respectively, to OCIC SLF. The Company and OSTRS have a 87.5% and 12.5% economic ownership, respectively, in OCIC SLF. Except under certain circumstances, contributions to OCIC SLF cannot be redeemed. OCIC SLF is managed by a board consisting of an equal number of representatives appointed by each Member and which acts unanimously. Investment decisions must be approved unanimously by an investment committee consisting of an equal number of representative appointed by each Member.

Prior to the Effective Date, OCIC SLF’s wholly owned subsidiaries, ORCIC JV WH LLC and ORCIC JV WH II entered into revolving loan facilities (the “OCIC SLF Debt Facilities”) and in connection therewith entered into master sale and participation agreements pursuant to which we contributed certain collateral assets to the Subsidiaries and such collateral assets became collateral under the OCIC SLF Debt Facilities (the “OCIC SLF Debt Facility Assets”).

On the Effective Date, the Company was deemed to have made a capital contribution of approximately $108.9 million and OSTRS acquired a 12.5% interest in OCIC SLF from the Company for approximately $15.6 million. The amount of the Company’s deemed contribution, and OSTRS’ purchase from the Company, were based on the fair value of the OCIC SLF SPV Debt Facility Assets less certain amounts that had been distributed to the Company and subject to certain adjustments. In connection therewith, the Company and OSTRS agreed and acknowledged that OCIC SPV Debt Facility Assets were assets of OCIC SLF as if they had been acquired pursuant to the terms of the LLC Agreement.

The Company has determined that OCIC SLF is an investment company under Accounting Standards Codification 946, however, in accordance with such guidance, the Company will generally not consolidate its investment in a company other than a wholly owned investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the Company does not consolidate its non-controlling interest in OCIC SLF.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
The table below sets forth OCIC SLF’s consolidated financial data as of and for the following periods:

	As of
($ in thousands)	June 30, 2025	December 31, 2024
Consolidated Balance Sheet Data
Cash	$91,397	$85,850
Investments at fair value	$1,616,774	$1,647,003
Total Assets	$1,737,642	$1,761,468
Total Debt (net of unamortized debt issuance costs)	$1,311,767	$1,311,414
Total Liabilities	$1,404,153	$1,405,344
Total OCIC SLF Members' Equity	$333,489	$356,124

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Consolidated Statement of Operations Data
Investment income	$31,826	$41,775	$65,975	$73,543
Net operating expenses	21,970	25,128	43,929	44,866
Net investment income (loss)	$9,856	$16,647	$22,046	$28,677
Total net realized and unrealized gain (loss)	370	(7,205)	(22,980)	(10,050)
Net increase (decrease) in OCIC SLF Members' Equity resulting from operations	$10,226	$9,442	$(934)	$18,627
The Company’s proportional share of OCIC SLF’s generated distributions for the following period:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Dividend Income	$9,399	$15,453	$18,989	$25,896

Blue Owl Credit SLF LLC
Blue Owl Credit SLF LLC (“Credit SLF”), a Delaware limited liability company, is a joint venture among the Company, Blue Owl Capital Corporation, Blue Owl Capital Corporation II, Blue Owl Technology Finance Corp., Blue Owl Technology Income Corp. and State Teachers Retirement System of Ohio (“OSTRS”) (each, a “Credit Member” and collectively, the “Credit Members”). Credit SLF’s principal purpose is to make investments primarily in senior secured loans to middle market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. Credit SLF is managed by a board of directors comprised of an equal number of directors appointed by each Credit Member and which acts unanimously. Investment decisions must be approved by Credit SLF’s board. The Credit SLF Members coinvest through Credit SLF, or its wholly owned subsidiaries. Credit SLF’s date of inception was May 6, 2024 and Credit SLF made its first portfolio company investment on July 23, 2024.
Credit SLF’s investments at fair value are determined in accordance with FASB ASC 820, as amended; however, such fair value is not included in the Company's valuation process.
Other than for purposes of the 1940 Act, the Company does not believe it has control over this portfolio company. Accordingly, the Company does not consolidate its non-controlling interest in Credit SLF.
On May 15, 2025 the Credit SLF Members modified their capital commitments to Credit SLF and the Company’s capital commitment was increased to $46.3 million of which $40.8 million was unfunded.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
As of June 30, 2025, the capital commitment and economic ownership of each Credit SLF Member is as follows:

Members	Capital Commitment	Economic Ownership Interest(1)
($ in thousands)
Blue Owl Capital Corporation	$404,139	79.1%
Blue Owl Capital Corporation II	244	0.1%
Blue Owl Credit Income Corp.	46,332	5.2%
Blue Owl Technology Finance Corp.	18,690	2.1%
Blue Owl Technology Income Corp.	8,691	1.0%
State Teachers Retirement System of Ohio	68,299	12.5%
Total	$546,395	100.0%

(1)Economic Ownership Interest based on funded capital to date.
The table below sets forth Credit SLF's consolidated financial data as of and for the following periods:

	As of
($ in thousands)	June 30, 2025	December 31, 2024
Consolidated Balance Sheet Data
Cash	$118,041	$17,354
Investments at fair value	$1,790,366	$1,164,473
Total Assets	$1,939,737	$1,196,367
Total Debt (net of unamortized debt issuance costs)	$1,285,621	$750,610
Total Liabilities	$1,446,788	$847,556
Total Credit SLF Members' Equity	$492,949	$348,811

	For the Three Months Ended June 30,	For the Six Months Ended June 30,
($ in thousands)	2025	2025
Consolidated Statement of Operations Data
Investment income	$31,420	$55,117
Net operating expenses	18,482	32,139
Net investment income (loss)	$12,938	$22,978
Total net realized and unrealized gain (loss)	9,319	(6,785)
Net increase (decrease) in Credit SLF Members' Equity resulting from operations	$22,257	$16,193

The Company's proportional share of Credit SLF's generated distributions for the following period:

	For the Three Months Ended June 30,	For the Six Months Ended June 30,
($ in thousands)	2025	2025
Dividend Income	$330	$453

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Note 5. Debt

In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. The Company’s asset coverage was 215% and 209% as of June 30, 2025 and December 31, 2024, respectively.

Debt obligations consisted of the following as of the following periods:

	June 30, 2025
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs (Premium)	Net Carrying Value
Revolving Credit Facility(2)(4)	$3,575,000	$1,915,307	$1,602,524	$(21,867)	$1,893,440
SPV Asset Facility I	450,000	274,000	37,720	(6,345)	267,655
SPV Asset Facility II	2,000,000	927,000	157,575	(20,180)	906,820
SPV Asset Facility III(2)	1,650,000	1,093,388	53,221	(16,080)	1,077,308
SPV Asset Facility IV	500,000	430,000	29,627	(5,604)	424,396
SPV Asset Facility V	750,000	450,000	28,326	(6,053)	443,947
SPV Asset Facility VI	750,000	380,000	13,799	(7,805)	372,195
SPV Asset Facility VII(2)	500,000	367,479	14,928	(3,043)	364,436
SPV Asset Facility VIII	1,000,000	400,000	16,791	(5,248)	394,752
CLO VIII	375,000	375,000	—	(2,140)	372,860
CLO XI	260,000	260,000	—	(1,545)	258,455
CLO XII	260,000	260,000	—	(1,656)	258,344
CLO XV	312,000	312,000	—	(2,630)	309,370
CLO XVI	420,000	420,000	—	(2,551)	417,449
CLO XVII	325,000	325,000	—	(2,698)	322,302
CLO XVIII	260,000	260,000	—	(1,780)	258,220
CLO XIX	260,000	260,000	—	(1,852)	258,148
September 2026 Notes	350,000	350,000	—	(2,055)	347,945
February 2027 Notes	500,000	500,000	—	(2,571)	497,429
September 2027 Notes(3)	600,000	600,000	—	(4,284)	601,564
AUD 2027 Notes(2)(3)	300,341	300,341	—	(2,263)	298,196
May 2028 Notes(3)	500,000	500,000	—	(7,793)	495,718
June 2028 Notes(3)	650,000	650,000	—	(6,949)	654,964
January 2029 Notes(3)	550,000	550,000	—	(10,143)	550,520
September 2029 Notes(3)	900,000	900,000	—	(7,727)	918,025
March 2030 Notes(3)	1,000,000	1,000,000	—	(19,731)	966,719
March 2031 Notes(3)	750,000	750,000	—	(18,226)	740,541
Total Debt	$19,747,341	$14,809,515	$1,954,511	$(190,819)	$14,671,718

(1)The amount available reflects any limitations related to each credit facility’s borrowing base.
(2)Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies and cross-currency swap.
(3)Net Carrying Value is inclusive of change in fair market value of effective hedge.
(4)The amount available is reduced by $57.2 million of outstanding letters of credit.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)

	December 31, 2024
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs (Premium)	Net Carrying Value
Revolving Credit Facility(2)(4)	$3,100,000	$1,335,012	$1,726,832	$(22,497)	$1,312,515
SPV Asset Facility I	525,000	300,000	8,771	(5,464)	294,536
SPV Asset Facility II	1,500,000	920,000	115,020	(12,119)	907,881
SPV Asset Facility III(2)	1,500,000	971,917	55,727	(13,370)	958,547
SPV Asset Facility IV	500,000	355,000	26,504	(3,302)	351,698
SPV Asset Facility V	500,000	250,000	18,217	(4,991)	245,009
SPV Asset Facility VI	750,000	350,000	62,964	(8,248)	341,752
SPV Asset Facility VII(2)	500,000	165,859	168,563	(3,461)	162,398
SPV Asset Facility VIII	500,000	200,000	1,500	(3,077)	196,923
CLO VIII	290,000	290,000	—	(1,900)	288,100
CLO XI	260,000	260,000	—	(1,692)	258,308
CLO XII	260,000	260,000	—	(1,808)	258,192
CLO XV	312,000	312,000	—	(2,802)	309,198
CLO XVI	420,000	420,000	—	(2,697)	417,303
CLO XVII	325,000	325,000	—	(2,879)	322,121
CLO XVIII	260,000	260,000	—	(1,891)	258,109
CLO XIX	260,000	260,000	—	(1,794)	258,206
March 2025 Notes	500,000	500,000	—	(484)	499,516
September 2026 Notes	350,000	350,000	—	(2,916)	347,084
February 2027 Notes	500,000	500,000	—	(3,350)	496,650
September 2027 Notes(3)	600,000	600,000	—	(5,182)	593,270
AUD 2027 Notes(2)(3)	295,468	295,468	—	(2,397)	271,957
June 2028 Notes(3)	650,000	650,000	—	(8,067)	642,519
January 2029 Notes(3)	550,000	550,000	—	(11,458)	538,086
September 2029 Notes(3)	500,000	500,000	—	(10,769)	492,523
March 2030 Notes(3)	1,000,000	1,000,000	—	(20,518)	941,037
March 2031 Notes(3)	750,000	750,000	—	(19,599)	718,384
Total Debt	$17,457,468	$12,930,256	$2,184,098	$(178,732)	$12,681,822

(1)The amount available reflects any limitations related to each credit facility’s borrowing base.
(2)Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies.
(3)Net Carrying Value is inclusive of change in fair market value of effective hedge.
(4)The amount available is reduced by $38.2 million of outstanding letters of credit.

The below table represents the components of interest expense for the following periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Interest expense	$235,797	$175,699	$449,373	$334,208
Amortization of debt issuance costs	13,927	7,052	24,965	13,333
Net change in unrealized (gain) loss on effective interest rate swaps and hedged items included in interest expense(1)	239	199	(7,815)	4,825
Total Interest Expense	$249,963	$182,950	$466,523	$352,366
Average interest rate	6.6%	7.7%	6.7%	7.6%
Average daily borrowings	$14,036,753	$9,055,379	$13,272,417	$8,655,316

(1)Refer to the September 2027, AUD 2027, May 2028, June 2028, January 2029, September 2029, March 2030, and March 2031 Notes for details on the facilities’ interest rate swaps.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Credit Facilities
Revolving Credit Facility
On August 11, 2022, the Company entered into an Amended and Restated Senior Secured Revolving Credit Agreement (as amended from time to time, the “Revolving Credit Facility”). The parties to the Revolving Credit Facility include the Company, as Borrower, the lenders from time to time parties thereto (each a “Revolving Credit Lender” and collectively, the “Revolving Credit Lenders”) and Sumitomo Mitsui Banking Corporation, as Administrative Agent. On October 18, 2024 (the “Revolving Credit Facility Third Amendment Date”), the Revolving Credit Facility was amended to extend the availability period and maturity date, increase the total facility amount and make various other changes. The following describes the terms of the Revolving Credit Facility as modified through June 27, 2025.
The Revolving Credit Facility is guaranteed by certain subsidiaries of ours in existence as of the Revolving Credit Facility Third Amendment Date, and will be guaranteed by certain subsidiaries of ours that are formed or acquired by us thereafter (each a “Guarantor” and collectively, the “Guarantors”). Proceeds of the Revolving Credit Facility may be used for general corporate purposes, including the funding of portfolio investments.
The Revolving Credit Facility provides for, on an aggregated basis, a total of outstanding term loans and revolving credit facility commitments in the principal amount of $3.58 billion, which is comprised of (a) a term loan in a principal amount of $150.0 million and (b) subject to availability under the borrowing base, which is based on the Company’s portfolio investments and other outstanding indebtedness, a revolving credit facility in a principal amount of up to $3.43 billion (the revolving credit facility increased from $3.15 billion to $3.30 billion on May 27, 2025 and increased from $3.30 billion to $3.43 billion on June 27, 2025). The amount available for borrowing under the Revolving Credit Facility is reduced by any standby letters of credit issued through the Revolving Credit Facility. Maximum capacity under the Revolving Credit Facility may be increased to $4.60 billion through the Company’s exercise of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing. The Revolving Credit Facility includes a $200.0 million limit for swingline loans and is secured by a perfected first-priority interest in substantially all of the portfolio investments held by the Company and each Guarantor, subject to certain exceptions.
The availability period under the Revolving Credit Facility will terminate on October 18, 2028 (the “Revolving Credit Facility Commitment Termination Date”). The Revolving Credit Facility will mature on October 18, 2029 (the “Revolving Credit Facility Maturity Date”). During the period from the Revolving Credit Facility Commitment Termination Date to the Revolving Credit Facility Maturity Date, the Company will be obligated to make mandatory prepayments under the Revolving Credit Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.
The Company may borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the Revolving Credit Facility in U.S. dollars bear interest at term SOFR plus any applicable credit adjustment spread plus margin of 1.875% per annum, or the alternative base rate plus margin of 0.875% per annum. With respect to loans denominated in U.S. dollars, the Company may elect either term SOFR or the alternative base rate at the time of drawdown, and such loans may be converted from one rate to another at any time at the Company’s option, subject to certain conditions. Amounts drawn under the Revolving Credit Facility in other permitted currencies bear interest at the relevant rate specified therein (including any applicable credit adjustment spread) plus margin of 1.875% per annum. Beginning on and after the Revolving Credit Facility Third Amendment Date, the Company also pays a fee of 0.350% on undrawn amounts under the Revolving Credit Facility.
The Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the Company of additional indebtedness and on the Company’s ability to make distributions to the Company’s shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events and certain financial covenants related to asset coverage and other maintenance covenants, as well as customary events of default. The Revolving Credit Facility requires a minimum asset coverage ratio with respect to the consolidated assets of the Company and its subsidiaries to senior securities that constitute indebtedness of no less than 1.50 to 1.00 at any time.
SPV Asset Facilities
Certain of the Company’s wholly owned subsidiaries are parties to credit facilities (the “SPV Asset Facilities”). Pursuant to the SPV Asset Facilities, from time to time the Company sells and contributes certain investments to these wholly owned subsidiaries pursuant to sale and contribution agreements by and between the Company and the wholly owned subsidiaries. No gain or loss is recognized as a result of these contributions. Proceeds from the SPV Asset Facilities are used to finance the origination and acquisition of eligible assets by the wholly owned subsidiary, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired to the wholly owned subsidiary through the Company’s ownership of the wholly owned subsidiary. The SPV Asset Facilities are secured by a perfected first priority security interest in the assets of these wholly owned subsidiaries and on any payments received by such wholly owned subsidiaries in respect of those assets. Assets pledged to lenders under the SPV Asset Facilities will not be available to pay the Company’s debts. The SPV Asset Facilities contain customary

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
covenants, including certain limitations on the incurrence by the Company of additional indebtedness and on the Company’s ability to make distributions to its shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events, and customary events of default (with customary cure and notice provisions). Borrowings of the wholly owned subsidiaries under the SPV Asset Facilities are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

SPV Asset Facility I

On September 16, 2021 (the “SPV Asset Facility I Closing Date”), Core Income Funding I LLC (“Core Income Funding I”), a Delaware limited liability company and newly formed wholly-owned subsidiary of the Company entered into a Credit Agreement (the “SPV Asset Facility I”), with Core Income Funding I, as borrower, the lenders from time to time parties thereto (the “SPV Asset Facility I Lenders”), Natixis, New York Branch, as Administrative Agent, State Street Bank and Trust Company as Collateral Agent, Collateral Administrator, Custodian and Document Custodian. The parties to the SPV Asset Facility I have entered into various amendments, including to decrease the amount available under the facility, replace the Collateral Custodian, extend the termination date and maturity date, and make various other changes. The following describes the terms of the SPV Asset Facility I as amended through May 15, 2025 (the “SPV Asset Facility I Third Amendment Date”).
The maximum principal amount of the Credit Facility is $450.0 million (decreased from $525.0 million on the SPV Asset Facility I Third Amendment Date); the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding I’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.
The SPV Asset Facility I provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Asset Facility I through May 15, 2028 unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Asset Facility I (the “ SPV Asset Facility I Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility I will mature on May 15, 2036 (the “SPV Asset Facility I Stated Maturity”). Prior to the SPV Asset Facility I Stated Maturity, proceeds received by Core Income Funding I from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset I Facility Stated Maturity, Core Income Funding I must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn bear interest at Term SOFR (or, in the case of certain lenders that are commercial paper conduits, the lower of their cost of funds and Term SOFR plus 0.10%) plus an applicable margin that ranges from 1.50% to 2.00% depending on a ratio of broadly syndicated loans to middle-market loans in the collateral. From the SPV Asset I Facility Closing Date to the SPV Asset I Facility Commitment Termination Date, there is a commitment fee that steps up during the year after the SPV Asset I Facility Closing Date from 0.00% to 0.625% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility I.
SPV Asset Facility II
On October 5, 2021 (the “SPV Asset Facility II Closing Date”), Core Income Funding II LLC (“Core Income Funding II”), a Delaware limited liability company entered into a loan and financing and servicing agreement (as amended through the date hereof, the “SPV Asset Facility II”), with Core Income Funding II, as borrower, us, as equityholder and service provider, the lenders from time to time parties thereto (the “SPV Asset Facility II Lenders”), Deutsche Bank AG, New York Branch, as Facility Agent, State Street Bank and Trust Company, as collateral agent and collateral custodian. The parties to the SPV Asset Facility II have entered into various amendments, including to increase the amount available under the facility, extend the revolving period and termination date, change the interest rate and make various other changes. The following describes the terms of the SPV Asset Facility II as amended through April 18, 2025 (the “SPV Asset Facility II Ninth Amendment Date”).
The maximum principal amount of the SPV Asset Facility II is $2.00 billion (increased from $1.50 billion to $2.00 billion on the SPV Asset Facility II Ninth Amendment Date); the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Core Income Funding II’s assets from time to time, and satisfaction of certain conditions, including interest spread and weighted average coupon tests, certain concentration limits and collateral quality tests.
The SPV Asset Facility II provides for the ability to borrow, reborrow, repay and prepay advances under the SPV Asset Facility II until April 18, 2028 unless such period is extended or accelerated under the terms of the SPV Asset Facility II (the “SPV Asset Facility II Revolving Period”). Unless otherwise extended, accelerated or terminated under the terms of the SPV Asset Facility II, the SPV Asset Facility II will mature on the date that is two years after the last day of the SPV Asset Facility II Revolving Period, on April 18, 2030 (the “SPV Asset Facility II Termination Date”). Prior to the Facility Termination Date, proceeds received by Core Income Funding II from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding advances, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility II

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Termination Date, Core Income Funding II must pay in full all outstanding fees and expenses and all principal and interest on outstanding advances, and the excess may be returned to the Company.
Amounts drawn under the SPV Asset Facility II bear interest at Term SOFR (or, in the case of certain SPV Asset Facility II Lenders that are commercial paper conduits, the lower of (a) their cost of funds and (b) Term SOFR, such Term SOFR not to be lower than zero) plus a spread equal to 1.70% per annum, which spread will increase (a) on and after the end of the SPV Asset Facility II Revolving Period by 0.15% per annum if no event of default has occurred and (b) by 2.00% per annum upon the occurrence of an event of default (such spread, the “SPV Asset Facility II Applicable Margin”). Term SOFR may be replaced as a base rate under certain circumstances. During the SPV Asset Facility II Revolving Period, Core Income Funding II will pay an undrawn fee ranging from 0.00% to 0.25% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility II. During the SPV Asset Facility II Revolving Period, if the undrawn commitments are in excess of a certain portion (initially 30.0% and increasing in stages to 35%, 40%, 45% and 50%) of the total commitments under the SPV Asset Facility II, Core Income Funding II will also pay a make-whole fee equal to the SPV Asset Facility II Applicable Margin multiplied by such excess undrawn commitment amount, reduced by the undrawn fee payable on such excess. Core Income Funding II will also pay Deutsche Bank AG, New York Branch, certain fees (and reimburse certain expenses) in connection with its role as facility agent.
SPV Asset Facility III
On March 24, 2022 (the “SPV Asset Facility III Closing Date”), Core Income Funding III LLC (“Core Income Funding III”), a Delaware limited liability company and newly formed subsidiary of the Company entered into a Credit Agreement (the “SPV Asset Facility III”), with Core Income Funding III, as borrower, the Adviser, as servicer, the lenders from time to time parties thereto (the “SPV Asset Facility III Lenders”), Bank of America, N.A., as administrative agent, State Street Bank and Trust Company, as collateral agent, Alter Domus (US) LLC as collateral custodian and Bank of America, N.A., as sole lead arranger and sole book manager. The parties to the SPV Asset Facility III have entered into various amendments, including to increase the maximum principal amount available under the facility, extend the availability period and maturity date, change the interest rate, replace the collateral custodian and make various other changes. The following describes the terms of SPV Asset Facility III amended through May 22, 2025 (the “SPV Asset Facility III Third Amendment Date”).
The maximum principal amount of the SPV Asset Facility III is $1.65 billion (increased from $1.50 billion to $1.65 billion on the SPV Asset Facility III Third Amendment Date), which maximum principal amount will automatically increase to $1.80 billion on the three-month anniversary of the SPV Asset Facility III Third Amendment Date and subsequently will automatically increase to $2.0 billion on the six-month anniversary of the SPV Asset Facility III Third Amendment Date, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Core Income Funding III’s assets from time to time, and satisfaction of certain conditions, including certain portfolio criteria.
The SPV Asset Facility III provides for the ability to draw and redraw revolving loans under the SPV Asset Facility III for a period of up to three years after the SPV Asset Facility III Third Amendment Date unless the commitments are terminated sooner as provided in the SPV Asset Facility III (the “SPV Asset Facility III Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility III will mature on May 22, 2030 (the “SPV Asset Facility III Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first year following the SPV Asset Facility III Third Amendment Date, Core Income Funding III may owe a prepayment penalty. Prior to the SPV Asset Facility III Stated Maturity, proceeds received by Core Income Funding III from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility III Stated Maturity, Core Income Funding III must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn in U.S. dollars are benchmarked to Daily SOFR, amounts drawn in British pounds are benchmarked to SONIA plus an adjustment of 0.12%, amounts drawn in Canadian dollars are benchmarked to CORRA plus an adjustment of 0.30%, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the Applicable Margin. As of the SPV Asset Facility III Third Amendment Date, the “SPV Asset Facility III Applicable Margin” ranges from 1.525% to 1.95% depending on the composition of the collateral. The SPV Asset Facility III also allows for amounts drawn in U.S. dollars to bear interest at an alternate base rate without a spread.
From the SPV Asset Facility III Closing Date to the SPV Asset Facility III Commitment Termination Date, there is a commitment fee, calculated on a daily basis, on the undrawn amount under the SPV Asset Facility III.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
SPV Asset Facility IV
On March 16, 2022 (the “SPV Asset Facility IV Closing Date”), Core Income Funding IV LLC (“Core Income Funding IV”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit Agreement (the “SPV Asset Facility IV”), with Core Income Funding IV, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility IV Lenders”), Sumitomo Mitsui Banking Corporation, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC as Document Custodian. On February 28, 2025, the parties to the SPV Asset Facility IV entered into Amendment No. 1 in order to replace Alter Domus (US) as collateral custodian with State Street Bank and Trust Company and make various other changes. The following describes the terms of SPV Asset Facility IV amended through February 28, 2025 (the “SPV Asset Facility IV First Amendment Date”).
The maximum principal amount of the SPV Asset Facility IV is $500.0 million; the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding IV’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.
The SPV Asset Facility IV provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Asset Facility IV until March 16, 2027, unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Asset Facility IV (the “SPV Asset Facility IV Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility IV will mature on March 16, 2035 (the “SPV Asset Facility IV Stated Maturity”). Prior to the SPV Asset Facility IV Stated Maturity, proceeds received by Core Income Funding IV from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility IV Stated Maturity, Core Income Funding IV must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn bear interest at Term SOFR (or, in the case of certain SPV Asset Facility IV Lenders that are commercial paper conduits, the lower of their cost of funds and Term SOFR plus 0.15%) plus an applicable margin that ranges from 1.40% to 2.05% depending on a ratio of broadly syndicated loans to middle-market loans in the collateral. From the SPV Asset Facility IV Closing Date to the SPV Asset Facility IV Commitment Termination Date, there is a commitment fee payable at a rate of 0.50% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility IV during the commitment period.
SPV Asset Facility V
On March 9, 2023 (the “SPV Asset Facility V Closing Date”), Core Income Funding V LLC (“Core Income Funding V”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a loan and security agreement (the “SPV Asset Facility V”), with Core Income Funding V, as Borrower, the Company, as Servicer and Equityholder, the lenders from time to time parties thereto (the “SPV Asset Facility V Lenders”), Wells Fargo Bank, National Association, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, and Alter Domus (US) LLC as Collateral Custodian. The parties to the SPV Asset Facility V have entered into various amendments, including to increase the amount available under the facility, replace the Collateral Custodian and make various other changes. On April 29, 2025, the parties to the SPV Asset Facility V entered into the Third Amendment to Loan and Security Agreement. The following describes the terms of SPV Asset Facility V as amended through April 29 2025 (the “SPV Asset Facility V Third Amendment Date”).
The maximum principal amount of the SPV Asset Facility V is $750.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Core Income Funding V’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits and other portfolio tests.
The SPV Asset Facility V provides for the ability to borrow, reborrow, repay and prepay advances under the SPV Asset Facility V until October 15, 2027 unless such period is extended or accelerated under the terms of the SPV Asset Facility V (the “SPV Asset Facility V Reinvestment Period”). Unless otherwise extended, accelerated or terminated under the terms of the SPV Asset Facility V, the SPV Asset Facility V will mature on October 16, 2029 (the “SPV Asset Facility V Maturity Date”). Prior to the SPV Asset Facility V Maturity Date, proceeds received by Core Income Funding V from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding advances, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility V Maturity Date, Core Income Funding V must pay in full all outstanding fees and expenses and all principal and interest on outstanding advances, and the excess may be returned to the Company.
Amounts drawn bear interest at Daily Simple SOFR plus a weighted average spread equal to 1.60% per annum for the portion of the assets constituting broadly syndicated loans and 2.05% for the portion of the assets not constituting broadly syndicated loans, which spread will increase by 2.00% per annum upon the occurrence and during the existence of an event of default or following the SPV Asset Facility V Termination Date (such spread, the “SPV Asset Facility V Applicable Spread”). Daily Simple SOFR may be replaced as a base rate under certain circumstances. During the SPV Asset Facility V Reinvestment Period, Core Income Funding V

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
will pay an undrawn fee of 0.50% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility V that are not subject to the separate, higher fee described below. On and after the SPV Asset Facility V Third Amendment Date and during the SPV Asset Facility V Reinvestment Period, if the undrawn commitments are in excess of a certain portion (initially 40% and decreasing to 32.5%) of the total commitments under the SPV Asset Facility V, such portion will not be subject to the undrawn fee described above, but Core Income Funding V will pay a separate fee on this portion of the undrawn commitments equal to 1.25% multiplied by such excess undrawn commitment amount over 40% or 32.5% of the total commitments, as applicable.
SPV Asset Facility VI
On August 29, 2023 (the “SPV Asset Facility VI Closing Date”), Core Income Funding VI LLC (“Core Income Funding VI”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit Agreement (the “SPV Asset Facility VI”), with Core Income Funding VI LLC, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility VI Lenders”), The Bank of Nova Scotia, as Administrative Agent, State Street Bank and Trust Company as Collateral Agent, Collateral Custodian and Document Custodian. The parties to the SPV Asset Facility VI have entered into various amendments, including to assign the term commitment under the SPV Asset Facility VI and all of the outstanding term loans, replace the collateral custodian and make various other changes. On April 22, 2025, the parties to SPV Asset Facility VI entered into Amendment No. 3 to SPV Asset Facility VI. The following describes the terms of SPV Asset Facility VI as amended through April 22, 2025 (the “SPV Asset Facility VI Third Amendment Date”).
The maximum principal amount of the SPV Asset Facility VI is $750.0 million; the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding VI’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.
The SPV Asset Facility VI provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Asset Facility VI for a period of up to two years after the SPV Asset Facility VI Closing Date until August 29, 2026 unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Asset Facility VI (the “SPV Asset Facility VI Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility VI will mature on August 29, 2033 (the “SPV Asset Facility VI Stated Maturity”). Prior to the SPV Asset Facility VI Stated Maturity, proceeds received by Core Income Funding VI from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility VI Stated Maturity, Core Income Funding VI must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn bear interest at Term SOFR plus an applicable margin that ranges from 1.50% to 2.15% depending on a ratio of broadly syndicated loans to middle-market loans in the collateral during the SPV Asset Facility VI Reinvestment Period. From the SPV Asset Facility VI Closing Date to the SPV Asset Facility VI Commitment Termination Date, there is a commitment fee that steps up during the year after the SPV Asset Facility VI Closing Date from 0.00% to 0.55% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility VI.
SPV Asset Facility VII
On May 21, 2024 (the “SPV Asset Facility VII Closing Date”), Core Income Funding VII LLC (“Core Income Funding VII”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit Agreement (the “SPV Asset Facility VII”), with Core Income Funding VII LLC, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility VII Lenders”), Citibank, N.A., as Administrative Agent, State Street Bank and Trust Company as Custodian, Collateral Agent and Collateral Administrator. The following describes the terms of SPV Asset Facility VII as amended through October 18, 2024 (the “SPV Asset Facility VII First Amendment Date”).
The maximum principal amount of the SPV Asset Facility VII is $500.0 million (increased from $300.0 million to $500.0 million on the SPV Asset Facility VII First Amendment Date”), which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to a borrowing base test (which is based on the value of Core Income Funding VII’s assets from time to time, an advance rate and concentration limitations) and satisfaction of certain conditions, including collateral quality tests.
The SPV Asset Facility VII provides for the ability to draw and redraw revolving loans under the SPV Asset Facility VII for a period of until May 21, 2027 (the “SPV Asset Facility VII Reinvestment Period”) unless the SPV Asset Facility VII Reinvestment Period is terminated sooner as provided in the SPV Asset Facility VII. Unless otherwise terminated, the SPV Asset Facility VII will mature two years after the last day of the SPV Asset Facility VII Reinvestment Period on May 21, 2029 (the “SPV Asset Facility VII Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first two years following the SPV Asset Facility Closing Date, Core Income Funding VII may owe a prepayment penalty. Prior to the SPV Asset Facility VII Stated Maturity, proceeds received by Core Income Funding VII from principal and interest, dividends, or fees on assets must be used to pay

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility VII Stated Maturity, Core Income Funding VII must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.

Amounts drawn in U.S. dollars are benchmarked to Term SOFR, amounts drawn in British pounds are benchmarked to SONIA, amounts drawn amounts drawn in Canadian dollars are benchmarked to Daily Compounded CORRA, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the Applicable Margin. The “Applicable Margin” ranges from 1.60% to 2.10%, depending on the type of asset being funded by such draw and the utilization level of the SPV Asset Facility VII. Core Income Funding VII also paid Citibank an upfront fee and will reimburse certain expenses in connection with Citibank’s role as Administrative Agent. From the SPV Asset Facility VII Closing Date until the end of SPV Asset Facility VII Reinvestment Period, there is a commitment fee that steps up from the date that is nine months after the SPV Asset Facility VII Closing Date from 0.25% to up to 1.50% per annum, depending on the undrawn amount, if any, of the commitments in the SPV Asset Facility VII.
SPV Asset Facility VIII
On December 17, 2024 (the “SPV Asset Facility VIII Closing Date”), Core Income Funding VIII LLC (“Core Income Funding VIII”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit Agreement (the “SPV Asset Facility VIII”), with Core Income Funding VIII LLC, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility VIII Lenders”), Natixis, New York Branch, as Facility Agent, and State Street Bank and Trust Company as Collateral Agent, Collateral Administrator, Custodian and Document Custodian. On May 15, 2025, the parties to the SPV Asset Facility VIII entered into an amendment in order to, among other things, increase the size of the facility and add additional classes of loans. The following describes the terms of SPV Asset Facility VIII as most recently amended on May 15, 2025.
The maximum principal amount of the SPV Asset Facility VIII is $1.00 billion; the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding VIII’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.
The SPV Asset Facility VIII provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Asset Facility VIII for a period of up to three years after the SPV Asset Facility VIII Closing Date unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Asset Facility VIII (the “SPV Asset Facility VIII Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility VIII will mature on December 17, 2035 (the “SPV Asset Facility VIII Stated Maturity”). Prior to the SPV Asset Facility VIII Stated Maturity, proceeds received by Core Income Funding VIII from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility VIII Stated Maturity, Core Income Funding VIII must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn bear interest at Term SOFR (or, in the case of certain lenders that are commercial paper conduits, their cost of funds) plus an applicable margin of (i) with respect to the Class A-R Loans and the Class A-T Loans, 1.75%, (ii) with respect to the Class A-D1 Loans, 1.65%, (iii) with respect to the Class A-D2 Loans, 1.93%, (iv) with respect to the Class A-D3 Loans, 1.78% and (v) with respect to the Class A-D4 Loans, 2.06%. From the SPV Asset Facility VIII Closing Date to the SPV Asset Facility VIII Commitment Termination Date, there is a commitment fee that steps up the date that is three months after the SPV Asset Facility VIII Closing Date from 0.25% to 0.50% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility VIII.
Debt Securitization Transactions
The Company incurs secured financing through debt securitization transactions (also known as collateralized loan obligation transactions) (the “CLO Transactions”) issued by the Company’s consolidated subsidiaries (the “CLO Issuers”), which are backed by a portfolio of collateral obligations consisting of middle-market loans and participation interests in middle-market loans as well as by other assets of the CLO Issuers. The CLO Issuers issue preferred shares which are not secured by the collateral securing the CLO Transactions which the Company purchases. The Company acts as retention holder in connection with the CLO Transactions for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of a CLO Issuer’s preferred shares. Notes issued by CLO Issuers have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration. The Adviser serves as collateral manager for the CLO Issuers under a collateral management agreement. The Adviser is entitled to receive fees for providing these services. The Adviser routinely waives its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to Adviser pursuant to the Investment Advisory Agreement will be offset by the amount of

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
the collateral management fee attributable to a CLO Issuer’s equity or notes owned by the Company. Assets pledged to debt holders of the CLO Transactions and the other secured parties under each CLO Transaction’s documentation will not be available to pay the debts of the Company. The Company consolidates the financial statements of the CLO Issuers in its consolidated financing statements.
CLO VIII
On October 21, 2022 (the “CLO VIII Closing Date”), the Company completed a $391.7 million term debt securitization transaction (the “CLO VIII Transaction”). The secured notes and preferred shares issued in the CLO VIII Transaction and the secured loan borrowed in the CLO VIII Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO VIII, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO VIII Issuer”).
The CLO VIII Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO VIII Closing Date (the “CLO VIII Indenture”), by and among the CLO VIII Issuer and State Street Bank and Trust Company: (i) $152.0 million of AAA(sf) Class A-T Notes, which bear interest at three-month term SOFR plus 2.50%, (ii) $46.0 million of AAA(sf) Class A-F Notes, which bear interest at 6.02%, (iii) $32.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 3.50% and (iv) $30.0 million of A(sf) Class C Notes, which bear interest at 4.90% (together, the “CLO VIII Secured Notes”) and (B) the borrowing by the CLO VIII Issuer of $30.0 million under floating rate Class A-L loans (the “Class A-L Loans” and together with the CLO VIII Secured Notes, the “CLO VIII Debt”). The Class A-L Loans bear interest at three-month term SOFR plus 2.50%. The Class A-L Loans were borrowed under a loan agreement (the “A-L Loan Agreement”), dated as of the CLO VIII Closing Date, by and among the CLO VIII Issuer, as borrower, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO VIII Debt is secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO VIII Issuer. The CLO VIII Debt is scheduled to mature on the Payment Date (as defined in the CLO VIII Indenture) in November, 2034. The CLO VIII Secured Notes were privately placed by Natixis Securities Americas LLC as placement agent.
Concurrently with the issuance of the CLO VIII Secured Notes and the borrowing under the Class A-L Loans, the CLO VIII Issuer issued approximately $101.7 million of subordinated securities in the form of 101,675 preferred shares at an issue price of U.S.$1,000 per share (the “CLO VIII Preferred Shares”).
As part of the CLO VIII Transaction, the Company entered into a loan sale agreement with the CLO VIII Issuer dated as of the CLO VIII Closing Date, which provided for the sale and contribution of approximately $143.1 million funded par amount of middle-market loans from the Company to the CLO VIII Issuer on the CLO VIII Closing Date and for future sales from the Company to the CLO VIII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO VIII Debt. The remainder of the initial portfolio assets securing the CLO VIII Debt consisted of approximately $113.0 million funded par amount of middle-market loans purchased by the CLO VIII Issuer from Core Income Funding I LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO VIII Closing Date between the CLO VIII Issuer and Core Income Funding I LLC. No gain or loss was recognized as a result of these sales and contributions. The Company and Core Income Funding I LLC each made customary representations, warranties, and covenants to the CLO VIII Issuer under the applicable loan sale agreement.
Through November 20, 2026, a portion of the proceeds received by the CLO VIII Issuer from the loans securing the CLO VIII Debt may be used by the CLO VIII Issuer to purchase additional middle-market loans under the direction of the Adviser in its capacity as collateral manager for the CLO VIII Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The CLO VIII Debt is the secured obligation of the CLO VIII Issuer, and the CLO VIII Indenture, the A-L Loan Agreement each include customary covenants and events of default.
CLO VIII Refinancing
On April 24, 2025 (the “CLO VIII Refinancing Date”), the Company completed a $500.7 million term debt securitization refinancing (the “CLO VIII Refinancing”). The secured notes and preferred shares issued in the CLO VIII Refinancing were issued by the CLO VIII Issuer, as issuer (the “CLO VIII Refinancing Issuer”).
The CLO VIII Refinancing was executed by (A) the issuance of the following classes of notes pursuant to an indenture and security agreement dated as of October 21, 2022 (the “Original CLO VIII Closing Date”), by and between the CLO VIII Refinancing Issuer and State Street Bank and Trust Company, as amended and supplemented by the first supplemental indenture dated as of the CLO VIII Refinancing Date (the “CLO VIII Refinancing Indenture”), by and between the CLO VIII Refinancing Issuer and State Street Bank and Trust Company: (i) $275.0 million of AAA(sf) Class A-1R Notes, which bear interest at the Benchmark plus 1.49%, (ii) $30.0 million of AAA(sf) Class A-2R Notes, which bear interest at the Benchmark plus 1.80%, (iii) $35.0 million of AA(sf) Class

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
B-R Notes, which bear interest at the Benchmark plus 1.90% and (iv) $35.0 million of A(sf) Class C-R Notes, which bear interest at the Benchmark plus 2.40% (together, the “CLO VIII Refinancing Secured Notes”). The CLO VIII Refinancing Secured Notes are secured by middle market loans, participation interests in middle market loans and other assets of the CLO VIII Refinancing Issuer. The CLO VIII Refinancing Secured Notes are scheduled to mature on the Payment Date in April 2037. The CLO VIII Refinancing Secured Notes were privately placed by Natixis Securities Americas LLC, as Placement Agent. The proceeds from the CLO VIII Refinancing were used to redeem in full the classes of notes issued on the Original CLO VIII Closing Date, to repay the loans incurred on the Original CLO VIII Closing Date, to pay expenses incurred in connection with the CLO VIII Refinancing and to purchase additional assets from the Company.
Concurrently with the issuance of the CLO VIII Refinancing Secured Notes, the CLO VIII Refinancing Issuer issued $24.0 million of additional subordinated securities in the form of 24,000 of its preferred shares (the “CLO VIII Refinancing Additional Preferred Shares”). The CLO VIII Refinancing Additional Preferred Shares were issued by the CLO VIII Refinancing Issuer as part of its issued share capital and are not secured by the collateral securing the CLO VIII Refinancing Secured Notes. The Company purchased all of the CLO VIII Refinancing Additional Preferred Shares issued on the CLO VIII Refinancing Date. On the Original CLO VIII Closing Date, the CLO VIII Refinancing Issuer issued $101.7 million of subordinated interests in the form of 101,675 of its preferred shares which the Company purchased and continues to hold. The total amount of outstanding preferred shares as of the Refinancing Date is 125,675.
On the Original CLO VIII Closing Date, the CLO VIII Refinancing Issuer entered into a loan sale agreement with the Company, which provided for the sale and contribution of approximately $143.0 million par amount of middle market loans from the Company to the CLO VIII Refinancing Issuer on the Original CLO VIII Closing Date and for future sales from the Company to the CLO VIII Refinancing Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO VIII Secured Notes. As part of the CLO VIII Refinancing, the CLO VIII Refinancing Issuer and the Company entered into an amended and restated loan sale agreement dated as of the CLO VIII Refinancing Date (the “BOCIC CLO VIII Loan Sale Agreement”), which provides for the sale and contribution of approximately $192.3 million par amount of middle market loans from the Company to the CLO VIII Refinancing Issuer on the CLO VIII Refinancing Date and for future sales from the Company to the CLO VIII Refinancing Issuer on an ongoing basis. Such loans constituted part of the portfolio of assets securing the CLO VIII Refinancing Secured Notes. The Company made customary representations, warranties, and covenants to the CLO VIII Refinancing Issuer under the applicable loan sale agreement.
Through April 24, 2029, a portion of the proceeds received by the CLO VIII Refinancing Issuer from the loans securing the CLO VIII Refinancing Secured Notes may be used by the CLO VIII Refinancing Issuer to purchase additional middle market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO VIII Refinancing Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.
The CLO VIII Refinancing Secured Notes are the secured obligation of the CLO VIII Refinancing Issuer, and the CLO VIII Refinancing Indenture includes customary covenants and events of default.
CLO XI
On May 24, 2023 (the “CLO XI Closing Date”), the Company completed a $395.8 million term debt securitization transaction (the “CLO XI Transaction”). The secured notes and preferred shares issued in the CLO XI Transaction and the secured loan borrowed in the CLO XI Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XI, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XI Issuer”).
The CLO XI Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO XI Closing Date (the “CLO XI Indenture”), by and among the CLO XI Issuer and State Street Bank and Trust Company: (i) $152.5 million of AAA(sf) Class A-1T Notes, which bear interest at three-month term SOFR plus 2.50%, (ii) $25.5 million of AAA(sf) Class A-1F Notes, which bear interest at 6.10% and (iii) $32.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 3.60% (together, the “CLO XI Secured Notes”) and (B) the borrowing by the Issuer of $50.0 million under floating rate Class A-1L loans (the “CLO XI Class A-1L Loans” and together with the CLO XI Secured Notes, the “CLO XI Debt”). The CLO XI Class A-1L Loans bear interest at three-month term SOFR plus 2.50%. The CLO XI Class A-1L Loans were borrowed under a loan agreement (the “CLO XI A-1L Loan Agreement”), dated as of the CLO XI Closing Date, by and among the CLO XI Issuer, as borrower, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XI Debt is secured by middle-market loans, participation interests in middle-market loans and other assets of the Issuer. The CLO XI Debt is scheduled to mature on the Payment Date (as defined in the CLO XI Indenture) in May, 2035. The CLO XI Secured Notes were privately placed by SMBC Nikko Securities America, Inc. as Initial Purchaser.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Concurrently with the issuance of the CLO XI Secured Notes and the borrowing under the CLO XI Class A-1L Loans, the CLO XI Issuer issued approximately $135.8 million of subordinated securities in the form of 135,820 preferred shares at an issue price of U.S. $1,000 per share (the “CLO XI Preferred Shares”).
As part of the CLO XI Transaction, the Company entered into a loan sale agreement with the CLO XI Issuer dated as of the CLO XI Closing Date, which provided for the contribution of approximately $96.4 million funded par amount of middle-market loans from the Company to the CLO XI Issuer on the CLO XI Closing Date and for future sales from the Company to the CLO XI Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XI Debt. The remainder of the initial portfolio assets securing the CLO XI Debt consisted of approximately $260.6 million funded par amount of middle-market loans purchased by the CLO XI Issuer from Core Income Funding IV LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO XI Closing Date between the CLO XI Issuer and Core Income Funding IV LLC (the “Core Income Funding IV Loan Sale Agreement”). No gain or loss was recognized as a result of these sales and contributions. The Company and Core Income Funding IV LLC each made customary representations, warranties, and covenants to the CLO XI Issuer under the applicable loan sale agreement.
Through May 15, 2027, a portion of the proceeds received by the CLO XI Issuer from the loans securing the CLO XI Debt may be used by the CLO XI Issuer to purchase additional middle-market loans under the direction of Blue Owl Credit Advisors LLC (“OCA”), the Company’s investment advisor, in its capacity as collateral manager for the CLO XI Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The CLO XI Debt is the secured obligation of the CLO XI Issuer, and the CLO XI Indenture and CLO XI A-1L Loan Agreement each include customary covenants and events of default.
CLO XII
On July 18, 2023 (the “CLO XII Closing Date”), the Company completed a $396.5 million term debt securitization transaction (the “CLO XII Transaction”). The secured notes and preferred shares issued in the CLO XII Transaction and the secured loan borrowed in the CLO XII Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XII, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XII Issuer”).
The CLO XII Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO XII Closing Date (the “CLO XII Indenture”), by and among the CLO XII Issuer and State Street Bank and Trust Company: (i) $90.0 million of AAA(sf) Class A-1A Notes, which bear interest at three-month term SOFR plus 2.55%, (ii) $22.0 million of AAA(sf) Class A-1B Notes, which bear interest at 6.37%, (iii) $8.0 million of AAA(sf) Class A-2 Notes, which bear interest at three-month term SOFR plus 3.10% and (iv) $24.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 3.55% (together, the “CLO XII Secured Notes”) and (B) the borrowing by the CLO XII Issuer of $116.0 million under floating rate Class A-1L loans (the “CLO XII Class A-1L Loans” and together with the CLO XII Secured Notes, the “CLO XII Debt”). The CLO XII Class A-1L Loans bear interest at three-month term SOFR plus 2.55%. The CLO XII Class A-1L Loans were borrowed under a credit agreement (the “CLO XII Class A-1L Credit Agreement”), dated as of the CLO XII Closing Date, by and among the CLO XII Issuer, as borrower, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XII Debt is secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XII Issuer. The CLO XII Debt is scheduled to mature on the Payment Date (as defined in the CLO XII Indenture) in July, 2034. The CLO XII Secured Notes were privately placed by BofA Securities, Inc. as Initial Purchaser.
Concurrently with the issuance of the CLO XII Secured Notes and the borrowing under the CLO XII Class A-1L Loans, the CLO XII Issuer issued approximately $136.5 million of subordinated securities in the form of 136,500 preferred shares at an issue price of U.S. $1,000 per share (the “CLO XII Preferred Shares”).
As part of the CLO XII Transaction, the Company entered into a loan sale agreement with the CLO XII Issuer dated as of the CLO XII Closing Date (the “CLO XII OCIC Loan Sale Agreement”), which provided for the contribution of approximately $78.0 million funded par amount of middle-market loans from the Company to the CLO XII Issuer on the CLO XII Closing Date and for future sales from the Company to the CLO XII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XII Debt. The remainder of the initial portfolio assets securing the CLO XII Debt consisted of approximately $295.7 million funded par amount of middle-market loans purchased by the CLO XII Issuer from Core Income Funding III LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO XII Closing Date between the CLO XII Issuer and Core Income Funding III LLC (the “CLO XII Core Income Funding III Loan Sale Agreement”). No gain or loss was recognized as a result of these sales and contributions. The Company and Core Income Funding III LLC each made customary representations, warranties, and covenants to the CLO XII Issuer under the applicable loan sale agreement.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Through July 20, 2026, a portion of the proceeds received by the CLO XII Issuer from the loans securing the CLO XII Debt may be used by the CLO XII Issuer to purchase additional middle-market loans under the direction of the Adviser in its capacity as collateral manager for the CLO XII Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The CLO XII Debt is the secured obligation of the CLO XII Issuer, and the CLO XII Indenture and CLO XII Class A-1L Credit Agreement each include customary covenants and events of default.
CLO XV
On January 30, 2024 (the “CLO XV Closing Date”), the Company completed a $478.0 million term debt securitization transaction (the “CLO XV Transaction”). The secured notes and preferred shares issued in the CLO XV Transaction and the secured loan borrowed in the CLO XV Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XV, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XV Issuer”).
The CLO XV Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO XV Closing Date (the “CLO XV Indenture”), by and among the CLO XV Issuer and State Street Bank and Trust Company: (i) $273.6 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 2.30%, (ii) $38.4 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 3.20% (together, the “CLO XV Secured Notes”). The CLO XV Secured Notes are secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XV Issuer. The CLO XV Secured Notes are scheduled to mature on the Payment Date (as defined in the CLO XV Indenture) in January, 2036. The CLO XV Secured Notes were privately placed by Natixis Securities Americas LLC as placement agent.
Concurrently with the issuance of the CLO XV Secured Notes, the CLO XV Issuer issued approximately $166.0 million of subordinated securities in the form of 165,980 preferred shares at an issue price of U.S. $1,000 per share (the “CLO XV Preferred Shares”).
As part of the CLO XV Transaction, the Company entered into a loan sale agreement with the CLO XV Issuer dated as of the CLO XV Closing Date (the “CLO XV OCIC Loan Sale Agreement”), which provided for the contribution of approximately $115.4 million funded par amount of middle-market loans from the Company to the CLO XV Issuer on the CLO XV Closing Date and for future sales from the Company to the CLO XV Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XV Secured Notes. The remainder of the initial portfolio assets securing the CLO XV Secured Notes consisted of approximately $329.7 million funded par amount of middle-market loans purchased by the CLO XV Issuer from Core Income Funding I LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO XV Closing Date between the CLO XV Issuer and Core Income Funding I LLC (the “CLO XV Core Income Funding I Loan Sale Agreement”). No gain or loss was recognized as a result of these sales and contributions. The Company and Core Income Funding I LLC each made customary representations, warranties, and covenants to the CLO XV Issuer under the applicable loan sale agreement.
Through January 20, 2028, a portion of the proceeds received by the CLO XV Issuer from the loans securing the CLO XV Secured Notes may be used by the CLO XV Issuer to purchase additional middle-market loans under the direction of the Adviser in its capacity as collateral manager for the CLO XV Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The CLO XV Secured Notes secured obligation of the CLO XV Issuer, and the CLO XV Indenture each include customary covenants and events of default.
CLO XVI
On March 7, 2024 (the “CLO XVI Closing Date”), the Company completed a $597.0 million term debt securitization transaction (the “CLO XVI Transaction”). The secured notes and preferred shares issued in the CLO XVI Transaction and the secured loan borrowed in the CLO XVI Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XVI, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XVI Issuer”).
The CLO XVI Transaction was executed by the issuance of the following classes of notes and preferred shares pursuant to an indenture dated as of the CLO XVI Closing Date (the “CLO XVI Indenture”), by and among the CLO XVI Issuer and State Street Bank and Trust Company: (i) $342.0 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 2.00%, (ii) $48.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 2.50% and (iii) $30.0 million of A(sf) Class C Notes, which bear interest at three-month term SOFR plus 3.30% (together, the “CLO XVI Secured Notes”). The CLO XVI Secured Notes are secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XVI

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Issuer. The CLO XVI Secured Notes are scheduled to mature on the Payment Date (as defined in the CLO XVI Indenture) in April, 2036. The CLO XVI Secured Notes were privately placed by Deutsche Bank Securities Inc. as Initial Purchaser.
Concurrently with the issuance of the CLO XVI Secured Notes, the CLO XVI Issuer issued approximately $177.0 million of subordinated securities in the form of 177,000 preferred shares at an issue price of U.S. $1,000 per share (the “CLO XVI Preferred Shares”).
As part of the CLO XVI Transaction, the Company entered into a loan sale agreement with the CLO XVI Issuer dated as of the CLO XVI Closing Date (the “OCIC CLO XVI Loan Sale Agreement”), which provided for the contribution of approximately $206.6 million funded par amount of middle-market loans from the Company to the CLO XVI Issuer on the CLO XVI Closing Date and for future sales from the Company to the CLO XVI Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XVI Secured Notes. The remainder of the initial portfolio assets secured the CLO XVI Secured Notes consisted of approximately $356.5 million funded par amount of middle-market loans purchased by the CLO XVI Issuer from Core Income Funding II LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO XVI Closing Date between the CLO XVI Issuer and Core Income Funding II LLC (the “CLO XVI Core Income Funding II Loan Sale Agreement”). The Company and Core Income Funding II LLC each made customary representations, warranties, and covenants to the CLO XVI Issuer under the applicable loan sale agreement. No gain or loss was recognized as a result of these sales and contributions.
Through April 20, 2028, a portion of the proceeds received by the CLO XVI Issuer from the loans securing the CLO XVI Secured Notes may be used by the CLO XVI Issuer to purchase additional middle-market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO XVI Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The CLO XVI Secured Notes is the secured obligation of the CLO XVI Issuer, and the CLO XVI Indenture includes customary covenants and events of default.
CLO XVII
On July 18, 2024 (the “CLO XVII Closing Date”), the Company completed a $500.6 million term debt securitization transaction (the “CLO XVII Transaction”). The secured notes and preferred shares issued in the CLO XVII Transaction and the secured loan borrowed in the CLO XVII Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XVII, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XVII Issuer”).
The CLO XVII Transaction was executed by the issuance of the following classes of notes and preferred shares pursuant to an indenture dated as of the CLO XVII Closing Date (the “CLO XVII Indenture”), by and among the CLO XVII Issuer and State Street Bank and Trust Company: (i) $275.0 million of AAA(sf) Class A-1 Notes, which bear interest at three-month term SOFR plus 1.68%, (ii) $25.0 million of AAA(sf) Class A-2 Notes, which bear interest at three-month term SOFR plus 1.85% and (iii) $25.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 1.95% (together, the “CLO XVII Secured Notes”). The CLO XVII Secured Notes are secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XVII Issuer. The CLO XVII Secured Notes are scheduled to mature on the Payment Date (as defined in the CLO XVII Indenture) in July 2036. The CLO XVII Secured Notes were privately placed by Natixis Securities Americas LLC, as Placement Agent.
Concurrently with the issuance of the CLO XVII Secured Notes, the CLO XVII Issuer issued approximately $175.6 million of subordinated securities in the form of $177,590 preferred shares at an issue price of U.S. $1,000 per share (the “CLO XVII Preferred Shares”).
As part of the CLO XVII Transaction, the Company entered into a loan sale agreement with the CLO XVII Issuer dated as of the CLO XVII Closing Date (the “CLO XVII OCIC Loan Sale Agreement”), which provided for the contribution of approximately $463.2 million funded par amount of middle-market loans from the Company to the CLO XVII Issuer on the CLO XVII Closing Date and for future sales from the Company to the CLO XVII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XVII Secured Notes. The remainder of the initial portfolio assets secured the CLO XVII Secured Notes consisted of approximately $12.0 million funded par amount of middle-market loans purchased by the CLO XVII Issuer from Core Income Funding I LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO XVII Closing Date between the CLO XVII Issuer and Core Income Funding I LLC (the “CLO XVII Core Income Funding I Loan Sale Agreement”). The Company and Core Income Funding I LLC each made customary representations, warranties, and covenants to the CLO XVII Issuer under the applicable loan sale agreement. No gain or loss was recognized as a result of these sales and contributions.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Through the Payment Date in July 2028, a portion of the proceeds received by the CLO XVII Issuer from the loans securing the CLO XVII Secured Notes may be used by the CLO XVII Issuer to purchase additional middle-market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO XVII Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The CLO XVII Secured Notes are the secured obligation of the CLO XVII Issuer, and the CLO XVII Indenture includes customary covenants and events of default.
CLO XVIII
On July 12, 2024 (the “CLO XVIII Closing Date”), the Company completed a $399.8 million term debt securitization transaction (the “CLO XVIII Transaction”). The secured notes and preferred shares issued in the CLO XVIII Transaction and the secured loan borrowed in the CLO XVIII Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XVIII, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XVIII Issuer”).
The CLO XVIII Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture dated as of the CLO XVIII Closing Date (the “CLO XVIII Indenture”), by and among the CLO XVIII Issuer and State Street Bank and Trust Company: (i) $178.0 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 1.70%, (ii) $32.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 1.95% (together, the “CLO XVIII Secured Notes”) and (B) the borrowing by the CLO XVIII Issuer of $50.0 million under floating rate Class A-1L Loans (the “CLO XVIII Class A-1L Loans” and together with the CLO XVIII Secured Notes, the “CLO XVIII Debt”). The CLO XVIII Class A-1L Loans bear interest at three-month term SOFR plus 1.70%. The CLO XVIII Class A-1L Loans were borrowed under a loan agreement (the “CLO XVIII A-1L Loan Agreement”), dated as of the CLO XVIII Closing Date, by and among the CLO XVIII Issuer, as borrower, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XVIII Debt is secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XVIII Issuer. The CLO XVIII Debt is scheduled to mature on the Payment Date (as defined in the CLO XVIII Indenture) in July 2036. The CLO XVIII Secured Notes were privately placed by Deutsche Bank Securities Inc. as Initial Purchaser.
Concurrently with the issuance of the CLO XVIII Secured Notes, the CLO XVIII Issuer issued approximately $139.8 million of subordinated securities in the form of $139,800 preferred shares at an issue price of U.S. $1,000 per share (the “CLO XVIII Preferred Shares”).
As part of the CLO XVIII Transaction, the Company entered into a loan sale agreement with the CLO XVIII Issuer dated as of the CLO XVIII Closing Date (the “CLO XVIII OCIC Loan Sale Agreement”), which provided for the contribution of approximately $246.2 million funded par amount of middle-market loans from the Company to the CLO XVIII Issuer on the CLO XVIII Closing Date and for future sales from the Company to the CLO XVIII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XVIII Secured Notes. The remainder of the initial portfolio assets secured the CLO XVIII Secured Notes consisted of approximately $146.4 million funded par amount of middle-market loans purchased by the CLO XVIII Issuer from Core Income Funding IV LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO XVIII Closing Date between the CLO XVIII Issuer and Core Income Funding IV LLC (the “CLO XVIII Core Income Funding IV Loan Sale Agreement”). The Company and Core Income Funding IV LLC each made customary representations, warranties, and covenants to the CLO XVIII Issuer under the applicable loan sale agreement. No gain or loss was recognized as a result of these sales and contributions.
Through the Payment Date in July 2029, a portion of the proceeds received by the CLO XVIII Issuer from the loans securing the CLO XVIII Debt may be used by the CLO XVIII Issuer to purchase additional middle-market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO XVIII Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The CLO XVIII Debt is the secured obligation of the CLO XVIII Issuer, and the CLO XVIII Indenture and CLO XVIII A-1L Loan Agreement each include customary covenants and events of default.
CLO XIX
On October 29, 2024 (the “CLO XIX Closing Date”), the Company completed a $401.3 million term debt securitization transaction (the “CLO XIX Transaction”). The secured notes and preferred shares issued in the CLO XIX Transaction and the secured loan borrowed in the CLO XIX Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XIX, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XIX Issuer”).
The CLO XIX Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the Closing Date (the “CLO XIX Indenture”), by and among the CLO XIX Issuer and

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
State Street Bank and Trust Company: (i) $153 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 1.65% and (ii) $32 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 1.90% (together, the “Secured Notes”) and (B) the borrowing by the CLO XIX Issuer of (i) $50 million under floating rate Class A-1L-1 loans (the “CLO XIX Class A-1L-1 Loans”) and (ii) $25 million under floating rate Class A-1L-2 loans (the “CLO XIX Class A-1L-2 Loans” and together with the CLO XIX Class A-1L-1 Loans and the Secured Notes, the “CLO XIX Debt”). The CLO XIX Class A-1L-1 Loans bear interest at three-month term SOFR plus 1.65%. The CLO XIX Class A-1L-2 Loans bear interest at three-month term SOFR plus 1.65%. The CLO XIX Class A-1L-1 Loans were borrowed under a loan agreement (the “CLO XIX A-1L-1 Loan Agreement”), dated as of the CLO XIX Closing Date, by and among the CLO XIX Issuer, as borrower, the lenders party thereto, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XIX Class A-1L-2 Loans were borrowed under a loan agreement (the “CLO XIX A-1L-2 Loan Agreement”), dated as of the CLO XIX Closing Date, by and among the CLO XIX Issuer, as borrower, the lenders party thereto, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XIX Debt is secured by middle market loans, participation interests in middle market loans and other assets of the CLO XIX Issuer. The CLO XIX Debt is scheduled to mature on the Payment Date (as defined in the Indenture) in October 2037. The CLO XIX Secured Notes were privately placed by BofA Securities, Inc., as Initial Purchaser.
Concurrently with the issuance of the CLO XIX Secured Notes, the CLO XIX Issuer issued approximately $141.3 million of subordinated securities in the form of 141,300 preferred shares at an issue price of $1,000 per share (the “CLO XIX Preferred Shares”).
As part of the CLO XIX Transaction, the Company entered into a loan sale agreement with the CLO XIX Issuer dated as of the CLO XIX Closing Date (the “CLO XIX OCIC Loan Sale Agreement”), which provided for the contribution and sale of approximately $301.2 million funded par amount of middle market loans from the Company to the CLO XIX Issuer on the CLO XIX Closing Date and for future sales from the CLO XIX Company to the CLO XIX Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XIX Debt. The remainder of the initial portfolio assets securing the CLO XIX Debt consisted of approximately $56.2 million funded par amount of middle market loans purchased by the CLO XIX Issuer from Core Income Funding III LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the Closing Date between the CLO XIX Issuer and Core Income Funding III LLC (the “CLO XIX Core Income Funding III Loan Sale Agreement”). The Company and Core Income Funding III LLC each made customary representations, warranties, and covenants to the CLO XIX Issuer under the applicable loan sale agreement. No gain or loss was recognized as a result of these sales or contributions.
Through October 2029, a portion of the proceeds received by the CLO XIX Issuer from the loans securing the Debt may be used by the CLO XIX Issuer to purchase additional middle market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO XIX Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.
The CLO XIX Debt is the secured obligation of the CLO XIX Issuer, and the CLO XIX Indenture, the CLO XIX A-1L-1 Loan Agreement and the CLO XIX A-1L-2 Loan Agreement each include customary covenants and events of default.
Unsecured Notes
On November 30, 2022, the Company entered into an agreement of removal, appointment and acceptance (the “Tripartite Agreement”), with Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association (the “Retiring Trustee”) and Truist Bank (the “Successor Trustee”), with respect to the Indenture, dated September 23, 2021 between the Company and the Retiring Trustee (the “Base Indenture”), the first supplemental indenture, dated September 23, 2021 (the “First Supplemental Indenture”) between the Company and the Retiring Trustee, the second supplemental indenture, dated February 8, 2022 (the “Second Supplemental Indenture”) between the Company and the Retiring Trustee, the third supplemental indenture, dated March 29, 2022 (the “Third Supplemental Indenture”) between the Company and the Retiring Trustee, and the Fourth Supplemental Indenture, dated September 16, 2022 (the “Fourth Supplemental Indenture” and together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”) between the Company and the Retiring Trustee.
The Tripartite Agreement provided that, effective as of the date thereof, (1) the Retiring Trustee assigns, transfers, delivers and confirms to the Successor Trustee all of its rights, title and interest under the Indenture and all of the rights, power, trusts and duties as trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture; and (2) the Successor Trustee accepts its appointment successor trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture, and accepts the rights, indemnities, protections, powers, trust and duties of or afforded to Retiring Trustee as trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture. The Successor Trustee’s appointment in its capacities as paying agent and security registrar became effective on December 14, 2022.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
March 2025 Notes
On March 29, 2022, the Company issued $500.0 million aggregate principal amount of 5.500% notes due 2025 (the notes initially issued on March 29, 2022, together with the registered notes issued in the exchange offer described below, the “March 2025 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale by the Initial Purchasers to persons they reasonably believe to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. When initially issued, the March 2025 Notes were not registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from registration. On March 21, 2025, the maturity date for the March 2025 Notes, the Company repaid in full all $500.0 million in aggregate principal amount of the March 2025 Notes, plus the accrued and unpaid interest thereon through, but excluding, March 21, 2025.
The March 2025 Notes were issued pursuant to the Base Indenture and the Third Supplemental Indenture (together, the “March 2025 Indenture”). The March 2025 Notes bore interest at a rate of 5.500% per year payable semi-annually on March 21 and September 21 of each year, commencing on September 21, 2022. Concurrent with the issuance of the March 2025 Notes, in connection with the offering, the Company entered into a Registration Rights Agreement, dated as of March 29, 2022 (the “March 2025 Registration Rights Agreement”), for the benefit of the purchasers of the March 2025 Notes. Pursuant to the terms of the March 2025 Registration Rights Agreement, the Company filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the notes initially issued on March 29, 2022 for newly issued registered notes with substantially similar terms, which expired on August 23, 2022 and was completed promptly thereafter.
The March 2025 Notes were the Company’s direct, general unsecured obligations and ranked senior in right of payment to all of the Company’s future indebtedness or other obligations that were expressly subordinated, or junior, in right of payment to the March 2025 Notes. The March 2025 Notes ranked pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that was not so subordinated, or junior to the March 2025 Notes. The March 2025 Notes ranked effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The March 2025 Notes ranked structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

September 2026 Notes
On September 23, 2021, the Company issued $350.0 million aggregate principal amount of 3.125% notes due 2026 (the notes initially issued on September 23, 2021, together with the registered notes issued in the exchange offer described below, the “September 2026 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. When initially issued, the September 2026 Notes were not registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from registration.
The September 2026 Notes were issued pursuant to the Base Indenture and the First Supplemental Indenture (together, the “September 2026 Indenture”). The September 2026 Notes will mature on September 23, 2026 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the September 2026 Indenture. The September 2026 Notes initially bear interest at a rate of 3.125% per year payable semi-annually on March 23 and September 23 of each year, commencing on March 23, 2022. Concurrent with the issuance of the September 2026 Notes, the Company entered into a Registration Rights Agreement (the “September 2026 Registration Rights Agreement”) for the benefit of the purchasers of the September 2026 Notes. Pursuant to the terms of the September 2026 Registration Rights Agreement, the Company filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the notes initially issued on September 23, 2021 for newly issued registered notes with substantially similar terms, which expired on August 23, 2022 and was completed promptly thereafter.
The September 2026 Notes are the direct, general unsecured obligations and will rank senior in right of payment to all of the future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the September 2026 Notes. The September 2026 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior. The September 2026 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The September 2026 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The September 2026 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with the asset coverage requirements of the 1940 Act, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the September 2026 Notes and the Successor Trustee if the Company is no longer subject to the reporting

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the September 2026 Indenture.
In addition, if a change of control repurchase event, as defined in the September 2026 Indenture, occurs prior to maturity, holders of the September 2026 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the September 2026 Notes at a repurchase price equal to 100% of the aggregate principal amount of the September 2026 Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
February 2027 Notes
On February 8, 2022, the Company issued $500.0 million aggregate principal amount of 4.70% notes due 2027 (the notes initially issued on February 8, 2022, together with the registered notes issued in the exchange offer described below, the “February 2027 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. When initially issued, the February 2027 Notes were not registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from registration.
The February 2027 Notes were issued pursuant to the Base Indenture and the Second Supplemental Indenture (together, the “February 2027 Indenture”). The February 2027 Notes will mature on February 8, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the February 2027 Indenture. The February 2027 Notes initially bear interest at a rate of 4.70% per year payable semi-annually on February 8 and August 8 of each year, commencing on August 8, 2022. Concurrent with the issuance of the February 2027 Notes the Company entered into a Registration Rights Agreement (the “February 2027 Registration Rights Agreement”) for the benefit of the purchasers of the February 2027 Notes. Pursuant to the terms of the February 2027 Registration Rights Agreement the Company filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the notes initially issued on February 8, 2022 for newly issued registered notes with substantially similar terms, which expired on August 23, 2022 and was completed promptly thereafter.
The February 2027 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of its future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the February 2027 Notes. The February 2027 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior to the February 2027 Notes. The February 2027 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The February 2027 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The February 2027 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with asset coverage requirements of the 1940 Act, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the February 2027 Notes and the Successor Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the Indenture. In addition, if a change of control repurchase event, as defined in the February 2027 Indenture, occurs prior to maturity, holders of the February 2027 Notes have the right, at their option, to require us to repurchase for cash some or all of the February 2027 Notes at a repurchase price equal to 100% of the aggregate principal amount of the February 2027 Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
September 2027 Notes
On September 16, 2022, the Company issued $600.0 million aggregate principal amount of 7.750% notes due 2027 (the notes initially issued on September 16, 2022, together with the registered notes issued in the exchange offer described below, the “September 2027 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. When initially issued, the September 2027 Notes were not registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from registration.
The September 2027 Notes were issued pursuant to the Base Indenture and the Fourth Supplemental Indenture (together, the “September 2027 Indenture”). The September 2027 Notes will mature on September 16, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2027 Indenture. The September 2027 Notes bear interest at a rate of 7.750% per year payable semi-annually on March 16 and September 16 of each year, commencing on March 16, 2023. Concurrent with the issuance of the September 2027 Notes, the Company entered into a Registration Rights Agreement (the “September 2027 Registration Rights Agreement”) for the benefit of the purchasers of the September 2027

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Notes. Pursuant to the terms of the September 2027 Registration Rights Agreement, the Company filed a registration statement with the SEC and, on July 21, 2023, commenced an offer to exchange the notes initially issued on September 16, 2022 for newly issued registered notes with substantially similar terms, which expired on August 23, 2023 and was completed promptly thereafter.
The September 2027 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the September 2027 Notes. The September 2027 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior to the September 2027 Notes. The September 2027 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The September 2027 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The September 2027 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the September 2027 Notes and the Successor Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the September 2027 Indenture.
In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the September 2027 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the September 2027 Notes at a repurchase price equal to 100% of the aggregate principal amount of the September 2027 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the September 2027 Notes, on October 18, 2022 the Company entered into centrally cleared interest rate swaps. The notional amount of the interest rate swaps is $600.0 million. The Company will receive fixed rate interest at 7.750% and pay variable rate interest based on SOFR plus 3.84%. The interest rate swaps mature on September 16, 2027. For the three months ended June 30, 2025 and 2024, the Company did not make a periodic payment. For the six months ended June 30, 2025 and 2024, the Company made periodic payments of $2.4 million and $4.7 million, respectively. The interest expense related to the September 2027 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of June 30, 2025, the interest rate swap had a fair value of $7.3 million ($1.4 million net of the present value of the cash flows of the September 2027 Notes). As of December 31, 2024, the interest rate swap had a fair value of $(0.7) million ($0.8 million net of the present value of the cash flows of the September 2027 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the September 2027 Notes, with the remaining difference included as a component of interest expense on the Consolidated Statements of Operations.
AUD 2027 Notes
On October 23, 2024, the Company issued A$450.0 million 6.500% Fixed Rate Notes due October 23, 2027 (the “AUD 2027 Notes”) under its A$2,500,000,000 Australian debt issuance program (the “Australian Debt Issuance Program”). The Australian Debt Issuance Program provides for the Company to issue debt securities from time to time. Debt securities issued pursuant to the Australian Debt Issuance Program (i) are issued pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), (ii) are not registered under the Securities Act, (iii) may not be offered or sold in the United States or to a U.S. person without registration under, or an applicable exemption from the registration requirements of the Securities Act, and (iv) are to be issued in amount not exceeding an aggregate of A$2.5 billion.
The terms of the AUD 2027 Notes are set out in a Pricing Supplement, dated October 21, 2024 (the “AUD 2027 Notes Pricing Supplement”) and the Note Deed Poll, dated October 6, 2024 (the “AUD 2027 Notes Note Deed Poll”) and the AUD 2027 Notes were issued pursuant to the Dealer Common Terms Deed Poll, dated October 6, 2024 (the “AUD 2027 Notes Dealer Common Terms Deed Poll”) and a Subscription Agreement (the “ AUD 2027 Notes Subscription Agreement”), dated October 21, 2024, by and among the Company and Deutsche Bank AG, Sydney Branch and Mizuho Securities Asia Limited, named as the joint lead managers and dealers therein (the “AUD 2027 Notes Dealers”).
The net proceeds from the sale of the AUD 2027 Notes offering were approximately A$446.643 million, after deducting the fees paid to the AUD 2027 Notes Dealers.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
The AUD 2027 Notes will mature on October 23, 2027, and may be redeemed in whole at the Company’s option as set forth in the AUD 2027 Notes Pricing Supplement. The AUD 2027 Notes bear interest at 6.500% per year payable semi-annually on April 23 and October 23 of each year, commencing on April 23, 2025. The AUD 2027 Notes will be the Company’s direct, general unsecured obligations and will rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the AUD 2027 Notes. The AUD 2027 Notes will rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior to the AUD 2027 Notes. The AUD 2027 Notes will rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The AUD 2027 Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
In addition, if a change of control repurchase event, as defined in the AUD 2027 Notes Pricing Supplement, occurs prior to maturity, holders of the AUD 2027 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the AUD 2027 Notes at a repurchase price equal to 100% of the aggregate principal amount of the AUD 2027 Notes being repurchased, plus accrued and unpaid interest to, but not including, the redemption date.
In connection with the issuance of the AUD 2027 Notes, the Company entered into both a bilateral cross-currency swap and interest rate swap, for notional amounts of A$379.0 million and A$71.0 million, respectively. The Company will receive fixed rate interest of 6.500% and will pay variable rate interest based on, one-month SOFR plus 2.67% and three-month BBSY plus 2.72%, for the bilateral cross-currency swap and interest rate swap, respectively. The swaps mature on October 23, 2027. For the three and six months ended June 30, 2025, the Company made periodic payments of $1.3 million and A$0.2 million for the cross-currency swap and interest rate swap, respectively. The interest expense related to the AUD 2027 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of June 30, 2025, the swaps had an aggregate fair value of $(0.6) million ($(0.7) million net of the present value of the cash flows of the AUD 2027 Notes). As of December 31, 2024, the interest rate swaps had a fair value of $(20.7) million ($0.4 million net of the present value of the cash flows of the AUD 2027 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the AUD 2027 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations. The change in foreign exchange rate of the cross-currency swap is offset by the change in foreign exchange rate of the AUD 2027 Notes, with the remaining difference included as a component translation of assets and liabilities in foreign currencies on the Company’s Consolidated Statements of Operations.
May 2028 Notes
On May 23, 2025, the Company issued $500.0 million aggregate principal amount of its 5.900% notes due 2028 (the “May 2028 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The May 2028 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The May 2028 Notes were issued pursuant to the Base Indenture and a Tenth Supplemental Indenture, dated as of May 23, 2025 (the “Tenth Supplemental Indenture” and together with the Base Indenture, the “May 2028 Indenture”), between the Company and the Trustee. The May 2028 Notes will mature on May 23, 2028 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the May 2028 Indenture. The May 2028 Notes bear interest at a rate of 5.900% per year payable semi-annually on May 23 and November 23 of each year, commencing on November 23, 2025. Concurrent with the issuance of the May 2028 Notes, the Company entered into a Registration Rights Agreement (the “May 2028 Registration Rights Agreement”) for the benefit of the purchasers of the May 2028 Notes. Pursuant to the May 2028 Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the May 2028 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the May 2028 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the May 2028 Notes. If the Company fails to satisfy its registration obligations under the May 2028 Registration Rights Agreement, it will be required to pay additional interest to the holders of the May 2028 Notes.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
The May 2028 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the May 2028 Notes. The May 2028 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior, to the May 2028 Notes. The May 2028 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The May 2028 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The May 2028 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the May 2028 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the May 2028 Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the May 2028 Indenture.

In addition, if a change of control repurchase event, as defined in the May 2028 Indenture, occurs prior to maturity, holders of the May 2028 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the May 2028 Notes at a repurchase price equal to 100% of the aggregate principal amount of the May 2028 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

In connection with the issuance of the May 2028 Notes, on May 23, 2025 the Company entered into a bilateral interest rate swap. The notional amount of the interest rate swaps is $500.0 million. The Company will receive fixed rate interest at 5.900% and pay variable rate interest based on SOFR plus 2.1761%. The interest rate swaps mature on May 23, 2028. For the three months ended June 30, 2025, the Company did not make any periodic payments. The interest expense related to the May 2028 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of June 30, 2025, the interest rate swap had a fair value of $3.6 million ($0.1 million net of the present value of the cash flows of the May 2028 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the May 2028 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations.
June 2028 Notes
On June 13, 2023, the Company issued $500.0 million aggregate principal amount of its 7.950% notes due 2028 and on July 14, 2023, the Company issued an additional $150.0 million aggregate principal amount of its 7.950% notes due 2028 (together, the “June 2028 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The June 2028 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The June 2028 Notes were issued pursuant to the Base Indenture and the Fifth Supplemental Indenture (together with the Base Indenture, the “June 2028 Indenture”), between the Company and the Trustee. The June 2028 Notes will mature on June 13, 2028 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the June 2028 Indenture. The June 2028 Notes bear interest at a rate of 7.950% per year payable semi-annually on June 13 and December 13 of each year, commencing on December 13, 2023. Concurrent with the issuance of the June 2028 Notes, the Company entered into a Registration Rights Agreement (the “June 2028 Registration Rights Agreement”) for the benefit of the purchasers of the June 2028 Notes. Pursuant to the June 2028 Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the June 2028 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the June 2028 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the June 2028 Notes. If the Company fails to satisfy its registration obligations under the June 2028 Registration Rights Agreement, it will be required to pay additional interest to the holders of the June 2028 Notes.
The June 2028 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the June 2028 Notes. The June 2028 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior to the June 2028 Notes. The June 2028 Notes rank effectively subordinated,

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The June 2028 Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The June 2028 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the June 2028 Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the June 2028 Indenture.
In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the June 2028 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the June 2028 Notes at a repurchase price equal to 100% of the aggregate principal amount of the June 2028 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the June 2028 Notes, on February 16, 2024 the Company entered into centrally cleared interest rate swaps. The notional amount of the interest rate swaps is $650.0 million. The Company will receive fixed rate interest at 7.950% and pay variable rate interest based on SOFR plus 3.79%. The interest rate swaps mature on May 13, 2028. For the three and six months ended June 30, 2025 and 2024, the Company made periodic payments of $1.0 million and $2.6 million, respectively. The interest expense related to the June 2028 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of June 30, 2025, the interest rate swap had a fair value of $11.5 million ($(0.4) million net of the present value of the cash flows of the June 2028 Notes). As of December 31, 2024, the interest rate swap had a fair value of $0.5 million ($(0.1) million net of the present value of the cash flows of the June 2028 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the June 2028 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations.
January 2029 Notes
On December 4, 2023, the Company issued $550.0 million aggregate principal amount of its 7.750% notes due 2029 (the “January 2029 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The January 2029 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The January 2029 Notes were issued pursuant to the Base Indenture and a Sixth Supplemental Indenture, dated as of December 4, 2023 (the “Sixth Supplemental Indenture” and together with the Base Indenture, the “January 2029 Indenture”), between the Company and the Trustee. The January 2029 Notes will mature on January 15, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2029 Indenture. The January 2029 Notes bear interest at a rate of 7.750% per year payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2024. Concurrent with the issuance of the January 2029 Notes, the Company entered into a Registration Rights Agreement (the “January 2029 Registration Rights Agreement”) for the benefit of the purchasers of the January 2029 Notes. Pursuant to the January 2029 Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the January 2029 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the January 2029 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the January 2029 Notes. If the Company fails to satisfy its registration obligations under the January 2029 Registration Rights Agreement, it will be required to pay additional interest to the holders of the January 2029 Notes.
The January 2029 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the January 2029 Notes. The January 2029 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior, to the January 2029 Notes. The January 2029 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The January 2029 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
The January 2029 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the January 2029 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the January 2029 Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the January 2029 Indenture.
In addition, if a change of control repurchase event, as defined in the January 2029 Indenture, occurs prior to maturity, holders of the January 2029 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the January 2029 Notes at a repurchase price equal to 100% of the aggregate principal amount of the January 2029 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the January 2029 Notes, on November 28, 2023 the Company entered into centrally cleared interest rate swaps. The notional amount of the interest rate swaps is $550.0 million. The Company will receive fixed rate interest at 7.750% and pay variable rate interest based on SOFR plus 3.647%. The interest rate swaps mature on January 15, 2029. For the three months ended June 30, 2025, the Company did not make a periodic payment. For the six months ended June 30, 2025, the Company made periodic payments of $2.9 million. For the three and six months ended June 30, 2024, the Company did not make any periodic payments. The interest expense related to the January 2029 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of June 30, 2025, the interest rate swap had a fair value of $10.6 million ($(0.1) million net of the present value of the cash flows of the January 2029 Notes). As of December 31, 2024, the interest rate swap had a fair value of $(0.4) million ($0.1 million net of the present value of the cash flows of the January 2029 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the January 2029 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations.
September 2029 Notes
On May 14, 2024, the Company issued $500.0 million aggregate principal amount of its 6.600% notes due 2029 and on January 22, 2025, the Company issued an additional $400.0 million aggregate principal amount of our 6.600% notes due 2029 (together, the “September 2029 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The September 2029 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The September 2029 Notes were issued pursuant to the Base Indenture and an Eighth Supplemental Indenture, dated as of May 14, 2024 (the “Eighth Supplemental Indenture” and together with the Base Indenture, the “September 2029 Indenture”), between the Company and the Trustee. The September 2029 Notes will mature on September 15, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2029 Indenture. The September 2029 Notes bear interest at a rate of 6.600% per year payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2024. Concurrent with the issuance of the September 2029 Notes, the Company entered into a Registration Rights Agreement (the “September 2029 Registration Rights Agreement”) for the benefit of the purchasers of the September 2029 Notes. Pursuant to the September 2029 Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the September 2029 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the September 2029 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the September 2029 Notes. If the Company fails to satisfy its registration obligations under the September 2029 Registration Rights Agreement, it will be required to pay additional interest to the holders of the September 2029 Notes.
The September 2029 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the September 2029 Notes. The September 2029 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior, to the September 2029 Notes. The September 2029 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The September 2029 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
The September 2029 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the September 2029 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the September 2029 Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the September 2029 Indenture.
In addition, if a change of control repurchase event, as defined in the September 2029 Indenture, occurs prior to maturity, holders of the September 2029 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the September 2029 Notes at a repurchase price equal to 100% of the aggregate principal amount of the September 2029 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the May 14, 2024 issuance of the September 2029 Notes, on May 14, 2024, the Company entered into a bilateral interest rate swap. The notional amount of the interest rate swap is $500.0 million. The Company will receive fixed rate interest at 6.600% and pay variable rate interest based on SOFR plus 2.337%. In connection with the January 22, 2025 issuance of the September 2029 Notes, on January 22, 2025, the Company entered into a bilateral interest rate swap. The notional amount of the interest rate swap is $400.0 million. The Company will receive fixed rate interest at 6.600% and pay variable rate interest based on SOFR plus 2.457%.The interest rate swaps mature on August 15, 2029. For the three months ended June 30, 2025, the Company did not make a periodic payment. For the six months ended June 30, 2025, the Company made periodic payments of $1.3 million. For the three and six months ended June 30, 2024, the Company did not make any periodic payments. The interest expense related to the September 2029 Notes is equally offset by the proceeds received from the interest rate swaps. The swap’s adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of June 30, 2025, the interest rate swaps had a fair value of $26.0 million ($0.2 million net of the present value of the cash flows of the September 2029 Notes). As of December 31, 2024, the interest rate swaps had a fair value of $3.7 million ($0.5 million net of the present value of the cash flows of the September 2029 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swaps is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swaps is offset by the change in fair value of the September 2029 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations.
March 2030 Notes
On September 13, 2024, the Company issued $1.00 billion aggregate principal amount of its 5.800% notes due 2030 (the “March 2030 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant Rule 144A under the Securities Act and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The March 2030 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The March 2030 Notes were issued pursuant to the Base Indenture and a Ninth Supplemental Indenture, dated as of September 13, 2024 (the “Ninth Supplemental Indenture” and together with the Base Indenture, the “March 2030 Indenture”), between the Company and the Trustee. The March 2030 Notes will mature on March 15, 2030 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2030 Indenture. The March 2030 Notes bear interest at a rate of 5.800% per year payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2025. Concurrent with the issuance of the March 2030 Notes, the Company entered into a Registration Rights Agreement (the “March 2030 Registration Rights Agreement”) for the benefit of the purchasers of the March 2030 Notes. Pursuant to the March 2030 Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the March 2030 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the March 2030 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the March 2030 Notes. If the Company fails to satisfy its registration obligations under the March 2030 Registration Rights Agreement, it will be required to pay additional interest to the holders of the March 2030 Notes.
The March 2030 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the March 2030 Notes. The March 2030 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior, to the March 2030 Notes. The March 2030 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The March 2030 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
The March 2030 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the March 2030 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the March 2030 Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the March 2030 Indenture.
In addition, if a change of control repurchase event, as defined in the March 2030 Indenture, occurs prior to maturity, holders of the March 2030 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the March 2030 Notes at a repurchase price equal to 100% of the aggregate principal amount of the March 2030 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the March 2030 Notes, on September 10, 2024 the Company entered into a bilateral interest rate swaps. The notional amount of the interest rate swaps is $1.00 billion. The Company will receive fixed rate interest at 5.800% and pay variable rate interest based on SOFR plus 2.619%. The interest rate swaps mature on February 15, 2030. For the three months ended June 30, 2025, the Company did not make a periodic payment. For the six months ended June 30, 2025, the Company made periodic payments of $8.1 million. The interest expense related to the March 2030 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of June 30, 2025, the interest rate swap had a fair value of $(13.7) million ($(0.1) million net of the present value of the cash flows of the March 2030 Notes). As of December 31, 2024, the interest rate swap had a fair value of $(44.5) million ($(6.1) million net of the present value of the cash flows of the March 2030 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the March 2030 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations.
March 2031 Notes
On February 1, 2024, the Company issued $750.0 million aggregate principal amount of its 6.650% notes due 2031 (the “March 2031 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The March 2031 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The March 2031 Notes were issued pursuant to the Base Indenture and a Seventh Supplemental Indenture, dated as of February 1, 2024 (the “Seventh Supplemental Indenture” and together with the Base Indenture, the “March 2031 Indenture”), between the Company and the Trustee. The March 2031 Notes will mature on March 15, 2031 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2031 Indenture. The March 2031 Notes bear interest at a rate of 6.650% per year payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2024. Concurrent with the issuance of the March 2031 Notes, the Company entered into a Registration Rights Agreement (the “March 2031 Registration Rights Agreement”) for the benefit of the purchasers of the March 2031 Notes. Pursuant to the March 2031 Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the March 2031 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the March 2031 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the March 2031 Notes. If the Company fails to satisfy its registration obligations under the March 2031 Registration Rights Agreement, it will be required to pay additional interest to the holders of the March 2031 Notes.
The March 2031 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the March 2031 Notes. The March 2031 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior, to the March 2031 Notes. The March 2031 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The March 2031 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The March 2031 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the March 2031 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the March

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
2031 Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the March 2031 Indenture.
In addition, if a change of control repurchase event, as defined in the March 2031 Indenture, occurs prior to maturity, holders of the March 2031 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the March 2031 Notes at a repurchase price equal to 100% of the aggregate principal amount of the March 2031 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the March 2031 Notes, on January 29, 2024 the Company entered into centrally cleared interest rate swaps. The notional amount of the interest rate swaps is $750.0 million. The Company will receive fixed rate interest at 6.650% and pay variable rate interest based on SOFR plus 2.902%. The interest rate swaps mature on January 15, 2031. For the three months ended June 30, 2025, the Company did not make a periodic payment. For the six months ended June 30, 2025, the Company made periodic payments of $3.5 million. For the three and six months ended June 30, 2024, the Company did not make any periodic payments. The interest expense related to the March 2031 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of June 30, 2025, the interest rate swap had a fair value of $8.4 million ($(0.4) million net of the present value of the cash flows of the March 2031 Notes). As of December 31, 2024, the interest rate swap had a fair value of $(14.2) million ($(2.2) million net of the present value of the cash flows of the March 2031 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the March 2031 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations.
Global Medium Term Notes Program
On April 4, 2025, the Company established a €5.00 billion (or its equivalent in any other currency) global medium term note program (the “GMTN Program”). Under the GMTN Program, the Company may issue unsecured notes (“GMTN Notes”) to one or more managers from time to time with such terms, including currency, interest rate and maturity, as agreed by the Company and such manager(s).
GMTN Notes issued under the GMTN Program are subject to and with the benefit of the Agency Agreement, dated April 4, 2025, by and among the Company, Deutsche Bank AG, London Branch as issuing and principal paying agent, a transfer agent and as exchange agent and Deutsche Bank Trust Company Americas as registrar, a paying agent and a transfer agent (the “GMTN Agency Agreement”). Holders of GMTN Notes issued under the GMTN Program shall have the benefit of a deed of covenant, dated April 4, 2025 and made by the Company (the “GMTN Deed of Covenant”) and, where applicable, a deed poll, dated April 4, 2025 and made by the Company (the “GMTN Deed Poll”).
GMTN Notes issued under the GMTN Program will be in registered form and (i) may be issued to non-“U.S. Persons” (as defined in Regulation S under the Securities Act outside the United States in compliance with Regulation S under the Securities Act, or to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, (ii) are not and will not be registered under the Securities Act, (iii) may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons without registration under, or pursuant to an applicable exemption from, the registration requirements of the Securities Act, and (iv) are to be issued in amount not exceeding an aggregate of €5.00 billion (or its equivalent in other currencies) outstanding at any time.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Note 6. Fair Value of Financial Instruments

Investments

The following table presents the fair value hierarchy of cash, investments, and derivatives as of the following periods:

	Fair Value Hierarchy as of June 30, 2025
($ in thousands)	Level 1	Level 2	Level 3	Total
Cash (including restricted and foreign cash)	$537,631	$—	$—	$537,631
Investments:
First-lien senior secured debt investments(1)	—	5,164,871	23,196,949	28,361,820
Second-lien senior secured debt investments	—	420,453	1,090,051	1,510,504
Unsecured debt investments	—	72,751	379,263	452,014
Preferred equity investments(2)	—	—	474,211	474,211
Common equity investments(3)	—	6,479	575,385	581,864
Subtotal	$—	$5,664,554	$25,715,859	$31,380,413
Investments measured at Net Asset Value (“NAV”)(4)	—	—	—	623,741
Total investments at fair value	$—	$5,664,554	$25,715,859	$32,004,154
Derivatives:
Interest rate swaps	$—	$54,235	$—	$54,235
Cross-currency swap	—	(1,172)	—	(1,172)
Total Derivatives	$—	$53,063	$—	$53,063

(1)Includes debt investment in Amergin AssetCo.
(2)Includes equity investment in LSI Financing DAC.
(3)Includes equity investments in Amergin AssetCo and Fifth Season.
(4)Includes equity investments in OCIC SLF, Credit SLF and LSI Financing LLC, which are measured at fair value using the net asset value per share (or its equivalent) practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.

	Fair Value Hierarchy as of December 31, 2024
($ in thousands)	Level 1	Level 2	Level 3	Total
Cash (including restricted and foreign cash)	$1,006,483	$—	$—	$1,006,483
Investments:
First-lien senior secured debt investments(1)	—	4,242,228	19,422,914	23,665,142
Second-lien senior secured debt investments	—	315,966	451,426	767,392
Unsecured debt investments	—	74,137	366,496	440,633
Preferred equity investments(2)	—	—	364,672	364,672
Common equity investments(3)	—	—	493,305	493,305
Subtotal	$—	$4,632,331	$21,098,813	$25,731,144
Investments measured at Net Asset Value (“NAV”)(4)	—	—	—	647,750
Total investments at fair value	$—	$4,632,331	$21,098,813	$26,378,894
Derivatives:
Interest rate swaps	$—	$(55,660)	$—	$(55,660)
Cross-currency swap	—	(20,635)	—	(20,635)
Total Derivatives	$—	$(76,295)	$—	$(76,295)

(1)Includes debt investment in Amergin AssetCo.
(2)Includes equity investment in LSI Financing DAC.
(3)Includes equity investments in Amergin AssetCo and Fifth Season.
(4)Includes equity investments in OCIC SLF, Credit SLF and LSI Financing LLC, which are measured at fair value using the net asset value per share (or its equivalent) practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
The following tables present changes in the fair value of investments for which Level 3 inputs were used to determine the fair value as of and for the following periods:

	As of and for the Three Months Ended June 30, 2025
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Unsecured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$21,732,819	$516,554	$383,588	$436,093	$531,866	$23,600,920
Purchases of investments, net	2,826,183	624,587	—	25,660	48,911	3,525,341
Payment-in-kind	16,921	3,767	12,126	17,857	31	50,702
Proceeds from investments, net	(973,825)	(18,907)	(29,854)	(7,075)	(26,722)	(1,056,383)
Net change in unrealized gain (loss)	(50,058)	(6,643)	11,412	1,254	11,539	(32,496)
Net realized gains (losses)	3,357	—	1,659	64	9,760	14,840
Net amortization/accretion of premium/discount on investments	19,918	915	332	358	—	21,523
Transfers between investment types	—	—	—	—	—	—
Transfers into (out of) Level 3(1)	(378,366)	(30,222)	—	—	—	(408,588)
Fair value, end of period	$23,196,949	$1,090,051	$379,263	$474,211	$575,385	$25,715,859

(1)Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the three months ended June 30, 2025, transfers out of Level 3 into Level 2 were as a result of changes in the observability of significant inputs for certain portfolio companies.

	As of and for the Six Months Ended June 30, 2025
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Unsecured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$19,422,914	$451,426	$366,496	$364,672	$493,305	$21,098,813
Purchases of investments, net	5,387,789	624,587	(369)	111,079	80,962	6,204,048
Payment-in-kind	30,975	6,035	22,853	25,937	62	85,862
Proceeds from investments, net	(1,453,791)	(26,507)	(29,854)	(34,852)	(28,061)	(1,573,065)
Net change in unrealized gain (loss)	(5,625)	(4,545)	23,456	2,233	21,687	37,206
Net realized gains (losses)	(38,805)	(11,345)	(4,206)	339	9,760	(44,257)
Net amortization/accretion of premium/discount on investments	38,564	1,115	887	986	—	41,552
Transfers between investment types	(16,148)	—	—	3,817	1,726	(10,605)
Transfers into (out of) Level 3(1)	(168,924)	49,285	—	—	(4,056)	(123,695)
Fair value, end of period	$23,196,949	$1,090,051	$379,263	$474,211	$575,385	$25,715,859

(1)Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the six months ended June 30, 2025, transfers into (out of) Level 3 were as a result of changes in the observability of significant inputs for certain portfolio companies.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)

	As of and for the Three Months Ended June 30, 2024
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Unsecured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$12,778,425	$675,291	$190,767	$743,606	$486,142	$14,874,231
Purchases of investments, net	3,016,138	33,631	167,944	1,129	26,486	3,245,328
Payment-in-kind	20,525	2,061	9,997	21,044	26	53,653
Proceeds from investments, net	(624,452)	(29,655)	(1,254)	(318,070)	(20,912)	(994,343)
Net change in unrealized gain (loss)	(14,449)	(8,895)	(944)	(2,423)	10,492	(16,219)
Net realized gains (losses)	—	—	(136)	—	—	(136)
Net amortization/accretion of premium/discount on investments	27,117	582	79	5,934	—	33,712
Transfers between investment types	—	—	—	—	—	—
Transfers into (out of) Level 3(1)	(157,252)	(65,637)	—	—	—	(222,889)
Fair value, end of period	$15,046,052	$607,378	$366,453	$451,220	$502,234	$16,973,337

(1)Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the three months ended June 30, 2024, transfers out of Level 3 into Level 2 were as a result of changes in the observability of significant inputs for certain portfolio companies.

	As of and for the Six Months Ended June 30, 2024
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Unsecured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$11,540,505	$935,338	$189,018	$721,545	$448,974	$13,835,380
Purchases of investments, net	4,820,908	33,631	167,944	4,787	97,236	5,124,506
Payment-in-kind	34,153	2,802	15,179	42,237	49	94,420
Proceeds from investments, net	(927,591)	(133,940)	(1,553)	(320,264)	(21,330)	(1,404,678)
Net change in unrealized gain (loss)	(16,209)	(7,453)	(4,111)	(3,370)	18,099	(13,044)
Net realized gains (losses)	(2,595)	—	(164)	—	—	(2,759)
Net amortization/accretion of premium/discount on investments	36,831	2,936	140	6,285	—	46,192
Transfers between investment types	—	—	—	—	—	—
Transfers into (out of) Level 3(1)	(439,950)	(225,936)	—	—	(40,794)	(706,680)
Fair value, end of period	$15,046,052	$607,378	$366,453	$451,220	$502,234	$16,973,337

(1)Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the six months ended June 30, 2024, transfers into (out of) Level 3 were as a result of changes in the observability of significant inputs for certain portfolio companies and an investment measured at net asset value which is no longer categorized within the fair value hierarchy.
The below tables present information with respect to the net change in unrealized gains (losses) on investments for which Level 3 inputs were used in determining the fair value that are still held by the Company for the following periods:

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)

($ in thousands)	Net change in unrealized gain (loss) for the Three Months Ended June 30, 2025 on investments held at June 30, 2025	Net change in unrealized gain (loss) for the Three Months Ended June 30, 2024 on investments held at June 30, 2024
First-lien senior secured debt investments	$(40,500)	$1,074
Second-lien senior secured debt investments	(5,990)	(8,715)
Unsecured debt investments	11,412	(946)
Preferred equity investments	1,254	1,089
Common equity investments	22,191	10,493
Total Investments	$(11,633)	$2,995

($ in thousands)	Net change in unrealized gain (loss) for the Six Months Ended June 30, 2025 on investments held at June 30, 2025	Net change in unrealized gain (loss) for the Six Months Ended June 30, 2024 on investments held at June 30, 2024
First-lien senior secured debt investments	$(43,548)	$(4,149)
Second-lien senior secured debt investments	(12,954)	(5,690)
Unsecured debt investments	23,456	(4,114)
Preferred equity investments	2,233	384
Common equity investments	34,604	18,098
Total Investments	$3,791	$4,529
The following tables present quantitative information about the significant unobservable inputs of the Company’s Level 3 investments as of June 30, 2025 and December 31, 2024. The weighted average range of unobservable inputs is based on fair value of investments. The tables are not intended to be all-inclusive, but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

	As of June 30, 2025
($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)	Impact to Valuation from an Increase in Input
First-lien senior secured debt investments	$21,223,605	Yield Analysis	Market Yield	6.6% - 30.4% (9.5%)	Decrease
	1,804,875	Recent Transaction	Transaction Price	98.5% - 100.0% (99.4%)	Increase
	168,469	Collateral Analysis	Recovery Rate	0.0% - 100.0% (70.5%)	Increase
Second-lien senior secured debt investments	$534,195	Yield Analysis	Market Yield	7.6% - 27.3% (15.6%)	Decrease
	555,856	Recent Transaction	Transaction Price	99.0% - 99.3% (99.1%)	Increase
Unsecured debt investments	$379,235	Yield Analysis	Market Yield	8.4% - 17.8% (12.2%)	Decrease
	28	Market Approach	EBITDA Multiple	12.0x	Increase
Preferred equity investments	$445,358	Yield Analysis	Market Yield	11.7% - 37.9% (14.2%)	Decrease
	24,837	Recent Transaction	Transaction Price	97.5% - 97.5% (97.5%)	Increase
	2,114	Market Approach	EBITDA Multiple	7.5x	Increase
	1,902	Market Approach	Revenue Multiple	10.5x - 16.5x (13.9x)	Increase
Common equity investments	$6,753	Recent Transaction	Transaction Price	100.0%	Increase
	143,208	Market Approach	EBITDA Multiple	7.5x - 27.0x (14.0x)	Increase
	292,566	Market Approach	AUM Multiple	1.1x	Increase
	52,271	Market Approach	Revenue Multiple	5.5x - 13.5x (10.4x)	Increase
	530	Option Pricing Model	Volatility	70.0%	Increase
	1,593	Yield Analysis	Market Yield	8.8%	Decrease
	76,287	Market Approach	N/A(1)	N/A	N/A
	2,165	Discounted Cash Flow Analysis	Discount Rate	16.7%	Decrease
	12	Market Approach	Gross Profit Multiple	10.0x	Increase

(1)Fair value based on a weighting of the appraised value of the portfolio company’s underlying assets and their cost.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)

	As of December 31, 2024
($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)	Impact to Valuation from an Increase in Input
First-lien senior secured debt investments	$16,846,669	Yield Analysis	Market Yield	6.8% - 35.2% (10.6%)	Decrease
	2,575,658	Recent Transaction	Transaction Price	94.7% - 100.0% (99.1%)	Increase
	587	Collateral Analysis	Recovery Rate	11.1% - 13.5% (13.0%)	Increase
Second-lien senior secured debt investments	$451,426	Yield Analysis	Market Yield	11.1% - 43.6% (16.8%)	Decrease
Unsecured debt investments	$366,468	Yield Analysis	Market Yield	8.6% - 18.1% (12.6%)	Decrease
	28	Market Approach	EBITDA Multiple	11.8x	Increase
Preferred equity investments	$358,536	Yield Analysis	Market Yield	12.3% - 37.1% (15.2%)	Decrease
	4,376	Market Approach	EBITDA Multiple	7.1x	Increase
	1,760	Market Approach	Revenue Multiple	8.5x - 18.0x (13.9x)	Increase
Common equity investments	$155,881	Market Approach	EBITDA Multiple	3.3x - 28.5x (15.0x)	Increase
	223,274	Market Approach	AUM Multiple	1.1x	Increase
	48,359	Market Approach	Revenue Multiple	5.3x - 14.5x (10.9x)	Increase
	629	Option Pricing Model	Volatility	70.0%	Increase
	1,539	Yield Analysis	Market Yield	8.5%	Decrease
	62,056	Market Approach	N/A	N/A	N/A
	1,555	Discounted Cash Flow Analysis	Discount Rate	12.5%	Decrease
	12	Market Approach	Gross Profit Multiple	10.0x	Increase
The fair value of the Company’s performing Level 3 debt investments is typically determined utilizing a yield analysis. In a yield analysis, a price is ascribed for each investment based upon an assessment of current and expected market yields for similar investments and risk profiles. Additional consideration is given to the expected life, portfolio company performance since close, and other terms and risks associated with an investment. Among other factors, a determinant of risk is the amount of leverage used by the portfolio company relative to its total enterprise value, and the rights and remedies of the Company’s investment within the portfolio company’s capital structure.

When the debtor is not performing or when there is insufficient value to cover the investment, the Company may utilize a net recovery approach to determine the fair value of debt investments in subject companies. A net recovery analysis typically consists of two steps. First, the total enterprise value for the subject company is estimated using standard valuation approaches, most commonly the market approach. Second, the fair value for each investment in the subject company is then estimated by allocating the subject company’s total enterprise value to the outstanding securities in the capital structure based upon various factors, including seniority, preferences, and other features if deemed relevant to each security in the capital structure.

Significant unobservable quantitative inputs typically used in the fair value measurement of the Company’s Level 3 debt investments primarily include current market yields, including relevant market indices, but may also include quotes from brokers, dealers, and pricing services as indicated by comparable investments. For the Company’s Level 3 equity investments, a market approach, based on comparable financial performance multiples such as publicly-traded company and comparable market transaction multiples of revenues, earnings before income taxes, depreciation and amortization (“EBITDA”), or some combination thereof and comparable market transactions typically would be used.

Debt Not Carried at Fair Value

Fair value is estimated by discounting remaining payments using applicable current market rates, which take into account changes in the Company’s marketplace credit ratings, or market quotes, if available. The following table presents the carrying and fair values of the Company’s debt obligations as of the following periods:

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)

	June 30, 2025			December 31, 2024
($ in thousands)	Net Carrying Value(1)	Debt Issuance Costs	Fair Value	Net Carrying Value(1)	Debt Issuance Costs	Fair Value
Revolving Credit Facility(2)	$1,893,440	$(21,867)	$1,893,440	$1,312,515	$(22,497)	$1,312,515
SPV Asset Facility I	267,655	(6,345)	267,655	294,536	(5,464)	294,536
SPV Asset Facility II	906,820	(20,180)	906,820	907,881	(12,119)	907,881
SPV Asset Facility III(2)	1,077,308	(16,080)	1,077,308	958,547	(13,370)	958,547
SPV Asset Facility IV	424,396	(5,604)	424,396	351,698	(3,302)	351,698
SPV Asset Facility V	443,947	(6,053)	443,947	245,009	(4,991)	245,009
SPV Asset Facility VI	372,195	(7,805)	372,195	341,752	(8,248)	341,752
SPV Asset Facility VII(2)	364,436	(3,043)	364,436	162,398	(3,461)	162,398
SPV Asset Facility VIII	394,752	(5,248)	394,752	196,923	(3,077)	196,923
CLO VIII	372,860	(2,140)	372,860	288,100	(1,900)	288,100
CLO XI	258,455	(1,545)	258,455	258,308	(1,692)	258,308
CLO XII	258,344	(1,656)	258,344	258,192	(1,808)	258,192
CLO XV	309,370	(2,630)	309,370	309,198	(2,802)	309,198
CLO XVI	417,449	(2,551)	417,449	417,303	(2,697)	417,303
CLO XVII	322,302	(2,698)	322,302	322,121	(2,879)	322,121
CLO XVIII	258,220	(1,780)	258,220	258,109	(1,891)	258,109
CLO XIX	258,148	(1,852)	258,148	258,206	(1,794)	258,206
March 2025 Notes	—	—	—	499,516	(484)	498,750
September 2026 Notes	347,945	(2,055)	340,375	347,084	(2,916)	336,000
February 2027 Notes	497,429	(2,571)	497,500	496,650	(3,350)	493,750
September 2027 Notes	601,564	(4,284)	628,500	593,270	(5,182)	630,000
AUD 2027 Notes(2)	298,196	(2,263)	304,846	271,957	(2,397)	296,207
May 2028 Notes	495,718	(7,793)	505,000	—	—	—
June 2028 Notes	654,964	(6,949)	695,500	642,519	(8,067)	690,625
January 2029 Notes	550,520	(10,143)	585,750	538,086	(11,458)	587,125
September 2029 Notes	918,025	(7,727)	927,000	492,523	(10,769)	510,000
March 2030 Notes	966,719	(19,731)	1,002,500	941,037	(20,518)	985,000
March 2031 Notes	740,541	(18,226)	772,500	718,384	(19,599)	763,125
Total Debt	$14,671,718	$(190,819)	$14,859,568	$12,681,822	$(178,732)	$12,931,378

(1)Inclusive of change in fair market value of effective hedge.
(2)Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies.

The below table presents fair value measurements of the Company’s debt obligations as of the following periods if debt was measured at fair value:

($ in thousands)	June 30, 2025	December 31, 2024
Level 1	$—	$—
Level 2	6,259,471	5,790,582
Level 3	8,600,097	7,140,796
Total Debt	$14,859,568	$12,931,378

Financial Instruments Not Carried at Fair Value

As of June 30, 2025 and December 31, 2024, the carrying amounts of the Company’s other assets and liabilities approximate fair value due to their short maturities. These financial instruments would be categorized as Level 3 within the hierarchy.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Note 7. Commitments and Contingencies
Portfolio Company Commitments
From time to time, the Company may enter into commitments to fund investments in the form of revolving credit, delayed draw, or equity commitments, which require the Company to provide funding when requested by portfolio companies in accordance with underlying loan agreements. The Company had the following outstanding commitments as of the following periods:

	As of
($ in thousands)	June 30, 2025	December 31, 2024
Total unfunded revolving loan commitments	$1,719,630	$1,383,540
Total unfunded delayed draw loan commitments	2,248,572	1,716,991
Total unfunded revolving and delayed draw loan commitments	$3,968,202	$3,100,531

Total unfunded equity commitments	$188,819	$92,214

Total unfunded commitments	$4,157,021	$3,192,745
As of June 30, 2025, the Company believed it had adequate financial resources to satisfy the unfunded portfolio company commitments.
Organizational and Offering Costs
The Adviser has incurred organization and offering costs on behalf of the Company in the amount of $3.5 million for the period from April 22, 2020 (Inception) to June 30, 2025, of which $3.5 million has been charged to the Company pursuant to the Investment Advisory Agreement. Under the Investment Advisory Agreement and Administration Agreement, the Adviser is entitled to receive up to 1.5% of gross offering proceeds raised in the Company’s continuous public offering until all organization and offering costs paid by the Adviser have been recovered. The Adviser is responsible for the payment of the Company’s organization and offering expenses to the extent that these expenses exceed 1.5% of the aggregate gross offering proceeds, without recourse against or reimbursement by the Company.
Other Commitments and Contingencies
From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. As of June 30, 2025, management was not aware of any pending or threatened litigation.

Note 8. Net Assets

Authorized Capital and Share Class Description

In connection with its formation, the Company has the authority to issue the following shares:

Classification	Number of Shares (in thousands)	Par Value
Class S Shares	1,500,000	$0.01
Class D Shares	1,000,000	$0.01
Class I Shares	2,000,000	$0.01
Total	4,500,000

The Company’s Class S shares are subject to upfront selling commissions of up to 3.50% of the offering price. Pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company’s Class S shares are subject to annual ongoing services fees of 0.85% of the current net asset value of such shares, as determined in accordance with FINRA rules.

The Company’s Class D shares are subject to upfront selling commissions of up to 1.50% of the offering price. Pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 act, as if those rules applied to

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
the Company, the Company’s Class D shares are subject to annual ongoing services fees of 0.25% of the current net asset value of such shares, as determined in accordance with FINRA rules.

The Company’s Class I shares are not subject to upfront selling commissions. The Company’s Class I shares are not subject to annual ongoing servicing fees.

Share Issuances

On September 30, 2020, the Company issued 100 Class I common shares for $1,000 to the Adviser.

On November 12, 2020, the Company issued 700,000 Class I common shares for $7.0 million to an entity affiliated with the Adviser, and met the minimum offering requirement for the Company’s continuous public offering of $2.5 million.

On June 25, 2024, the Company filed Articles of Amendment with the State Department of Assessments and Taxation of Maryland for the purpose of amending the Company’s Second Articles of Amendment and Restatement to increase the number of authorized shares of the Company’s common stock, $0.01 par value per share, and preferred stock, $0.01 par value per share, to 4,500,000,000 Shares, consisting of 1,500,000,000 Class S Shares, 1,000,000,000 Class D Shares, 2,000,000,000 Class I Shares, and no shares of preferred stock. The Articles of Amendment became immediately effective upon filing.

The following table summarizes transactions with respect to shares of the Company’s common stock during the following periods:

	For the Three Months Ended June 30, 2025
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	51,688,712	$492,582	1,517,635	$14,350	101,484,029	$960,146	154,690,376	$1,467,078
Shares/gross proceeds from the private placements	—	—	—	—	11,478,190	108,615	11,478,190	108,615
Share Transfers between classes(1)	(1,175,154)	(11,105)	(140,367)	(1,329)	1,311,848	12,434	(3,673)	—
Reinvestment of distributions	6,588,253	62,172	472,436	4,463	12,283,947	116,250	19,344,636	182,885
Repurchased shares	(11,418,472)	(107,562)	(2,032,236)	(19,164)	(35,711,561)	(337,475)	(49,162,269)	(464,201)
Total shares/gross proceeds	45,683,339	436,087	(182,532)	(1,680)	90,846,453	859,970	136,347,260	1,294,377
Sales load	—	(4,820)	—	(1)	—	—	—	(4,821)
Total shares/net proceeds	45,683,339	$431,267	(182,532)	$(1,681)	90,846,453	$859,970	136,347,260	$1,289,556

(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)

	For the Three Months Ended June 30, 2024
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	59,085,011	$567,568	4,953,799	$47,269	103,393,332	$987,116	167,432,142	$1,601,953
Shares/gross proceeds from the private placements	—	—	—	—	7,531,985	71,893	7,531,985	71,893
Share Transfers between classes(1)	(174,521)	(1,670)	—	—	174,157	1,670	(364)	—
Reinvestment of distributions	4,023,068	38,316	333,683	3,181	7,846,672	74,924	12,203,423	116,421
Repurchased shares	(5,302,035)	(50,529)	(372,544)	(3,558)	(10,223,527)	(97,737)	(15,898,106)	(151,824)
Total shares/gross proceeds	57,631,523	553,685	4,914,938	46,892	108,722,619	1,037,866	171,269,080	1,638,443
Sales load	—	(4,718)	—	(71)	—	—	—	(4,789)
Total shares/net proceeds	57,631,523	$548,967	4,914,938	$46,821	108,722,619	$1,037,866	171,269,080	$1,633,654

(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

	For the Six Months Ended June 30, 2025
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	108,481,998	$1,038,294	7,457,584	$71,457	206,382,830	$1,962,936	322,322,412	$3,072,687
Shares/gross proceeds from the private placements	—	—	—	—	45,593,805	434,252	45,593,805	434,252
Share Transfers between classes(1)	(3,545,454)	(33,695)	(137,634)	(1,305)	3,671,997	35,000	(11,091)	—
Reinvestment of distributions	12,419,785	117,752	898,923	8,532	23,347,287	222,026	36,665,995	348,310
Repurchased shares	(17,073,676)	(161,060)	(2,234,098)	(21,076)	(51,363,763)	(486,014)	(70,671,537)	(668,150)
Total shares/gross proceeds	100,282,653	961,291	5,984,775	57,608	227,632,156	2,168,200	333,899,584	3,187,099
Sales load	—	(9,394)	—	(431)	—	—	—	(9,825)
Total shares/net proceeds	100,282,653	$951,897	5,984,775	$57,177	227,632,156	$2,168,200	333,899,584	$3,177,274

(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)

	For the Six Months Ended June 30, 2024
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	105,209,807	$1,009,171	8,607,025	$81,990	181,875,291	$1,733,519	295,692,123	$2,824,680
Shares/gross proceeds from the private placements	—	—	—	—	16,006,501	152,505	16,006,501	152,505
Share Transfers between classes(1)	(246,918)	(2,357)	(35,690,399)	(338,702)	35,899,156	341,059	(38,161)	—
Reinvestment of distributions	7,471,343	71,026	885,400	8,419	14,291,775	136,213	22,648,518	215,658
Repurchased shares	(8,862,695)	(84,355)	(3,143,708)	(29,912)	(18,827,293)	(179,731)	(30,833,696)	(293,998)
Total shares/gross proceeds	103,571,537	993,485	(29,341,682)	(278,205)	229,245,430	2,183,565	303,475,285	2,898,845
Sales load	—	(8,725)	—	(101)	—	—	—	(8,826)
Total shares/net proceeds	103,571,537	$984,760	(29,341,682)	$(278,306)	229,245,430	$2,183,565	303,475,285	$2,890,019

(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

In accordance with the Company’s share pricing policy, the Company will modify its public offering prices to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that it not sell shares at a net offering price below the net asset value per share unless the Company obtains the requisite approval from its shareholders.

The changes to the Company’s offering price per share for the six months ended June 30, 2025 and 2024 were as follows:

Class S
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)

January 1, 2024	$9.48	$0.33	$9.81
February 1, 2024	$9.49	$0.33	$9.82
March 1, 2024	$9.49	$0.33	$9.82
April 1, 2024	$9.50	$0.33	$9.83
May 1, 2024	$9.51	$0.33	$9.84
June 1, 2024	$9.57	$0.33	$9.90
January 1, 2025	$9.54	$0.33	$9.87
February 1, 2025	$9.54	$0.33	$9.87
March 1, 2025	$9.51	$0.33	$9.84
April 1, 2025	$9.46	$0.33	$9.79
May 1, 2025	$9.40	$0.33	$9.73
June 1, 2025	$9.44	$0.33	$9.77

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)

Class D
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)

January 1, 2024	$9.49	$0.14	$9.63
February 1, 2024	$9.50	$0.14	$9.64
March 1, 2024	$9.50	$0.14	$9.64
April 1, 2024	$9.51	$0.14	$9.65
May 1, 2024	$9.52	$0.14	$9.66
June 1, 2024	$9.58	$0.14	$9.72
January 1, 2025	$9.55	$0.14	$9.69
February 1, 2025	$9.55	$0.14	$9.69
March 1, 2025	$9.52	$0.14	$9.66
April 1, 2025	$9.47	$0.14	$9.61
May 1, 2025	$9.41	$0.14	$9.55
June 1, 2025	$9.45	$0.14	$9.59

Class I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)

January 1, 2024	$9.50	$—	$9.50
February 1, 2024	$9.51	$—	$9.51
March 1, 2024	$9.52	$—	$9.52
April 1, 2024	$9.53	$—	$9.53
May 1, 2024	$9.53	$—	$9.53
June 1, 2024	$9.59	$—	$9.59
January 1, 2025	$9.57	$—	$9.57
February 1, 2025	$9.57	$—	$9.57
March 1, 2025	$9.54	$—	$9.54
April 1, 2025	$9.49	$—	$9.49
May 1, 2025	$9.42	$—	$9.42
June 1, 2025	$9.47	$—	$9.47
Distributions

The Board authorizes and declares monthly distribution amounts per share of common stock, payable monthly in arrears. The following table presents cash distributions per share that were recorded during the following periods:

	For the Six Months Ended June 30, 2025
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 5, 2024	January 31, 2025	February 25, 2025	$0.07010	$33,890	$3,499	$69,929
February 18, 2025	February 28, 2025	March 25, 2025	0.07010	35,308	3,794	72,626
February 18, 2025	March 31, 2025	April 24, 2025	0.10280	54,669	5,767	111,979
February 18, 2025	April 30, 2025	May 23, 2025	0.07010	37,635	3,966	79,647
May 6, 2025	May 30, 2025	June 25, 2025	0.07010	38,551	3,988	82,474
May 6, 2025	June 30, 2025	July 24, 2025	0.10280	59,206	5,749	121,070
		Total	$0.48600	$259,259	$26,763	$537,725

(1)Distributions per share are gross of shareholder servicing fees.
(2)Distribution amounts are net of shareholder servicing fees.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)

	For the Six Months Ended June 30, 2024
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 20, 2023	January 31, 2024	February 23, 2024	$0.07010	$21,517	$2,829	$42,089
February 21, 2024	February 29, 2024	March 22, 2024	0.07010	22,651	2,984	44,196
February 21, 2024	March 29, 2024	April 23, 2024	0.10280	35,655	4,144	67,452
February 21, 2024	April 30, 2024	May 22, 2024	0.07010	24,985	2,868	49,096
May 7, 2024	May 31, 2024	June 26, 2024	0.07010	26,216	3,105	51,937
May 7, 2024	June 28, 2024	July 24, 2024	0.10280	41,249	4,646	78,628
		Total	$0.48600	$172,273	$20,576	$333,398

(1)Distributions per share are gross of shareholder servicing fees.
(2)Distribution amounts are net of shareholder servicing fees.

The Company has adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for the reinvestment of cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution. The Company expects to use newly issued shares to implement the distribution reinvestment plan. The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment. In no event, however, will funds be advanced or borrowed for the purpose of distributions, if the amount of such distributions would exceed the Company’s accrued and received revenues for the previous four quarters, less paid and accrued operating expenses with respect to such revenues and costs. Prior to the termination of the Expense Support Agreement on March 7, 2023, a portion of the Company’s distributions resulted from expense support from the Adviser. The purpose of this arrangement was to avoid distributions being characterized as a return of capital for U.S. federal income tax purposes. Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The following tables reflect the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock during the following periods:

	For the Six Months Ended June 30, 2025
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.45200	$766,498	93.1%
Distributions in excess of net investment income(3)	0.03400	57,249	6.9%
Total	$0.48600	$823,747	100.0%

(1)Distributions per share are gross of shareholder servicing fees.
(2)Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.
(3)Represents the distributions in excess of net investment income for the current period. The Company has accumulated undistributed earnings as of June 30, 2025.

	For the Six Months Ended June 30, 2024
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.48600	$526,247	100.0%
Total	$0.48600	$526,247	100.0%

(1)Distributions per share are gross of shareholder servicing fees.
(2)Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Share Repurchases

The Board has complete discretion to determine whether the Company will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of the Board, the Company may use cash on hand, cash available from borrowings, and cash from the sale of its investments as of the end of the applicable period to repurchase shares. The Company has commenced a share repurchase program pursuant to which the Company intends to conduct quarterly repurchase offers to allow its shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase. All shares purchased by the Company pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares. The Company intends to limit the number of shares to be repurchased in each quarter to no more than 5.00% of its’ outstanding shares of common stock. Any periodic repurchase offers are subject in part to the Company’s available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While the Company intends to continue to conduct quarterly tender offers as described above, the Company is not required to do so and may suspend or terminate the share repurchase program at any time.

Offer Date	Class	Tender Offer Expiration	Tender Offer (in thousands)	Purchase Price per Share	Shares Repurchased

February 27, 2024	S	March 31, 2024	$33,826	$9.50	3,560,660
February 27, 2024	D	March 31, 2024	$26,354	$9.51	2,771,164
February 27, 2024	I	March 31, 2024	$81,994	$9.53	8,603,765
May 24, 2024	S	June 28, 2024	$50,529	$9.53	5,302,035
May 24, 2024	D	June 28, 2024	$3,558	$9.55	372,544
May 24, 2024	I	June 28, 2024	$97,737	$9.56	10,223,527
February 26, 2025	S	March 31, 2025	$53,498	$9.46	5,655,204
February 26, 2025	D	March 31, 2025	$1,912	$9.47	201,862
February 26, 2025	I	March 31, 2025	$148,539	$9.49	15,652,202
May 23, 2025	S	June 30, 2025	$107,562	$9.42	11,418,472
May 23, 2025	D	June 30, 2025	$19,164	$9.43	2,032,236
May 23, 2025	I	June 30, 2025	$337,475	$9.45	35,711,561
Note 9. Earnings Per Share

The following tables set forth the computation of basic and diluted earnings per common share for the following periods:

	For the Three Months Ended June 30,
	2025			2024
($ in thousands, except per share amounts)	Class S common stock	Class D common stock	Class I common stock	Class S common stock	Class D common stock	Class I common stock
Increase (decrease) in net assets resulting from operations	$114,113	$11,606	$242,465	$104,763	$11,958	$201,669
Weighted average shares of common stock outstanding—basic and diluted	607,882,907	58,468,742	1,172,654,549	413,208,224	44,636,862	736,786,949
Earnings (loss) per common share—basic and diluted	$0.19	$0.20	$0.21	$0.25	$0.27	$0.27

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)

	For the Six Months Ended June 30,
	2025			2024
($ in thousands, except per share amounts)	Class S common stock	Class D common stock	Class I common stock	Class S common stock	Class D common stock	Class I common stock
Increase (decrease) in net assets resulting from operations	$191,514	$19,942	$408,461	$194,413	$23,365	$372,982
Weighted average shares of common stock outstanding—basic and diluted	580,809,758	56,573,122	1,108,266,084	384,667,787	43,768,118	683,495,105
Earnings (loss) per common share—basic and diluted	$0.33	$0.35	$0.37	$0.51	$0.53	$0.55

Note 10. Income Taxes

The Company has elected to be treated as a RIC under Subchapter M of the Code, and intends to operate in a manner so as to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC thereafter, the Company must, among other things, distribute to its shareholders in each taxable year generally at least 90% of the Company’s investment company taxable income, as defined by the Code, and net tax-exempt income for that taxable year. To maintain tax treatment as a RIC, the Company, among other things, intends to make the requisite distributions to its shareholders, which generally relieves the Company from corporate-level U.S. federal income taxes.

Depending on the level of taxable income earned in a tax year, the Company can be expected to carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, the Company will accrue excise tax on estimated excess taxable income.

For the three and six months ended June 30, 2025, the Company recorded an expense for U.S. federal excise tax of $0.6 million and $0.8 million, respectively. For the three and six months ended June 30, 2024, the Company recorded an expense for U.S. federal excise tax of $2.5 million and $3.3 million, respectively.

Taxable Subsidiaries

Certain of the Company’s consolidated subsidiaries are subject to U.S. federal and state corporate-level income taxes. For the three and six months ended June 30, 2025, the Company recorded a net tax expense/(benefit) of approximately $(216) thousand and $(207) thousand, respectively, for taxable subsidiaries. For the three and six months ended June 30, 2024, the Company recorded a net tax expense/(benefit) of approximately $(1) thousand and $(10) thousand, respectively, for taxable subsidiaries.

The Company recorded a net deferred tax liability of $1.7 million and liability of $915 thousand as of June 30, 2025 and December 31, 2024, respectively, for taxable subsidiaries, which is primarily related to GAAP to tax outside basis differences in the taxable subsidiaries’ investment in certain partnership interests.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Note 11. Financial Highlights

The following are the financial highlights for a common share outstanding during the following periods:

	For the Six Months Ended June 30,
	2025			2024
($ in thousands, except share and per share amounts)	Class S common stock	Class D common stock	Class I common stock	Class S common stock	Class D common stock	Class I common stock
Per share data:
Net asset value, at beginning of period	$9.54	$9.55	$9.57	$9.48	$9.49	$9.50
Results of operations:
Net investment income (loss)(1)	0.41	0.44	0.45	0.53	0.56	0.57
Net realized and unrealized gain (loss)(2)	(0.08)	(0.09)	(0.08)	(0.03)	(0.03)	(0.02)
Net increase (decrease) in net assets resulting from operations	$0.33	$0.35	$0.37	$0.50	$0.53	$0.55
Shareholder distributions:
Distributions from net investment income(3)	(0.41)	(0.44)	(0.45)	(0.45)	(0.47)	(0.49)
Distributions in excess of net investment income(3)	(0.04)	(0.03)	(0.04)	—	—	—
Net decrease in net assets from shareholders’ distributions	$(0.45)	$(0.47)	$(0.49)	$(0.45)	$(0.47)	$(0.49)
Total increase (decrease) in net assets	(0.12)	(0.12)	(0.12)	0.05	0.06	0.06
Net asset value, at end of period	$9.42	$9.43	$9.45	$9.53	$9.55	$9.56

Total return(4)	3.5%	3.8%	3.9%	5.3%	5.7%	5.9%

Ratios
Ratio of net expenses to average net assets(5)(6)	9.6%	9.0%	8.7%	10.9%	10.4%	10.1%
Ratio of net investment income to average net assets(6)	9.0%	9.6%	9.9%	11.5%	12.3%	12.4%
Portfolio turnover rate	16.4%	16.4%	16.4%	22.5%	22.5%	22.5%

Supplemental Data
Weighted-average shares outstanding	580,809,758	56,573,122	1,108,266,084	384,667,787	43,768,118	683,495,105
Shares outstanding, end of period	615,947,390	57,044,599	1,180,086,396	429,417,124	46,085,512	764,871,253
Net assets, end of period	$5,804,679	$538,161	$11,152,206	$4,094,350	$439,938	$7,312,790

(1)The per share data was derived using the weighted average shares outstanding during the period.
(2)The amount shown at this caption is the balancing amount derived from the other figures in the schedule. The amount shown at this caption for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses in portfolio securities for the period because of the timing of sales of the Company’s shares in relation to fluctuating market values for the portfolio.
(3)The per share data was derived using actual shares outstanding at the date of the relevant transaction.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
(4)Total return is not annualized. An investment in the Company is subject to maximum upfront sales load of 3.5% and 1.5% for Class S and Class D common stock, respectively, of the offering price, which will reduce the amount of capital available for investment. Class I common stock is not subject to upfront sales load. Total return displayed is net of all fees, including all operating expenses such as management fees, incentive fees, general and administrative expenses, organization and amortized offering expenses, and interest expenses. Total return is calculated as the change in net asset value (“NAV”) per share (assuming dividends and distributions, if any, are reinvested in accordance with the Company’s dividend reinvestment plan), if any, divided by the beginning NAV per share (which for the purposes of this calculation is equal to the net offering price in effect at that time).
(5)Operating expenses may vary in the future based on the amount of capital raised, the Adviser’s election to continue expense support, and other unpredictable variables. For the six months ended June 30, 2025, the total operating expenses to average net assets were 9.6%, 9.0% and 8.8%, for Class S, Class D, and Class I common stock, respectively, prior to management fee waivers, expense support provided by the Adviser, and expense recoupment paid to the Adviser, if any. For the six months ended June 30, 2024, the total operating expenses to average net assets were 10.9%, 10.4% and 10.1%, for Class S, Class D, and Class I common stock, respectively, prior to management fee waivers, expense support provided by the Adviser, and expense recoupment paid to the Adviser, if any. Past performance is not a guarantee of future results.
(6)The ratio reflects an annualized amount, except in the case of non-recurring expenses and offering expenses.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements - Continued
(Unaudited)
Note 12. Subsequent Events
In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date of issuance. There are no subsequent events to disclose except for the following:
Equity Raise
As of August 7, 2025, the Company issued 644,000,377 shares of Class S common stock, 97,886,560 shares of Class D common stock, and 1,241,752,439 shares of Class I common stock and have raised total gross proceeds of $6.09 billion, $0.91 billion, and $11.68 billion, respectively, including seed capital of $1,000 contributed by our Adviser in September 2020 and approximately $25.0 million in gross proceeds raised from an entity affiliated with the Adviser. In addition, the Company expects to receive $0.96 billion in gross subscription payments which the Company accepted on August 1, 2025 and which is pending the Company’s determination of the net asset value per share applicable to such purchase.
Dividend
On August 5, 2025, the Company’s Board declared a distribution of (i) $0.070100 per share, payable on or before September 30, 2025 to shareholders of record as of August 29, 2025, (ii) $0.070100 per share, payable on or before October 31, 2025 to shareholders of record as of September 30, 2025, and (iii) $0.070100 per share, payable on or before November 30, 2025 to shareholders of record as of October 31, 2025 and (iv) a special distribution of $0.032700 per share, payable on or before October 31, 2025 to shareholders of record as of September 30, 2025.
Core Income Funding I Amendments
On July 10, 2025, Core Income Funding I entered into Amendment No. 4 to SPV Asset Facility I in order to join a new lender and increase the maximum principal amount of SPV Asset Facility I from $450.0 million to $550.0 million. Subsequently, on July 24, Core Income Funding I entered into Amendment No. 5 to SPV Asset Facility I in order to increase the maximum principal amount of SPV Asset Facility I from $550.0 million to $650.0 million.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
The information contained in this section should be read in conjunction with “Item 1. Financial Statements”. This discussion contains forward-looking statements, which relate to future events or the future performance or financial condition of Blue Owl Credit Income Corp. and involves numerous risks and uncertainties, including, but not limited to, those described in our Form 10-K for the year ended December 31, 2024 in “Item 1A. Risk Factors.” This discussion also should be read in conjunction with the “Cautionary Statement Regarding Forward Looking Statements” set forth on page 1 of this Quarterly Report on Form 10-Q. Actual results could differ materially from those implied or expressed in any forward-looking statements.
Overview
Blue Owl Credit Income Corp. (the “Company”, “we”, “us”, or “our”) is an externally managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the 1940 Act. Formed as a Maryland corporation on April 22, 2020, we are externally managed by Blue Owl Credit Advisors LLC (the “Adviser”) which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. The Adviser is registered as an investment adviser with the Securities and Exchange Commission (“SEC”). We have elected to be treated as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and we intend to operate in a manner so as to qualify for the tax treatment applicable to RICs. On October 23, 2020, we formed a wholly-owned subsidiary, OR Lending IC LLC, a Delaware limited liability company, which holds a California finance lenders license. OR Lending IC LLC makes loans to borrowers headquartered in California. From time to time we may form wholly-owned subsidiaries to facilitate the normal course of business.

We are managed by our Adviser. Our Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform (“Credit”), which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies. Our Adviser is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the overall supervision of our Board, our Adviser manages our day-to-day operations, and provides investment advisory and management services, to us. The Adviser or its affiliates may engage in certain origination activities and receive attendant arrangement, structuring or similar fees. Our Adviser is responsible for managing our business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring our investments, and monitoring our portfolio companies on an ongoing basis through a team of investment professionals.
We have received an exemptive order that permits us to offer multiple classes of shares of common stock and to impose varying sales loads, asset-based servicing and/or distribution fees and early withdrawal fees. On November 12, 2020, we commenced our initial public offering pursuant to which we offered, on a continuous basis, $2,500,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock, and we sold 700,000 shares pursuant to the subscription agreement with an entity affiliated with the Adviser and met the minimum offering requirement for our continuous public offering. The purchase price of these shares sold in the private placement was $10.00 per share. On February 14, 2022, we commenced our follow-on offering, on a continuous basis, pursuant to which we offered of up to $13,500,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. On December 6, 2024, we commenced our current offering pursuant to which we are offering up to $14,000,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. The share classes have different upfront selling commissions and ongoing servicing fees. Each class of common stock will be offered through Blue Owl Securities LLC (d/b/a Blue Owl Securities) (the “Dealer Manager”). The Dealer Manager is entitled to receive upfront selling commissions of up to 3.50% of the offering price of each Class S share sold in the offering and 1.50% of the offering price of each Class D share sold. Class I shares are not subject to upfront selling commissions. Any upfront selling commissions for the Class S shares and Class D shares sold in the offering will be deducted from the purchase price. Class S, Class D and Class I shares were offered at initial purchase prices per shares of $10.35, $10.15 and $10.00, respectively. Currently, the purchase price per share for each class of common stock varies, but will not be sold at a price below our net asset value per share of such class, as determined in accordance with our share pricing policy, plus applicable upfront selling commissions. We also engage in private placements of our common stock.
Since meeting the minimum offering requirement and commencing our continuous public offering through June 30, 2025, we have issued 628,638,106 shares of Class S common stock, 97,439,821 shares of Class D common stock, and 1,200,361,593 shares of Class I common stock for gross proceeds, exclusive of any tender offers and shares issued pursuant to our distribution reinvestment plan, of $5.94 billion, $0.91 billion, and $11.29 billion, respectively, including $1,000 of seed capital contributed by our Adviser in September 2020, approximately $25.0 million in gross proceeds raised from an entity affiliated with the Adviser, and 109,500,186 shares of our Class I common stock issued in a private placement issued to feeder vehicles primarily created to hold our Class I shares for gross proceeds of approximately $1.04 billion. The Adviser, the entity affiliated with the Adviser, and their permitted assignees may not engage in any transaction that would result in the effective economic disposition of the Class I shares.
Our Adviser also serves as investment adviser to Blue Owl Capital Corporation and Blue Owl Capital Corporation II.

Blue Owl consists of three product platforms: (1) Credit, (2) GP Strategic Capital, which primarily focuses on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit firms and (3) Real Assets, which primarily focuses on the strategies of net lease real estate, real estate credit and digital infrastructure, which focuses on acquiring, financing, developing and operating data centers and related digital infrastructure assets. The direct lending strategy of Blue Owl’s Credit platform is comprised of the Adviser, Blue Owl Technology Credit Advisors LLC (“OTCA”), Blue Owl Technology Credit Advisors II LLC (“OTCA II”), Blue Owl Credit Private Fund Advisors LLC (“OPFA”) and Blue Owl Diversified Credit Advisors LLC (“ODCA” and together with the Adviser, OTCA, OTCA II, and OPFA, the “Blue Owl Credit Advisers”), which also are registered investment advisers. As of June 30, 2025, the Adviser and its affiliates had $145.47 billion of assets under management across Blue Owl’s Credit platform.
The management of our investment portfolio is the responsibility of the Adviser and the Diversified Lending Investment Committee. The Investment Team is led by Douglas I. Ostrover, Marc S. Lipschultz and Craig W. Packer and is supported by certain members of the Adviser’s senior executive team and Blue Owl’s Credit platform’s direct lending investment committees. Blue Owl’s four direct lending investment committees focus on a specific investment strategy (Diversified Lending, Technology Lending, First Lien Lending and Opportunistic Lending). Douglas I. Ostrover, Marc S. Lipschultz, Craig W. Packer and Alexis Maged sit on each of Blue Owl’s direct lending investment committees. In addition to Messrs. Ostrover, Lipschultz, Packer and Maged, the Diversified Lending Investment Committee is comprised of Patrick Linnemann, Meenal Mehta and Logan Nicholson. We consider the individuals on the Diversified Lending Investment Committee to be our portfolio managers. The Investment Team, under the Diversified Lending Investment Committee’s supervision, sources investment opportunities, conducts research, performs due diligence on potential investments, structures our investments and will monitor our portfolio companies on an ongoing basis.
The Diversified Lending Investment Committee meets regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by the Adviser on our behalf. In addition, the Diversified Lending Investment Committee reviews and determines whether to make prospective investments (including approving parameters or guidelines pursuant to which investments in broadly syndicated loans may be bought and sold), structures financings and monitors the performance of the investment portfolio. Each investment opportunity requires the approval of a majority of the Diversified Lending Investment Committee. Follow-on investments in existing portfolio companies may require the Diversified Lending Investment Committee's approval beyond that obtained when the initial investment in the portfolio company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, may require approval by the Diversified Lending Investment Committee. The compensation packages of Diversified Lending Investment Committee members from the Adviser include various combinations of discretionary bonuses and variable incentive compensation based primarily on performance for services provided and may include shares of Blue Owl.
In addition, we and the Adviser have entered into a dealer manager agreement with Blue Owl Securities and certain participating broker dealers to solicit capital.
We may be prohibited under the Investment Company Act of 1940, as amended (the “1940 Act”) from participating in certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, the prior approval of the SEC. We, the Adviser and certain of our affiliates were granted an order for exemptive relief that permitted co-investing with our affiliates subject to various approvals of the Board and other conditions. On May 6, 2025, we, the Adviser and certain of our affiliates were granted a new order for exemptive relief that superseded the prior order for exemptive relief (the “Order”) by the SEC for us to co-invest with other funds managed by the Adviser or certain affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to the Order, we generally are permitted to co-invest with certain of our affiliates if such co-investments are done on the same terms and at the same time, as further detailed in the Order. The Order requires that a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board make certain findings (1) in most instances when we co-invest with our affiliates in an issuer where our affiliate has an existing investment in the issuer, and (2) if we dispose of an asset acquired in a transaction under the Order unless the disposition is done on a pro rata basis. Pursuant to the Order, the Board will oversee our participation in the co-investment program. As required by the Order, we have adopted, and the Board has approved, policies and procedures reasonably designed to ensure compliance with the terms of the Order, and the Adviser and our Chief Compliance Officer will provide reporting to the Board.
We have elected to be regulated as a BDC under the 1940 Act and intend to elect to be taxed as a regulated investment company (“RIC”) for tax purposes under the Code. As a result, we are required to comply with various statutory and regulatory requirements, such as:
•the requirement to invest at least 70% of our assets in “qualifying assets”, as such term is defined in the 1940 Act;
•source of income limitations;
•asset diversification requirements; and
•the requirement to distribute (or be treated as distributing) in each taxable year at least the sum of 90% of our investment company taxable income and tax-exempt interest for that taxable year.

Our Investment Framework

Our investment objective is to generate current income, and to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns. Our investment strategy focuses primarily on originating and making loans to, and make debt and equity investments in, U.S. middle-market companies and is intended to generate favorable returns across credit cycles with an emphasis on preserving capital. Since our Adviser and its affiliates began investment activities in April 2016 through June 30, 2025, our Adviser and its affiliates have originated $164.01 billion aggregate principal amount of investments, of which $160.03 billion aggregate principal amount of investments prior to any subsequent exits or repayments, was retained by either us or a corporation or fund advised by our Adviser or its affiliates. We seek to participate in transactions sponsored by what we believe to be high-quality private equity and venture capital firms capable of providing both operational and financial resources. We seek to generate current income primarily in U.S. middle-market companies, both sponsored and non-sponsored, through direct originations of senior secured loans or originations of unsecured loans, subordinated loans or mezzanine loans, broadly syndicated loans and, to a lesser extent, investments in equity and equity-related securities including warrants, preferred stock and similar forms of senior equity. Except for our specialty financing portfolio investments, our equity investments are typically not control-oriented investments and we may structure such equity investments to include provisions protecting our rights as a minority-interest holder. We intend, under normal circumstances, to invest directly, or indirectly through our investments in OCIC SLF LLC (f/k/a Blue Owl Credit Income Senior Loan Fund) (“OCIC SLF”) and Blue Owl Credit SLF LLC (“Credit SLF”) or any similarly situated companies, at least 80% of the value of our total assets in credit investments. We define “credit” to mean debt investments made in exchange for regular interest payments.

We define “middle-market companies” generally to mean companies with earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”) between $10 million and $250 million annually and/or annual revenue of $50 million to $2.50 billion at the time of investment, although we may on occasion invest in smaller or larger companies if an opportunity presents itself. We may on occasion invest in smaller or larger companies if an attractive opportunity presents itself, especially when there are dislocations in the capital markets, including the high yield and large syndicated loan markets.We generally seek to invest in upper middle-market companies with a loan-to-value ratio (the amount of outstanding debt as a percentage of the value of the company) of 50% or below.

We expect that generally our portfolio composition will be majority debt or income producing securities, which may include “covenant-lite” loans (as defined below), with a lesser allocation to equity or equity-linked opportunities, including publicly traded debt instruments, which we may hold directly or through special purposes vehicles. These investments may include high-yield bonds, which are often referred to as “junk bonds”, and broadly syndicated loans. In addition, we may invest a portion of our portfolio in opportunistic investments and broadly syndicated loans, which will not be our primary focus, but will be intended to enhance returns to our shareholders and from time to time, we may evaluate and enter into strategic portfolio transactions which may result in additional portfolio companies which we are considered to control. These investments may include high-yield bonds and broadly-syndicated loans, including publicly traded debt instruments, which are typically originated and structured by banks on behalf of large corporate borrowers with employee counts, revenues, EBITDAs and enterprise values larger than those of middle-market companies, and equity investments in portfolio companies that make senior secured loans or invest in broadly syndicated loans or structured products, such as life settlements and royalty interests. Our portfolio composition may fluctuate from time to time based on market conditions and interest rates.

Covenants are contractual restrictions that lenders place on companies to limit the corporate actions a company may pursue. Generally, the loans in which we expect to invest will have financial maintenance covenants, which are used to proactively address materially adverse changes in a portfolio company’s financial performance. However, to a lesser extent, we may invest in “covenant- lite” loans. We use the term “covenant-lite” to refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.
We target portfolio companies where we can structure larger transactions that comprise 1-2% of our portfolio (with no individual portfolio company generally expected to comprise greater than 5% of our portfolio). As of June 30, 2025, our average investment size in each of our portfolio companies was approximately $89.6 million based on fair value. As of June 30, 2025, excluding the investment in OCIC SLF, Credit SLF and certain investments that fall outside our typical borrower profile, our portfolio companies representing 93.5% of our total debt portfolio based on fair value, had weighted average annual revenue of $1.20 billion, weighted average annual EBITDA of $291.7 million, an average interest coverage of 2.0x and an average net loan-to-value of 39.6%.

The companies in which we invest use our capital primarily to support their growth, acquisitions, market or product expansion, refinancings and/or recapitalizations. The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “junk”.

Key Components of Our Results of Operations

Investments

We focus primarily on the direct origination of loans to middle-market companies domiciled in the United States.

Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle-market companies, the level of merger and acquisition activity for such companies, the general economic environment and the competitive environment for the types of investments we make.

In addition, as part of our risk strategy on investments, we may reduce the levels of certain investments through partial sales or syndication to additional lenders.

Revenues

We generate revenues primarily in the form of interest income from the investments we hold. In addition, we may generate income from dividends on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. Our debt investments typically have a term of three to ten years. As of June 30, 2025, 98.7% of our debt investments based on fair value bear interest at a floating rate, subject to interest rate floors in certain cases. Interest on our debt investments is generally payable either monthly or quarterly.

Our investment portfolio consists primarily of floating rate loans, and our credit facilities bear interest at floating rates. Macro trends in base interest rates like SOFR and any other alternative reference rates may affect our net investment income over the long term. However, because we generally originate loans to a small number of portfolio companies each quarter, and those investments vary in size, our results in any given period, including the interest rate on investments that were sold or repaid in a period compared to the interest rate of new investments made during that period, often are idiosyncratic, and reflect the characteristics of the particular portfolio companies that we invested in or exited during the period and not necessarily any trends in our business or macro trends. Generally, because our portfolio consists primarily of floating rate loans, we expect our earnings to benefit from a prolonged higher rate environment.

Loan origination fees, original issue discount and market discount or premium are capitalized, and we accrete or amortize such amounts under U.S. generally accepted accounting principles (“U.S. GAAP”) as interest income using the effective yield method for term instruments and the straight-line method for revolving or delayed draw instruments. Repayments of our debt investments can reduce interest income from period to period. The frequency or volume of these repayments may fluctuate significantly. We record prepayment premiums on loans as interest income. We may also generate revenue in the form of commitment, loan origination, structuring, or due diligence fees, fees for providing managerial assistance to our portfolio companies and possibly consulting fees.

Dividend income on equity investments is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded companies.

Our portfolio activity also reflects the proceeds from sales of investments. We recognize realized gains or losses on investments based on the difference between the net proceeds from the disposition and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized. We record current period changes in fair value of investments that are measured at fair value as a component of the net change in unrealized gains (losses) on investments in the Consolidated Statements of Operations.

Expenses

Our primary operating expenses include the payment of the management fee, performance based incentive fee, expenses reimbursable under the Administration Agreement and Investment Advisory Agreement, legal and professional fees, interest and other debt expenses and other operating expenses. The management fee and performance based incentive fee compensate our Adviser for work in identifying, evaluating, negotiating, closing, monitoring and realizing our investments.

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, are provided and paid for by the Adviser. We bear our allocable portion of the compensation paid by the Adviser (or its affiliates) to our Chief Compliance Officer and Chief Financial Officer and

their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to our business affairs). We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (i) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (ii) our allocable portion of overhead and other expenses incurred by the Adviser in performing its administrative obligations under the Administration Agreement; and (iii) all other expenses of our operations and transactions including, without limitation, those relating to:

•expenses deemed to be “organization and offering expenses” for purposes of FINRA Conduct Rule 2310(a)(12) (exclusive of commissions, the dealer manager fee, any discounts and other similar expenses paid by investors at the time of sale of our stock);
•the cost of corporate and organizational expenses relating to offerings of shares of our common stock;
•the cost of calculating our net asset value, including the cost of any third-party valuation services;
•the cost of effecting any sales and repurchases of our common stock and other securities;
•fees and expenses payable under any dealer manager agreements, if any;
•debt service and other costs of borrowings or other financing arrangements;
•costs of hedging;
•expenses, including travel expense, incurred by the Adviser, or members of the investment team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing our rights;
•escrow agent, transfer agent and custodial fees and expenses;
•fees and expenses associated with marketing efforts;
•federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies;
•federal, state and local taxes;
•independent directors’ fees and expenses, including certain travel expenses;
•costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing;
•the costs of any reports, proxy statements or other notices to our shareholders (including printing and mailing costs);
•the costs of any shareholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters;
•commissions and other compensation payable to brokers or dealers;
•research and market data;
•fidelity bond, directors’ and officers’ errors and omissions liability insurance and other insurance premiums;
•direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;
•fees and expenses associated with independent audits, outside legal and consulting costs;
•costs of winding up;
•costs incurred in connection with the formation or maintenance of entities or vehicles to hold our assets for tax or other purposes;
•extraordinary expenses (such as litigation or indemnification); and
•costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws.

The Adviser is responsible for the payment of our organization and offering expenses to the extent that these expenses exceed 1.5% of the aggregate gross offering proceeds, without recourse against or reimbursement by us. We expect, but cannot assure, that our general and administrative expenses will increase in dollar terms during periods of asset growth, but will decline as a percentage of total assets during such periods.

Expense Support and Conditional Reimbursement Agreement

On September 30, 2020, we entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser, the purpose of which was to ensure that no portion of our distributions to shareholders represented a return of capital for tax purposes. The Expense Support Agreement became effective as of November 12, 2020, the date that the Company met the minimum offering requirement and was terminated by the Adviser on March 7, 2023.

On a quarterly basis, the Adviser reimbursed us for “Operating Expenses” (as defined below) in an amount equal to the excess of our cumulative distributions paid to our shareholders in each quarter over “Available Operating Funds” (as defined below) received by us on account of our investment portfolio during such quarter. Any payments that the Adviser was required to make pursuant to the preceding sentence are referred to herein as an “Expense Payment”.

Under the Expense Support Agreement, “Operating Expenses” was defined as all of our operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. “Available Operating Funds” was defined as the sum of (i) our estimated investment company taxable income (including realized net short-term capital gains reduced by realized net long-term capital losses), (ii) our realized net capital gains (including the excess of realized net long-term capital gains over realized net short-term capital losses) and (iii) dividends and other distributions paid to us on account of preferred and common equity investments in portfolio companies, if any (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Adviser’s obligation to make Expense Payments under the Expense Support Agreement automatically became a liability of the Adviser and the right to such Expense Payment was an asset of ours on the last business day of the applicable quarter. The Expense Payment for any quarter was be paid by the Adviser to us in any combination of cash or other immediately available funds, and/or offset against amounts due from us to the Adviser no later than the earlier of (i) the date on which we close our books for such quarter, or (ii) forty-five days after the end of such quarter.

Following any quarter in which Available Operating Funds exceeded the cumulative distributions paid by us in respect of such quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we were required to pay such Excess Operating Funds, or a portion thereof, in accordance with the stipulations below, as applicable, to the Adviser, until such time as all Expense Payments made by the Adviser to us within three years prior to the last business day of such quarter had been reimbursed. Any payments required to be made by us are referred to as a “Reimbursement Payment”.

The amount of the Reimbursement Payment for any quarter shall equal the lesser of (i) the Excess Operating Funds in respect of such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to us within three years prior to the last business day of such quarter that have not been previously reimbursed by us to the Adviser. The payment will be reduced to the extent that such Reimbursement Payments, together with all other Reimbursement Payments paid during the fiscal year, would cause Other Operating Expenses defined as our total Operating Expenses, excluding base management fees, incentive fees, organization and offering expenses, distribution and shareholder servicing fees, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses on an annualized basis and net of any Expense Payments received by us during the fiscal year to exceed the lesser of: (i) 1.75% of our average net assets attributable to the shares of our common stock for the fiscal year-to-date period after taking such Expense Payments into account; and (ii) the percentage of our average net assets attributable to shares of our common stock represented by Other Operating Expenses during the fiscal year in which such Expense Payment was made (provided, however, that this clause (ii) shall not apply to any Reimbursement Payment which relates to an Expense Payment made during the same fiscal year).

No Reimbursement Payment for any quarter will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by us at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) our “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by our net assets.

The specific amount of expenses reimbursed by the Adviser, if any, will be determined at the end of each quarter. We or the Adviser will be able to terminate the Expense Support Agreement at any time, with or without notice. The Expense Support Agreement will automatically terminate in the event of (a) the termination of the Investment Advisory Agreement, or (b) a determination by our Board to dissolve or liquidate the Company. Upon termination of the Expense Support Agreement, we will be required to fund any Expense Payments that have not been reimbursed by us to the Adviser.

Prior to termination of the Expense Support Agreement, Expense Support Payments provided by the Adviser since inception was $9.4 million. All Expense Support Payments were repaid prior to termination.

Reimbursement of Administrative Services

We will reimburse our Adviser for the administrative expenses necessary for its performance of services to us. However, such reimbursement will be made at an amount equal to the lower of our Adviser’s actual costs or the amount that we would be required to pay for comparable administrative services in the same geographic location. Also, such costs will be reasonably allocated to us on the basis of assets, revenues, time records or other reasonable methods. We will not reimburse our Adviser for any services for which it receives a separate fee, for example rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of our Adviser.

Leverage

The amount of leverage we use in any period depends on a variety of factors, including cash available for investing, the cost of financing and general economic and market conditions. On September 30, 2020, we received shareholder approval that allowed us to reduce our asset coverage ratio to 150% effective October 1, 2020. and in connection with their subscription agreements, our investors are required to acknowledge our ability to operate with an asset coverage ratio that may be as low as 150%. As a result, we generally will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to the common stock if our asset coverage, as defined in the 1940 Act, would at least be equal to 150% immediately after each such issuance. This reduced asset coverage ratio permits us to double the amount of leverage we can incur. For example, under a 150% asset coverage ratio we may borrow $2 for investment purposes of every $1 of investor equity whereas under a 200% asset coverage ratio we may only borrow $1 for investment purposes for every $1 of investor equity.

In any period, our interest expense will depend largely on the extent of our borrowing and we expect interest expense will increase as we increase our leverage over time subject to the limits of the 1940 Act. In addition, we may dedicate assets to financing facilities.

Potential Market Trends

We believe the middle-market lending environment provides opportunities for us to meet our goal of making investments that generate attractive risk-adjusted returns based on a combination of the following factors.

Limited Availability of Capital for Middle Market Companies. The middle-market is a large addressable market. According to GE Capital’s National Center for the Middle Market Year-End 2024 Middle Market Indicator, there are approximately 200,000 U.S. middle-market companies, which have approximately 48 million aggregate employees. Moreover, the U.S. middle-market accounts for one-third of private sector gross domestic product (“GDP”). GE defines U.S. middle-market companies as those between $10 million and $1.00 billion in annual revenue, which we believe has significant overlap with our definition of U.S. middle-market companies. We believe U.S. middle-market companies will continue to require access to debt capital to refinance existing debt, support growth and finance acquisitions. We believe that regulatory and structural factors, industry consolidation and general risk aversion, limit the amount of traditional financing available to U.S. middle-market companies. We believe that many commercial and investment banks have, in recent years, de-emphasized their service and product offerings to middle-market businesses in favor of lending to large corporate clients and managing capital markets transactions. In addition, these lenders may be constrained in their ability to underwrite and hold bank loans and high yield securities for middle-market issuers as they seek to meet existing and future regulatory capital requirements. We also believe that there are a lack of market participants that are willing to hold meaningful amounts of certain middle-market loans. As a result, we believe our ability to minimize syndication risk for a company seeking financing by being able to hold its loans without having to syndicate them, coupled with reduced capacity of traditional lenders to serve the middle-market, present an attractive opportunity to invest in middle-market companies.

Capital Markets Have Been Unable to Fill the Void in U.S. Middle Market Finance Left by Banks. Access to underwritten bond and syndicated loan markets is challenging for middle-market companies due to loan size and liquidity. For example, high yield bonds are generally purchased by institutional investors, such as mutual funds and exchange traded funds (“ETFs”), who among other things, are focused on the liquidity characteristics of the bond being issued in order to fund investor redemptions and/or comply with regulatory requirements. Accordingly, the existence of an active secondary market for bonds is an important consideration in these entities’ initial investment decision.

Syndicated loans arranged through a bank are done either on a “best efforts” basis or are underwritten with terms plus provisions that permit the underwriters to change certain terms, including pricing, structure, yield and tenor, otherwise known as “flex”, to successfully syndicate the loan, in the event the terms initially marketed are insufficiently attractive to investors. Furthermore, banks are generally reluctant to underwrite middle-market loans because the arrangement fees they may earn on the placement of the debt generally are not sufficient to meet the banks’ return hurdles. Loans provided by companies such as ours provide certainty to issuers in that we have a more stable capital base and have the ability to invest in illiquid assets, and we can commit to a given amount of debt on specific terms, at stated coupons and with agreed upon fees. As we are the ultimate holder of the loans, we do not require market “flex” or other arrangements that banks may require when acting on an agency basis. In addition, our Adviser has teams focused on both liquid credit and private credit and these teams are able to collaborate with respect to syndicated loans.

Secular Trends Supporting Growth for Private Credit. We believe that periods of market volatility, such as the current period of market volatility caused, in part, by uncertainty regarding inflation and interest rates, and current geopolitical conditions, have accentuated the advantages of private credit. The availability of capital in the liquid credit market is highly sensitive to market conditions whereas we believe private lending has proven to be a stable and reliable source of capital through periods of volatility. We believe the opportunity set for private credit will continue to expand even as the public loan markets remain open. Financial sponsors and companies today are familiar with direct lending and have seen firsthand the strong value proposition that a private solution can offer. Scale, certainty of execution and flexibility all provide borrowers with a compelling alternative to the syndicated and high yield markets. Based on our experience, there is an emerging trend where higher quality credits that have traditionally been issuers in the syndicated and high yield markets are increasingly seeking private solutions independent of credit market conditions. In our view, this is supported by financial sponsors wanting to work with collaborative financing partners that have scale and breadth of capabilities. We believe the large amount of uninvested capital held by funds of private equity firms broadly, estimated by Preqin Ltd., an alternative assets industry data and research company, to be $2.60 trillion as of December 31, 2024, will continue to drive deal activity. We expect that private equity sponsors will continue to pursue acquisitions and leverage their equity investments with secured loans provided by companies such as us.

Attractive Investment Dynamics. An imbalance between the supply of, and demand for, middle-market debt capital creates attractive pricing dynamics. We believe the directly negotiated nature of middle-market financings also generally provides more favorable terms to the lender, including stronger covenant and reporting packages, better call protection, and lender-protective change of control provisions. Additionally, we believe BDC managers’ expertise in credit selection and ability to manage through credit cycles has generally resulted in BDCs experiencing lower loss rates than U.S. commercial banks through credit cycles. Further, we believe that historical middle-market default rates have been lower, and recovery rates have been higher, as compared to the larger market capitalization, broadly distributed market, leading to lower cumulative losses.

Conservative Capital Structures. With more conservative capital structures, U.S. middle-market companies have exhibited higher levels of cash flows available to service their debt. In addition, U.S. middle-market companies often are characterized by simpler capital structures than larger borrowers, which facilitates a streamlined underwriting process and, when necessary, restructuring process.

Attractive Opportunities in Investments in Loans. We invest in senior secured or unsecured loans, subordinated loans or mezzanine loans and, to a lesser extent, equity and equity-related securities. We believe that opportunities in senior secured loans are significant because of the floating rate structure of most senior secured debt issuances and because of the strong defensive characteristics of these types of investments. We believe that debt issues with floating interest rates offer a superior return profile as compared with fixed-rate investments, since floating rate structures are generally less susceptible to declines in value experienced by fixed-rate securities in a rising interest rate environment. Senior secured debt also provides strong defensive characteristics. Senior secured debt has priority in payment among an issuer’s security holders whereby holders are due to receive payment before junior creditors and equity holders. Further, these investments are secured by the issuer’s assets, which may provide protection in the event of a default.

Portfolio and Investment Activity

As of June 30, 2025, based on fair value, our portfolio consisted of 88.6% first lien senior secured debt investments (of which 38.4% we consider to be unitranche debt investments (including “last-out” portions of such loans)), 4.7% second-lien senior secured debt investments, 1.4% unsecured debt investments, 1.0% joint ventures, 1.5% preferred equity investments, and 2.8% common equity investments.

As of June 30, 2025, our weighted average total yield of the portfolio at fair value and amortized cost was 9.7% and 9.6%, respectively, and our weighted average yield of accruing debt and income producing securities at fair value and amortized cost was 9.8% and 9.7%, respectively. Refer to our weighted average yields and interest rates table for more information on our calculation of weighted average yields. As of June 30, 2025, the weighted average spread of total debt investments was 5.0%.

As of June 30, 2025 we had investments in 357 portfolio companies with an aggregate fair value of $32.00 billion. As of June 30, 2025, we had net leverage of 0.82x debt-to-equity and we target net leverage of 0.90x-1.25x debt-to-equity.

The current lending environment is challenging as the potential impact from recent trade and economic policies, including those related to tariffs, impacted investor expectations regarding economic growth which resulted in increased uncertainty. Merger and acquisition activity remains below historical averages and refinancing activity has slowed. However, our platform continues to find attractive investment opportunities for deployment, predominantly in first lien originations. In addition, deal activity remains subdued and a large portion of our originations across the platform this quarter were deployed into existing borrowers.

Currently, the economic outlook is uncertain and stocks and public fixed income markets have been volatile; however, the credit quality of our portfolio has been consistent. We continue to focus on investing in upper middle-market businesses in non-cyclical industries we view as recession resistant and that we are familiar with, including defensive service-oriented sectors that provide intangible products such as healthcare, business services, financial services or software. These companies have reduced reliance on manufactured goods or commodities which minimizes direct tariff impacts.

Blue Owl serves as the lead, co-lead or administrative agent on many of our investments and the majority of our investments are supported by sophisticated financial sponsors who provide operational and financial resources. Our borrowers have a weighted average EBITDA of $291.7 million and we believe this scale contributes to the durability of our borrowers and their ability to adapt to different economic environments. In addition, Blue Owl’s direct lending strategy continues to invest in, and is often the lead lender or administrative agent on, transactions in excess of $1.00 billion in size, which gives us the ability to structure the terms of such deals to maximize deal economics and credit protection and provide customized flexible solutions. The average hold size of Blue Owl’s direct lending strategy’s new investments is approximately $350.0 million (up from approximately $200.0 million in 2021) and average total new deal size is $1.00 billion (up from approximately $600.0 million in 2021).

We believe that the construction of our current portfolio coupled with our experienced investment team and strong underwriting standards leave us well-positioned for the current economic environment. Many of the companies in which we invest are continuing to see modest growth in both revenues and EBITDA. However, in the event of further geopolitical, economic and financial market instability in the U.S. and elsewhere, it is possible that the results of some of the middle-market companies similar to those in which we invest could be challenged.

While we are not seeing a meaningful increase in amendment activity, requests for increased revolver borrowings, missed payments, downward movement in our watch list or other signs of an overall, broad deterioration in our results or those of our portfolio companies at this time, there can be no assurance that the performance of certain of our portfolio companies will not be negatively impacted by economic conditions, which could have a negative impact on our future results.
We also continue to invest in OCIC SLF, Credit SLF and in specialty financing portfolio companies, including Fifth Season Investments LLC (“Fifth Season”), LSI Financing DAC 1 (“LSI Financing DAC”), LSI Financing LLC (“LSI Financing LLC”), and AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC and AAM Series 2.1 Aviation Feeder, LLC (collectively, “Amergin AssetCo”). In the future we may invest through additional specialty finance portfolio companies, joint ventures, partnerships or other special purpose vehicles. See “Specialty Financing Portfolio Companies” and “Joint Ventures.” These companies may use our capital to support acquisitions which could continue to lead to increased dividend income supported by well-diversified underlying portfolios.
We intend to leverage the expanding role that private lenders are being asked to play in the broader credit markets to evaluate cross-platform opportunities including strategic equity and accretive joint venture investments that have cash flow and credit profiled that provide consistent income. We formed Blue Owl Leasing LLC, a cross-platform joint venture intended to invest in equipment leases and in the future we may invest through other cross-platform investment vehicles. See “Joint Ventures.”
Our investment activity for the following periods is presented below (information presented herein is at par value unless otherwise indicated):

	For the Three Months Ended June 30,
($ in thousands)	2025	2024
New investment commitments
Gross originations	$5,035,305	$7,624,476
Less: Sell downs	—	(6,303)
Total new investment commitments	$5,035,305	$7,618,173
Principal amount of new investments funded:
First-lien senior secured debt investments	$3,378,564	$5,736,939
Second-lien senior secured debt investments	799,564	120,976
Unsecured debt investments	—	169,117
Joint ventures	20,419	8,750
Preferred equity investments	26,297	1,126
Common equity investments	93,843	26,470
Total principal amount of new investments funded	$4,318,687	$6,063,378

Drawdowns (Repayments) on revolvers and delayed draw term loans, net	$406,206

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(2,138,465)	$(2,455,822)
Second-lien senior secured debt investments	(61,836)	(78,877)
Unsecured debt investments	(29,854)	—
Joint ventures	—	—

	For the Three Months Ended June 30,
($ in thousands)	2025	2024
Preferred equity investments	(6,393)	(151,063)
Common equity investments	(18,414)	—
Total principal amount of investments sold or repaid	$(2,254,962)	$(2,685,762)
Number of new investment commitments in new portfolio companies(2)	27	36
Average new investment commitment amount in new portfolio companies	102,292	91,635
Weighted average term for new investment commitments (in years)	6.1	6.4
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—%	—%
Weighted average interest rate of new debt investment commitments(3)	9.3%	10.1%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	5.0%	4.8%

(1)Includes scheduled paydowns.
(2)Number of new investment commitments represents commitments to a particular portfolio company.
(3)For the three months ended June 30, 2025 and 2024, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 4.29% and 5.32%, respectively.

Investments at fair value and amortized cost consisted of the below as of the following periods:

	June 30, 2025			December 31, 2024
($ in thousands)	Amortized Cost	Fair Value		Amortized Cost	Fair Value
First-lien senior secured debt investments(1)	$28,459,905	$28,361,820	(5)	$23,703,828	$23,665,142	(6)
Second-lien senior secured debt investments	1,553,566	1,510,504		802,519	767,392
Unsecured debt investments	437,355	452,014		447,930	440,633
Preferred equity investments(2)	475,230	474,211		367,924	364,672
Common equity investments(3)	772,423	888,069		742,386	825,152
Joint ventures(4)	340,728	317,536		319,078	315,903
Total Investments	$32,039,207	$32,004,154		$26,383,665	$26,378,894

(1)Includes debt investment in Amergin AssetCo.
(2)Includes equity investment in LSI Financing DAC.
(3)Includes equity investments in Amergin AssetCo, Fifth Season and LSI Financing LLC.
(4)Includes equity investments in OCIC SLF and Credit SLF.
(5)38.4% of which we consider unitranche loans.
(6)38.5% of which we consider unitranche loans.

The table below describes investments by industry composition based on fair value as of the following periods:

	June 30, 2025	December 31, 2024
Advertising and media	1.5%	1.8%
Aerospace and defense	0.7	0.8
Asset based lending and fund finance(1)	1.1	1.1
Automotive services	0.6	0.7
Automotive aftermarket	0.1	0.1
Buildings and real estate	2.3	2.6
Business services	5.4	6.0
Chemicals	2.4	2.9
Consumer products	1.9	1.5
Containers and packaging	3.0	2.4
Distribution	3.0	2.3
Education	0.9	0.9

	June 30, 2025	December 31, 2024
Energy equipment and services	0.3	0.3
Financial services	5.4	5.1
Food and beverage	5.2	6.3
Healthcare equipment and services	7.1	6.0
Healthcare providers and services	13.3	12.0
Healthcare technology	6.0	5.7
Household products	1.1	1.3
Human resource support services	0.6	0.8
Infrastructure and environmental services	1.4	1.5
Insurance(2)	10.0	9.4
Internet software and services	10.3	11.6
Joint ventures(3)	1.0	1.2
Leisure and entertainment	2.6	3.0
Manufacturing	3.0	3.5
Pharmaceuticals(4)	1.3	1.1
Professional services	4.1	4.6
Specialty retail	1.4	1.8
Telecommunications	2.4	1.1
Transportation	0.6	0.6
Total	100.0%	100.0%

(1)Includes investment in Amergin AssetCo.
(2)Includes equity investment in Fifth Season.
(3)Includes equity investments in OCIC SLF and Credit SLF.
(4)Includes equity investments in LSI Financing DAC and LSI Financing LLC.

The table below describes investments by geographic composition based on fair value as of the following periods:

	June 30, 2025	December 31, 2024
United States:
Midwest	19.8%	20.6%
Northeast	21.7	20.1
South	31.7	32.7
West	17.4	16.2
International	9.4	10.4
Total	100.0%	100.0%

The table below describes the weighted average yields and interest rates of our investments based on fair value as of the following periods:

	June 30, 2025	December 31, 2024
Weighted average total yield of portfolio(1)	9.7%	9.9%
Weighted average total yield of debt and income producing securities(1)	9.8%	10.0%
Weighted average interest rate of debt securities	9.3%	9.7%
Weighted average spread over base rate of all floating rate investments	5.0%	5.2%

(1)For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending fair value. In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized.

The weighted average yield of our debt and income producing securities is not the same as a return on investment for our shareholders but, rather, relates to a portion of our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates as of each respective date, including accretion of original issue discount and loan origination fees, but excluding investments on non-accrual status, if any. There can be no assurance that the weighted average yield will remain at its current level.

Our Adviser monitors our portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action with respect to each portfolio company. Our Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:

•assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;
•periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;
•comparisons to other companies in the portfolio company’s industry; and
•review of monthly or quarterly financial statements and financial projections for portfolio companies.

An investment will be placed on the Adviser’s credit watch list when select events occur and will only be removed from the watch list with oversight of the Diversified Lending Investment Committee and/or other agents of Blue Owl’s Credit platform. Once an investment is on the credit watch list, the Adviser works with the borrower to resolve any financial stress through amendments, waivers or other alternatives. If a borrower defaults on its payment obligations, the Adviser’s focus shifts to capital recovery. If an investment needs to be restructured, the Adviser’s workout team partners with the investment team and all material amendments, waivers and restructurings require the approval of a majority of the Diversified Lending Investment Committee.

As part of the monitoring process, our Adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, our Adviser rates the credit risk of all investments on a scale of 1 to 5. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The rating system is as follows:

Investment Rating	Description
1	Investments rated 1 involve the least amount of risk to our initial cost basis. The borrower is performing above expectations, and the trends and risk factors for this investment since origination or acquisition are generally favorable;
2	Investments rated 2 involve an acceptable level of risk that is similar to the risk at the time of origination or acquisition. The borrower is generally performing as expected and the risk factors are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a rating of 2;
3	Investments rated 3 involve a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination or acquisition;
4	Investments rated 4 involve a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination or acquisition. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 120 days past due); and
5	Investments rated 5 involve a borrower performing substantially below expectations and indicates that the loan’s risk has increased substantially since origination or acquisition. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 5 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our Adviser rates the investments in our portfolio at least quarterly and it is possible that the rating of a portfolio investment may be reduced or increased over time. For investments rated 3, 4 or 5, our Adviser enhances its level of scrutiny over the monitoring of such portfolio company.

The Adviser has built out its portfolio management team to include workout experts who closely monitor our portfolio companies and who, on at least a quarterly basis, assess each portfolio company’s operational and liquidity exposure and outlook to understand and mitigate risks; and, on at least a monthly basis, evaluates existing and newly identified situations where operating results are deviating from expectations. As part of its monitoring process, the Adviser focuses on projected liquidity needs and where warranted, re-underwriting credits and evaluating downside and liquidation scenarios.

The Adviser focuses on downside protection by leveraging existing rights available under our credit documents; however, for investments that are significantly underperforming or which may need to be restructured, the Adviser’s workout team partners with the investment team and all material amendments, waivers and restructurings require the approval of a majority of the Diversified Lending Investment Committee. Since inception, two of our investments have been placed on non-accrual status.
The following table shows the composition of our portfolio on the 1 to 5 rating scale as of the following periods:

	June 30, 2025		December 31, 2024
Investment Rating	Fair Value	Percentage	Fair Value	Percentage
($ in thousands)
1	$2,206,304	6.9%	$1,507,477	5.7%
2	28,331,770	88.5	23,692,115	89.8
3	1,437,952	4.5	1,147,787	4.4
4	5,427	—	—	—
5	22,701	0.1	31,515	0.1
Total	$32,004,154	100.0%	$26,378,894	100.0%

The following table shows the amortized cost of our performing and non-accrual debt investments as of the following periods:

	June 30, 2025		December 31, 2024
($ in thousands)	Amortized Cost	Percentage	Amortized Cost	Percentage
Performing	$30,373,214	99.7%	$24,911,661	99.8%
Non-accrual	77,612	0.3	42,616	0.2
Total	$30,450,826	100.0%	$24,954,277	100.0%

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Specialty Financing Portfolio Companies

Amergin

Amergin was created to invest in a leasing platform focused on railcar, aviation and other long-lived transportation assets. Amergin acquires existing on-lease portfolios of new and end-of-life railcars and related equipment and selectively purchases off-lease assets and is building a commercial aircraft portfolio through aircraft financing and engine acquisition on a sale and lease back basis. Amergin consists of Amergin AssetCo and Amergin Asset Management, LLC, which has entered into a Servicing Agreement with Amergin AssetCo. We made an initial equity commitment to Amergin AssetCo on July 1, 2022. As of June 30, 2025, our commitment to Amergin AssetCo is $227.6 million, of which $114.3 million is equity and $113.3 million is debt. As of June 30, 2025, the fair value of our investment in Amergin AssetCo was $189.6 million. As of June 30, 2025, the fair value of our investment in Amergin Asset Management, LLC was $2.2 million. We do not consolidate our equity interest in Amergin AssetCo or Amergin Asset Management, LLC.

Fifth Season Investments LLC

Fifth Season is a portfolio company created to invest in life insurance based assets, including secondary and tertiary life settlement and other life insurance exposures using detailed analytics, internal life expectancy review and sophisticated portfolio management techniques. On July 18, 2022, we made an initial equity commitment to Fifth Season. As of June 30, 2025, the fair value of our investment in Fifth Season was $292.6 million. We do not consolidate our equity interest in Fifth Season.

LSI Financing 1 DAC

LSI Financing DAC is a portfolio company formed to acquire contractual rights to revenue pursuant to earnout agreements generally in the life sciences space. On December 14, 2022, we made an initial equity commitment to LSI Financing DAC. As of June 30, 2025, fair value of our investment in LSI Financing DAC is $3.8 million. We do not consolidate our equity interest in LSI Financing DAC.

LSI Financing LLC

LSI Financing LLC is a separately managed portfolio company formed to indirectly own royalty purchase agreements and loans in the life sciences space. The Adviser provides consulting services to a subsidiary of LSI Financing LLC in exchange for a fee. The Adviser has agreed to waive a portion of the management fee payable by us pursuant to the Investment Advisory Agreement equal to our pro rata amount of such consulting fee. On November 25, 2024, we made an initial equity commitment to LSI Financing LLC. As of June 30, 2025, the fair value of our investment in LSI Financing LLC is $261.8 million and our total commitment is $372.9 million. We do not consolidate our equity interest in LSI Financing LLC.
Joint Ventures
OCIC SLF LLC

OCIC SLF LLC (f/k/a Blue Owl Credit Income Senior Loan Fund LLC) (“OCIC SLF”), a Delaware limited liability company, was formed as a wholly-owned subsidiary of the Company and commenced operations on February 14, 2022. On November 2, 2022, the Company and State Teachers Retirement System of Ohio (“OSTRS” and together with the Company, the “Members” and each, a “Member”) entered into an Amended and Restated Limited Liability Company Agreement to co-manage OCIC SLF as a joint-venture. OCIC SLF’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. The Company and OSTRS have agreed to contribute $437.5 million and $62.5 million, respectively, to OCIC SLF. The Company and OSTRS have 87.5% and 12.5% economic ownership, respectively, in OCIC SLF. Except under certain circumstances, contributions to OCIC SLF cannot be redeemed. OCIC SLF is managed by a board consisting of an equal number of representatives appointed by each Member and which acts unanimously. Investment decisions must be approved unanimously by an investment committee consisting of an equal number of representative appointed by each Member. We do not consolidate our non-controlling interest in OCIC SLF.
Refer to Exhibit 99.1 for the OCIC SLF’s Supplemental Financial Information.
Blue Owl Credit SLF LLC
On May 6, 2024, Blue Owl Credit SLF LLC (“Credit SLF”), a Delaware limited liability company, was formed as a joint venture. We, along with, Blue Owl Capital Corporation, Blue Owl Capital Corporation II, Blue Owl Technology Finance Corp., Blue Owl Technology Income Corp., and State Teachers Retirement System of Ohio (“OSTRS”) (each, a “Credit SLF Member” and collectively, the “Credit SLF Members”) co-manage Credit SLF. Credit SLF’s principal purpose is to make investments in senior secured loans to middle-market companies, broadly syndicated loans and senior and subordinated notes issued by collateralized loan obligations. Credit SLF is managed by a board consisting of an equal number of representatives appointed by each Credit SLF Member and which acts unanimously. Investment decisions must be approved by Credit SLF’s board. Our investment in Credit SLF is a co-investment made with our affiliates in accordance with the terms of the exemptive relief that we received from the SEC. We do not consolidate our non-controlling interest in Credit SLF.

Refer to Exhibit 99.2 for the Credit SLF's Supplemental Financial Information.
Blue Owl Leasing LLC
On June 30, 2025, Blue Owl Leasing LLC (“Blue Owl Leasing”) was formed as a joint venture between us, Blue Owl Capital Corporation, Blue Owl Capital Corporation II, Blue Owl Technology Finance Corp., Blue Owl Technology Income Corp., two Blue Owl managed alternative credit funds, (Blue Owl Alternative Credit Fund and Blue Owl Asset Leasing Fund) and California State Teachers Retirement System (each a “Blue Owl Leasing Member” and collectively, the “Blue Owl Leasing Members”). The Blue Owl Leasing Members co-manage Blue Owl Leasing. Blue Owl Leasing’s principal purpose is to make investments in financing leases. Blue Owl Leasing is managed by the Blue Owl Leasing Members and investment decisions must be unanimous. Our investment in Blue Owl Leasing is a co-investment made with our affiliates in accordance with the terms of the exemptive relief that we received from the SEC. We do not consolidate our non-controlling interest in Blue Owl Leasing. As of June 30, 2025, Blue Owl Leasing had not made any investments.

Results of Operations

The following table represents the operating results for the following periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Total Investment Income	$782,098	$626,043	$1,489,348	$1,154,200
Less: Operating Expenses	383,985	279,762	722,289	532,994
Net Investment Income (Loss) Before Taxes	398,113	346,281	767,059	621,206
Less: Income taxes, including excise taxes	341	2,464	561	3,263
Net Investment Income (Loss) After Taxes	397,772	343,817	766,498	617,943
Net change in unrealized gain (loss)	(43,148)	(24,310)	(96,261)	(22,695)
Net realized gain (loss)	13,560	(1,117)	(50,320)	(4,488)
Net Increase (Decrease) in Net Assets Resulting from Operations	$368,184	$318,390	$619,917	$590,760
Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including the level of new investment commitments, expenses, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. For the three and six months ended June 30, 2025, our net asset value per share decreased, primarily driven by a net change in unrealized depreciation of the fair value of our investments, net realized losses and dividends paid in excess of earnings. For the three and six months ended June 30, 2024, our net asset value per share increased, primarily driven by earnings in excess of dividends paid.
Investment Income

The following table represents investment income for the following periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Investment income
Interest income	$701,560	$547,886	$1,332,379	$1,009,938
PIK interest income	32,237	31,284	60,999	58,846
Dividend income	20,935	24,635	47,431	40,476
PIK dividend income	14,341	14,767	27,685	32,018
Other income	13,025	7,471	20,854	12,922
Total Investment Income	$782,098	$626,043	$1,489,348	$1,154,200

For the Three Months ended June 30, 2025 and 2024

Investment income increased to $782.1 million for the three months ended June 30, 2025 from $626.0 million for the same period in prior year primarily due to an increase in interest income as a result of an increase in our debt investment portfolio which, at par, increased from $21.14 billion as of June 30, 2024 to $30.80 billion as of June 30, 2025. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns which are non-recurring in nature. Income generated from these fees decreased to $15.5 million for the three months ended June 30, 2025 from $44.4 million million for the three months ended June 30, 2024 due to slower refinancing activity. For the three months ended June 30, 2025, PIK interest and PIK dividend income earned was $32.2 million and $14.4 million, respectively. PIK interest and PIK dividend income represented approximately 4.1% and 1.8% of total investment income for the three months ended June 30, 2025, respectively. For the three months ended June 30, 2024, PIK interest and PIK dividend income earned was $31.3 million and $14.8 million, respectively. PIK interest and PIK dividend income represented approximately 5.0% and 2.4% of total investment income for the three months ended June 30, 2024, respectively. Other income increased period-over-period due to an increase in unfunded investment commitment fees and incremental fee income, which are fees that are generally available to us as a result of closing investments and generally paid at the time of closing or as a result of episodic amendments made to the terms of our existing debt investments. Included in investment income is dividend income which includes income earned from our controlled, affiliated and non-controlled, affiliated equity investments. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.

For the Six Months ended June 30, 2025 and 2024

Investment income increased to $1.49 billion for the six months ended June 30, 2025 from $1.15 billion for the same period in prior year primarily due to an increase in interest income as a result of an increase in our debt investment portfolio which, at par, increased from $21.14 billion as of June 30, 2024 to $30.80 billion as of June 30, 2025. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns which are non-recurring in nature. Income generated from these fees decreased to $31.2 million for the six months ended June 30, 2025 from $57.6 million for the six months ended June 30, 2024 due to slower refinancing activity. For the six months ended June 30, 2025, PIK interest and PIK dividend income earned was $60.9 million and $27.8 million, respectively. PIK interest and PIK dividend income represented approximately 4.1% and 1.9% of total investment income for the six months ended June 30, 2025, respectively. For the six months ended June 30, 2024, PIK interest and PIK dividend income earned was $58.8 million and $32.1 million, respectively. PIK interest and PIK dividend income represented approximately 5.1% and 2.8% of total investment income for the six months ended June 30, 2024, respectively. Other income increased period-over-period due to an increase in incremental fee income, which are fees that are generally available to us as a result of closing investments and generally paid at the time of closing or as a result of episodic amendments made to the terms of our existing debt investments. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.
Expenses

The following table represents expenses for the following periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Offering costs	$1,580	$1,443	$3,542	$2,694
Interest expense	249,963	182,950	466,523	352,366
Management fees	51,511	32,969	97,908	61,488
Performance based incentive fees	56,824	45,485	109,499	84,395
Professional fees	7,258	5,085	12,854	10,701
Directors’ fees	320	320	640	646
Shareholder servicing fees	12,532	8,607	23,940	16,019
Other general and administrative	3,997	2,903	7,383	4,685
Total operating expenses	$383,985	$279,762	$722,289	$532,994

For the Three Months Ended June 30, 2025 and 2024

Total operating expenses increased to $384.0 million for the three months ended June 30, 2025 from $279.8 million for the same period prior year primarily due to increases in management fees, incentive fees and interest expense. The increase in management fees was driven by growth in the net asset value of the fund. The increase in incentive fees was due to higher pre-incentive fee net investment income earned during the three months ended June 30, 2025 compared to the three months ended June 30, 2024. The increase in interest expense was driven by an increase in average daily borrowings to $14.04 billion from $9.06 billion period over period, partially offset by a decrease in the average interest rate to 6.6% from 7.7% period over period. As a percentage of total assets, offering costs, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period over period.

For the Six Months Ended June 30, 2025 and 2024

Total operating expenses increased to $722.3 million for the six months ended June 30, 2025 from $533.0 million for the same period prior year primarily due to increases in management fees, incentive fees and interest expense. The increase in management fees was driven by growth in the net asset value of the fund. The increase in incentive fees was due to higher pre-incentive fee net investment income earned during the six months ended June 30, 2025 compared to the six months ended June 30, 2024. The increase in interest expense was driven by an increase in average daily borrowings to $13.27 billion from $8.66 billion period over period, partially offset by a decrease in the average interest rate to 6.7% from 7.6% period over period. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period over period.

Income Taxes, Including Excise Taxes

We have elected to be treated as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, we must, among other things, distribute to our shareholders in each taxable year generally at least 90% of our investment company taxable income, as defined by the Code, and net tax-exempt income for that taxable year. To maintain our tax treatment as a RIC, we, among other things, intend to make the requisite distributions to our shareholders, which generally relieves us from U.S. federal income taxes as corporate tax rates.

Depending on the level of taxable income earned in a tax year, we can be expected to carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, we will accrue excise tax on estimated excess taxable income.

For the three and six months ended June 30, 2025, we recorded U.S. federal excise tax of $0.6 million and $0.8 million, respectively. For the three and six months ended June 30, 2024, we recorded U.S. federal excise tax of $2.5 million and $3.3 million, respectively.

Certain of our consolidated subsidiaries are subject to U.S. federal and state corporate-level income taxes. For the three and six months ended June 30, 2025, we recorded a net tax expense/(benefit) of approximately $(216) thousand and $(207) thousand, respectively, for taxable subsidiaries. For the three and six months ended June 30, 2024, we recorded a net tax expense/(benefit) of approximately $(1) thousand and $(10) thousand, respectively, for taxable subsidiaries.

We recorded a net deferred tax liability of $1.7 million and liability of $915 thousand as of June 30, 2025 and December 31, 2024, respectively, for taxable subsidiaries, which is primarily related to GAAP to tax outside basis differences in the taxable subsidiaries’ investment in certain partnership interests.

Under the terms of the Administration Agreement, we reimburse the Adviser for services performed for us. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we reimburse the Adviser for any services performed for us by such affiliate or third party.

Net Unrealized Gains (Losses)

We fair value our portfolio investments quarterly and any changes in fair value are recorded as unrealized gains or losses. The below table represents the net unrealized gains (losses) on our investment portfolio for the following periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(54,241)	$(28,617)	$(108,694)	$(32,688)
Non-controlled, affiliated investments	(289)	1,391	(371)	2,734
Controlled, affiliated investments	15,195	2,334	8,920	6,960
Translation of assets and liabilities in foreign currencies	(2,578)	582	4,950	291
Income tax (provision) benefit	(1,235)	—	(1,066)	8
Net change in unrealized gain (loss)	$(43,148)	$(24,310)	$(96,261)	$(22,695)
For the Three Months ended June 30, 2025 and 2024

For the three months ended June 30, 2025, the net unrealized loss was primarily driven by decreases in the fair value of certain debt investments, partially offset by increases in the fair value of certain equity investments and credit spreads tightening across the broader markets. As of June 30, 2025, the fair value of our debt investments as a percentage of principal was 98.5%, as compared to 98.6% as of March 31, 2025.

The ten largest contributors to the change in net unrealized gain (loss) on investments during the three months ended June 30, 2025 consisted of the following:

Portfolio Company ($ in millions)	Net Change in Unrealized Gain (Loss)
Notorious Topco, LLC (dba Beauty Industry Group)	$(30.1)
Physician Partners, LLC	(20.2)
PCF Holdco, LLC (dba PCF Insurance Services)	(11.3)
EOS Finco S.A.R.L	(10.3)
AAM Series 2.1 Aviation Feeder, LLC(1)	7.9
Aramsco, Inc.	(6.4)
Conair Holdings LLC	(5.9)
Fifth Season Investments LLC(1)	5.2
Power Stop, LLC	(5.1)
Covetrus, Inc.	(4.5)
Remaining portfolio companies	41.4
Total	$(39.3)

(1)Portfolio company is a controlled, affiliated investment.

For the three months ended June 30, 2024, the net unrealized loss was primarily driven by market conditions compared to March 31, 2024. As of June 30, 2024, the fair value of our debt investments as a percentage of principal was 98.8%, as compared to 98.7% as of March 31, 2024.

The ten largest contributors to the change in net unrealized gain (loss) on investments during the three months ended June 30, 2024 consisted of the following:

Portfolio Company ($ in millions)	Net Change in Unrealized Gain (Loss)
Physician Partners, LLC	$(33.3)
Fifth Season Investments LLC(1)	16.6
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)(1)	(9.5)
EOS Finco S.A.R.L	(8.1)
Rushmore Investment III LLC (dba Winland Foods)	7.1
Asurion, LLC	(5.9)
Ivanti Software, Inc.	(5.2)
Fortra, LLC (f/k/a Help/Systems Holdings, Inc.)	(4.5)
Associations, Inc.	(4.3)
Fiesta Purchaser, Inc. (dba Shearer's Foods)	4.1
Remaining portfolio companies	18.1
Total	$(24.9)

(1)Portfolio company is a controlled, affiliated investment.
For the six months ended June 30, 2025, the net unrealized loss was primarily driven by decreases in the fair value of certain debt investments, partially offset by reversals of prior period unrealized losses that were realized during the period in connection with restructurings. As of June 30, 2025, the fair value of our debt investments as a percentage of principal was 98.5%, as compared to 98.9% as of December 31, 2024.

The ten largest contributors to the change in net unrealized gain (loss) on investments during the six months ended June 30, 2025 consisted of the following:

Portfolio Company ($ in millions)	Net Change in Unrealized Gain (Loss)
Notorious Topco, LLC (dba Beauty Industry Group)	$(44.5)
EOS Finco S.A.R.L	(27.3)
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)(1)	(19.8)
Physician Partners, LLC	19.3
AAM Series 2.1 Aviation Feeder, LLC(1)	16.9
PCF Holdco, LLC (dba PCF Insurance Services)	(13.7)
Ivanti Software, Inc.	11.8
Conair Holdings LLC	(7.6)
KWOR Acquisition, Inc. (dba Alacrity Solutions)	7.5
LSI Financing LLC(1)	6.5
Remaining portfolio companies	(49.2)
Total	$(100.1)

(1)Portfolio company is a controlled, affiliated investment.
For the six months ended June 30, 2024, the net unrealized loss was primarily driven by market conditions as compared to December 31, 2023. As of June 30, 2024, the fair value of our debt investments as a percentage of principal was 98.8%, as compared to 98.6% as of December 31, 2023.

The ten largest contributors to the change in net unrealized gain (loss) on investments during the six months ended June 30, 2024 consisted of the following:

Portfolio Company ($ in millions)	Net Change in Unrealized Gain (Loss)
Fifth Season Investments LLC(1)	$9.2
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)(1)	(6.8)
Fortra, LLC (f/k/a Help/Systems Holdings, Inc.)	(6.4)
Asurion, LLC	6.3
Ivanti Software, Inc.	(6.1)
Rushmore Investment III LLC (dba Winland Foods)	5.3
Associations, Inc.	(5.0)
Pediatric Associates Holding Company, LLC	4.8
Physician Partners, LLC	(4.6)
Covetrus, Inc.	(4.1)
Remaining portfolio companies	(15.6)
Total	$(23.0)

(1)Portfolio company is a controlled, affiliated investment.

Net Realized Gains (Losses)

The table below represents the realized gains and losses on fully exited and partially exited portfolio companies during the following periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Net realized gain (loss):
Non-controlled, non-affiliated investments	$8,319	$(14)	$(49,546)	$(3,434)
Translation of assets and liabilities in foreign currencies	5,241	(1,103)	(774)	(1,054)
Net realized gain (loss)	$13,560	$(1,117)	$(50,320)	$(4,488)
Financial Condition, Liquidity and Capital Resources
Our liquidity and capital resources are generated primarily from the net proceeds of any offering of our common stock and from cash flows from interest, dividends and fees earned from our investments and principal repayments and proceeds from sales of our investments. The primary uses of our cash are for (i) investments in portfolio companies and other investments and to comply with certain portfolio diversification requirements, (ii) the cost of operations (including paying or reimbursing our Adviser), (iii) debt service, repayment and other financing costs of any borrowings and (iv) cash distributions to the holders of our shares.
We may from time to time enter into additional credit facilities, increase the size of our existing credit facilities or issue debt securities. Any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. Our current target leverage ratio is 0.90x-1.25x.
In addition, from time to time, we may seek to retire, repurchase, or exchange debt securities in open market purchases or by other means, including privately negotiated transactions, in each case dependent on market conditions, liquidity, contractual obligations, and other matters. The amounts involved in any such transactions, individually or in the aggregate, may be material.
As of June 30, 2025 and December 31, 2024, our asset coverage ratios were 215% and 209%, respectively. We seek to carefully consider our unfunded commitments for the purpose of planning our ongoing financial leverage. Further, we maintain sufficient borrowing capacity within the 150% asset coverage limitation to cover any outstanding unfunded commitments we are required to fund.
Cash as of June 30, 2025, taken together with our available debt, is expected to be sufficient for our investing activities and to conduct our operations in the near term. As of June 30, 2025 we had $1.95 billion available under our credit facilities.
Our long-term cash needs will include principal payments on outstanding indebtedness and funding of additional portfolio investments. Funding for long-term cash needs will come from unused net proceeds from financing activities. We believe that our liquidity and sources of capital are adequate to satisfy our short and long-term cash requirements. We cannot, however, be certain that these sources of funds will be available at a time and upon terms acceptable to us in sufficient amounts in the future.
As of June 30, 2025, we had $0.54 billion in cash. During the six months ended June 30, 2025, we used $4.90 billion in cash for operating activities, primarily as a result of funding portfolio investments of $8.42 billion, partially offset by sales and repayments of portfolio investments of $2.85 billion and other operating activities of $0.67 billion. Lastly, cash provided by financing activities was $4.43 billion during the period, which was the result of proceeds from the issuance of shares of $3.50 billion, partially offset by $0.44 billion of distributions paid, share repurchases of $0.40 billion and net borrowings on our credit facilities, net of debt issuance and deferred offering costs, of $1.77 billion.

Net Assets

Share Issuances

We have the authority to issue 4,500,000,000 common shares at $0.01 per share par value, 1,500,000,000 of which are classified as Class S common shares, 1,000,000,000 of which are classified as Class D common shares, and 2,000,000,000 of which are classified as Class I common shares. Pursuant to our initial public offering we offered $2,500,000,000 in any combination of shares of Class S, Class D, and Class I common stock. On February 14, 2022, we commenced our follow-on offering, pursuant to which we offered, on a continuous basis, up to $13,500,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. Pursuant to our current offering we are offering $14,000,000,000 in any combination of shares of Class S, Class D and Class I common stock.

On June 25, 2024, we filed Articles of Amendment with the State Department of Assessments and Taxation of Maryland for the purpose of amending the Company’s Second Articles of Amendment and Restatement to increase the number of authorized shares of the Company’s common stock, $0.01 par value per share, and preferred stock, $0.01 par value per share, to 4,500,000,000 Shares, consisting of 1,500,000,000 Class S Shares, 1,000,000,000 Class D Shares, 2,000,000,000 Class I Shares, and no shares of preferred stock. The Articles of Amendment became immediately effective upon filing.

We also sell shares of our Class I common stock to feeder vehicles primarily created to hold our Class I shares. The offer and sale of these shares is exempt from the registration provisions of the Securities Act of 1933 pursuant to Section 4(a)(2) and/or Regulation S.
Shares of our common stock are not listed for trading on a stock exchange or other securities market and there is no established public trading market for our common stock. Currently, the purchase price per share for each class of common stock varies, but will not be sold at a price below our net asset value per share of such class, as determined in accordance with our share pricing policy, plus applicable upfront selling commissions.
The below tables summarize transactions with respect to shares of our common stock during the following periods:

	For the Three Months Ended June 30, 2025
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	51,688,712	$492,582	1,517,635	$14,350	101,484,029	$960,146	154,690,376	$1,467,078
Shares/gross proceeds from the private placements	—	—	—	—	11,478,190	108,615	11,478,190	108,615
Share Transfers between classes(1)	(1,175,154)	(11,105)	(140,367)	(1,329)	1,311,848	12,434	(3,673)	—
Reinvestment of distributions	6,588,253	62,172	472,436	4,463	12,283,947	116,250	19,344,636	182,885
Repurchased shares	(11,418,472)	(107,562)	(2,032,236)	(19,164)	(35,711,561)	(337,475)	(49,162,269)	(464,201)
Total shares/gross proceeds	45,683,339	436,087	(182,532)	(1,680)	90,846,453	859,970	136,347,260	1,294,377
Sales load	—	(4,820)	—	(1)	—	—	—	(4,821)
Total shares/net proceeds	45,683,339	$431,267	(182,532)	$(1,681)	90,846,453	$859,970	136,347,260	$1,289,556

(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

	For the Three Months Ended June 30, 2024
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	59,085,011	$567,568	4,953,799	$47,269	103,393,332	$987,116	167,432,142	$1,601,953
Shares/gross proceeds from the private placements	—	—	—	—	7,531,985	71,893	7,531,985	71,893
Share Transfers between classes(1)	(174,521)	(1,670)	—	—	174,157	1,670	(364)	—
Reinvestment of distributions	4,023,068	38,316	333,683	3,181	7,846,672	74,924	12,203,423	116,421
Repurchased shares	(5,302,035)	(50,529)	(372,544)	(3,558)	(10,223,527)	(97,737)	(15,898,106)	(151,824)
Total shares/gross proceeds	57,631,523	553,685	4,914,938	46,892	108,722,619	1,037,866	171,269,080	1,638,443
Sales load	—	(4,718)	—	(71)	—	—	—	(4,789)
Total shares/net proceeds	57,631,523	$548,967	4,914,938	$46,821	108,722,619	$1,037,866	171,269,080	$1,633,654

(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

	For the Six Months Ended June 30, 2025
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	108,481,998	$1,038,294	7,457,584	$71,457	206,382,830	$1,962,936	322,322,412	$3,072,687
Shares/gross proceeds from the private placements	—	—	—	—	45,593,805	434,252	45,593,805	434,252
Share Transfers between classes(1)	(3,545,454)	(33,695)	(137,634)	(1,305)	3,671,997	35,000	(11,091)	—
Reinvestment of distributions	12,419,785	117,752	898,923	8,532	23,347,287	222,026	36,665,995	348,310
Repurchased shares	(17,073,676)	(161,060)	(2,234,098)	(21,076)	(51,363,763)	(486,014)	(70,671,537)	(668,150)
Total shares/gross proceeds	100,282,653	961,291	5,984,775	57,608	227,632,156	2,168,200	333,899,584	3,187,099
Sales load	—	(9,394)	—	(431)	—	—	—	(9,825)
Total shares/net proceeds	100,282,653	$951,897	5,984,775	$57,177	227,632,156	$2,168,200	333,899,584	$3,177,274

(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

	For the Six Months Ended June 30, 2024
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	105,209,807	$1,009,171	8,607,025	$81,990	181,875,291	$1,733,519	295,692,123	$2,824,680
Shares/gross proceeds from the private placements	—	—	—	—	16,006,501	152,505	16,006,501	152,505
Share Transfers between classes(1)	(246,918)	(2,357)	(35,690,399)	(338,702)	35,899,156	341,059	(38,161)	—
Reinvestment of distributions	7,471,343	71,026	885,400	8,419	14,291,775	136,213	22,648,518	215,658
Repurchased shares	(8,862,695)	(84,355)	(3,143,708)	(29,912)	(18,827,293)	(179,731)	(30,833,696)	(293,998)
Total shares/gross proceeds	103,571,537	993,485	(29,341,682)	(278,205)	229,245,430	2,183,565	303,475,285	2,898,845
Sales load	—	(8,725)	—	(101)	—	—	—	(8,826)
Total shares/net proceeds	103,571,537	$984,760	(29,341,682)	$(278,306)	229,245,430	$2,183,565	303,475,285	$2,890,019

(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.
In accordance with our share pricing policy, we will modify our public offering prices to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that we will not sell shares at a net offering price below the net asset value per share unless we obtain the requisite approval from our shareholders.

The changes to our offering price per share since the commencement of our initial continuous public offering and associated effective dates of such changes were as follows:

Class S
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)

March 1, 2021	$9.26	$0.32	$9.58
April 1, 2021	$9.26	$0.32	$9.58
May 1, 2021	$9.26	$0.32	$9.58
June 1, 2021	$9.28	$0.32	$9.60
July 1, 2021	$9.30	$0.33	$9.63
August 1, 2021	$9.30	$0.33	$9.63
September 1, 2021	$9.30	$0.33	$9.63
October 1, 2021	$9.31	$0.33	$9.64
November 1, 2021	$9.32	$0.33	$9.65
December 1, 2021	$9.31	$0.33	$9.64
January 1, 2022	$9.33	$0.33	$9.66
February 1, 2022	$9.33	$0.33	$9.66
March 1, 2022	$9.27	$0.32	$9.59
April 1, 2022	$9.24	$0.32	$9.56
May 1, 2022	$9.23	$0.32	$9.55
June 1, 2022	$9.02	$0.32	$9.34
July 1, 2022	$8.84	$0.31	$9.15
August 1, 2022	$9.02	$0.32	$9.34
September 1, 2022	$9.09	$0.32	$9.41

Class S
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)

October 1, 2022	$8.99	$0.31	$9.30
November 1, 2022	$9.00	$0.32	$9.32
December 1, 2022	$9.05	$0.32	$9.37
January 1, 2023	$9.06	$0.32	$9.38
February 1, 2023	$9.24	$0.32	$9.56
March 1, 2023	$9.23	$0.32	$9.55
April 1, 2023	$9.21	$0.32	$9.53
May 1, 2023	$9.21	$0.32	$9.53
June 1, 2023	$9.18	$0.32	$9.50
July 1, 2023	$9.28	$0.32	$9.60
August 1, 2023	$9.33	$0.33	$9.66
September 1, 2023	$9.37	$0.33	$9.70
October 1, 2023	$9.40	$0.33	$9.73
November 1, 2023	$9.36	$0.33	$9.69
December 1, 2023	$9.42	$0.33	$9.75
January 1, 2024	$9.48	$0.33	$9.81
February 1, 2024	$9.49	$0.33	$9.82
March 1, 2024	$9.49	$0.33	$9.82
April 1, 2024	$9.50	$0.33	$9.83
May 1, 2024	$9.51	$0.33	$9.84
June 1, 2024	$9.57	$0.33	$9.90
July 1, 2024	$9.53	$0.33	$9.86
August 1, 2024	$9.55	$0.33	$9.88
September 1, 2024	$9.56	$0.33	$9.89
October 1, 2024	$9.55	$0.33	$9.88
November 1, 2024	$9.55	$0.33	$9.88
December 1, 2024	$9.55	$0.33	$9.88
January 1, 2025	$9.54	$0.33	$9.87
February 1, 2025	$9.54	$0.33	$9.87
March 1, 2025	$9.51	$0.33	$9.84
April 1, 2025	$9.46	$0.33	$9.79
May 1, 2025	$9.40	$0.33	$9.73
June 1, 2025	$9.44	$0.33	$9.77

Class D
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)

March 1, 2021	$9.26	$0.14	$9.40
April 1, 2021	$9.26	$0.14	$9.40
May 1, 2021	$9.25	$0.14	$9.39
June 1, 2021	$9.27	$0.14	$9.41
July 1, 2021	$9.29	$0.14	$9.43
August 1, 2021	$9.29	$0.14	$9.43
September 1, 2021	$9.29	$0.14	$9.43
October 1, 2021	$9.31	$0.14	$9.45
November 1, 2021	$9.32	$0.14	$9.46
December 1, 2021	$9.31	$0.14	$9.45
January 1, 2022	$9.34	$0.14	$9.48
February 1, 2022	$9.33	$0.14	$9.47
March 1, 2022	$9.27	$0.14	$9.41
April 1, 2022	$9.25	$0.14	$9.39

Class D
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)

May 1, 2022	$9.24	$0.14	$9.38
June 1, 2022	$9.04	$0.14	$9.18
July 1, 2022	$8.86	$0.13	$8.99
August 1, 2022	$9.04	$0.14	$9.18
September 1, 2022	$9.09	$0.14	$9.23
October 1, 2022	$9.00	$0.14	$9.14
November 1, 2022	$9.01	$0.14	$9.15
December 1, 2022	$9.05	$0.14	$9.19
January 1, 2023	$9.07	$0.14	$9.21
February 1, 2023	$9.25	$0.14	$9.39
March 1, 2023	$9.24	$0.14	$9.38
April 1, 2023	$9.22	$0.14	$9.36
May 1, 2023	$9.22	$0.14	$9.36
June 1, 2023	$9.19	$0.14	$9.33
July 1, 2023	$9.29	$0.14	$9.43
August 1, 2023	$9.34	$0.14	$9.48
September 1, 2023	$9.38	$0.14	$9.52
October 1, 2023	$9.41	$0.14	$9.55
November 1, 2023	$9.37	$0.14	$9.51
December 1, 2023	$9.43	$0.14	$9.57
January 1, 2024	$9.49	$0.14	$9.63
February 1, 2024	$9.50	$0.14	$9.64
March 1, 2024	$9.50	$0.14	$9.64
April 1, 2024	$9.51	$0.14	$9.65
May 1, 2024	$9.52	$0.14	$9.66
June 1, 2024	$9.58	$0.14	$9.72
July 1, 2024	$9.55	$0.14	$9.69
August 1, 2024	$9.56	$0.14	$9.70
September 1, 2024	$9.57	$0.14	$9.71
October 1, 2024	$9.56	$0.14	$9.70
November 1, 2024	$9.56	$0.14	$9.70
December 1, 2024	$9.56	$0.14	$9.70
January 1, 2025	$9.55	$0.14	$9.69
February 1, 2025	$9.55	$0.14	$9.69
March 1, 2025	$9.52	$0.14	$9.66
April 1, 2025	$9.47	$0.14	$9.61
May 1, 2025	$9.41	$0.14	$9.55
June 1, 2025	$9.45	$0.14	$9.59

Class I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)

Initial Offering Price	$10.00	$—	$10.00
March 1, 2021	$9.26	$—	$9.26
April 1, 2021	$9.26	$—	$9.26
May 1, 2021	$9.26	$—	$9.26
June 1, 2021	$9.28	$—	$9.28
July 1, 2021	$9.30	$—	$9.30
August 1, 2021	$9.30	$—	$9.30
September 1, 2021	$9.30	$—	$9.30
October 1, 2021	$9.32	$—	$9.32

Class I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)

November 1, 2021	$9.32	$—	$9.32
December 1, 2021	$9.31	$—	$9.31
January 1, 2022	$9.34	$—	$9.34
February 1, 2022	$9.34	$—	$9.34
March 1, 2022	$9.28	$—	$9.28
April 1, 2022	$9.26	$—	$9.26
May 1, 2022	$9.25	$—	$9.25
June 1, 2022	$9.05	$—	$9.05
July 1, 2022	$8.88	$—	$8.88
August 1, 2022	$9.06	$—	$9.06
September 1, 2022	$9.11	$—	$9.11
October 1, 2022	$9.01	$—	$9.01
November 1, 2022	$9.02	$—	$9.02
December 1, 2022	$9.07	$—	$9.07
January 1, 2023	$9.08	$—	$9.08
February 1, 2023	$9.26	$—	$9.26
March 1, 2023	$9.26	$—	$9.26
April 1, 2023	$9.24	$—	$9.24
May 1, 2023	$9.24	$—	$9.24
June 1, 2023	$9.21	$—	$9.21
July 1, 2023	$9.31	$—	$9.31
August 1, 2023	$9.36	$—	$9.36
September 1, 2023	$9.39	$—	$9.39
October 1, 2023	$9.43	$—	$9.43
November 1, 2023	$9.38	$—	$9.38
December 1, 2023	$9.45	$—	$9.45
January 1, 2024	$9.50	$—	$9.50
February 1, 2024	$9.51	$—	$9.51
March 1, 2024	$9.52	$—	$9.52
April 1, 2024	$9.53	$—	$9.53
May 1, 2024	$9.53	$—	$9.53
June 1, 2024	$9.59	$—	$9.59
July 1, 2024	$9.56	$—	$9.56
August 1, 2024	$9.58	$—	$9.58
September 1, 2024	$9.58	$—	$9.58
October 1, 2024	$9.57	$—	$9.57
November 1, 2024	$9.58	$—	$9.58
December 1, 2024	$9.57	$—	$9.57
January 1, 2025	$9.57	$—	$9.57
February 1, 2025	$9.57	$—	$9.57
March 1, 2025	$9.54	$—	$9.54
April 1, 2025	$9.49	$—	$9.49
May 1, 2025	$9.42	$—	$9.42
June 1, 2025	$9.47	$—	$9.47

Distributions
The Board authorizes and declares monthly distribution amounts per share of common stock, payable monthly in arrears. The following table presents cash distributions per share that were recorded during the following periods:

	For the Six Months Ended June 30, 2025
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 5, 2024	January 31, 2025	February 25, 2025	$0.07010	$33,890	$3,499	$69,929
February 18, 2025	February 28, 2025	March 25, 2025	0.07010	35,308	3,794	72,626
February 18, 2025	March 31, 2025	April 24, 2025	0.10280	54,669	5,767	111,979
February 18, 2025	April 30, 2025	May 23, 2025	0.07010	37,635	3,966	79,647
May 6, 2025	May 30, 2025	June 25, 2025	0.07010	38,551	3,988	82,474
May 6, 2025	June 30, 2025	July 24, 2025	0.10280	59,206	5,749	121,070
		Total	$0.48600	$259,259	$26,763	$537,725

(1)Distributions per share are gross of shareholder servicing fees.
(2)Distribution amounts are net of shareholder servicing fees.

	For the Six Months Ended June 30, 2024
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 20, 2023	January 31, 2024	February 23, 2024	$0.07010	$21,517	$2,829	$42,089
February 21, 2024	February 29, 2024	March 22, 2024	0.07010	22,651	2,984	44,196
February 21, 2024	March 29, 2024	April 23, 2024	0.10280	35,655	4,144	67,452
February 21, 2024	April 30, 2024	May 22, 2024	0.07010	24,985	2,868	49,096
May 7, 2024	May 31, 2024	June 26, 2024	0.07010	26,216	3,105	51,937
May 7, 2024	June 28, 2024	July 24, 2024	0.10280	41,249	4,646	78,628
		Total	$0.48600	$172,273	$20,576	$333,398

(1)Distributions per share are gross of shareholder servicing fees.
(2)Distribution amounts are net of shareholder servicing fees.
We have adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan is an “opt-in” plan and provides for the reinvestment of cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distributions reinvested in additional shares of our common stock, rather than receiving the cash distribution. We expect to use newly issued shares to implement the distribution reinvestment plan.

We may fund our cash distributions to shareholders from any source of funds available to us, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment. In no event, however, will funds be advanced or borrowed for the purpose of distributions, if the amount of such distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating expenses with respect to such revenues and costs.

Prior to the termination of the Expense Support Agreement on March 7, 2023, a portion of our distributions resulted from expense support from the Adviser. The purpose of this arrangement was to avoid distributions being characterized as a return of capital for U.S. federal income tax purposes.

Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The below tables reflect the sources of cash distributions on a U.S. GAAP basis that we have declared on our shares of common stock during the following periods:

	For the Six Months Ended June 30, 2025
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.45200	$766,498	93.1%
Distributions in excess of net investment income(3)	0.03400	57,249	6.9%
Total	$0.48600	$823,747	100.0%

(1)Distributions per share are gross of shareholder servicing fees.
(2)Data in this table is presented on a consolidated basis. Refer to “ITEM 1. - Notes to Consolidated Financial Statements - Note 11. Financial Highlights” for amounts by share class.
(3)Represents the distributions in excess of net investment income for the current period. The Company has accumulated undistributed earnings as of June 30, 2025.

	For the Six Months Ended June 30, 2024
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.48600	$526,247	100.0%
Total	$0.48600	$526,247	100.0%

(1)Distributions per share are gross of shareholder servicing fees.
(2)Data in this table is presented on a consolidated basis. Refer to “ITEM 1. - Notes to Consolidated Financial Statements - Note 11. Financial Highlights” for amounts by share class.

Share Repurchases

Our Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, we may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares.

We have commenced a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow our shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase.

All shares purchased by us pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares.

We intend to limit the number of shares to be repurchased in each quarter to no more than 5.00% of our outstanding shares of our common stock.

Any periodic repurchase offers are subject in part to our available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While we intend to continue to conduct quarterly tender offers as described above, we are not required to do so and may suspend or terminate the share repurchase program at any time.

Offer Date	Class	Tender Offer Expiration	Tender Offer (in thousands)	Purchase Price per Share	Shares Repurchased

February 27, 2024	S	March 31, 2024	$33,826	$9.50	3,560,660
February 27, 2024	D	March 31, 2024	$26,354	$9.51	2,771,164
February 27, 2024	I	March 31, 2024	$81,994	$9.53	8,603,765
May 24, 2024	S	June 28, 2024	$50,529	$9.53	5,302,035
May 24, 2024	D	June 28, 2024	$3,558	$9.55	372,544
May 24, 2024	I	June 28, 2024	$97,737	$9.56	10,223,527
August 30, 2024	S	September 30, 2024	$46,534	$9.55	4,872,698
August 30, 2024	D	September 30, 2024	$2,153	$9.56	225,274
August 30, 2024	I	September 30, 2024	$102,943	$9.57	10,756,911
November 26, 2024	S	December 31, 2024	$54,850	$9.54	5,749,465
November 26, 2024	D	December 31, 2024	$8,863	$9.55	928,082
November 26, 2024	I	December 31, 2024	$129,643	$9.57	13,546,800
February 26, 2025	S	March 31, 2025	$53,498	$9.46	5,655,204
February 26, 2025	D	March 31, 2025	$1,912	$9.47	201,862
February 26, 2025	I	March 31, 2025	$148,539	$9.49	15,652,202
May 23, 2025	S	June 30, 2025	$107,562	$9.42	11,418,472
May 23, 2025	D	June 30, 2025	$19,164	$9.43	2,032,236
May 23, 2025	I	June 30, 2025	$337,475	$9.45	35,711,561

Debt

Aggregate Borrowings

Our debt obligations consisted of the following as of the following periods:

	June 30, 2025
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs (Premium)	Net Carrying Value
Revolving Credit Facility(2)(4)	$3,575,000	$1,915,307	$1,602,524	$(21,867)	$1,893,440
SPV Asset Facility I	450,000	274,000	37,720	(6,345)	267,655
SPV Asset Facility II	2,000,000	927,000	157,575	(20,180)	906,820
SPV Asset Facility III(2)	1,650,000	1,093,388	53,221	(16,080)	1,077,308
SPV Asset Facility IV	500,000	430,000	29,627	(5,604)	424,396
SPV Asset Facility V	750,000	450,000	28,326	(6,053)	443,947
SPV Asset Facility VI	750,000	380,000	13,799	(7,805)	372,195
SPV Asset Facility VII(2)	500,000	367,479	14,928	(3,043)	364,436
SPV Asset Facility VIII	1,000,000	400,000	16,791	(5,248)	394,752
CLO VIII	375,000	375,000	—	(2,140)	372,860
CLO XI	260,000	260,000	—	(1,545)	258,455
CLO XII	260,000	260,000	—	(1,656)	258,344
CLO XV	312,000	312,000	—	(2,630)	309,370
CLO XVI	420,000	420,000	—	(2,551)	417,449
CLO XVII	325,000	325,000	—	(2,698)	322,302
CLO XVIII	260,000	260,000	—	(1,780)	258,220
CLO XIX	260,000	260,000	—	(1,852)	258,148
September 2026 Notes	350,000	350,000	—	(2,055)	347,945
February 2027 Notes	500,000	500,000	—	(2,571)	497,429
September 2027 Notes(3)	600,000	600,000	—	(4,284)	601,564
AUD 2027 Notes(2)(3)	300,341	300,341	—	(2,263)	298,196
May 2028 Notes(3)	500,000	500,000	—	(7,793)	495,718
June 2028 Notes(3)	650,000	650,000	—	(6,949)	654,964
January 2029 Notes(3)	550,000	550,000	—	(10,143)	550,520
September 2029 Notes(3)	900,000	900,000	—	(7,727)	918,025
March 2030 Notes(3)	1,000,000	1,000,000	—	(19,731)	966,719
March 2031 Notes(3)	750,000	750,000	—	(18,226)	740,541
Total Debt	$19,747,341	$14,809,515	$1,954,511	$(190,819)	$14,671,718

(1)The amount available reflects any limitations related to each credit facility’s borrowing base.
(2)Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies.
(3)Net Carrying Value is inclusive of change in fair market value of effective hedge.
(4)The amount available is reduced by $57.2 million of outstanding letters of credit.

	December 31, 2024
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs (Premium)	Net Carrying Value
Revolving Credit Facility(2)(4)	$3,100,000	$1,335,012	$1,726,832	$(22,497)	$1,312,515
SPV Asset Facility I	525,000	300,000	8,771	(5,464)	294,536
SPV Asset Facility II	1,500,000	920,000	115,020	(12,119)	907,881
SPV Asset Facility III(2)	1,500,000	971,917	55,727	(13,370)	958,547
SPV Asset Facility IV	500,000	355,000	26,504	(3,302)	351,698
SPV Asset Facility V	500,000	250,000	18,217	(4,991)	245,009
SPV Asset Facility VI	750,000	350,000	62,964	(8,248)	341,752
SPV Asset Facility VII(2)	500,000	165,859	168,563	(3,461)	162,398
SPV Asset Facility VIII	500,000	200,000	1,500	(3,077)	196,923
CLO VIII	290,000	290,000	—	(1,900)	288,100
CLO XI	260,000	260,000	—	(1,692)	258,308
CLO XII	260,000	260,000	—	(1,808)	258,192
CLO XV	312,000	312,000	—	(2,802)	309,198
CLO XVI	420,000	420,000	—	(2,697)	417,303
CLO XVII	325,000	325,000	—	(2,879)	322,121
CLO XVIII	260,000	260,000	—	(1,891)	258,109
CLO XIX	260,000	260,000	—	(1,794)	258,206
March 2025 Notes	500,000	500,000	—	(484)	499,516
September 2026 Notes	350,000	350,000	—	(2,916)	347,084
February 2027 Notes	500,000	500,000	—	(3,350)	496,650
September 2027 Notes(3)	600,000	600,000	—	(5,182)	593,270
AUD 2027 Notes(2)(3)	295,468	295,468	—	(2,397)	271,957
June 2028 Notes(3)	650,000	650,000	—	(8,067)	642,519
January 2029 Notes(3)	550,000	550,000	—	(11,458)	538,086
September 2029 Notes(3)	500,000	500,000	—	(10,769)	492,523
March 2030 Notes(3)	1,000,000	1,000,000	—	(20,518)	941,037
March 2031 Notes(3)	750,000	750,000	—	(19,599)	718,384
Total Debt	$17,457,468	$12,930,256	$2,184,098	$(178,732)	$12,681,822

(1)The amount available reflects any limitations related to each credit facility’s borrowing base.
(2)Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies.
(3)Net Carrying Value is inclusive of change in fair market value of effective hedge.
(4)The amount available is reduced by $38.2 million of outstanding letters of credit.

The below table represents the components of interest expense for the following periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Interest expense	$235,797	$175,699	$449,373	$334,208
Amortization of debt issuance costs	13,927	7,052	24,965	13,333
Net change in unrealized (gain) loss on effective interest rate swaps and hedged items included in interest expense(1)	239	199	(7,815)	4,825
Total Interest Expense	$249,963	$182,950	$466,523	$352,366
Average interest rate	6.6%	7.7%	6.7%	7.6%
Average daily borrowings	$14,036,753	$9,055,379	$13,272,417	$8,655,316

(1)Refer to “ITEM 1. – FINANCIAL STATEMENTS – Notes to Consolidated Financial Statements – Note 5. Debt – September 2027, AUD 2027, May 2028, June 2028, January 2029, September 2029, March 2030, and March 2031 Notes” for details on the facilities’ interest rate swaps.

The table below presents information about our senior securities as of the following periods:

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)

Promissory Note(5)
June 30, 2025 (unaudited)	$—	$—	—	N/A
December 31, 2024	$—	$—	—	N/A
December 31, 2023	$—	$—	—	N/A
December 31, 2022	$—	$—	—	N/A
December 31, 2021	$—	$—	—	N/A
December 31, 2020	$10.0	$2,226.8	—	N/A
SPV Asset Facility I
June 30, 2025 (unaudited)	$274.0	$2,145.4	—	N/A
December 31, 2024	$300.0	$2,094.8	—	N/A
December 31, 2023	$475.0	$2,085.2	—	N/A
December 31, 2022	$440.4	$1,927.2	—	N/A
December 31, 2021	$301.3	$1,998.5	—	N/A
SPV Asset Facility II
June 30, 2025 (unaudited)	$927.0	$2,145.4	—	N/A
December 31, 2024	$920.0	$2,094.8	—	N/A
December 31, 2023	$1,718.0	$2,085.2	—	N/A
December 31, 2022	$1,538.0	$1,927.2	—	N/A
December 31, 2021	$446.0	$1,998.5	—	N/A
SPV Asset Facility III
June 30, 2025 (unaudited)	$1,093.4	$2,145.4	—	N/A
December 31, 2024	$971.9	$2,094.8	—	N/A
December 31, 2023	$522.0	$2,085.2	—	N/A
December 31, 2022	$555.0	$1,927.2	—	N/A
SPV Asset Facility IV
June 30, 2025 (unaudited)	$430.0	$2,145.4	—	N/A
December 31, 2024	$355.0	$2,094.8	—	N/A
December 31, 2023	$250.0	$2,085.2	—	N/A
December 31, 2022	$465.0	$1,927.2	—	N/A
SPV Asset Facility V
June 30, 2025 (unaudited)	$450.0	$2,145.4	—	N/A
December 31, 2024	$250.0	$2,094.8	—	N/A
December 31, 2023	$200.0	$2,085.2	—	N/A
SPV Asset Facility VI
June 30, 2025 (unaudited)	$380.0	$2,145.4	—	N/A
December 31, 2024	$350.0	$2,094.8	—	N/A
December 31, 2023	$160.0	$2,085.2	—	N/A
SPV Asset Facility VII
June 30, 2025 (unaudited)	$367.5	$2,145.4	—	N/A
December 31, 2024	$165.9	$2,094.8	—	N/A
SPV Asset Facility VIII
June 30, 2025 (unaudited)	$400.0	$2,145.4	—	N/A
December 31, 2024	$200.0	$2,094.8	—	N/A
CLO VIII
June 30, 2025 (unaudited)	$375.0	$2,145.4	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)

December 31, 2024	$290.0	$2,094.8	—	N/A
December 31, 2023	$290.0	$2,085.2	—	N/A
December 31, 2022	$290.0	$1,927.2	—	N/A
CLO XI
June 30, 2025 (unaudited)	$260.0	$2,145.4	—	N/A
December 31, 2024	$260.0	$2,094.8	—	N/A
December 31, 2023	$260.0	$2,085.2	—	N/A
CLO XII
June 30, 2025 (unaudited)	$260.0	$2,145.4	—	N/A
December 31, 2024	$260.0	$2,094.8	—	N/A
December 31, 2023	$260.0	$2,085.2	—	N/A
CLO XV
June 30, 2025 (unaudited)	$312.0	$2,145.4	—	N/A
December 31, 2024	$312.0	$2,094.8	—	N/A
CLO XVI
June 30, 2025 (unaudited)	$420.0	$2,145.4	—	N/A
December 31, 2024	$420.0	$2,094.8	—	N/A
CLO XVII
June 30, 2025 (unaudited)	$325.0	$2,145.4	—	N/A
December 31, 2024	$325.0	$2,094.8	—	N/A
CLO XVIII
June 30, 2025 (unaudited)	$260.0	$2,145.4	—	N/A
December 31, 2024	$260.0	$2,094.8	—	N/A
CLO XIX
June 30, 2025 (unaudited)	$260.0	$2,145.4	—	N/A
December 31, 2024	$260.0	$2,094.8	—	N/A
Revolving Credit Facility
June 30, 2025 (unaudited)	$1,915.3	$2,145.4	—	N/A
December 31, 2024	$1,335.0	$2,094.8	—	N/A
December 31, 2023	$628.1	$2,085.2	—	N/A
December 31, 2022	$302.3	$1,927.2	—	N/A
December 31, 2021	$451.2	$1,998.5	—	N/A
September 2026 Notes
June 30, 2025 (unaudited)	$350.0	$2,145.4	—	N/A
December 31, 2024	$350.0	$2,094.8	—	N/A
December 31, 2023	$350.0	$2,085.2	—	N/A
December 31, 2022	$350.0	$1,927.2	—	N/A
December 31, 2021	$350.0	$1,998.5	—	N/A
February 2027 Notes
June 30, 2025 (unaudited)	$500.0	$2,145.4	—	N/A
December 31, 2024	$500.0	$2,094.8	—	N/A
December 31, 2023	$500.0	$2,085.2	—	N/A
December 31, 2022	$500.0	$1,927.2	—	N/A
September 2027 Notes
June 30, 2025 (unaudited)	$600.0	$2,145.4	—	N/A
December 31, 2024	$600.0	$2,094.8	—	N/A
December 31, 2023	$600.0	$2,085.2	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)

December 31, 2022	$600.0	$1,927.2	—	N/A
AUD 2027 Notes
June 30, 2025 (unaudited)	$300.3	$2,145.4	—	N/A
December 31, 2024	$295.5	$2,094.8	—	N/A
May 2028 Notes
June 30, 2025 (unaudited)	$500.0	$2,145.4	—	N/A
June 2028 Notes
June 30, 2025 (unaudited)	$650.0	$2,145.4	—	N/A
December 31, 2024	$650.0	$2,094.8	—	N/A
December 31, 2023	$650.0	$2,085.2	—	N/A
March 2025 Notes
June 30, 2025 (unaudited)	$—	$—	—	N/A
December 31, 2024	$500.0	$2,094.8	—	N/A
December 31, 2023	$500.0	$2,085.2	—	N/A
December 31, 2022	$500.0	$1,927.2	—	N/A
January 2029 Notes
June 30, 2025 (unaudited)	$550.0	$2,145.4	—	N/A
December 31, 2024	$550.0	$2,094.8	—	N/A
December 31, 2023	$550.0	$2,085.2	—	N/A
September 2029 Notes
June 30, 2025 (unaudited)	$900.0	$2,145.4	—	N/A
December 31, 2024	$500.0	$2,094.8	—	N/A
March 2030 Notes
June 30, 2025 (unaudited)	$1,000.0	$2,145.4	—	N/A
December 31, 2024	$1,000.0	$2,094.8	—	N/A
March 2031 Notes
June 30, 2025 (unaudited)	$750.0	$2,145.4	—	N/A
December 31, 2024	$750.0	$2,094.8	—	N/A

(1)Total amount of each class of senior securities outstanding at the end of the period presented.
(2)Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.
(3)The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.
(4)Average market value per unit not applicable because the senior securities are not registered for public trading.
(5)Facility was terminated in June 2022.
Credit Facilities
Revolving Credit Facility
On August 11, 2022, we entered into an Amended and Restated Senior Secured Revolving Credit Agreement, as amended from time to time, (as amended from time to time, the “Revolving Credit Facility”). The parties to the Revolving Credit Facility include us, as Borrower, the lenders from time to time parties thereto (each a “Revolving Credit Lender” and collectively, the “Revolving Credit Lenders”) and Sumitomo Mitsui Banking Corporation, as Administrative Agent. On October 18, 2024 (the “Revolving Credit Facility Third Amendment Date”), the Revolving Credit Facility was amended to extend the availability period and maturity date, increase the total facility amount and make various other changes. The following describes the terms of the Revolving Credit Facility as modified through June 27, 2025.

The Revolving Credit Facility is guaranteed by certain subsidiaries of ours in existence as of the Revolving Credit Facility Third Amendment Date, and will be guaranteed by certain subsidiaries of ours that are formed or acquired by us thereafter (each a “Guarantor” and collectively, the “Guarantors”). Proceeds of the Revolving Credit Facility may be used for general corporate purposes, including the funding of portfolio investments.
The Revolving Credit Facility provides for, on an aggregated basis, a total of outstanding term loans and revolving credit facility commitments in the principal amount of $3.58 billion, which is comprised of (a) a term loan in a principal amount of $150.0 million and (b) subject to availability under the borrowing base, which is based on our portfolio investments and other outstanding indebtedness, a revolving credit facility in a principal amount of up to $3.43 billion (the revolving credit facility increased from $3.15 billion to $3.30 billion on May 27, 2025 and increased from $3.30 billion to $3.43 billion on June 27, 2025). The amount available for borrowing under the Revolving Credit Facility is reduced by any standby letters of credit issued through the Revolving Credit Facility. Maximum capacity under the Revolving Credit Facility may be increased to $4.60 billion through our exercise of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing. The Revolving Credit Facility includes a $200.0 million limit for swingline loans and is secured by a perfected first-priority interest in substantially all of the portfolio investments held by us and each Guarantor, subject to certain exceptions.
The availability period under the Revolving Credit Facility will terminate on October 18, 2028 (the “Revolving Credit Facility Commitment Termination Date”). The Revolving Credit Facility will mature on October 18, 2029 (the “Revolving Credit Facility Maturity Date”). During the period from the Revolving Credit Facility Commitment Termination Date to the Revolving Credit Facility Maturity Date, we will be obligated to make mandatory prepayments under the Revolving Credit Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.
We may borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the Revolving Credit Facility in U.S. dollars bear interest at term SOFR plus any applicable credit adjustment spread plus margin of 1.875% per annum, or the alternative base rate plus margin of 0.875% per annum. With respect to loans denominated in U.S. dollars, we may elect either term SOFR or the alternative base rate at the time of drawdown, and such loans may be converted from one rate to another at any time at our option, subject to certain conditions. Amounts drawn under the Revolving Credit Facility in other permitted currencies will bear interest at the relevant rate specified therein (including any applicable credit adjustment spread) plus margin of 1.875% per annum. Beginning on and after the Revolving Credit Facility Third Amendment Date, we also pay a fee of 0.350% on undrawn amounts under the Revolving Credit Facility.
The Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by us of additional indebtedness and on our ability to make distributions to our shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events and certain financial covenants related to asset coverage and other maintenance covenants, as well as customary events of default. The Revolving Credit Facility requires a minimum asset coverage ratio with respect to our consolidated assets and subsidiaries to senior securities that constitute indebtedness of no less than 1.50 to 1.00 at any time.
SPV Asset Facilities
Certain of our wholly owned subsidiaries are parties to credit facilities (the “SPV Asset Facilities”). Pursuant to the SPV Asset Facilities, from time to time we sell and contribute certain investments to these wholly owned subsidiaries pursuant to sale and contribution agreements by and between us and the wholly owned subsidiaries. No gain or loss is recognized as a result of these contributions. Proceeds from the SPV Asset Facilities are used to finance the origination and acquisition of eligible assets by the wholly owned subsidiary, including the purchase of such assets from us. We retain a residual interest in assets contributed to or acquired to the wholly owned subsidiary through our ownership of the wholly owned subsidiary. The SPV Asset Facilities are secured by a perfected first priority security interest in the assets of these wholly owned subsidiaries and on any payments received by such wholly owned subsidiaries in respect of those assets. Assets pledged to lenders under the SPV Asset Facilities will not be available to pay our debts. The SPV Asset Facilities contain customary covenants, including certain limitations on the incurrence by us of additional indebtedness and on our ability to make distributions to our shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events, and customary events of default (with customary cure and notice provisions). Borrowings of the wholly owned subsidiaries under the SPV Asset Facilities are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.
SPV Asset Facility I
On September 16, 2021 (the “SPV Asset Facility I Closing Date”), Core Income Funding I LLC (“Core Income Funding I”), a Delaware limited liability company and newly formed wholly-owned subsidiary of ours entered into a Credit Agreement (the “SPV Asset Facility I”), with Core Income Funding I, as borrower, the lenders from time to time parties thereto (the “SPV Asset Facility I Lenders”), Natixis, New York Branch, as Administrative Agent, State Street Bank and Trust Company as Collateral Agent, Collateral Administrator, Custodian and Document Custodian. The parties to the SPV Asset Facility I have entered into various amendments, including to decrease the amount available under the facility, replace the Collateral Custodian, extend the termination date and maturity date, and make various other changes. The following describes the terms of the SPV Asset Facility I as amended through May 15, 2025 (the “SPV Asset Facility I Third Amendment Date”).
The maximum principal amount of the Credit Facility is $450.0 million (decreased from $525.0 million on the SPV Asset Facility I Third Amendment date); the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding I’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.
The SPV Asset Facility I provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Asset Facility I through May 15, 2028 unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Asset Facility I (the “SPV Asset Facility I Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility I will mature on May 15, 2036 (the “SPV Asset Facility I Stated Maturity”). Prior to the SPV Asset Facility I Stated Maturity, proceeds received by Core Income Funding I from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility I Stated Maturity, Core Income Funding I must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us.
Amounts drawn bear interest at Term SOFR (or, in the case of certain lenders that are commercial paper conduits, the lower of their cost of funds and Term SOFR plus 0.10%) plus an applicable margin that ranges from 1.50% to 2.00% depending on a ratio of broadly syndicated loans to middle-market loans in the collateral. From the SPV Asset Facility I Closing Date to the SPV Asset Facility I Commitment Termination Date, there is a commitment fee that steps up during the year after the SPV Asset Facility I Closing Date from 0.00% to 0.625% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility I.
SPV Asset Facility II
On October 5, 2021 (the “SPV Asset Facility II Closing Date”), Core Income Funding II LLC (“Core Income Funding II”), a Delaware limited liability company entered into a loan and financing and servicing agreement (as amended through the date here of, the “SPV Asset Facility II”), with Core Income Funding II, as borrower, us, as equityholder and service provider, the lenders from time to time parties thereto (the “SPV Asset Facility II Lenders”), Deutsche Bank AG, New York Branch, as Facility Agent, State Street Bank and Trust Company, as collateral agent and collateral custodian. The parties to the SPV Asset Facility II have entered into various amendments, including to increase the amount available under the facility, extend the revolving period and termination date, change the interest rate and make various other changes. The following describes the terms of the SPV Asset Facility II as amended through April 18, 2025 (the “SPV Asset Facility II Ninth Amendment Date”).
The maximum principal amount of the SPV Asset Facility II is $2.00 billion (increased from $1.50 billion to $2.00 billion on the SPV Asset Facility II Ninth Amendment Date); the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Core Income Funding II’s assets from time to time, and satisfaction of certain conditions, including interest spread and weighted average coupon tests, certain concentration limits and collateral quality tests.
The SPV Asset Facility II provides for the ability to borrow, reborrow, repay and prepay advances under the SPV Asset Facility II until April 18, 2028 unless such period is extended or accelerated under the terms of the SPV Asset Facility II (the “SPV Asset Facility II Revolving Period”). Unless otherwise extended, accelerated or terminated under the terms of the SPV Asset Facility II, the SPV Asset Facility II will mature on the date that is two years after the last day of the SPV Asset Facility II Revolving Period, on April 18, 2030 (the “SPV Asset Facility II Termination Date”). Prior to the SPV Asset Facility II Termination Date, proceeds received by Core Income Funding II from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding advances, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility II Termination Date, Core Income Funding II must pay in full all outstanding fees and expenses and all principal and interest on outstanding advances, and the excess may be returned to us.
Amounts drawn under the SPV Asset Facility II bear interest at Term SOFR (or, in the case of certain SPV Asset Facility II Lenders that are commercial paper conduits, the lower of (a) their cost of funds and (b) Term SOFR, such Term SOFR not to be lower than zero) plus a spread equal to 1.70% per annum, which spread will increase (a) on and after the end of the SPV Asset Facility II Revolving Period by 0.15% per annum if no event of default has occurred and (b) by 2.00% per annum upon the occurrence of an event of default (such spread, the “SPV Asset Facility II Applicable Margin”). Term SOFR may be replaced as a base rate under certain circumstances. During the SPV Asset Facility II Revolving Period, Core Income Funding II will pay an undrawn fee ranging from 0.00% to 0.25% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility II. During the SPV Asset Facility II Revolving Period, if the undrawn commitments are in excess of a certain portion (initially 30% and increasing in stages to 35%, 40%, 45% and 50%) of the total commitments under the SPV Asset Facility II, Core Income Funding II will also pay a make-whole fee equal to the SPV Asset Facility II Applicable Margin multiplied by such excess undrawn commitment amount, reduced by the undrawn fee payable on such excess. Core Income Funding II will also pay Deutsche Bank AG, New York Branch, certain fees (and reimburse certain expenses) in connection with its role as facility agent.
SPV Asset Facility III
On March 24, 2022 (the “SPV Asset Facility III Closing Date”), Core Income Funding III LLC (“Core Income Funding III”), a Delaware limited liability company entered into a Credit Agreement (the “SPV Asset Facility III”), with Core Income Funding III, as borrower, the Adviser, as servicer, the lenders from time to time parties thereto (the “SPV Asset Facility III Lenders”), Bank of America, N.A., as administrative agent, State Street Bank and Trust Company, as collateral agent, Alter Domus (US) LLC as collateral custodian and Bank of America, N.A., as sole lead arranger and sole book manager. The parties to the SPV Asset Facility III have entered into various amendments, including to increase the maximum principal amount available under the facility, extend the availability period and maturity date, change the interest rate, replace the collateral custodian and make various other changes. The following describes the terms of SPV Asset Facility III amended through May 22, 2025 (the “SPV Asset Facility III Third Amendment Date”).
The maximum principal amount of the SPV Asset Facility III is $1.65 billion (increased from $1.50 billion to $1.65 billion on the SPV Asset Facility III Third Amendment Date), which maximum principal amount will automatically increase to $1.80 billion on the three-month anniversary of the SPV Asset Facility III Third Amendment Date and subsequently will automatically increase to $2.0 billion on the six-month anniversary of the SPV Asset Facility III Third Amendment Date, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Core Income Funding III’s assets from time to time, and satisfaction of certain conditions, including certain portfolio criteria.
The SPV Asset Facility III provides for the ability to draw and redraw revolving loans under the SPV Asset Facility III for a period of up to three years after the SPV Asset Facility III Third Amendment Date unless the commitments are terminated sooner as provided in the SPV Asset Facility III (the “SPV Asset Facility III Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility III will mature on May 22, 2030 (the “SPV Asset Facility III Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first year following the SPV Asset Facility III Third Amendment Date, Core Income Funding III may owe a prepayment penalty. Prior to the SPV Asset Facility III Stated Maturity, proceeds received by Core Income Funding III from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility III Stated Maturity, Core Income Funding III must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us.
Amounts drawn in U.S. dollars are benchmarked to Daily SOFR, amounts drawn in British pounds are benchmarked to SONIA plus an adjustment of 0.11930%, amounts drawn in Canadian dollars are benchmarked to CORRA plus an adjustment of 0.29547%, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the Applicable Margin. As of the SPV Asset Facility III Third Amendment Date, the “Applicable Margin” ranges from 1.525% to 1.95% depending on the composition of the collateral. The SPV Asset Facility III also allows for amounts drawn in U.S. dollars to bear interest at an alternate base rate without a spread. From the SPV Asset Facility III Closing Date to the SPV Asset Facility III Commitment Termination Date, there is a commitment fee, calculated on a daily basis, on the undrawn amount under the SPV Asset Facility III.
SPV Asset Facility IV
On March 16, 2022 (the “SPV Asset Facility IV Closing Date”), Core Income Funding IV LLC (“Core Income Funding IV”), a Delaware limited liability company entered into a Credit Agreement (the “SPV Asset Facility IV”), with Core Income Funding IV, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility IV Lenders”), Sumitomo Mitsui Banking Corporation, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC as Document Custodian. On February 28, 2025, the parties to the SPV Asset Facility IV entered into Amendment No. 1 in order to replace Alter Domus (US) as collateral custodian with State Street Bank and Trust Company and make various other changes. The following describes the terms of SPV Asset Facility IV amended through February 28, 2025 (the “SPV Asset Facility IV First Amendment Date”).
The maximum principal amount of the SPV Asset Facility IV is $500.0 million; the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding IV’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.
The SPV Asset Facility IV provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Asset Facility IV until March 16, 2027, unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Asset Facility IV (the “SPV Facility IV Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility IV will mature on March 16, 2035 (the “SPV Asset Facility IV Stated Maturity”). Prior to the SPV Asset Facility IV

Stated Maturity, proceeds received by Core Income Funding IV from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility IV Stated Maturity, Core Income Funding IV must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us.
Amounts drawn bear interest at Term SOFR (or, in the case of certain SPV Asset Facility IV Lenders that are commercial paper conduits, the lower of their cost of funds and Term SOFR plus 0.15%) plus an applicable margin that ranges from 1.40% to 2.05% depending on a ratio of broadly syndicated loans to middle-market loans in the collateral. From the SPV Asset Facility IV Closing Date to the SPV Asset Facility IV Commitment Termination Date, there is a commitment fee payable at a rate of 0.50% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility IV during the commitment period.
SPV Asset Facility V
On March 9, 2023 (the “SPV Asset Facility V Closing Date”), Core Income Funding V LLC (“Core Income Funding V”), a Delaware limited liability company entered into a loan and security agreement (the “SPV Asset Facility V”), with Core Income Funding V, as Borrower, us, as Servicer and Equityholder, the lenders from time to time parties thereto (the “SPV Asset Facility V Lenders”), Wells Fargo Bank, National Association, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, and Alter Domus (US) LLC as Collateral Custodian. The parties to the SPV Asset Facility V have entered into various amendments, including to increase the amount available under the facility, replace the Collateral Custodian and make various other changes. On April 29, 2025, the parties to the SPV Asset Facility V entered into the Third Amendment to Loan and Security Agreement. The following describes the terms of SPV Asset Facility V as amended through April 29, 2025 (the “SPV Asset Facility V Third Amendment Date”).
The maximum principal amount of the SPV Asset Facility V is $750.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Core Income Funding V’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits and other portfolio tests.
The SPV Asset Facility V provides for the ability to borrow, reborrow, repay and prepay advances under the SPV Asset Facility V until October 15, 2027 unless such period is extended or accelerated under the terms of the SPV Asset Facility V (the “SPV Asset Facility V Reinvestment Period”). Unless otherwise extended, accelerated or terminated under the terms of the SPV Asset Facility V, the SPV Asset Facility V will mature on October 16, 2029 (the “SPV Asset Facility V Maturity Date”). Prior to the SPV Asset Facility V Maturity Date, proceeds received by Core Income Funding V from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding advances, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility V Maturity Date, Core Income Funding V must pay in full all outstanding fees and expenses and all principal and interest on outstanding advances, and the excess may be returned to us.
Amounts drawn bear interest at Daily Simple SOFR plus a weighted average spread equal to 1.60% per annum for the portion of the assets constituting broadly syndicated loans and 2.05% for the portion of the assets not constituting broadly syndicated loans, which spread will increase by 2.00% per annum upon the occurrence and during the existence of an event of default or following the SPV Asset Facility V Termination Date (such spread, the “SPV Asset Facility V Applicable Spread”). Daily Simple SOFR may be replaced as a base rate under certain circumstances. During the SPV Asset Facility V Reinvestment Period, Core Income Funding V will pay an undrawn fee of 0.50% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility V that are not subject to the separate, higher fee described below. On and after the SPV Asset Facility V Third Amendment Date and during the SPV Asset Facility V Reinvestment Period, if the undrawn commitments are in excess of a certain portion (initially 40% and decreasing to 32.5%) of the total commitments under the SPV Asset Facility V, such portion will not be subject to the undrawn fee described above, but Core Income Funding V will pay a separate fee on this portion of the undrawn commitments equal to 1.25% multiplied by such excess undrawn commitment amount over 40% or 32.5% of the total commitments, as applicable.
SPV Asset Facility VI
On August 29, 2023 (the “SPV Asset Facility VI Closing Date”), Core Income Funding VI LLC (“Core Income Funding VI”), a Delaware limited liability company and newly formed subsidiary of ours, entered into a Credit Agreement (the “SPV Asset Facility VI”), with Core Income Funding VI LLC, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility VI Lenders”), The Bank of Nova Scotia, as Agent, State Street Bank and Trust Company as Collateral Agent, Collateral Custodian and Document Custodian. The parties to the SPV Asset Facility VI have entered into various amendments, including to assign the term commitment under the SPV Asset Facility VI and all of the outstanding term loans, replace the collateral custodian and make various other changes. On April 22, 2025, the parties to SPV Asset Facility VI entered into Amendment No. 3 to SPV Asset Facility VI. The following describes the terms of SPV Asset Facility VI as amended through April 22, 2025 (the “SPV Asset Facility VI Third Amendment Date”).

The maximum principal amount of the SPV Asset Facility VI is $750.0 million; the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding VI’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.
The SPV Asset Facility VI provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Asset Facility VI until August 29, 2026 unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Asset Facility VI (the “SPV Asset Facility VI Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility VI will mature on August 29, 2033 (the “SPV Asset Facility VI Stated Maturity”). Prior to the SPV Asset Facility VI Stated Maturity, proceeds received by Core Income Funding VI from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility VI Stated Maturity, Core Income Funding VI must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us.
Amounts drawn bear interest at Term SOFR plus an applicable margin that ranges from 1.50% to 2.15% depending on a ratio of broadly syndicated loans to middle-market loans in the collateral during the SPV Asset Facility VI Reinvestment Period. From the SPV Asset Facility VI Closing Date to the SPV Asset Facility VI Commitment Termination Date, there is a commitment fee that steps up during the year after the SPV Asset Facility VI Closing Date from 0.00% to 0.55% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility VI.
SPV Asset Facility VII
On May 21, 2024 (the “SPV Asset Facility VII Closing Date”), Core Income Funding VII LLC (“Core Income Funding VII”), a Delaware limited liability company and newly formed subsidiary of ours, entered into a Credit Agreement (the “SPV Asset Facility VII”), with Core Income Funding VII LLC, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility VII Lenders”), Citibank, N.A., as Administrative Agent, State Street Bank and Trust Company as Custodian, Collateral Agent and Collateral Administrator. The following describes the terms of SPV Asset Facility VII as amended through October 18, 2024 (the“SPV Asset Facility VII First Amendment Date”).
We retain a residual interest in assets contributed to or acquired by Core Income Funding VII through our ownership of Core Income Funding VII. The maximum principal amount of the SPV Asset Facility VII is $500.0 million (increased from $300.0 million to $500.0 million on the SPV asset Facility VII First Amendment Date), which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to a borrowing base test (which is based on the value of Core Income Funding VII’s assets from time to time, an advance rate and concentration limitations) and satisfaction of certain conditions, including collateral quality tests.
The SPV Asset Facility VII provides for the ability to draw and redraw revolving loans under the SPV Asset Facility VII for a period until May 21, 2027 (the “SPV Asset Facility VII Reinvestment Period”) unless the SPV Asset Facility VII Reinvestment Period is terminated sooner as provided in the SPV Asset Facility VII. Unless otherwise terminated, the SPV Asset Facility VII will mature two years after the last day of the SPV Asset Facility VII Reinvestment Period on May 21, 2029 (the “SPV Asset Facility VII Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first two years following the SPV Asset Facility Closing Date, Core Income Funding VII may owe a prepayment penalty. Prior to the SPV Asset Facility VII Stated Maturity, proceeds received by Core Income Funding VII from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility VII Stated Maturity, Core Income Funding VII must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us.
Amounts drawn in U.S. dollars are benchmarked to Term SOFR, amounts drawn in British pounds are benchmarked to SONIA, amounts drawn amounts drawn in Canadian dollars are benchmarked to Daily Compounded CORRA, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the Applicable Margin. The “Applicable Margin” ranges from 1.60% to 2.10%, depending on the type of asset being funded by such draw and the utilization level of the SPV Asset Facility VII. Core Income Funding VII also paid Citibank an upfront fee and will reimburse certain expenses in connection with Citibank’s role as Administrative Agent. From the SPV Asset Facility VII Closing Date until the end of SPV Asset Facility VII Reinvestment Period, there is a commitment fee that steps up from the date that is nine months after the SPV Asset Facility VII Closing Date from 0.25% to up to 1.50% per annum, depending on the undrawn amount, if any, of the commitments in the SPV Asset Facility VII.
SPV Asset Facility VIII
On December 17, 2024 (the “SPV Asset Facility VIII Closing Date”), Core Income Funding VIII LLC (“Core Income Funding VIII”), a Delaware limited liability company and newly formed subsidiary of ours, entered into a Credit Agreement (the “SPV Asset Facility VIII”), with Core Income Funding VIII LLC, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility VIII Lenders”), Natixis, New York Branch, as Facility Agent, and State Street Bank and Trust Company as Collateral Agent,

Collateral Administrator, Custodian and Document Custodian. On May 15, 2025, the parties to the SPV Asset Facility VIII entered into an amendment in order to, among other things, increase the size of the facility and add additional classes of loans. The following describes the terms of SPV Asset Facility VIII as most recently amended on May 15, 2025.
The maximum principal amount of the SPV Asset Facility VIII is $1.00 billion; the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding VIII’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.
The SPV Asset Facility VIII provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Asset Facility VIII for a period of up to three years after the SPV Asset Facility VIII Closing Date unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Asset Facility VIII (the “SPV Asset Facility VIII Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility VIII will mature on December 17, 2035 (the “SPV Asset Facility VIII Stated Maturity”). Prior to the SPV Asset Facility VIII Stated Maturity, proceeds received by Core Income Funding VIII from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility VIII Stated Maturity, Core Income Funding VIII must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us.
Amounts drawn bear interest at Term SOFR (or, in the case of certain lenders that are commercial paper conduits, their cost of funds) plus an applicable margin of (i) with respect to the Class A-R Loans and the Class A-T Loans, 1.75%, (ii) with respect to the Class A-D1 Loans, 1.65%, (iii) with respect to the Class A-D2 Loans, 1.93%, (iv) with respect to the Class A-D3 Loans, 1.78% and (v) with respect tot he Class A-D4 Loans, 2.06%. From the SPV Asset Facility VIII Closing Date to the SPV Asset Facility VIII Commitment Termination Date, there is a commitment fee that steps up the date that is three months after the SPV Asset Facility VIII Closing Date from 0.25% to 0.50% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility VIII.
Debt Securitization Transactions
We incur secured financing through debt securitization transactions (also known as collateralized loan obligation transactions) (the “CLO Transactions”) issued by our consolidated subsidiaries (the “CLO Issuers”), which are backed by a portfolio of collateral obligations consisting of middle-market loans and participation interests in middle-market loans as well as by other assets of the CLO Issuers. The CLO Issuers issue preferred shares which are not secured by the collateral securing the CLO Transactions which we purchase. We act as retention holder in connection with the CLO Transactions for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of a CLO Issuer’s preferred shares. Notes issued by CLO Issuers have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration. The Adviser serves as collateral manager for the CLO Issuers under a collateral management agreement. The Adviser is entitled to receive fees for providing these services. The Adviser routinely waives its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to Adviser pursuant to the Investment Advisory Agreement will be offset by the amount of the collateral management fee attributable to a CLO Issuer’s equity or notes owned by us. Assets pledged to debt holders of the CLO Transactions and the other secured parties under each CLO Transaction’s documentation will not be available to pay our debts. We consolidate the financial statements of the CLO Issuers in our consolidated financing statements.
CLO VIII
On October 21, 2022 (the “CLO VIII Closing Date”), we completed a $391.7 million term debt securitization transaction (the “CLO VIII Transaction”). The secured notes and preferred shares issued in the CLO VIII Transaction and the secured loan borrowed in the CLO VIII Transaction were issued and incurred, as applicable, by our consolidated subsidiary Owl Rock CLO VIII, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO VIII Issuer”).
The CLO VIII Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO VIII Closing Date (the “CLO VIII Indenture”), by and among the CLO VIII Issuer and State Street Bank and Trust Company: (i) $152.0 million of AAA(sf) Class A-T Notes, which bear interest at three-month term SOFR plus 2.50%, (ii) $46.0 million of AAA(sf) Class A-F Notes, which bear interest at 6.02%, (iii) $32.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 3.50% and (iv) $30.0 million of A(sf) Class C Notes, which bear interest at 4.90% (together, the “CLO VIII Secured Notes”) and (B) the borrowing by the CLO VIII Issuer of $30.0 million under floating rate Class A-L loans (the “Class A-L Loans” and together with the CLO VIII Secured Notes, the “CLO VIII Debt”). The Class A-L Loans bear interest at three-month term SOFR plus 2.50%. The Class A-L Loans were borrowed under a loan agreement (the “A-L Loan Agreement”), dated as of the CLO VIII Closing Date, by and among the CLO VIII Issuer, as borrower, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO VIII Debt is secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO VIII Issuer. The CLO VIII Debt is scheduled to mature on the Payment Date (as defined in the CLO VIII Indenture) in November, 2034. The CLO VIII Secured Notes were privately placed by Natixis Securities Americas LLC as placement agent.
Concurrently with the issuance of the CLO VIII Secured Notes and the borrowing under the Class A-L Loans, the CLO VIII Issuer issued approximately $101.7 million of subordinated securities in the form of 101,675 preferred shares at an issue price of U.S.$1,000 per share (the “CLO VIII Preferred Shares”).
As part of the CLO VIII Transaction, we entered into a loan sale agreement with the CLO VIII Issuer dated as of the CLO VIII Closing Date, which provided for the sale and contribution of approximately $143.1 million funded par amount of middle-market loans from us to the CLO VIII Issuer on the CLO VIII Closing Date and for future sales from us to the CLO VIII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO VIII Debt. The remainder of the initial portfolio assets securing the CLO VIII Debt consisted of approximately $113.0 million funded par amount of middle-market loans purchased by the CLO VIII Issuer from Core Income Funding I LLC, our wholly-owned subsidiary, under an additional loan sale agreement executed on the CLO VIII Closing Date between the CLO VIII Issuer and Core Income Funding I LLC. No gain or loss was recognized as a result of these sales and contributions. We and Core Income Funding I LLC each made customary representations, warranties, and covenants to the CLO VIII Issuer under the applicable loan sale agreement.
Through November 20, 2026, a portion of the proceeds received by the CLO VIII Issuer from the loans securing the CLO VIII Debt may be used by the CLO VIII Issuer to purchase additional middle-market loans under the direction of the Adviser in its capacity as collateral manager for the CLO VIII Issuer and in accordance with our investing strategy and ability to originate eligible middle-market loans.
The CLO VIII Debt is the secured obligation of the CLO VIII Issuer, and the CLO VIII Indenture, the A-L Loan Agreement each include customary covenants and events of default.
CLO VIII Refinancing
On April 24, 2025 (the “CLO VIII Refinancing Date”), we completed a $500.7 million term debt securitization refinancing (the “CLO VIII Refinancing”). The secured notes and preferred shares issued in the CLO VIII Refinancing were issued by the CLO VIII Refinancing Issuer, as issuer (the “CLO VIII Refinancing Issuer”).
The CLO VIII Refinancing was executed by (A) the issuance of the following classes of notes pursuant to an indenture and security agreement dated as of October 21, 2022 (the “Original CLO VIII Closing Date”), by and between the CLO VIII Refinancing Issuer and State Street Bank and Trust Company, as amended and supplemented by the first supplemental indenture dated as of the CLO VIII Refinancing Date (the “CLO VIII Refinancing Indenture”), by and between the CLO VIII Refinancing Issuer and State Street Bank and Trust Company: (i) $275.0 million of AAA(sf) Class A-1R Notes, which bear interest at the Benchmark plus 1.49%, (ii) $30.0 million of AAA(sf) Class A-2R Notes, which bear interest at the Benchmark plus 1.80%, (iii) $35.0 million of AA(sf) Class B-R Notes, which bear interest at the Benchmark plus 1.90% and (iv) $35.0 million of A(sf) Class C-R Notes, which bear interest at the Benchmark plus 2.40% (together, the “CLO VIII Refinancing Secured Notes”). The CLO VIII Refinancing Secured Notes are secured by middle market loans, participation interests in middle market loans and other assets of the CLO VIII Refinancing Issuer. The CLO VIII Refinancing Secured Notes are scheduled to mature on the Payment Date in April 2037. The CLO VIII Refinancing Secured Notes were privately placed by Natixis Securities Americas LLC, as Placement Agent. The proceeds from the CLO VIII Refinancing were used to redeem in full the classes of notes issued on the Original CLO VIII Closing Date, to repay the loans incurred on the Original CLO VIII Closing Date, to pay expenses incurred in connection with the CLO VIII Refinancing and to purchase additional assets from us.
Concurrently with the issuance of the CLO VIII Refinancing Secured Notes, the CLO VIII Refinancing Issuer issued $24.0 million of additional subordinated securities in the form of 24,000 of its preferred shares (the “CLO VIII Refinancing Additional Preferred Shares”). The CLO VIII Refinancing Additional Preferred Shares were issued by the CLO VIII Refinancing Issuer as part of its issued share capital and are not secured by the collateral securing the CLO VIII Refinancing Secured Notes. We purchased all of the CLO VIII Refinancing Additional Preferred Shares issued on the CLO VIII Refinancing Date. On the Original CLO VIII Closing Date, the CLO VIII Refinancing Issuer issued $101.7 million of subordinated interests in the form of 101,675 of its preferred shares which we purchased and continue to hold. The total amount of outstanding preferred shares as of the Refinancing Date is 125,675.
On the Original CLO VIII Closing Date, the CLO VIII Refinancing Issuer entered into a loan sale agreement with us, which provided for the sale and contribution of approximately $143.0 million par amount of middle market loans from tus to the CLO VIII Refinancing Issuer on the Original CLO VIII Closing Date and for future sales from us to the CLO VIII Refinancing Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO VIII Secured Notes. As part of the CLO VIII Refinancing, the CLO VIII Refinancing Issuer and us entered into an amended and restated loan sale agreement dated as of the

CLO VIII Refinancing Date (the “BOCIC CLO VIII Loan Sale Agreement”), which provides for the sale and contribution of approximately $192.3 million par amount of middle market loans from us to the CLO VIII Refinancing Issuer on the CLO VIII Refinancing Date and for future sales from us to the CLO VIII Refinancing Issuer on an ongoing basis. Such loans constituted part of the portfolio of assets securing the CLO VIII Refinancing Secured Notes. We made customary representations, warranties, and covenants to the CLO VIII Refinancing Issuer under the applicable loan sale agreement.
Through April 24, 2029, a portion of the proceeds received by the CLO VIII Refinancing Issuer from the loans securing the CLO VIII Refinancing Secured Notes may be used by the CLO VIII Refinancing Issuer to purchase additional middle market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO VIII Refinancing Issuer and in accordance with our investing strategy and ability to originate eligible middle market loans.
The CLO VIII Refinancing Secured Notes are the secured obligation of the CLO VIII Refinancing Issuer, and the CLO VIII Refinancing Indenture includes customary covenants and events of default.
CLO XI
On May 24, 2023 (the “CLO XI Closing Date”), we completed a $395.8 million term debt securitization transaction (the “CLO XI Transaction”). The secured notes and preferred shares issued in the CLO XI Transaction and the secured loan borrowed in the CLO XI Transaction were issued and incurred, as applicable, by our consolidated subsidiary Owl Rock CLO XI, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XI Issuer”).
The CLO XI Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO XI Closing Date (the “CLO XI Indenture”), by and among the CLO XI Issuer and State Street Bank and Trust Company: (i) $152.5 million of AAA(sf) Class A-1T Notes, which bear interest at three-month term SOFR plus 2.50%, (ii) $25.5 million of AAA(sf) Class A-1F Notes, which bear interest at 6.10% and (iii) $32.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 3.60% (together, the “CLO XI Secured Notes”) and (B) the borrowing by the Issuer of $50.0 million under floating rate Class A-1L loans (the “CLO XI Class A-1L Loans” and together with the CLO XI Secured Notes, the “CLO XI Debt”). The CLO XI Class A-1L Loans bear interest at three-month term SOFR plus 2.50%. The CLO XI Class A-1L Loans were borrowed under a loan agreement (the “CLO XI A-1L Loan Agreement”), dated as of the CLO XI Closing Date, by and among the CLO XI Issuer, as borrower, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XI Debt is secured by middle-market loans, participation interests in middle-market loans and other assets of the Issuer. The CLO XI Debt is scheduled to mature on the Payment Date (as defined in the CLO XI Indenture) in May, 2035. The CLO XI Secured Notes were privately placed by SMBC Nikko Securities America, Inc. as Initial Purchaser.
Concurrently with the issuance of the CLO XI Secured Notes and the borrowing under the CLO XI Class A-1L Loans, the CLO XI Issuer issued approximately $135.8 million of subordinated securities in the form of 135,820 preferred shares at an issue price of U.S. $1,000 per share (the “CLO XI Preferred Shares”).
As part of the CLO XI Transaction, we entered into a loan sale agreement with the CLO XI Issuer dated as of the CLO XI Closing Date, which provided for the contribution of approximately $96.4 million funded par amount of middle-market loans from us to the CLO XI Issuer on the CLO XI Closing Date and for future sales from us to the CLO XI Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XI Debt. No gain or loss was recognized as a result of these sales and contributions. The remainder of the initial portfolio assets securing the CLO XI Debt consisted of approximately $260.6 million funded par amount of middle-market loans purchased by the CLO XI Issuer from Core Income Funding IV LLC, our wholly-owned subsidiary, under an additional loan sale agreement executed on the CLO XI Closing Date between the CLO XI Issuer and Core Income Funding IV LLC (the “Core Income Funding IV Loan Sale Agreement”). We and Core Income Funding IV LLC each made customary representations, warranties, and covenants to the CLO XI Issuer under the applicable loan sale agreement.
Through May 15, 2027, a portion of the proceeds received by the CLO XI Issuer from the loans securing the CLO XI Debt may be used by the CLO XI Issuer to purchase additional middle-market loans under the direction of Blue Owl Credit Advisors LLC (“OCA”), our investment advisor, in its capacity as collateral manager for the CLO XI Issuer and in accordance with our investing strategy and ability to originate eligible middle-market loans.
The CLO XI Debt is the secured obligation of the CLO XI Issuer, and the CLO XI Indenture and CLO XI A-1L Loan Agreement each include customary covenants and events of default.
CLO XII
On July 18, 2023 (the “CLO XII Closing Date”), we completed a $396.5 million term debt securitization transaction (the “CLO XII Transaction”). The secured notes and preferred shares issued in the CLO XII Transaction and the secured loan borrowed in the

CLO XII Transaction were issued and incurred, as applicable, by our consolidated subsidiary Owl Rock CLO XII, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XII Issuer”).
The CLO XII Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO XII Closing Date (the “CLO XII Indenture”), by and among the CLO XII Issuer and State Street Bank and Trust Company: (i) $90.0 million of AAA(sf) Class A-1A Notes, which bear interest at three-month term SOFR plus 2.55%, (ii) $22.0 million of AAA(sf) Class A-1B Notes, which bear interest at 6.37%, (iii) $8.0 million of AAA(sf) Class A-2 Notes, which bear interest at three-month term SOFR plus 3.10% and (iv) $24.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 3.55% (together, the “CLO XII Secured Notes”) and (B) the borrowing by the CLO XII Issuer of $116.0 million under floating rate Class A-1L loans (the “CLO XII Class A-1L Loans” and together with the CLO XII Secured Notes, the “CLO XII Debt”). The CLO XII Class A-1L Loans bear interest at three-month term SOFR plus 2.55%. The CLO XII Class A-1L Loans were borrowed under a credit agreement (the “CLO XII Class A-1L Credit Agreement”), dated as of the CLO XII Closing Date, by and among the CLO XII Issuer, as borrower, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XII Debt is secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XII Issuer. The CLO XII Debt is scheduled to mature on the Payment Date (as defined in the CLO XII Indenture) in July, 2034. The CLO XII Secured Notes were privately placed by BofA Securities, Inc. as Initial Purchaser.
Concurrently with the issuance of the CLO XII Secured Notes and the borrowing under the CLO XII Class A-1L Loans, the CLO XII Issuer issued approximately $136.5 million of subordinated securities in the form of 136,500 preferred shares at an issue price of U.S. $1,000 per share (the “CLO XII Preferred Shares”).
As part of the CLO XII Transaction, we entered into a loan sale agreement with the CLO XII Issuer dated as of the CLO XII Closing Date (the “CLO XII OCIC Loan Sale Agreement”), which provided for the contribution of approximately $78.0 million funded par amount of middle-market loans from us to the CLO XII Issuer on the CLO XII Closing Date and for future sales from us to the CLO XII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XII Debt. The remainder of the initial portfolio assets securing the CLO XII Debt consisted of approximately $295.7 million funded par amount of middle-market loans purchased by the CLO XII Issuer from Core Income Funding III LLC, a wholly-owned subsidiary of ours, under an additional loan sale agreement executed on the CLO XII Closing Date between the CLO XII Issuer and Core Income Funding III LLC (the “CLO XII Core Income Funding III Loan Sale Agreement”). No gain or loss was recognized as a result of these sales and contributions. We and Core Income Funding III LLC each made customary representations, warranties, and covenants to the CLO XII Issuer under the applicable loan sale agreement.
Through July 20, 2026, a portion of the proceeds received by the CLO XII Issuer from the loans securing the CLO XII Debt may be used by the CLO XII Issuer to purchase additional middle-market loans under the direction of the Adviser in its capacity as collateral manager for the CLO XII Issuer and in accordance with our investing strategy and ability to originate eligible middle-market loans.
The CLO XII Debt is the secured obligation of the CLO XII Issuer, and the CLO XII Indenture and CLO XII Class A-1L Credit Agreement each include customary covenants and events of default.
CLO XV
On January 30, 2024 (the “CLO XV Closing Date”), we completed a $478.0 million term debt securitization transaction (the “CLO XV Transaction”). The secured notes and preferred shares issued in the CLO XV Transaction and the secured loan borrowed in the CLO XV Transaction were issued and incurred, as applicable, by our consolidated subsidiary Owl Rock CLO XV, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XV Issuer”).
The CLO XII Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO XV Closing Date (the “CLO XV Indenture”), by and among the CLO XV Issuer and State Street Bank and Trust Company: (i) $273.6 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 2.30%, (ii) $38.4 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 3.20% (together, the “CLO XV Secured Notes”). The CLO XV Secured Notes are secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XV Issuer. The CLO XV Secured Notes are scheduled to mature on the Payment Date (as defined in the CLO XV Indenture) in January, 2036. The CLO XV Secured Notes were privately placed by Natixis Securities Americas LLC as placement agent.
Concurrently with the issuance of the CLO XV Secured Notes, the CLO XV Issuer issued approximately $166.0 million of subordinated securities in the form of 165,980 preferred shares at an issue price of U.S. $1,000 per share (the “CLO XV Preferred Shares”).

As part of the CLO XV Transaction, we entered into a loan sale agreement with the CLO XV Issuer dated as of the CLO XV Closing Date (the “CLO XV OCIC Loan Sale Agreement”), which provided for the contribution of approximately $115.4 million funded par amount of middle-market loans from us to the CLO XV Issuer on the CLO XV Closing Date and for future sales from us to the CLO XV Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XV Secured Notes. The remainder of the initial portfolio assets securing the CLO XV Secured Notes consisted of approximately $329.7 million funded par amount of middle-market loans purchased by the CLO XV Issuer from Core Income Funding I LLC, our wholly-owned subsidiary, under an additional loan sale agreement executed on the CLO XV Closing Date between the CLO XV Issuer and Core Income Funding I LLC (the “CLO XV Core Income Funding I Loan Sale Agreement”). No gain or loss was recognized as a result of these sales and contributions. We and Core Income Funding I LLC each made customary representations, warranties, and covenants to the CLO XV Issuer under the applicable loan sale agreement.
Through January 20, 2028, a portion of the proceeds received by the CLO XV Issuer from the loans securing the CLO XV Secured Notes may be used by the CLO XV Issuer to purchase additional middle-market loans under the direction of the Adviser in its capacity as collateral manager for the CLO XV Issuer and in accordance with our investing strategy and ability to originate eligible middle-market loans.
The CLO XV Secured Notes is the secured obligation of the CLO XV Issuer, and the CLO XV Indenture each include customary covenants and events of default.
CLO XVI
On March 7, 2024 (the “CLO XVI Closing Date”), we completed a $597.0 million term debt securitization transaction (the “CLO XVI Transaction”). The secured notes and preferred shares issued in the CLO XVI Transaction and the secured loan borrowed in the CLO XVI Transaction were issued and incurred, as applicable, by our consolidated subsidiary Owl Rock CLO XVI, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XVI Issuer”).
The CLO XVI Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO XVI Closing Date (the “CLO XVI Indenture”), by and among the CLO XVI Issuer and State Street Bank and Trust Company: (i) $342.0 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 2.00%, (ii) $48.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 2.50% and (iii) $30.0 million of A(sf) Class C Notes, which bear interest at three-month term SOFR plus 3.30% (together, the “CLO XVI Secured Notes”). The CLO XVI Secured Notes are secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XVI Issuer. The CLO XVI Debt is scheduled to mature on the Payment Date (as defined in the CLO XVI Indenture) in April, 2036. The CLO XVI Secured Notes were privately placed by Deutsche Bank Securities Inc. as Initial Purchaser.
Concurrently with the issuance of the CLO XVI Secured Notes, the CLO XVI Issuer issued approximately $177.0 million of subordinated securities in the form of 177,000 preferred shares at an issue price of U.S. $1,000 per share (the “CLO XVI Preferred Shares”).
As part of the CLO XVI Transaction, we entered into a loan sale agreement with the CLO XVI Issuer dated as of the CLO XVI Closing Date (the “OCIC CLO XVI Loan Sale Agreement”), which provided for the contribution of approximately $206.6 million funded par amount of middle-market loans from us to the CLO XVI Issuer on the CLO XVI Closing Date and for future sales from us to the CLO XVI Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XVI Secured Notes. The remainder of the initial portfolio assets secured the CLO XVI Secured Notes consisted of approximately $356.5 million funded par amount of middle-market loans purchased by the CLO XVI Issuer from Core Income Funding II LLC, our wholly-owned subsidiary, under an additional loan sale agreement executed on the CLO XVI Closing Date between the CLO XVI Issuer and Core Income Funding II LLC (the “CLO XVI Core Income Funding II Loan Sale Agreement”). We and Core Income Funding II LLC each made customary representations, warranties, and covenants to the CLO XVI Issuer under the applicable loan sale agreement. No gain or loss was recognized as a result of these sales and contributions.
Through April 20, 2028, a portion of the proceeds received by the CLO XVI Issuer from the loans securing the CLO XVI Secured Notes may be used by the CLO XVI Issuer to purchase additional middle-market loans under the direction of the Adviser in its capacity as collateral manager for the CLO XVI Issuer and in accordance with our investing strategy and ability to originate eligible middle-market loans.
The CLO XVI Secured Notes is the secured obligation of the CLO XVI Issuer, and the CLO XVI Indenture includes customary covenants and events of default.
CLO XVII
On July 18, 2024 (the “CLO XVII Closing Date”), we completed a $500.59 million term debt securitization transaction (the “CLO XVII Transaction”). The secured notes and preferred shares issued in the CLO XVII Transaction and the secured loan borrowed in the CLO XVII Transaction were issued and incurred, as applicable, by our consolidated subsidiary Owl Rock CLO XVII, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XVII Issuer”).
The CLO XVII Transaction was executed by the issuance of the following classes of notes and preferred shares pursuant to an indenture dated as of the CLO XVII Closing Date (the “CLO XVII Indenture”), by and among the CLO XVII Issuer and State Street Bank and Trust Company: (i) $275.0 million of AAA(sf) Class A-1 Notes, which bear interest at three-month term SOFR plus 1.68%, (ii) $25.0 million of AAA(sf) Class A-2 Notes, which bear interest at three-month term SOFR plus 1.85% and (iii) $25.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 1.95% (together, the “CLO XVII Secured Notes”). The CLO XVII Secured Notes are secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XVII Issuer. The CLO XVII Secured Notes are scheduled to mature on the Payment Date (as defined in the CLO XVII Indenture) in July 2036. The CLO XVII Secured Notes were privately placed by Natixis Securities Americas LLC, as Placement Agent.
Concurrently with the issuance of the CLO XVII Secured Notes, the CLO XVII Issuer issued approximately $175.59 million of subordinated securities in the form of 177,590 preferred shares at an issue price of U.S. $1,000 per share (the “CLO XVII Preferred Shares”).
As part of the CLO XVII Transaction, we entered into a loan sale agreement with the CLO XVII Issuer dated as of the CLO XVII Closing Date (the “CLO XVII OCIC Loan Sale Agreement”), which provided for the contribution of approximately $463.204 million funded par amount of middle-market loans from us to the CLO XVII Issuer on the CLO XVII Closing Date and for future sales from us to the CLO XVII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XVII Secured Notes. The remainder of the initial portfolio assets secured the CLO XVII Secured Notes consisted of approximately $11.987 million funded par amount of middle-market loans purchased by the CLO XVII Issuer from Core Income Funding I LLC, a wholly-owned subsidiary of ours, under an additional loan sale agreement executed on the CLO XVII Closing Date between the CLO XVII Issuer and Core Income Funding I LLC (the “CLO XVII Core Income Funding I Loan Sale Agreement”). We and Core Income Funding I LLC each made customary representations, warranties, and covenants to the CLO XVII Issuer under the applicable loan sale agreement. No gain or loss was recognized as a result of these sales and contributions.
Through the Payment Date in July 2028, a portion of the proceeds received by the CLO XVII Issuer from the loans securing the CLO XVII Secured Notes may be used by the CLO XVII Issuer to purchase additional middle-market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO XVII Issuer and in accordance with our investing strategy and ability to originate eligible middle-market loans.
The CLO XVII Secured Notes are the secured obligation of the CLO XVII Issuer, and the CLO XVII Indenture includes customary covenants and events of default.
CLO XVIII
On July 12, 2024 (the “CLO XVIII Closing Date”), we completed a $399.80 million term debt securitization transaction (the “CLO XVIII Transaction”). The secured notes and preferred shares issued in the CLO XVIII Transaction and the secured loan borrowed in the CLO XVIII Transaction were issued and incurred, as applicable, by our consolidated subsidiary Owl Rock CLO XVIII, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XVIII Issuer”).
The CLO XVIII Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture dated as of the CLO XVIII Closing Date (the “CLO XVIII Indenture”), by and among the CLO XVIII Issuer and State Street Bank and Trust Company: (i) $178.0 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 1.70%, (ii) $32.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 1.95% (together, the “CLO XVIII Secured Notes”) and (B) the borrowing by the CLO XVIII Issuer of $50.0 million under floating rate Class A-1L Loans (the “CLO XVIII Class A-1L Loans” and together with the CLO XVIII Secured Notes, the “CLO XVIII Debt”). The CLO XVIII Class A-1L Loans bear interest at three-month term SOFR plus 1.70%. The CLO XVIII Class A-1L Loans were borrowed under a loan agreement (the “CLO XVIII A-1L Loan Agreement”), dated as of the CLO XVIII Closing Date, by and among the CLO XVIII Issuer, as borrower, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XVIII Debt is secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XVIII Issuer. The CLO XVIII Debt is scheduled to mature on the Payment Date (as defined in the CLO XVIII Indenture) in July 2036. The CLO XVIII Secured Notes were privately placed by Deutsche Bank Securities Inc. as Initial Purchaser.
Concurrently with the issuance of the CLO XVIII Secured Notes, the CLO XVIII Issuer issued approximately $139.8 million of subordinated securities in the form of 139,800 preferred shares at an issue price of U.S. $1,000 per share (the “CLO XVIII Preferred Shares”).

As part of the CLO XVIII Transaction, we entered into a loan sale agreement with the CLO XVIII Issuer dated as of the CLO XVIII Closing Date (the “CLO XVIII OCIC Loan Sale Agreement”), which provided for the contribution of approximately $246.228 million funded par amount of middle-market loans from us to the CLO XVIII Issuer on the CLO XVIII Closing Date and for future sales from us to the CLO XVIII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XVIII Secured Notes. The remainder of the initial portfolio assets secured the CLO XVIII Secured Notes consisted of approximately $146.385 million funded par amount of middle-market loans purchased by the CLO XVIII Issuer from Core Income Funding IV LLC, a wholly-owned subsidiary of ours, under an additional loan sale agreement executed on the CLO XVIII Closing Date between the CLO XVIII Issuer and Core Income Funding IV LLC (the “CLO XVIII Core Income Funding IV Loan Sale Agreement”). We and Core Income Funding IV LLC each made customary representations, warranties, and covenants to the CLO XVIII Issuer under the applicable loan sale agreement. No gain or loss was recognized as a result of these sales and contributions.
Through the Payment Date in July 2029, a portion of the proceeds received by the CLO XVIII Issuer from the loans securing the CLO XVIII Debt may be used by the CLO XVIII Issuer to purchase additional middle-market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO XVIII Issuer and in accordance with our investing strategy and ability to originate eligible middle-market loans.
The CLO XVIII Debt is the secured obligation of the CLO XVIII Issuer, and the CLO XVIII Indenture and CLO XVIII A-1L Loan Agreement each include customary covenants and events of default.
CLO XIX
On October 29, 2024 (the “CLO XIX Closing Date”), we completed a $401.3 million term debt securitization transaction (the “CLO XIX Transaction”). The secured notes and preferred shares issued in the CLO XIX Transaction and the secured loan borrowed in the CLO XIX Transaction were issued and incurred, as applicable, by our consolidated subsidiary Owl Rock CLO XIX, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XIX Issuer”).
The CLO XIX Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the Closing Date (the “CLO XIX Indenture”), by and among the CLO XIX Issuer and State Street Bank and Trust Company: (i) $153 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 1.65% and (ii) $32 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 1.90% (together, the “Secured Notes”) and (B) the borrowing by the CLO XIX Issuer of (i) $50 million under floating rate Class A-1L-1 loans (the “CLO XIX Class A-1L-1 Loans”) and (ii) $25 million under floating rate Class A-1L-2 loans (the “CLO XIX Class A-1L-2 Loans” and together with the CLO XIX Class A-1L-1 Loans and the Secured Notes, the “CLO XIX Debt”). The CLO XIX Class A-1L-1 Loans bear interest at three-month term SOFR plus 1.65%. The CLO XIX Class A-1L-2 Loans bear interest at three-month term SOFR plus 1.65%. The CLO XIX Class A-1L-1 Loans were borrowed under a loan agreement (the “CLO XIXA-1L-1 Loan Agreement”), dated as of the CLO XIX Closing Date, by and among the CLO XIX Issuer, as borrower, the lenders party thereto, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XIX Class A-1L-2 Loans were borrowed under a loan agreement (the “CLO XIXA-1L-2 Loan Agreement”), dated as of the CLO XIX Closing Date, by and among the CLO XIX Issuer, as borrower, the lenders party thereto, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XIX Debt is secured by middle market loans, participation interests in middle market loans and other assets of the CLO XIX Issuer. The CLO XIX Debt is scheduled to mature on the Payment Date (as defined in the Indenture) in October 2037. The CLO XIX Secured Notes were privately placed by BofA Securities, Inc., as Initial Purchaser.
Concurrently with the issuance of the CLO XIX Secured Notes, the CLO XIX Issuer issued approximately $141.3 million of subordinated securities in the form of 141,300 preferred shares at an issue price of U.S.$1,000 per share (the “CLO XIX Preferred Shares”).
As part of the CLO XIX Transaction, we entered into a loan sale agreement with the CLO XIX Issuer, dated as of the CLO XIX Closing Date (the “CLO XIX OCIC Loan Sale Agreement”), which provided for the contribution and sale of approximately $301.236 million funded par amount of middle market loans from us to the CLO XIX Issuer on the CLO XIX Closing Date and for future sales from us to the CLO XIX Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XIX Debt. The remainder of the initial portfolio assets securing the CLO XIX Debt consisted of approximately $56.224 million funded par amount of middle market loans purchased by the CLO XIX Issuer from Core Income Funding III LLC, a wholly-owned subsidiary of ours, under an additional loan sale agreement executed on the Closing Date between the CLO XIX Issuer and Core Income Funding III LLC (the “CLO XIX Core Income Funding III Loan Sale Agreement”). We and Core Income Funding III LLC each made customary representations, warranties, and covenants to the CLO XIX Issuer under the applicable loan sale agreement. No gain or loss was recognized as a result of these sales or contributions.
Through October 2029, a portion of the proceeds received by the CLO XIX Issuer from the loans securing the Debt may be used by the CLO XIX Issuer to purchase additional middle market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO XIX Issuer and in accordance with our investing strategy and ability to originate eligible middle market loans.

The CLO XIX Debt is the secured obligation of the CLO XIX Issuer, and the CLO XIX Indenture, the CLO XIXA-1L-1 Loan Agreement and the CLO XIXA-1L-2 Loan Agreement each include customary covenants and events of default.
Unsecured Notes
On November 30, 2022, we entered into an agreement of removal, appointment and acceptance (the “Tripartite Agreement”), with Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association (the “Retiring Trustee”) and Trust Bank (the “Successor Trustee”), with respect to the Indenture, dated September 23, 2021 between us and the Retiring Trustee (the “Base Indenture”), the first supplemental indenture, dated September 23, 2021 (the “First Supplemental Indenture”) between us and the Retiring Trustee, the second supplemental indenture, dated February 8, 2022 (the “Second Supplemental Indenture”) between us and the Retiring Trustee, the third supplemental indenture, dated March 29, 2022 (the “Third Supplemental Indenture”) between us and the Retiring Trustee, and the fourth Supplemental Indenture, dated September 16, 2022 (the “Fourth Supplemental Indenture” and together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”) between us and the Retiring Trustee.
The Tripartite Agreement provided that, effective as of the date thereof, (1) the Retiring Trustee assigns, transfers, delivers and confirms to the Successor Trustee all of its rights, title and interest under the Indenture and all of the rights, power, trusts and duties as trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture; and (2) the Successor Trustee accepts its appointment successor trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture, and accepts the rights, indemnities, protections, powers, trust and duties of or afforded to Retiring Trustee as trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture. The Successor Trustee’s appointment in its capacities as paying agent and security registrar became effective on December 14, 2022.
March 2025 Notes
On March 29, 2022, we issued $500.0 million aggregate principal amount of 5.500% notes due 2025 (the notes initially issued on March 29, 2022, together with the registered notes issued in the exchange offer described below, the “March 2025 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale by the Initial Purchasers to persons they reasonably believe to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. When initially issued, the March 2025 Notes were not registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from registration. On March 21, 2025, the maturity date for the March 2025 Notes, the Company repaid in full all $500.0 million in aggregate principal amount of the March 2025 Notes at 100.0% of their principal amount, plus the accrued and unpaid interest thereon through, but excluding, March 21, 2025.
The March 2025 Notes were issued pursuant to the Base Indenture and the Third Supplemental Indenture (together, the “March 2025 Indenture”). The March 2025 Notes bore interest at a rate of 5.500% per year payable semi-annually on March 21 and September 21 of each year, commencing on September 21, 2022. Concurrent with the issuance of the March 2025 Notes, in connection with the offering, we entered into a Registration Rights Agreement, dated as of March 29, 2022 (the “March 2025 Registration Rights Agreement”), for the benefit of the purchasers of the March 2025 Notes. Pursuant to the terms of the March 2025 Registration Rights Agreement, we filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the notes initially issued on March 29, 2022 for newly issued registered notes with substantially similar terms, which expired on August 23, 2022 and was completed promptly thereafter.
The March 2025 Notes were our direct, general unsecured obligations and ranked senior in right of payment to all of our future indebtedness or other obligations that were expressly subordinated, or junior, in right of payment to the March 2025 Notes. The March 2025 Notes ranked pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that were not so subordinated, or junior to the March 2025 Notes. The March 2025 Notes ranked effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we secure) to the extent of the value of the assets securing such indebtedness. The March 2025 Notes ranked structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.
September 2026 Notes
On September 23, 2021, we issued $350.0 million aggregate principal amount of 3.125% notes due 2026 (the notes initially issued on September 23, 2021, together with the registered notes issued in the exchange offer described below, the “September 2026 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. When initially issued, the September 2026 Notes were not registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from registration.

The September 2026 Notes were issued pursuant to the Base Indenture, and the First Supplemental Indenture (together, the “September 2026 Indenture”). The September 2026 Notes will mature on September 23, 2026 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the September 2026 Indenture. The September 2026 Notes initially bear interest at a rate of 3.125% per year payable semi-annually on March 23 and September 23 of each year, commencing on March 23, 2022. Concurrent with the issuance of the September 2026 Notes, we entered into a Registration Rights (the “September 2026 Registration Rights Agreement”) Agreement for the benefit of the purchasers of the September 2026 Notes. Pursuant to the terms of the September 2026 Registration Rights Agreement, we filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the notes initially issued on September 23, 2021 for newly issuer registered notes with substantially similar terms, which expired on August 23, 2022 and was completed promptly thereafter.
The September 2026 Notes are our direct, general unsecured obligations and rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the September 2026 Notes. The September 2026 Notes rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior. The September 2026 Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The September 2026 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.
The September 2026 Indenture contains certain covenants, including covenants requiring us to (i) comply with the asset coverage requirements of the 1940 Act, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the September 2026 Notes and the Successor Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the September 2026 Indenture.
In addition, if a change of control repurchase event, as defined in the September 2026 Indenture, occurs prior to maturity, holders of the September 2026 Notes will have the right, at their option, to require us to repurchase for cash some or all of the September 2026 Notes at a repurchase price equal to 100% of the aggregate principal amount of the September 2026 Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
February 2027 Notes
On February 8, 2022, we issued $500.0 million aggregate principal amount of 4.70% notes due 2027 (the notes initially issued on February 8, 2022, together with the registered notes issued in the exchange offer described below, the “February 2027 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. When initially issued, the February 2027 Notes were not been registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from registration.
The February 2027 Notes were issued pursuant to the Base Indenture and the Second Supplemental Indenture (together, the “February 2027 Indenture”). The February 2027 Notes will mature on February 8, 2027 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the February 2027 Indenture. The February 2027 Notes initially bear interest at a rate of 4.70% per year payable semi-annually on February 8 and August 8 of each year, commencing on August 8, 2022. Concurrent with the issuance of the February 2027 Notes we entered into a Registration Rights Agreement (the “February 2027 Registration Rights Agreement”) for the benefit of the purchasers of the February 2027 Notes. Pursuant to the terms of the February 2027 Registration Rights Agreement we filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the notes initially issued on February 8, 2022 for newly issuer registered notes with substantially similar terms, which expired on August 23, 2022 and was completed promptly thereafter.
The February 2027 Notes are our direct, general unsecured obligations and will rank senior in right of payment to all of its future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the February 2027 Notes. The February 2027 Notes rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior to the 2027 Notes. The February 2027 Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The February 2027 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.
The February 2027 Indenture contains certain covenants, including covenants requiring us to (i) comply with asset coverage requirements of the 1940 Act, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the February 2027 Notes and the Successor Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the Indenture. In addition, if a change of control repurchase event, as defined in the February 2027 Indenture, occurs prior to maturity, holders of the February 2027 Notes will have the right, at their option, to require us to repurchase for cash some or all of the February 2027 Notes at a repurchase price equal to

100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
September 2027 Notes
On September 16, 2022, we issued $600.0 million aggregate principal amount of 7.750% notes due 2027 (the notes initially issued on September 16, 2022, together with the registered notes issued in the exchange offer described below, the “September 2027 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. When initially issued, the September 2027 Notes were not registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from registration.
The September 2027 Notes were issued pursuant to the Base Indenture and the Fourth Supplemental Indenture (together, the “September 2027 Indenture”). The September 2027 Notes will mature on September 16, 2027 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the September 2027 Indenture. The September 2027 Notes bear interest at a rate of 7.750% per year payable semi-annually on March 16 and September 16 of each year, commencing on March 16, 2023. Concurrent with the issuance of the September 2027 Notes, we entered into a Registration Rights Agreement (the “September 2027 Registration Rights Agreement”) for the benefit of the purchasers of the September 2027 Notes. Pursuant to the terms of the September 2027 Registration Rights Agreement, we filed a registration statement with the SEC and, on July 12, 2023, commenced an offer to exchange the notes initially issued on September 16, 2022 for newly issuer registered notes with substantially similar terms, which expired on August 23, 2023 and was completed promptly thereafter.
The September 2027 Notes are our direct, general unsecured obligations and rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the September 2027 Notes. The September 2027 Notes rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior to the September 2027 Notes. The September 2027 Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The September 2027 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.
The September 2027 Indenture contains certain covenants, including covenants requiring us to (i) comply with Section 18(a)(1)(A) of the 1940 Act whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the September 2027 Notes and the Successor Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the September 2027 Indenture.
In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the September 2027 Notes will have the right, at their option, to require us to repurchase for cash some or all of the September 2027 Notes at a repurchase price equal to 100% of the aggregate principal amount of the September 2027 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the September 2027 Notes, on October 18, 2022 we entered into centrally cleared interest rate swaps. The notional amount of the interest rate swaps is $600.0 million. We will receive fixed rate interest at 7.750% and pay variable rate interest based on SOFR plus 3.84%. The interest rate swaps mature on September 16, 2027. For the three months ended June 30, 2025 and 2024, we did not make a periodic payment. For the six months ended June 30, 2025 and 2024, we made periodic payments of $2.4 million and $4.7 million, respectively. The interest expense related to the September 2027 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on our Consolidated Statements of Operations. As of June 30, 2025, the interest rate swap had a fair value of $7.3 million ($1.4 million net of the present value of the cash flows of the September 2027 Notes). As of December 31, 2024, the interest rate swap had a fair value of $(0.7) million ($0.8 million net of the present value of the cash flows of the September 2027 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on our Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the September 2027 Notes, with the remaining difference included as a component of interest expense on the Consolidated Statements of Operations.
AUD 2027 Notes
On October 23, 2024, we issued A$450.0 million 6.500% Fixed Rate Notes due October 23, 2027 (the “AUD 2027 Notes”) under its A$2,500,000,000 Australian debt issuance program (the “Australian Debt Issuance Program”). The Australian Debt Issuance Program provides for us to issue debt securities from time to time. Debt securities issued pursuant to the Australian Debt Issuance Program (i) are issued pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), (ii) are not registered under the Securities Act, (iii) may not be offered or sold in the United States or to a U.S. person without registration under, or an applicable exemption from the registration requirements of the Securities Act, and (iv) are to be issued in amount not exceeding an aggregate of A$2.5 billion.
The terms of the AUD 2027 Notes are set out in a Pricing Supplement, dated October 21, 2024 (the “AUD 2027 Notes Pricing Supplement”) and the Note Deed Poll, dated October 6, 2024 (the “AUD 2027 Notes Note Deed Poll”) and the AUD 2027 Notes were issued pursuant to the Dealer Common Terms Deed Poll, dated October 6, 2024 (the “AUD 2027 Notes Dealer Common Terms Deed Poll”) and a Subscription Agreement (the “ AUD 2027 Notes Subscription Agreement”), dated October 21, 2024, by and among us and Deutsche Bank AG, Sydney Branch and Mizuho Securities Asia Limited, named as the joint lead managers and dealers therein (the “AUD 2027 Notes Dealers”).
The net proceeds from the sale of the AUD 2027 Notes offering were approximately A$446.643 million, after deducting the fees paid to the AUD 2027 Notes Dealers.
The AUD 2027 Notes will mature on October 23, 2027, and may be redeemed in whole at our option as set forth in the AUD 2027 Notes Pricing Supplement. The AUD 2027 Notes bear interest at 6.500% per year payable semi-annually on April 23 and October 23 of each year, commencing on April 23, 2025. The AUD 2027 Notes will be our direct, general unsecured obligations and will rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the AUD 2027 Notes. The AUD 2027 Notes will rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior to the AUD 2027 Notes. The AUD 2027 Notes will rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The AUD 2027 Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.
In addition, if a change of control repurchase event, as defined in the AUD 2027 Notes Pricing Supplement, occurs prior to maturity, holders of the AUD 2027 Notes will have the right, at their option, to require us to repurchase for cash some or all of the AUD 2027 Notes at a repurchase price equal to 100% of the aggregate principal amount of the AUD 2027 Notes being repurchased, plus accrued and unpaid interest to, but not including, the redemption date.
In connection with the issuance of the AUD 2027 Notes, we entered into both a bilateral cross-currency swap and interest rate swap, for notional amounts of A$379.0 million and A$71.0 million, respectively. We received fixed rate interest of 6.50% and paid variable rate interest based on, one-month SOFR plus 2.67% and three-month BBSY plus 2.72%, for the bilateral cross-currency swap and interest rate swap, respectively. The swaps mature on October 23, 2027. For the three and six months ended June 30, 2025, we made periodic payments of $1.3 million and $0.2 million for the cross-currency swap and interest rate swap, respectively. The interest expense related to the AUD 2027 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on our Consolidated Statements of Operations. As of June 30, 2025, the swaps had an aggregate fair value of $(0.6) million ($(0.7) million net of the present value of the cash flows of the AUD 2027 Notes). As of December 31, 2024, the interest rate swap had a fair value of $(20.7) million ($0.4 million net of the present value of the cash flows of the AUD 2027 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on our Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the AUD 2027 Notes, with the remaining difference included as a component of interest expense on our Consolidated Statements of Operations. The change in foreign exchange rate of the cross-currency swap is offset by the change in foreign exchange rate of the AUD 2027 Notes, with the remaining difference included as a component of translation of assets and liabilities in foreign currencies on our Consolidated Statements of Operations.
May 2028 Notes
On May 23, 2025, we issued $500.0 million aggregate principal amount of its 5.900% notes due 2028 (the “May 2028 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The May 2028 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The May 2028 Notes were issued pursuant to the Base Indenture and a Tenth Supplemental Indenture, dated as of May 23, 2025 (the “Tenth Supplemental Indenture” and together with the Base Indenture, the “May 2028 Indenture”), between us and the Trustee. The May 2028 Notes will mature on May 23, 2028 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the May 2028 Indenture. The May 2028 Notes bear interest at a rate of 5.900% per year payable semi-annually on May 23 and November 23 of each year, commencing on November 23, 2025. Concurrent with the issuance of the May 2028 Notes, we entered into a Registration Rights Agreement (the “May 2028 Registration Rights Agreement”) for the

benefit of the purchasers of the May 2028 Notes. Pursuant to the May 2028 Registration Rights Agreement, we are obligated to file a registration statement with the SEC with respect to an offer to exchange the May 2028 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the May 2028 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the May 2028 Notes. If we fail to satisfy our registration obligations under the May 2028 Registration Rights Agreement, it will be required to pay additional interest to the holders of the May 2028 Notes.

The May 2028 Notes are our direct, general unsecured obligations and rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the May 2028 Notes. The May 2028 Notes rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior, to the May 2028 Notes. The May 2028 Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The May 2028 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

The May 2028 Indenture contains certain covenants, including covenants requiring us to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the May 2028 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the May 2028 Notes and the Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the May 2028 Indenture.

In addition, if a change of control repurchase event, as defined in the May 2028 Indenture, occurs prior to maturity, holders of the May 2028 Notes will have the right, at their option, to require us to repurchase for cash some or all of the May 2028 Notes at a repurchase price equal to 100% of the aggregate principal amount of the May 2028 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

In connection with the issuance of the May 2028 Notes, on May 23, 2025 we entered into a bilateral interest rate swap. The notional amount of the interest rate swaps is $500.0 million. We will receive fixed rate interest at 5.900% and pay variable rate interest based on SOFR plus 2.1761%. The interest rate swaps mature on May 23, 2028. For the three months ended June 30, 2025, we did not make any periodic payments. The interest expense related to the May 2028 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on our Consolidated Statements of Operations. As of June 30, 2025, the interest rate swap had a fair value of $3.6 million ($0.1 million net of the present value of the cash flows of the May 2028 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the our Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the May 2028 Notes, with the remaining difference included as a component of interest expense on our Consolidated Statements of Operations.
June 2028 Notes
On June 13, 2023, we issued $500.0 million aggregate principal amount of our 7.950% notes due 2028 and on July 14, we issued an additional $150.0 million aggregate principal amount of our 7.950% notes due 2028 (together, the “June 2028 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The June 2028 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The June 2028 Notes were issued pursuant to the Base Indenture and the Fifth Supplemental Indenture (together with the Base Indenture, the “June 2028 Indenture”), between us and the Trustee. The June 2028 Notes will mature on June 13, 2028 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the June 2028 Indenture. The June 2028 Notes bear interest at a rate of 7.950% per year payable semi-annually on June 13 and December 13 of each year, commencing on December 13, 2023. Concurrent with the issuance of the June 2028 Notes, we entered into a Registration Rights Agreement (the “June 2028 Registration Rights Agreement”) for the benefit of the purchasers of the June 2028 Notes. Pursuant to the June 2028 Registration Rights Agreement, we are obligated to file a registration statement with the SEC with respect to an offer to exchange the June 2028 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the June 2028 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use our commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the June 2028 Notes. If we fail to satisfy our registration obligations under the June 2028 Registration Rights Agreement, we will be required to pay additional interest to the holders of the June 2028 Notes. We filed a registration statement with the SEC and, on April 18, 2024, commenced an offer to exchange the June 2028 Notes for newly issued registered notes with substantially similar terms. See Note 12. “Subsequent Events.”
The June 2028 Notes are our direct, general unsecured obligations and rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the June 2028 Notes. The June 2028 Notes rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior to the June 2028 Notes. The June 2028 Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The June 2028 Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.
The June 2028 Indenture contains certain covenants, including covenants requiring us to (i) comply with Section 18(a)(1)(A) of the 1940 Act whether or not we are subject to those requirements, and (ii) provide financial information to the holders of the June 2028 Notes and the Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the June 2028 Indenture.
In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the June 2028 Notes will have the right, at their option, to require us to repurchase for cash some or all of the June 2028 Notes at a repurchase price equal to 100% of the aggregate principal amount of the June 2028 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the June 2028 Notes, on February 16, 2024 we entered into centrally cleared interest rate swaps. The notional amount of the interest rate swaps is $650.0 million. We will receive fixed rate interest at 7.950% and pay variable rate interest based on SOFR plus 3.79%. The interest rate swaps mature on May 13, 2028. For the three and six months ended June 30, 2025, we made periodic payments of $1.0 million and $2.6 million, respectively. The interest expense related to the June 2028 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on our Consolidated Statements of Operations. As of June 30, 2025, the interest rate swap had a fair value of $11.5 million ($(0.4) million net of the present value of the cash flows of the June 2028 Notes). As of December 31, 2024, the interest rate swap had a fair value of $0.5 million ($(0.1) million net of the present value of the cash flows of the June 2028 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on our Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the June 2028 Notes, with the remaining difference included as a component of interest expense on our Consolidated Statements of Operations.
January 2029 Notes
On December 4, 2023, we issued $550.0 million aggregate principal amount of our 7.750% notes due 2029 (the “January 2029 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The January 2029 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The January 2029 Notes were issued pursuant to the Base Indenture and a Sixth Supplemental Indenture, dated as of December 4, 2023 (the “Sixth Supplemental Indenture” and together with the Base Indenture, the “January 2029 Indenture”), between us and the Trustee. The January 2029 Notes will mature on January 15, 2029 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the January 2029 Indenture. The January 2029 Notes bear interest at a rate of 7.750% per year payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2024. Concurrent with the issuance of the January 2029 Notes, we entered into a Registration Rights Agreement (the “January 2029 Registration Rights Agreement”) for the benefit of the purchasers of the January 2029 Notes. Pursuant to the January 2029 Registration Rights Agreement, we are obligated to file a registration statement with the SEC with respect to an offer to exchange the January 2029 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the January 2029 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use our commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the January 2029 Notes. If we fail to satisfy our registration obligations under the January 2029 Registration Rights Agreement, we will be required to pay additional interest to the holders of the January 2029 Notes. We filed a registration statement with the SEC and, on April 18, 2024, commenced an offer to exchange the January 2029 Notes for newly issued registered notes with substantially similar terms. See Note 12. “Subsequent Events.”
The January 2029 Notes are our direct, general unsecured obligations and rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the January 2029 Notes. The January 2029 Notes rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior, to the January 2029 Notes. The January 2029 Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The January 2029 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.
The January 2029 Indenture contains certain covenants, including covenants requiring us to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the January 2029 Notes are outstanding, whether or not we are subject to those requirements, and (ii) provide financial information to the holders of the January 2029 Notes and the Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the January 2029 Indenture.
In addition, if a change of control repurchase event, as defined in the January 2029 Indenture, occurs prior to maturity, holders of the January 2029 Notes will have the right, at their option, to require us to repurchase for cash some or all of the January 2029 Notes at a repurchase price equal to 100% of the aggregate principal amount of the January 2029 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the January 2029 Notes, on November 28, 2023 we entered into centrally cleared interest rate swaps. The notional amount of the interest rate swaps is $550.0 million. We will receive fixed rate interest at 7.750% and pay variable rate interest based on SOFR plus 3.647%. The interest rate swaps mature on January 15, 2029. For the three months ended June 30, 2025, we did not make a periodic payment. For the six months ended June 30, 2025, we made periodic payments of $2.9 million. For the three and six months ended June 30, 2024, we did not make any periodic payments. The interest expense related to the January 2029 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on our Consolidated Statements of Operations. As of June 30, 2025, the interest rate swap had a fair value of $10.6 million ($(0.1) million net of the present value of the cash flows of the January 2029 Notes). As of December 31, 2024, the interest rate swap had a fair value of $(0.4) million ($0.1 million net of the present value of the cash flows of the January 2029 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on our Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the January 2029 Notes, with the remaining difference included as a component of interest expense on our Consolidated Statements of Operations.
September 2029 Notes
On May 14, 2024, we issued $500.0 million aggregate principal amount of its 6.600% notes due 2029 and on January 22, 2025, we issued an additional $400.0 million aggregate principal amount of our 6.600% notes due 2029 (together, the “September 2029 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The September 2029 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The September 2029 Notes were issued pursuant to the Base Indenture and an Eighth Supplemental Indenture, dated as of May 14, 2024 (the “Eighth Supplemental Indenture” and together with the Base Indenture, the “September 2029 Indenture”), between us and the Trustee. The September 2029 Notes will mature on September 15, 2029 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the September 2029 Indenture. The September 2029 Notes bear interest at a rate of 6.600% per year payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2024. Concurrent with the issuance of the September 2029 Notes, we entered into a Registration Rights Agreement (the “September 2029 Registration Rights Agreement”) for the benefit of the purchasers of the September 2029 Notes. Pursuant to the September 2029 Registration Rights Agreement, we are obligated to file a registration statement with the SEC with respect to an offer to exchange the September 2029 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the September 2029 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the September 2029 Notes. If we fail to satisfy its registration obligations under the September 2029 Registration Rights Agreement, it will be required to pay additional interest to the holders of the September 2029 Notes.
The September 2029 Notes are our direct, general unsecured obligations and rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the September 2029 Notes. The September 2029 Notes rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior, to the September 2029 Notes. The September 2029 Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The September 2029 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.
The September 2029 Indenture contains certain covenants, including covenants requiring us to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the September 2029 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the September 2029 Notes and the Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the September 2029 Indenture.
In addition, if a change of control repurchase event, as defined in the September 2029 Indenture, occurs prior to maturity, holders of the September 2029 Notes will have the right, at their option, to require us to repurchase for cash some or all of the September 2029 Notes at a repurchase price equal to 100% of the aggregate principal amount of the September 2029 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the May 14, 2024 issuance of the September 2029 Notes, on May 14, 2024 we entered into a bilateral interest rate swap. The notional amount of the interest rate swap is $500.0 million. We will receive fixed rate interest at 6.600% and pay variable rate interest based on SOFR plus 2.337%. In connection with the January 22, 2025 issuance of the September 2029 Notes, on January 22, 2025 we entered into a bilateral interest rate swap. The notional amount of the interest rate swap is $400.0 million. We will receive fixed rate interest at 6.600% and pay variable rate interest based on SOFR plus 2.457%. The interest rate swaps mature on August 15, 2029. For the three months ended June 30, 2025, we did not make a periodic payment. For the six months ended June 30, 2025, we made periodic payments of $1.3 million. For the three and six months ended June 30, 2024, we did not make any periodic payments. The interest expense related to the September 2029 Notes is equally offset by the proceeds received from the interest rate swaps. The swaps adjusted interest expense is included as a component of interest expense on our Consolidated Statements of Operations. As of June 30, 2025, the interest rate swaps had a fair value of $26.0 million ($0.2 million net of the present value of the cash flows of the September 2029 Notes). As of December 31, 2024, the interest rate swaps had a fair value of $3.7 million ($0.5 million net of the present value of the cash flows of the September 2029 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swaps is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on our Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swaps is offset by the change in fair value of the September 2029 Notes, with the remaining difference included as a component of interest expense on our Consolidated Statements of Operations.
March 2030 Notes
On September 13, 2024, we issued $1.00 billion aggregate principal amount of its 5.800% notes due 2030 (the “March 2030 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant Rule 144A under the Securities Act and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The March 2030 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The March 2030 Notes were issued pursuant to the Base Indenture and a Ninth Supplemental Indenture, dated as of September 13, 2024 (the “Ninth Supplemental Indenture” and together with the Base Indenture, the “March 2030 Indenture”), between the us and the Trustee. The March 2030 Notes will mature on March 15, 2030 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the March 2030 Indenture. The March 2030 Notes bear interest at a rate of 5.800% per year payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2025. Concurrent with the issuance of the March 2030 Notes, we entered into a Registration Rights Agreement (the “March 2030 Registration Rights Agreement”) for the benefit of the purchasers of the March 2030 Notes. Pursuant to the March 2030 Registration Rights Agreement, we are obligated to file a registration statement with the SEC with respect to an offer to exchange the March 2030 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the March 2030 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the March 2030 Notes. If we fail to satisfy its registration obligations under the March 2030 Registration Rights Agreement, it will be required to pay additional interest to the holders of the March 2030 Notes.
The March 2030 Notes are our direct, general unsecured obligations and rank senior in right of payment to all of the our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the March 2030 Notes. The March 2030 Notes rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior, to the March 2030 Notes. The March 2030 Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secures) to the extent of the value of the assets securing such indebtedness. The March 2030 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

The March 2030 Indenture contains certain covenants, including covenants requiring us to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the March 2030 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the March 2030 Notes and the Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the March 2030 Indenture.
In addition, if a change of control repurchase event, as defined in the March 2030 Indenture, occurs prior to maturity, holders of the March 2030 Notes will have the right, at their option, to require us to repurchase for cash some or all of the March 2030 Notes at a repurchase price equal to 100% of the aggregate principal amount of the March 2030 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the March 2030 Notes, on September 10, 2024 we entered into a bilateral interest rate swaps. The notional amount of the interest rate swaps is $1.00 billion. We will receive fixed rate interest at 5.800% and pay variable rate interest based on SOFR plus 2.619%. The interest rate swaps mature on February 15, 2030. For the three months ended June 30, 2025, we did not make a periodic payment. For the six months ended June 30, 2025, we made periodic payments of $8.1 million. The interest expense related to the March 2030 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on our Consolidated Statements of Operations. As of June 30, 2025, the interest rate swap had a fair value of $(13.7) million ($(117.6) thousand net of the present value of the cash flows of the March 2030 Notes). As of December 31, 2024, the interest rate swap had a fair value of $(44.5) million ($(6.1) million net of the present value of the cash flows of the March 2030 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on our Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the March 2030 Notes, with the remaining difference included as a component of interest expense on our Consolidated Statements of Operations.
March 2031 Notes
On February 1, 2024, we issued $750.0 million aggregate principal amount of its 6.650% notes due 2031 (the “March 2031 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The March 2031 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The March 2031 Notes were issued pursuant to the Base Indenture and a Seventh Supplemental Indenture, dated as of February 1, 2024 (the “Seventh Supplemental Indenture” and together with the Base Indenture, the “March 2031 Indenture”), between us and the Trustee. The March 2031 Notes will mature on March 15, 2031 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the March 2031 Indenture. The March 2031 Notes bear interest at a rate of 6.650% per year payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2024. Concurrent with the issuance of the March 2031 Notes, we entered into a Registration Rights Agreement (the “March 2031 Registration Rights Agreement”) for the benefit of the purchasers of the March 2031 Notes. Pursuant to the March 2031 Registration Rights Agreement, we are obligated to file a registration statement with the SEC with respect to an offer to exchange the March 2031 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the March 2031 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the March 2031 Notes. If we fail to satisfy its registration obligations under the March 2031 Registration Rights Agreement, it will be required to pay additional interest to the holders of the March 2031 Notes. The Company filed a registration statement with the SEC and, on April 18, 2024, commenced an offer to exchange the March 2031 Notes for newly issued registered notes with substantially similar terms. See Note 12. “Subsequent Events.”
The March 2031 Notes are our direct, general unsecured obligations and rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the March 2031 Notes. The March 2031 Notes rank pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior, to the March 2031 Notes. The March 2031 Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that we later secures) to the extent of the value of the assets securing such indebtedness. The March 2031 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.
The March 2031 Indenture contains certain covenants, including covenants requiring us to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the March 2031 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the March 2031

Notes and the Trustee if we are no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the March 2031 Indenture.
In addition, if a change of control repurchase event, as defined in the March 2031 Indenture, occurs prior to maturity, holders of the March 2031 Notes will have the right, at their option, to require us to repurchase for cash some or all of the March 2031 Notes at a repurchase price equal to 100% of the aggregate principal amount of the March 2031 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the March 2031 Notes, on January 29, 2024 we entered into centrally cleared interest rate swaps. The notional amount of the interest rate swaps is $750.0 million. We will receive fixed rate interest at 6.650% and pay variable rate interest based on SOFR plus 2.902%. The interest rate swaps mature on January 15, 2031. For the three months ended June 30, 2025, we not make a periodic payment. For the six months ended June 30, 2025, we made periodic payments of $3.5 million. For the three and six months ended June 30, 2024, we did not make any periodic payments. The interest expense related to the March 2031 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on our Consolidated Statements of Operations. As of June 30, 2025, the interest rate swap had a fair value of $8.4 million ($(0.4) million net of the present value of the cash flows of the March 2031 Notes). As of December 31, 2024, the interest rate swap had a fair value of $(14.2) million ($(2.2) million net of the present value of the cash flows of the March 2031 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on our Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in fair value of the March 2031 Notes, with the remaining difference included as a component of interest expense on our Consolidated Statements of Operations.
Global Medium Term Notes Program
On April 4, 2025, we established a €5.00 billion (or its equivalent in any other currency) global medium term note program (the “GMTN Program”). Under the GMTN Program, we may issue unsecured notes (“GMTN Notes”) to one or more managers from time to time with such terms, including currency, interest rate and maturity, as agreed by us and such manager(s).
GMTN Notes issued under the GMTN Program are subject to and with the benefit of the Agency Agreement, dated April 4, 2025, by and among u, Deutsche Bank AG, London Branch as issuing and principal paying agent, a transfer agent and as exchange agent and Deutsche Bank Trust Company Americas as registrar, a paying agent and a transfer agent (the “GMTN Agency Agreement”). Holders of GMTN Notes issued under the GMTN Program shall have the benefit of a deed of covenant, dated April 4, 2025 and made by us (the “GMTN Deed of Covenant”) and, where applicable, a deed poll, dated April 4, 2025 and made by the Company (the “GMTN Deed Poll”).
GMTN Notes issued under the GMTN Program will be in registered form and (i) may be issued to non-“U.S. Persons” (as defined in Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) outside the United States in compliance with Regulation S under the Securities Act, or to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, (ii) are not and will not be registered under the Securities Act, (iii) may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons without registration under, or pursuant to an applicable exemption from, the registration requirements of the Securities Act, and (iv) are to be issued in amount not exceeding an aggregate of €5.00 billion (or its equivalent in other currencies) outstanding at any time.

Off-Balance Sheet Arrangements
Portfolio Company Commitments
From time to time, we may enter into commitments to fund investments in the form of revolving credit, delayed draw, or equity commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. We had the following outstanding commitments as of the following periods:

	As of
($ in thousands)	June 30, 2025	December 31, 2024
Total unfunded revolving loan commitments	$1,719,630	$1,383,540
Total unfunded delayed draw loan commitments	2,248,572	1,716,991
Total unfunded revolving and delayed draw loan commitments	$3,968,202	$3,100,531

Total unfunded equity commitments	$188,819	$92,214

Total unfunded commitments	$4,157,021	$3,192,745
We maintain sufficient liquidity and borrowing capacity to cover outstanding unfunded portfolio company commitments that we may be required to fund. We seek to carefully consider our unfunded portfolio company commitments for the purpose of planning our ongoing financial leverage. Further, we maintain sufficient borrowing capacity within the 150% asset coverage limitation to cover any outstanding portfolio company unfunded commitments we are required to fund.
Organizational and Offering Costs
The Adviser has incurred organization and offering costs on behalf of us in the amount of $3.5 million for the period from April 22, 2020 (Inception) to June 30, 2025, of which $3.5 million has been charged to us pursuant to the Investment Advisory Agreement. Under the Investment Advisory Agreement and Administration Agreement, the Adviser is entitled to receive up to 1.5% of gross offering proceeds raised in our continuous public offering until all organization and offering costs paid by the Adviser have been recovered.
Other Commitments and Contingencies
From time to time, we may become a party to certain legal proceedings incidental to the normal course of our business. As of June 30, 2025, management was not aware of any pending or threatened litigation.

Contractual Obligations
A summary of our contractual payment obligations under our credit facilities and notes as of June 30, 2025, is as follows:

($ in thousands)	Total	Less than 1 year	1-3 Years	3-5 Years	After 5 years
Revolving Credit Facility	$1,915,307	$—	$—	$1,915,307	$—
SPV Asset Facility I	274,000	—	—	—	274,000
SPV Asset Facility II	927,000	—	—	927,000	—
SPV Asset Facility III	1,093,388	—	—	1,093,388	—
SPV Asset Facility IV	430,000	—	—	—	430,000
SPV Asset Facility V	450,000	—	—	450,000	—
SPV Asset Facility VI	380,000	—	—	—	380,000
SPV Asset Facility VII	367,479	—	—	367,479	—
SPV Asset Facility VIII	400,000	—	—	—	400,000
CLO VIII	375,000	—	—	—	375,000
CLO XI	260,000	—	—	—	260,000
CLO XII	260,000	—	—	—	260,000
CLO XV	312,000	—	—	—	312,000
CLO XVI	420,000	—	—	—	420,000
CLO XVII	325,000	—	—	—	325,000
CLO XVIII	260,000	—	—	—	260,000
CLO XIX	260,000	—	—	—	260,000
September 2026 Notes	350,000	—	350,000	—	—
February 2027 Notes	500,000	—	500,000	—	—
September 2027 Notes	600,000	—	600,000	—	—
AUD 2027 Notes	300,341	—	300,341	—	—
May 2028 Notes	500,000	—	500,000	—	—
June 2028 Notes	650,000	—	650,000	—	—
January 2029 Notes	550,000	—	—	550,000	—
September 2029 Notes	900,000	—	—	900,000	—
March 2030 Notes	1,000,000	—	—	1,000,000	—
March 2031 Notes	750,000	—	—	—	750,000
Total Contractual Obligations	$14,809,515	$—	$2,900,341	$7,203,174	$4,706,000
Related Party Transactions

We have entered into a number of business relationships with affiliated or related parties, including the following:

•the Investment Advisory Agreement;
•the Administration Agreement;
•the Expense Support Agreement;
•the Dealer Manager Agreement; and
•the License Agreement.

In addition to the aforementioned agreements, we rely on exemptive relief that has been granted to our Adviser and certain affiliates to co-invest with other funds managed by the Adviser or its Affiliates, in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. See “ITEM 1. – Notes to Consolidated Financial Statements – Note 3. Agreements and Related Party Transactions” for further details.

We invest in Amergin AssetCo, Fifth Season, LSI Financing LLC, OCIC SLF and Credit SLF, controlled affiliated investments, and LSI Financing DAC, non-controlled affiliated investment, as defined in the 1940 Act. See “ITEM 1. – Notes to Consolidated Financial Statements – Note 3. Agreements and Related Party Transactions” for further details.

Critical Accounting Policies

The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting policies should be read in connection with our risk factors described in our Form 10-K for the fiscal year ended December 31, 2024 in “ITEM 1A. – RISK FACTORS.”

Investments at Fair Value

Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, the Board designated the Adviser as our valuation designee to perform fair value determinations relating to the value of assets we held for which market quotations are not readily available.

Investments for which market quotations are readily available are typically valued at the average bid price of those market quotations. To validate market quotations, we utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available, as is the case for substantially all of our investments, are valued at fair value as determined in good faith by our Adviser, as the valuation designee, based on, among other things, the input of the independent third-party valuation firm(s) engaged at the direction of our Adviser.

As part of the valuation process, our Adviser, as the valuation designee, takes into account relevant factors in determining the fair value of our investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Adviser, as valuation designee, considers whether the pricing indicated by the external event corroborates its valuation.

Our Adviser, as the valuation designee, undertakes a multi-step valuation process, which includes, among other procedures, the following:

•With respect to investments for which market quotations are readily available, those investments will typically be valued at the average bid price of those market quotations;
•With respect to investments for which market quotations are not readily available, the valuation process begins with the independent valuation firm(s) providing a preliminary valuation of each investment to the Adviser’s valuation committee;
•Preliminary valuation conclusions are documented and discussed with the Adviser’s valuation committee;
•Our Adviser, as the valuation designee, reviews the recommended valuations and determines the fair value of each investment;
•Each quarter, our Adviser, as the valuation designee, provides the Audit Committee a summary or description of material fair value matters that occurred in the prior quarter and on an annual basis, our Adviser, as the valuation designee, will provide the Audit Committee with a written assessment of the adequacy and effectiveness of its fair value process; and
•The Audit Committee oversees the valuation designee and will report to the Board on any valuation matters requiring the Board’s attention.

We conduct this valuation process on a quarterly basis.

We apply Financial Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, we consider its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:

•Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.
•Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occurred. In addition to using the above inputs in investment valuations, we apply the valuation policy approved by our Board that is consistent with ASC 820. Consistent with the valuation policy, our Adviser, as the valuation designee, evaluates the source of the inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), we subject those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, our Adviser, as the valuation designee, or the independent valuation firm(s), review pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize amounts that are different from the amounts presented and such differences could be material.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.

Financial and Derivative Instruments

Rule 18f-4 requires BDCs that use derivatives to, among other things, comply with a value-at-risk leverage limit, adopt a derivatives risk management program, and implement certain testing and board reporting procedures. Rule 18f-4 exempts BDCs that qualify as “limited derivatives users” from the aforementioned requirements, provided that these BDCs adopt written policies and procedures that are reasonably designed to manage the BDC’s derivatives risks and comply with certain recordkeeping requirements. We currently qualify as a “limited derivatives user” and expects to continue to do so. Rule 18f-4 provides that a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Pursuant to Rule 18f-4, when we trade reverse repurchase agreements or similar financing transactions, including certain tender option bonds, we need to aggregate the amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating our asset coverage ratio. We have adopted a derivatives policy and complies with the recordkeeping requirements of Rule 18f-4.

Interest and Dividend Income Recognition

Interest income is recorded on the accrual basis and includes amortization and accretion of discounts or premiums. Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends, the majority of which is structured at initial underwriting. PIK interest or dividends represent accrued interest or dividends that are added to the principal amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a certain liquidation event. Discounts to par value on securities purchased are amortized into interest income over the contractual life of the respective security using the effective yield method. Premiums to par value on securities purchased are amortized to first call date. The amortized cost of investments represents the original cost adjusted for the amortization or accretion of discounts or premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. If at any point we believe PIK interest is not expected to be realized, the investment generating PIK interest will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest income. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Distributions

We have elected to be treated for U.S. federal income tax purposes, and intend to continue to qualify annually as a RIC under Subchapter M of the Code. To obtain and maintain our tax treatment as a RIC, we must distribute (or be deemed to distribute) in each taxable year distributions for tax purposes equal to at least the sum of:

•90% of our investment company taxable income (which is generally our ordinary income plus the excess of realized short-term capital gains over realized net long-term capital losses), determined without regard to the deduction for dividends paid, for such taxable year; and
•90% of our net tax-exempt interest income (which is the excess of our gross tax-exempt interest income over certain disallowed deductions) for such taxable year.

As a RIC, we (but not our shareholders) generally will not be subject to U.S. federal tax on investment company taxable income and net capital gains that we distribute to our shareholders.

We intend to distribute annually all or substantially all of such income. To the extent that we retain our net capital gains or any investment company taxable income, we generally will be subject to U.S. federal income tax at corporate rates. We can be expected to carry forward our net capital gains or any investment company taxable income in excess of current year dividend distributions, and pay the U.S. federal excise tax as described below.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax payable by us. We may be subject to a nondeductible 4% U.S. federal excise tax if we do not distribute (or are treated as distributing) during each calendar year an amount at least equal to the sum of:

•98% of our net ordinary income excluding certain ordinary gains or losses for that calendar year;
•98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of that calendar year; and
•100% of any income or gains recognized, but not distributed, in preceding years.

While we intend to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% U.S. federal excise tax, sufficient amounts of our taxable income and capital gains may not be distributed and as a result, in such cases, the excise tax will be imposed. In such an event, we will be liable for this tax only on the amount by which we do not meet the foregoing distribution requirement.

We intend to pay monthly distributions to our shareholders out of assets legally available for distribution. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.

To the extent our current taxable earnings for a year fall below the total amount of our distributions for that year, a portion of those distributions may be deemed a return of capital to our shareholders for U.S. federal income tax purposes. Thus, the source of a distribution to our shareholders may be the original capital invested by the shareholder rather than our income or gains. Shareholders should read written disclosure carefully and should not assume that the source of any distribution is our ordinary income or gains.

With respect to distributions we have adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for the reinvestment of cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution. We expect to use newly issued shares to implement the distribution reinvestment plan. Shareholders who receive distributions in the form of shares of common stock will be subject to the same U.S. federal, state and local tax consequences as if they received cash distributions.

Income Taxes

We have elected to be treated as a BDC under the 1940 Act. We also have elected to be treated as a RIC under the Code beginning with the taxable period ended December 31, 2020, and intend to qualify for tax treatment as a RIC. As a RIC, we generally will not pay U.S. federal income taxes at corporate rates on any ordinary income or capital gains that we distribute at least annually to our shareholders as distributions. Rather, any tax liability related to income earned and distributed by us represents obligations of our investors and will not be reflected in our consolidated financial statements.

To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, we generally must distribute to our shareholders, for each taxable year, at least 90% of our “investment company taxable income” for that year, which is generally our ordinary income plus the excess of our realized net short- term capital gains over our realized net long-term capital losses. In addition, a RIC may, in certain cases, satisfy this distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of Subchapter M. In order for us to not be subject to U.S. federal excise taxes, we must distribute annually an amount at least equal to the sum of (i) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. We, at our discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. excise tax on this income.

We evaluate tax positions taken or expected to be taken in the course of preparing our consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. There were no material uncertain tax positions through December 31, 2024. As applicable, the Company’s prior three tax years remain subject to examination by U.S. federal, state and local tax authorities.
Recent Developments
Equity Raise
As of August 7, 2025, we have issued 644,000,377 shares of Class S common stock, 97,886,560 shares of Class D common stock, and 1,241,752,439 shares of Class I common stock and have raised total gross proceeds of $6.09 billion, $0.91 billion, and $11.68 billion, respectively, including seed capital of $1,000 contributed by our Adviser in September 2020 and approximately $25.0 million in gross proceeds raised from an entity affiliated with the Adviser. In addition, we expect to receive $0.96 billion in gross subscription payments which we accepted on August 1, 2025 and which is pending our determination of the net asset value per share applicable to such purchase.
Dividend
On August 5, 2025, we declared a distribution of (i) $0.070100 per share, payable on or before September 30, 2025 to shareholders of record as of August 29, 2025, (ii) $0.070100 per share, payable on or before October 31, 2025 to shareholders of record as of September 30, 2025, and (iii) $0.070100 per share, payable on or before November 30, 2025 to shareholders of record as of October 31, 2025 and (iv) a special distribution of $0.032700 per share, payable on or before October 31, 2025 to shareholders of record as of September 30, 2025.
Core Income Funding I Amendments
On July 10, 2025, Core Income Funding I entered into Amendment No. 4 to SPV Asset Facility I in order to join a new lender and increase the maximum principal amount of SPV Asset Facility I from $450.0 million to $550.0 million. Subsequently, on July 24, Core Income Funding I entered into Amendment No. 5 to SPV Asset Facility I in order to increase the maximum principal amount of SPV Asset Facility I from $550.0 million to $650.0 million.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

We are subject to financial market risks, including valuation risk, interest rate risk, currency risk, credit risk, and inflation risk. Uncertainty with respect to the imposition of tariffs on and trade disputes with certain countries, the fluctuations in global interest rates, the ongoing war between Russia and Ukraine, the conflicts in the Middle East and concerns over future increases in inflation or adverse investor sentiment generally, introduced significant volatility in the financial markets, and the effects of this volatility has materially impacted and could continue to materially impact our market risks, including those listed below.

Valuation Risk

We have invested, and plan to continue to invest, primarily in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we value these investments at fair value as determined in good faith by the Adviser, as our valuation designee, based on, among other things, the input of the independent third-party valuation firm(s) engaged at the direction of the Adviser, as our valuation designee, and in accordance with our valuation policy. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material.

Interest Rate Risk

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure you that a significant change in market interest rates will not have a material adverse effect on our net investment income.

In a prolonged low interest rate environment, the difference between the total interest income earned on interest earning assets and the total interest expense incurred on interest bearing liabilities may be compressed, reducing our net income and potentially adversely affecting our operating results. Conversely, in a rising interest rate environment, such difference could potentially increase thereby increasing our net income as indicated per the table below.

As of June 30, 2025, 98.7% of our debt investments based on fair value were at floating rates. Additionally, the weighted average floor, based on fair value, of our debt investments was 0.7%.
Based on our Consolidated Statements of Assets and Liabilities as of June 30, 2025, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates on our debt investments (considering interest rate floors for floating rate instruments) assuming each floating rate investment is subject to 3-month reference rate election and there are no changes in our investment and borrowing structure.

($ in millions)	Interest Income	Interest Expense(1)	Net Income(2)
Up 300 basis points	$914.5	$(417.4)	$497.1
Up 200 basis points	$609.7	$(278.2)	$331.5
Up 100 basis points	$304.8	$(139.1)	$165.7
Down 100 basis points	$(304.8)	$139.1	$(165.7)
Down 200 basis points	$(608.6)	$278.2	$(330.4)
Down 300 basis points	$(911.9)	$417.4	$(494.5)

(1)Includes the impact of our interest rate swaps as a result of interest rate changes.
(2)Excludes the impact of income based fees. See “ITEM 1. — Notes to Consolidated Financial Statements - Note 3. Agreements and Related Party Transactions” of our consolidated financial statements for more information on the income based fees.
We may hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options, and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions, such as interest rate swap agreements, may also limit our ability to participate in the benefits of lower interest rates.

Currency Risk
From time to time, we may make investments that are denominated in a foreign currency, borrow in certain foreign currencies under our credit facilities or issue notes in certain foreign currencies. These investments, borrowings and issuances are translated into U.S. dollars at each balance sheet date, exposing us to movements in foreign exchange rates. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us. We may utilize instruments such as, but not limited to, forward contracts or cross-currency swaps to seek to hedge against fluctuations in the relative values of our portfolio positions or borrowings from changes in currency exchange rates. Instead of entering into a foreign currency forward contract in connection with loans or other investments denominated in a foreign currency, we may borrow in that currency to establish a natural hedge against our loan, issuance or investment. To the extent the loan, issuance or investment is based on a floating rate other than a rate under which we can borrow under our credit facilities, we may utilize interest rate derivatives to hedge our exposure to changes in the associated rate.
Credit Risk
We generally endeavor to minimize our risk of exposure by limiting to reputable financial institutions the counterparties with which we enter into financial transactions. As of June 30, 2025 and December 31, 2024, we held the majority of our cash balances with a single highly rated money center bank and such balances are in excess of Federal Deposit Insurance Corporation insured limits. We seek to mitigate this exposure by monitoring the credit standing of these financial institutions.
Inflation Risk
Inflation is likely to continue in the near to medium-term, particularly in the United States, and monetary policy may continue to tighten in response. Persistent inflationary pressures could affect our portfolio companies’ profit margins.
Item 4. Controls and Procedures
(a)Evaluation of Disclosure Controls and Procedures
In accordance with Rules 13a-15(b) and 15d-15(b) of the Exchange Act, as amended, we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.
(b)Changes in Internal Controls Over Financial Reporting
There have been no changes in our internal controls over financial reporting that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION
Item 1. Legal Proceedings
Neither we nor the Adviser are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our financial condition or results of operations.
Item 1A. Risk Factors.
In addition to the other information set forth in this report, you should carefully consider the risk factors discussed in Part I, “ITEM 1A. RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which could materially affect our business, financial condition and/or operating results. The risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
Other than the shares issued pursuant to our dividend reinvestment plan, we did not sell any unregistered equity securities, except as previously disclosed in certain 8-Ks filed with the SEC. In order to satisfy the reinvestment portion of our dividends for the six months ended June 30, 2025, we issued the following shares of common stock to stockholders of record on the dates noted below who did not opt out of our dividend reinvestment plan. These issuances were not subject to the registration requirements of the Securities Act.

Date of Issuance	Record Date	Number of Shares	Purchase Price	Share Class

February 25, 2025	January 31, 2025	2,406,937	$9.54	Class S
February 25, 2025	January 31, 2025	175,262	$9.55	Class D
February 25, 2025	January 31, 2025	4,529,251	$9.57	Class I
March 25, 2025	February 28, 2025	1,671,983	$9.51	Class S
March 25, 2025	February 28, 2025	123,537	$9.52	Class D
March 25, 2025	February 28, 2025	3,195,470	$9.54	Class I
April 24, 2025	March 31, 2025	1,752,611	$9.46	Class S
April 24, 2025	March 31, 2025	127,688	$9.47	Class D
April 24, 2025	March 31, 2025	3,338,621	$9.49	Class I
May 23, 2025	April 30, 2025	2,746,265	$9.40	Class S
May 23, 2025	April 30, 2025	195,935	$9.41	Class D
May 23, 2025	April 30, 2025	5,010,925	$9.42	Class I
June 25, 2025	May 30, 2025	1,902,954	$9.44	Class S
June 25, 2025	May 30, 2025	136,054	$9.45	Class D
June 25, 2025	May 30, 2025	3,579,387	$9.47	Class I
July 24, 2025	June 30, 2025	1,939,034	$9.42	Class S
July 24, 2025	June 30, 2025	140,447	$9.43	Class D
July 24, 2025	June 30, 2025	3,693,635	$9.45	Class I
We commenced a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow our shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase.
Our Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, we may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares. All shares purchased by us pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares. The purpose of the offers to repurchase is to provide shareholders with the potential for a measure of liquidity since there is otherwise no public market for shares of our common stock.

We intend to limit the number of shares to be repurchased in each quarter to no more than 5.00% of our outstanding shares of common stock.
Any periodic repurchase offers are subject in part to our available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While we intend to continue to conduct quarterly tender offers as described above, we are not required to do so and may suspend or terminate the share repurchase program at any time.

Offer Date	Class	Tender Offer Expiration	Tender Offer (in thousands)	Purchase Price per Share	Shares Repurchased

February 26, 2025	S	March 31, 2025	$53,498	$9.46	5,655,204
February 26, 2025	D	March 31, 2025	$1,912	$9.47	201,862
February 26, 2025	I	March 31, 2025	$148,539	$9.49	15,652,202
May 23, 2025	S	June 30, 2025	$107,562	$9.42	11,418,472
May 23, 2025	D	June 30, 2025	$19,164	$9.43	2,032,236
May 23, 2025	I	June 30, 2025	$337,475	$9.45	35,711,561
Item 3. Defaults Upon Senior Securities.

None.
Item 4. Mine Safety Disclosures.
Not applicable.
Item 5. Other Information.

Rule 10b5-1 Trading Plans

During the fiscal quarter ended June 30, 2025, none of the Company’s directors or executive officers adopted or terminated any contract, instruction or written plan for the purchase or sale of Company securities that was intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement.”

Item 6. Exhibits, Financial Statement Schedules.

Exhibit Number	Description of Exhibits

3.1
Articles of Amendment and Restatement, dated February 23, 2021, as amended June 22, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on August 10, 2023).

3.2	Articles of Amendment, dated June 24, 2024 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on June 26, 2024).

3.3	Amended and Restated Bylaws, dated November 6, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on June 22, 2023).

4.1
Registration Rights Agreement, dated as of January 22, 2025, by and among the Company and SMBC Nikko Securities America, Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC and Scotia Capital (USA) Inc., as representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K, filed on January 22, 2025).

4.2	Form of 5.900% notes due 2028 sold in reliance on Rule 144A of the Securities Act (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed on May 23, 2025).

4.3	Form of 5.900% notes due 2028 sold in reliance on Regulation S of the Securities Act (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed on May 23, 2025).

4.4
Registration Rights Agreement, dated as of May 23, 2025, by and among the Company and SMBC Nikko Securities America, Inc., as representative of the Initial Purchasers (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K, field on May 23, 2025).

10.1
Amendment No. 9 to the Loan Servicing Agreement, dated as of April 18, 2025, among Core Income Funding II LLC, as Borrower, Blue Owl Credit Income Corp., as Equityholder and Services Provider, the Lenders from time to time parties thereto, Deutsche Bank AG, New York Branch, as Facility Agent, the other parties thereto, State Street Bank and Trust Company, as Collateral Agent and Alter Domus (US) LLC, as Collateral Custodian (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 24, 2025).

10.2
First Supplemental Indenture, dated as of April 24, 2025, by and between Owl Rock CLO VIII, LLC, as Issuer, and State Street Bank and Trust Company, as Collateral Trustee (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 29, 2025).

10.3
Amended and Restated Loan Sale Agreement, dated as of April 24, 2025, by and between Blue Owl Credit Income Corp., as Seller, and Owl Rock CLO VIII, LLC, as Purchaser (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on April 29, 2025).

10.4
Amended and Restated Collateral Management Agreement, dated as of April 24, 2025, by and between Owl Rock CLO VIII, LLC, as Issuer, and Blue Owl Credit Advisors LLC, as Collateral Manager (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on April 29, 2025).

10.5
Third Amendment to Loan and Security Agreement, dated as of April 29, 2025, among Core Income Funding V LLC, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 2, 2025).

10.6
Amendment No. 3 to the Credit Agreement, dated as of May 15, 2025, by and among Core Income Funding I LLC, as Borrower, the Lenders from time to time parties thereto, Natixis, New York Branch, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator, Custodian, and successor Document Custodian, and Alter Domus (US) LLC as outgoing Document Custodian (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 20, 2025).

10.7
Amendment No. 1 to the Credit Agreement, dated as of May 15, 2025, by and among Core Income Funding VIII LLC, as Borrower, the Lenders from time to time parties thereto, Natixis, New York Branch, as Facility Agent and State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator, Custodian, and Document Custodian (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 20, 2025).

10.8
Third Amendment to Credit Agreement, dated as of May 22, 2025, among Core Income Funding III LLC, as Borrower, Blue Owl Credit Advisors LLC, as Servicer, the Lenders from time to time parties thereto, Bank of America, N.A., as Administrative Agent, and State Street Bank and Trust Company, as Collateral Agent and Collateral Custodian (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 27, 2025).

21.1*	Subsidiary List

31.1*
Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities and Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*
Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities and Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.1*	Supplemental Financial Information of OCIC SLF LLC (unaudited) as of and for the period ended June 30, 2025.

99.2*	Supplemental Financial Information of Blue Owl Credit SLF LLC (unaudited) as of and for the period ended June 30, 2025.

101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Filed herewith.
**    Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Credit Income Corp.

Date: August 7, 2025	By:	/s/ Craig W. Packer
Craig W. Packer
Chief Executive Officer

Date: August 7, 2025	By:	/s/ Jonathan Lamm
Jonathan Lamm
Chief Operating Officer and Chief Financial Officer